QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 17, 2006

Registration No. 333-[    ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MQ ASSOCIATES, INC.
MEDQUEST, INC.
and the Guarantors Listed in the Table Below
(Exact name of registrants as specified in charters)

Delaware (State or other jurisdiction of incorporation or organization of MQ Associates, Inc.)	8071 (Primary Standard Industrial Classification Code Number of MQ Associates, Inc.)	52-2148018 (I.R.S. Employer Identification Number of MQ Associates, Inc.)
Delaware (State or other jurisdiction of incorporation or organization of MedQuest, Inc.)	8071 (Primary Standard Industrial Classification Code Number of MedQuest, Inc.)	22-3860764 (I.R.S. Employer Identification Number of MedQuest, Inc.)

4300 North Point Parkway Alpharetta, Georgia 30022
(770) 300-0101
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

C. Christian Winkle
Chief Executive Officer
4300 North Point Parkway
Alpharetta, Georgia 30022
(770) 300-0101
(Name, address, including zip code, and telephone number,
including area code, of registrants' agent for service of process)

With a copy to:
Derek O. Wallen, Esq.
O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
(212) 326-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

12 1/4% Senior Discount Notes due 2012	$136,000,000(1)	$136,000,000(1)	(1)(2)

11 7/8% Senior Subordinated Notes due 2012	$180,000,000(1)	$180,000,000(1)	(1)(2)

Guarantees of 11 7/8% Senior Subordinated Notes due 2012	(3)	(3)	(3)

(1)
Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus that is a part of this registration statement relates to $136,000,000 in principal amount of maturity of 12 1/4% Senior Discount Notes due 2012 of MQ Associates, Inc. that were previously registered under the Registration Statement on Form S-4 (File No. 333-118999), as amended (including as amended by post-effective amendment), that was originally declared effective by the Securities and Exchange Commission on October 14, 2004, and $180,000,000 in principal amount of 11 7/8% Senior Subordinated Notes due 2012 of MedQuest, Inc. and the related guarantees issued by MQ Associates, Inc., the parent of MedQuest, Inc., and certain subsidiaries of MedQuest, Inc. that were previously registered under the Registration Statement on Form S-4 (File Nos. 333-101399 and 333-101399-01 to 88), as amended (including as amended by post-effective amendment), that was originally declared effective by the Securities and Exchange Commission on February 14, 2003.

(2)
The prospectus that is part of this registration statement will only be used by J.P. Morgan Securities Inc., which is an affiliate of MQ Associates, Inc. and MedQuest, Inc., in connection with offers and sales related to market-making transactions of an indeterminate amount of the 12 1/4% Senior Discount Notes due 2012 and the 11 7/8% Senior Subordinated Notes due 2012. Pursuant to Rule 457(q) of the General Rules and Regulations, no filing fee is required.

(3)
Each of MQ Associates, Inc., Anderson Diagnostic Imaging, Inc., Asheville Open MRI, Inc., BioImaging at Charlotte, Inc., BioImaging of Cool Springs, Inc., BioImaging at Harding, Inc., Cabarrus Diagnostic Imaging, Inc., Cape Fear Diagnostic Imaging, Inc., Carolina Imaging, Inc. of Fayetteville, Carolinas Diagnostic Imaging, Inc., Chapel Hill Diagnostic Imaging, Inc., Chattanooga Diagnostic Imaging, Inc., Dothan Diagnostic Imaging, Inc., Florida Diagnostic Imaging Center, Inc., Grove Diagnostic Imaging Center, Inc., Illinois Diagnostic Imaging, Inc., Imaging Services of Alabama, Inc., Kansas Diagnostic Imaging, Inc., Lexington Open MRI, Inc., Mecklenburg Diagnostic Imaging, Inc., MedQuest Associates, Inc, Missouri Imaging, Inc., Mobile Open MRI, Inc., MRI & Imaging of Wisconsin  Inc., Northeast Columbia Diagnostic Imaging, Inc., Occupational Solutions, Inc., Open MRI of Georgia, Inc., Open MRI & Imaging of Georgia, Inc., Open MRI & Imaging of Richmond, Inc., Palmetto Imaging, Inc., Phoenix Diagnostic Imaging, Inc., Piedmont Imaging, Inc., Piedmont Imaging, Inc., South Carolina Diagnostic Imaging, Inc., Sun View Holdings, Inc., Texas Imaging Services of El Paso, Inc., Triad Imaging, Inc., Tyson's Corner Diagnostic Imaging, Inc., Vienna Diagnostic Imaging, Inc., Virginia Diagnostic Imaging, Inc., William S. Witt, Inc., Wisconsin Diagnostic Imaging, Inc., Athens MRI, LLC, Birmingham Diagnostic Imaging, LLC, Bridgeton MRI and Imaging Center, LLC, Brunswick Diagnostic Imaging, LLC, Buckhead Diagnostic Imaging, LLC, Cape Fear Mobile Imaging, LLC, Cape Imaging, L.L.C., Carolina Medical Imaging, LLC, Clayton Open MRI, LLC, Coastal Imaging, LLC, Cumming Diagnostic Imaging, LLC, Diagnostic Imaging of Atlanta, LLC, Diagnostic Imaging of Georgia, LLC, Diagnostic Imaging of Hiram, LLC, Diagnostic Imaging of Marietta LLC, Duluth Diagnostic Imaging, LLC, Duluth CT Center, LLC, Durham Diagnostic Imaging, LLC, East Cooper Diagnostic Imaging, LLC, Farmfield Diagnostic Imaging, LLC, Fort Mill Diagnostic Imaging, LLC, Hapeville Diagnostic Imaging, LLC, Imaging Center of Central Georgia, LLC, Jacksonville Diagnostic Imaging, LLC, Kirkwood MRI and Imaging Center, LLC, Medical Scheduling of Missouri, LLC, Midtown Diagnostic Imaging, LLC, Montgomery Open MRI, LLC, Open MRI & Imaging of Conyers, LLC, Open MRI & Imaging of Albany, LLC, Open MRI & Imaging of Athens, LLC, Open MRI & Imaging of Douglasville, LLC, Open MRI of Atlanta, LLC, Open MRI of Central Georgia, LLC, Open MRI & Imaging of DeKalb, LLC, Open MRI & Imaging of North Fulton, LLC, Open MRI & Imaging of Macon, LLC, Open MRI of Myrtle Beach, LLC, Open MRI & Imaging of N.E. Georgia, LLC, Open MRI & Imaging of Snellville, LLC, Open MRI & Imaging of Florence, LLC, Open MRI of Simpsonville, LLC, Open MRI & Imaging of Richmond, LLC, Richmond West End Diagnostic Imaging, LLC, Simpsonville Open MRI, LLC, St. Peters MRI & Imaging Center, LLC, Town & Country Open MRI, LLC, Tricom Diagnostic Imaging, LLC, West Ashley Diagnostic Imaging, LLC, West Paces Diagnostic Imaging, LLC and Woodstock Diagnostic Imaging, LLC guarantee the obligations of MedQuest, Inc. under the 11 7/8% Senior Subordinated Notes due 2012. No additional consideration for the guarantees of the 11 7/8% Senior Subordinated Notes will be furnished. Pursuant to Rule 457(n), no additional registration fee is payable with respect such guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Primary Executive Offices
Anderson Diagnostic Imaging, Inc.	South Carolina	8071	58-2323513	(1)
Asheville Open MRI, Inc.	North Carolina	8071	56-2001227	(1)
BioImaging at Charlotte, Inc.	Tennessee	8071	62-1745982	(1)
BioImaging of Cool Springs, Inc.	Tennessee	8071	62-1848634	(1)
BioImaging at Harding, Inc.	Tennessee	8071	62-1618422	(1)
Cabarrus Diagnostic Imaging, Inc.	North Carolina	8071	62-1715203	(1)
Cape Fear Diagnostic Imaging, Inc.	North Carolina	8071	62-1833647	(1)
Carolina Imaging, Inc. of Fayetteville	North Carolina	8071	56-1876345	(1)
Carolinas Diagnostic Imaging, Inc.	South Carolina	8071	57-1121114	(1)
Chapel Hill Diagnostic Imaging, Inc.	North Carolina	8071	56-2049126	(1)
Chattanooga Diagnostic Imaging, Inc.	Tennessee	8071	62-1711908	(1)
Dothan Diagnostic Imaging, Inc.	Alabama	8071	72-1393022	(1)
Florida Diagnostic Imaging Center, Inc.	Florida	8071	59-3551727	(1)
Grove Diagnostic Imaging Center, Inc.	California	8071	33-0644674	(1)
Illinois Diagnostic Imaging, Inc.	Illinois	8071	20-0039793	(1)
Imaging Services of Alabama, Inc.	Alabama	8071	63-1270758	(1)
Kansas Diagnostic Imaging, Inc.	Kansas	8071	48-1231368	(1)
Lexington Open MRI, Inc.	South Carolina	8071	57-1060462	(1)
Mecklenburg Diagnostic Imaging, Inc.	North Carolina	8071	56-2016235	(1)
MedQuest Associates, Inc.	South Carolina	8071	57-0997427	(1)
Missouri Imaging, Inc.	Missouri	8071	43-1856840	(1)
Mobile Open MRI, Inc.	Alabama	8071	62-1664765	(1)
MRI & Imaging of Wisconsin, Inc.	Wisconsin	8071	02-0623553	(1)
Northeast Columbia Diagnostic Imaging, Inc.	South Carolina	8071	30-0077354	(1)
Occupational Solutions, Inc.	Georgia	8071	58-2504238	(1)
Open MRI of Georgia, Inc.	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Georgia, Inc.	Georgia	8071	58-2419234	(1)
Open MRI & Imaging of Richmond, Inc.	Virginia	8071	54-2039150	(1)
Palmetto Imaging, Inc.	South Carolina	8071	57-1013875	(1)
Phoenix Diagnostic Imaging, Inc.	Arizona	8071	86-0879646	(1)
Piedmont Imaging, Inc.	North Carolina	8071	56-1876341	(1)
Piedmont Imaging, Inc.	South Carolina	8071	58-2324016	(1)
South Carolina Diagnostic Imaging, Inc.	South Carolina	8071	56-2231622	(1)
Sun View Holdings, Inc.	South Carolina	8071	57-0986433	(1)
Texas Imaging Services of El Paso, Inc.	Texas	8071	74-2760550	(1)
Triad Imaging, Inc.	North Carolina	8071	56-2001223	(1)

(1)
All Additional Registrants have the following Address and Telephone Number: 4300 North Point Parkway, Alpharetta, Georgia 30022; (770) 300-0101

Tyson's Corner Diagnostic Imaging, Inc.	Virginia	8071	54-2058650	(1)
Vienna Diagnostic Imaging, Inc.	Virginia	8071	74-3065759	(1)
Virginia Diagnostic Imaging, Inc.	Virginia	8071	54-2027305	(1)
William S. Witt, Inc.	Tennessee	8071	62-1836203	(1)
Wisconsin Diagnostic Imaging, Inc.	Wisconsin	8071	16-1637816	(1)
Athens MRI, LLC	Georgia	8071	58-2420343	(1)
Birmingham Diagnostic Imaging, LLC	Alabama	8071	63-1270758	(1)
Bridgeton MRI and Imaging Center, LLC	Missouri	8071	43-1856840	(1)
Brunswick Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Buckhead Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Cape Fear Mobile Imaging, LLC	North Carolina	8071	20-0599346	(1)
Cape Imaging, L.L.C.	Missouri	8071	36-4324139	(1)
Carolina Medical Imaging, LLC	South Carolina	8071	57-1013875	(1)
Clayton Open MRI, LLC	Missouri	8071	43-1856840	(1)
Coastal Imaging, LLC	North Carolina	8071	33-1039097	(1)
Cumming Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Diagnostic Imaging of Atlanta, LLC	Georgia	8071	58-2420343	(1)
Diagnostic Imaging of Georgia, LLC	Georgia	8071	58-2420343	(1)
Diagnostic Imaging of Hiram, LLC	Georgia	8071	58-2420343	(1)
Diagnostic Imaging of Marietta, LLC	Georgia	8071	58-2420343	(1)
Duluth Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Duluth CT Center, LLC	Georgia	8071	58-2420343	(1)
Durham Diagnostic Imaging, LLC	North Carolina	8071	56-2272517	(1)
East Cooper Diagnostic Imaging, LLC	South Carolina	8071	56-2231622	(1)
Farmfield Diagnostic Imaging, LLC	South Carolina	8071	56-2231622	(1)
Fort Mill Diagnostic Imaging, LLC	South Carolina	8071	56-2231622	(1)
Hapeville Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Imaging Center of Central Georgia, LLC	Georgia	8071	58-2420343	(1)
Jacksonville Diagnostic Imaging, LLC	North Carolina	8071	94-3419385	(1)
Kirkwood MRI and Imaging Center, LLC	Missouri	8071	43-1856840	(1)
Medical Scheduling of Missouri, LLC	Missouri	8071	43-1856840	(1)
Midtown Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Montgomery Open MRI, LLC	Alabama	8071	63-1283359	(1)
Open MRI & Imaging of Conyers, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Albany, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Athens, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Douglasville, LLC	Georgia	8071	58-2420343	(1)
Open MRI of Atlanta, LLC	Georgia	8071	58-2420343	(1)
Open MRI of Central Georgia, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of DeKalb, LLC	Georgia	8071	58-2420343	(1)

(1)
All Additional Registrants have the following Address and Telephone Number: 4300 North Point Parkway, Alpharetta, Georgia 30022; (770) 300-0101

Open MRI & Imaging of North Fulton, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Macon, LLC	Georgia	8071	58-2420343	(1)
Open MRI of Myrtle Beach, LLC	South Carolina	8071	58-2660980	(1)
Open MRI & Imaging of N.E. Georgia, LLC	Georgia	8071	58-2420343	(1)
Open MRI and Imaging of Snellville, LLC	Georgia	8071	58-2420343	(1)
Open MRI & Imaging of Florence, LLC	South Carolina	8071	58-2660981	(1)
Open MRI of Simpsonville, LLC	South Carolina	8071	58-2637442	(1)
Open MRI & Imaging of Richmond, LLC	Virginia	8071	54-2027305	(1)
Richmond West End Diagnostic Imaging, LLC	Virginia	8071	03-0403761	(1)
Simpsonville Open MRI, LLC	South Carolina	8071	57-1013875	(1)
St. Peters MRI & Imaging Center, LLC	Missouri	8071	43-1856840	(1)
Town & Country Open MRI, LLC	Missouri	8071	43-1856840	(1)
Tricom Diagnostic Imaging, LLC	South Carolina	8071	56-2231622	(1)
West Ashley Diagnostic Imaging, LLC	South Carolina	8071	56-2231622	(1)
West Paces Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)
Woodstock Diagnostic Imaging, LLC	Georgia	8071	58-2420343	(1)

(1)
All Additional Registrants have the following Address and Telephone Number: 4300 North Point Parkway, Alpharetta, Georgia 30022; (770) 300-0101

Prospectus

MQ Associates, Inc.
MedQuest, Inc.

$136,000,000
12 1/4% Senior Discount Notes due 2012

$180,000,000
11 7/8% Senior Subordinated Notes due 2012
Which are guaranteed on a senior subordinated basis by MQ Associates, Inc.
and all of MedQuest, Inc.'s domestic subsidiaries

        The 12 1/4% Senior Discount Notes due 2012 (the "12 1/4% notes") issued by MQ Associates, Inc. ("MQ Associates") will mature on August 15, 2012. Prior to August 15, 2008, interest will accrue on the 12 1/4% notes in the form of an increase in the accreted value of such 12 1/4% notes at a rate of 12 1/4% per annum, calculated on a semi-annual basis. Thereafter, cash interest will accrue on the 12 1/4% notes at the rate of 12 1/4% per annum from August 15, 2008 and accrued cash interest will be payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2009.

        MQ Associates may redeem up to 35% of the 12 1/4% notes prior to August 15, 2007 using the proceeds of one or more equity offerings of its common stock at a redemption price of 112.25% of the accreted value of the 12 1/4% notes. MQ Associates may also at any time prior to August 15, 2008, redeem the 12 1/4% notes if specific kinds of changes of control occur. Otherwise, MQ Associates will not have the right to redeem the 12 1/4% notes until August 15, 2008, on or after which it may redeem some or all of the 12 1/4% notes at the redemption prices described on pages 84-85. If MQ Associates sells certain assets or experiences specific kinds of changes of control, it must offer to purchase the 12 1/4% notes.

        The 12 1/4% notes rank equally in right of payment to all of MQ Associates' existing and future unsecured senior indebtedness, rank senior in right of payment to all of its existing and future subordinated indebtedness, are effectively subordinated in right of payment to all of its existing and future secured debt to the extent of the value of the assets securing such debt and are structurally subordinated to all obligations, including trade payables, of MQ Associates' existing and future subsidiaries.

        The 12 1/4% notes, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), were issued on October 14, 2004 in exchange for a substantially identical series of unregistered notes that were originally issued on August 24, 2004.

        The 11 7/8% Senior Subordinated Notes due 2012 (the "11 7/8% notes") issued by MedQuest, Inc. ("MedQuest") will mature on August 15, 2012. Interest will accrue from the most recent interest payment date.

        MedQuest may redeem some or all of the 11 7/8% notes at any time on or after August 15, 2007. If MedQuest experiences specific kinds of changes of control prior to August 15, 2007, it may redeem the 11 7/8% notes in whole but not in part within 90 days following such occurrence. The redemption prices are described on pages 137-138. If MedQuest sells certain of its assets or experiences specific kinds of changes in control, it must offer to purchase the 11 7/8% notes.

        The 11 7/8% notes are subordinated to all of MedQuest's existing and future senior debt, rank equally with any future senior subordinated debt, and rank senior to all of its existing and future subordinated debt. The 11 7/8% notes are guaranteed on a joint and several basis by MQ Associates and all of MedQuest's existing and future domestic subsidiaries. If MedQuest fails to make payments on the 11 7/8% notes, MQ Associates and MedQuest's subsidiary guarantors must make them instead. Each of the subsidiary guarantors are directly or indirectly 100% owned by MedQuest.

        The 11 7/8% notes, which have been registered under the Securities Act, were issued on March 24, 2003 in exchange for a substantially identical series of unregistered notes that were originally issued on August 15, 2002.

        In this prospectus, except where otherwise indicated and the context otherwise requires, when we refer to the "notes" we are referring collectively to the 12 1/4% and 11 7/8% notes.

        We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.

        See "Risk factors" beginning on page 13 for a discussion of certain risks that you should consider before making an investment decision in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

        In this prospectus, except where otherwise indicated or the context otherwise requires, "we," "us" and "our" refer to MQ Associates, Inc. and its subsidiaries, while "MQ Associates" refers only to MQ Associates, Inc. and "MedQuest" refers only to MedQuest, Inc. MedQuest is a wholly-owned subsidiary of MQ Associates and directly or indirectly owns 100% of the capital stock of each of its operating subsidiaries. MQ Associates has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest. Both MQ Associates and MedQuest are Delaware corporations. Our principal executive offices are located at 4300 North Point Parkway, Alpharetta, Georgia 30022, and our telephone number at that address is (770) 300-0101.

i

Summary

        This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under "Risk factors" and our consolidated financial statements and related notes appearing elsewhere in this prospectus before making your investment decision. The financial data included in this prospectus comes from the consolidated financial statements of MQ Associates, Inc. and its subsidiaries.

The business

        We are a leading operator of independent, fixed-site, outpatient diagnostic imaging centers (each a "FIC") in the United States. Our centers provide diagnostic imaging services using a variety of technologies including magnetic resonance imaging ("MRI"), computed tomography ("CT"), nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, bone densitometry and mammography. As of March 31, 2006, we operated a network of 92 centers in 13 states primarily throughout the southeastern and southwestern United States.

        We provide high quality diagnostic imaging services tailored to each of our local markets. We empower our center managers to run our centers to meet the demands of local market conditions, while our corporate structure provides economies of scale, corporate training programs, standardized policies and procedures and sharing of best practices across our network. Each of our center managers is responsible for meeting our standards of patient care, managing relationships with local physicians and maintaining profitability.

Business strategy

        Our objective is to be the leading provider of outpatient diagnostic imaging services in the geographic markets we serve by:

        Providing high quality service to our customers.    Our business model is geared towards serving the needs of our three customers: (i) referring physicians; (ii) patients; and (iii) payors. We evaluate our customer service measures by focusing on speed of procedure, quality of images, radiologist report turn-around time and customer experience "exit" surveys.

        Referring physicians:    We recognize that by providing convenient scheduling for patients, fast turn-around times for procedure results, high quality images and skilled and accessible radiologists, we enable our referring physicians to improve the quality and efficiency of their own medical practices. We develop relationships with referring physicians to increase patient volume and enable us to identify and respond quickly to local market needs. We also provide extended hours and extended days of operation to meet patient volume without significant delay. Our goal is to provide image turn-around and supporting radiologist reports within one business day after a procedure is performed.

        Patients:    We strive to make the diagnostic imaging procedure convenient and comfortable for our patients. We also address our patients' needs by offering flexible scheduling with extended operating hours, convenient center locations, short waiting times and a patient-friendly, comfortable environment.

        Payors:    We believe that payors value our high quality services, efficient operations, cost-effectiveness and our market coverage. Our significant presence in key markets is particularly important to payors as it enables us to satisfy a significant number of their customers' or beneficiaries' needs. We believe payors value our cost-effectiveness and quality, as compared to hospital providers and the diagnostic imaging services provided by physicians who own their own equipment. We actively seek to improve and expand our relationships with every significant payor group within the local markets we serve.

        Increasing our current market presence.    We build concentrated groups of centers in the local markets we serve in order to establish local market share. This concentration enables us to: (i) build a strong referral base; (ii) establish stronger and more meaningful relationships with commercial payors; (iii) attract and retain highly qualified radiologists; and (iv) provide our patients with convenient locations that offer a range of imaging services. We look to deepen and expand our network by adding centers in our existing or neighboring geographic markets through de novo development and/or acquisitions to strengthen our position as a leading provider of outpatient diagnostic imaging services in these markets.

        Improving efficiency and focusing on our core markets.    The diagnostic imaging industry, generally, and our business, specifically, is faced with a number of challenges, including reductions in reimbursement and increasing competition, most of which comes from physician self-referral (non-radiologists purchasing and utilizing their own diagnostic imaging equipment). Our strategy is to mitigate the impact of these challenges by reducing our cost structure, focusing on asset allocation within centers and across markets and selectively growing in our core markets where we can leverage our competitive strengths.

        Enhancing our existing centers.    We pursue same center growth within our existing centers by extending hours and days of operation, adding modalities and increasing imaging capacity through equipment upgrades and additions to meet the needs of our local markets. We also strive to increase the performance of our existing centers through our focus on improving customer service and by expanding our referral sources.

        Expanding to new markets.    We expand through de novo development and acquisitions, using a disciplined approach for evaluating and entering new geographic markets. We perform extensive due diligence before developing a de novo center or acquiring an existing center, including surveying local referral sources and radiologists, as well as examining the demographics, reimbursement environment, competitive landscape and intrinsic demand of the geographic market. We seek to enter markets where: (i) there is sufficient patient demand for outpatient diagnostic imaging services; (ii) we believe we can gain sufficient market share; (iii) we can build key local referral relationships; and (iv) payors are receptive to our entry into the market.

Company History

        We were founded in 1993 to provide high quality, fixed-site outpatient single and multi-modality diagnostic imaging services. Since that time, we have selectively expanded our business through development of de novo centers, acquisitions of centers (one to four centers at a time) and expanding existing centers through adding modalities and enhancing or upgrading our current diagnostic imaging equipment.

Industry overview

        Diagnostic imaging services are generally non-invasive procedures that generate images of the internal anatomy. Diagnostic imaging equipment permits physicians to diagnose injuries, diseases and disorders, often reducing the cost, the amount of care required and the need for costly and invasive diagnostic procedures. Diagnostic imaging procedures include MRI, CT, nuclear medicine, ultrasound, mammography, fluoroscopy, bone densitrometry and x-ray.

Diagnostic imaging modalities

        Magnetic Resonance Imaging or MRI.    MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for applications such as imaging of the heart, chest and abdomen. Conditions that can be detected through the use of MRI include multiple sclerosis, tumors, strokes, infections and injuries to the spine, joints, ligaments and tendons. Unlike x-rays and CT, MRI does not expose patients to radiation.

        Computed Tomography or CT.    In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular area of anatomy. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections.

        Nuclear Medicine or Gamma Camera.    Nuclear medicine, or gamma camera, utilizes short-lived radioactive isotopes that release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions.

        Ultrasound.    Ultrasound imaging utilizes high-frequency sound waves to develop images of internal organs, fetuses and the vascular system. Ultrasound has widespread applications, particularly for procedures in obstetrics, gynecology and cardiology.

        Mammography.    Mammography is a specialized examination utilizing low dosage x-rays to visualize breast tissue and is the primary screening tool for breast cancer.

        General Fluoroscopy.    Fluoroscopy utilizes ionizing radiation combined with a video viewing system for real-time visualization of anatomy.

        Bone Densitometry.    Bone densitometry uses an advanced technology called dual-energy x-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis.

        General X-ray.    X-rays utilize high-energy radiation to penetrate the body and record images of organs and structures on film or digital media.

Diagnostic imaging settings

        Diagnostic imaging procedures are typically performed in hospitals, FICs, physician offices and mobile/shared-service units.

        Hospitals and Clinics.    Hospitals provide inpatient and outpatient diagnostic imaging services, typically on site. These inpatient and outpatient centers are owned and operated by the hospital or clinic and are primarily used by patients of the hospital or clinic. The hospital or clinic bills third-party payors, such as health insurers, Medicare or Medicaid, for services performed.

        FICs.    Independent, fixed-site, outpatient diagnostic imaging centers are not generally owned by hospitals or clinics. These centers depend upon physician referrals for their patient volume and generally do not maintain dedicated, contractual relationships with hospitals or clinics. FICs typically perform their own billing, sales and marketing functions. Freestanding diagnostic imaging centers are generally located in metropolitan areas with established demand for MRI and other imaging services.

        Physician Offices.    Increasingly, physician practices that have historically referred patients to FICs, hospitals or clinics are installing MRI and CT equipment in their own offices. While we believe we provide a superior package of services with high quality images, typically better equipment, image interpretation by board certified radiologists and other service components, this trend continues to increase the level of competition in our industry and to drive higher utilization.

        Mobile Providers.    In contrast to FICs, mobile imaging operators operate diagnostic imaging equipment in mobile trailers, providing their customers with shared-service or full-time diagnostic imaging services. Mobile providers often target physician practices and small to mid-size hospitals in non-urban areas in need of advanced imaging technologies but without the procedure volume or customer base to justify a fixed-site location. Mobile providers are generally paid directly by hospitals, or physician practices, which in turn bill the third party payors for individual procedures.

Industry trends

        Wider acceptance by physicians, payors and patients.    Imaging modalities, in particular MRI, continue to gain widespread acceptance from both physicians and payors because of the enhanced diagnostic applications and reduced cost to the payor of early diagnosis of an ailment. Because of the benefits that non-invasive imaging procedures provide, patients have begun to demand faster service and improved access to imaging. With physicians, payors and patients increasingly focused on high quality, easily accessible and more cost-effective care, we believe that the role that diagnostic imaging plays in the delivery of healthcare will continue to increase over the next decade.

        Increasing number of applications.    The use of imaging modalities such as MRI and CT has increased rapidly in recent years as these technologies enable physicians in a wide variety of specialties, including orthopedics, neurology, cardiology and internal medicine, to diagnose an increasing number of diseases and injuries quickly and accurately without exploratory surgery or other invasive procedures. For instance, whereas MRI has traditionally been used primarily for imaging of the spine, brain and soft tissues, physicians are now utilizing MRI equipment to examine blockages in coronary arteries, a procedure that previously required an invasive procedure. Similarly, new CT applications include advanced chest and abdominal imaging. We believe that future technological advances will continue to enhance the ability of radiologists to diagnose and influence treatment.

        Stable technology environment.    We do not foresee new imaging technologies on the horizon that will displace MRI or CT. In addition, major equipment manufacturers continue to develop improvements and enhancements to the technologies that we are currently operating and purchasing.

Summary of the terms of the 12 1/4% notes

        The following summary contains basic information about the 12 1/4% notes and is not intended to be complete. For a more complete understanding of the 12 1/4% notes, please refer to the section entitled "Description of 12 1/4% notes" in this prospectus.

Issuer	MQ Associates, Inc.
Securities	$136,000,000 aggregate principal amount at maturity of 12 1/4% Senior Discount Notes due 2012.
Maturity	August 15, 2012.
Interest Payment Dates
Prior to August 15, 2008, interest will accrue on the 12 1/4% notes in the form of an increase in the accreted value of the 12 1/4% notes at a rate of 12 1/4% per annum, calculated on a semi-annual basis. Thereafter, cash interest will accrue on the 12 1/4% notes at the rate of 12 1/4% per annum from August 15, 2008 and accrued cash interest will be payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2009.
Original issue discount
The 12 1/4% notes were issued with original issue discount for United States federal income tax purposes. Thus, although cash interest will not be payable on the 12 1/4% notes prior to February 15, 2009, original issue discount will accrue from the issue date based on the yield to maturity of the 12 1/4% notes and will generally be included in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Material United States federal income tax consequences" in this prospectus.
Ranking	The 12 1/4% notes are unsecured, senior obligations and:
• rank equally in right of payment to all of MQ Associates' existing and future unsecured senior indebtedness;
• rank senior in right of payment to all of MQ Associates' existing and future subordinated indebtedness;
•
are effectively subordinated in right of payment to all of MQ Associates' existing and future secured debt (including its guarantee of obligations under the senior credit facility) to the extent of the value of the assets securing such debt; and
• are structurally subordinated to all obligations, including trade payables, of MQ Associates' existing and future subsidiaries, including MedQuest.
At March 31, 2006:
• MQ Associates had approximately $102.6 million of senior indebtedness, all of which consisted of the 12 1/4% notes (which notes will accrete to $136.0 million principal amount at maturity);

	•	MQ Associates had approximately $177.0 million of subordinated indebtedness consisting of its guarantee of the 11 7/8% notes; and
•
MQ Associates' subsidiaries had total indebtedness and other liabilities of $283.9 million, of which $58.4 million was debt under the Tranche B portion of the senior credit facility, and $177.0 million consisted of the 11 7/8% notes.
Optional Redemption
MQ Associates may redeem up to 35% of the 12 1/4% notes prior to August 15, 2007 using the proceeds of one or more equity offerings of its common stock at a redemption price of 112.25% of the accreted value of the 12 1/4% notes. MQ Associates may also at any time, prior to August 15, 2008, redeem the 12 1/4% notes if specific kinds of changes of control occur at the redemption prices described under "Description of 12 1/4% notes—Optional redemption—Optional redemption upon change of control" in this prospectus. Otherwise, MQ Associates will not have the right to redeem the 12 1/4% notes until August 15, 2008, on or after which it may redeem some or all of the 12 1/4% notes at the redemption prices described under "Description of 12 1/4% notes—Optional redemption—Optional redemption" in this prospectus.
Payment of Accrued Interest
MQ Associates is required to make payments of accrued interest (whether in the form of an increase in the accreted value of the 12 1/4% notes or otherwise) in amounts and at a time such that the 12 1/4% notes will not be issued with significant "original issue discount" within the meaning of Section 163(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, MQ Associates will pay by the end of the first accrual period ending after the fifth anniversary of the 12 1/4% notes' issuance, an amount such that at no time during the continued term of the 12 1/4% notes will there be accrued but unpaid interest on the 12 1/4% notes exceeding an amount equal to the product of (i) the issue price of the 12 1/4% notes (within the meaning of Sections 1273(b) and 1274(a) of the Code) and (ii) the 12 1/4% notes' yield to maturity. Moreover, MQ Associates may make payments of accrued but unpaid interest to the holders of 12 1/4% notes as of August 15, 2008, in addition to making the payment by the time described in the preceding sentence. Any payments made pursuant to this paragraph will reduce the accreted value and principal amount at maturity of the 12 1/4% notes; however, the amount of such reduction of accreted value and principal amount at maturity of the 12 1/4% notes will be the accreted value and principal amount at maturity of 12 1/4% notes that MQ Associates could have redeemed if it had instead applied such payments of accrued interest to make a partial redemption of the 12 1/4% notes at the applicable redemption price described under "Description of 12 1/4% notes—Optional redemption." In addition, all such payments will be made in accordance with the notice and other applicable provisions set forth in the 12 1/4% notes indenture.

Mandatory Offer to Repurchase
If MQ Associates sells certain assets or experiences specific kinds of changes of control, you will have the right to require MQ Associates to repurchase all or any part of your 12 1/4% notes at a purchase price in cash equal to 101% of the accreted value thereof, plus any accrued but unpaid interest to the date of the repurchase. See "Description of 12 1/4% notes—Change of control." Our senior credit facility restricts MQ Associates' ability to purchase any of the 12 1/4% notes, which would include any purchase that it may be required to make as a result of a change of control. MQ Associates cannot assure you that it will be able to amend or obtain a waiver under the senior credit facility to permit the purchase of the 12 1/4% notes or refinance the senior credit facility with lenders who will allow it to make the required purchases. Also, if a change of control were to occur, there can be no assurance that MQ Associates will have sufficient funds to purchase any of the 12 1/4% notes or be permitted under the terms of other agreements to purchase the 12 1/4% notes. See "Risk factors" for a description of the possible effects if MQ Associates were unable to purchase the 12 1/4% notes upon a change of control.
Certain Covenants	The indenture governing the notes contains covenants that limit MQ Associates' ability and the ability of certain of its subsidiaries to, among other things:
	•	incur additional indebtedness;
	•	pay dividends and repurchase its capital stock;
	•	make investments;
	•	incur liens;
	•	enter into transactions with its affiliates;
	•	dispose of assets;
	•	engage in mergers or consolidations;
	•	guarantee other indebtedness;
	•	enter into agreements that restrict dividends from subsidiaries;
	•	enter into new lines of business; and
	•	sell capital stock of its subsidiaries.
These covenants are subject to a number of important qualifications and limitations. See "Description of 12 1/4% notes—Certain covenants."

Summary of the terms of the 11 7/8% notes

        The following summary contains basic information about the 11 7/8% notes and is not intended to be complete. For a more complete understanding of the 11 7/8% notes, please refer to the section entitled "Description of 11 7/8% notes" in this prospectus.

Issuer	MedQuest, Inc.
Securities	$180,000,000 aggregate principal amount of 11 7/8% Senior Subordinated Notes due 2012.
Maturity	August 15, 2012.
Interest Payment Dates	February 15 and August 15 of each year.
Guarantees	The 11 7/8% notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by MQ Associates, and each of MedQuest's direct and indirect subsidiaries and any domestic restricted subsidiaries subsequently created or acquired by MedQuest. If MedQuest fails to make payments on the 11 7/8% notes, its guarantors must make them instead. MedQuest and each of its subsidiary guarantors are directly or indirectly 100% owned by MQ Associates.
Ranking	The 11 7/8% notes are unsecured and
• subordinated in right of payment to all of MedQuest's existing and future senior indebtedness, including its obligations in respect of the senior credit facility;
• rank equally in right of payment with all of MedQuest's future senior subordinated indebtedness; and
• rank senior to all of MedQuest's future subordinated indebtedness.
Similarly, the guarantees of the 11 7/8% notes are general unsecured obligations of MedQuest's guarantors and
• subordinated in right of payment to all existing and future senior indebtedness of such guarantors, including any guarantees by those guarantors under the senior credit facility;
• rank equally in right of payment with all future senior subordinated indebtedness of the guarantors; and
• rank senior to all future subordinated indebtedness of the guarantors.
At March 31, 2006:
• MedQuest had approximately $58.4 million of senior indebtedness, all of which was secured indebtedness, to which the 11 7/8% notes were subordinated (which amount does not include availability of approximately $79.4 million under the revolving credit facility after giving effect to $0.6 million of letters of credit);

	•	the guarantors had $104.9 million of senior indebtedness (disregarding their guarantees of MedQuest's indebtedness under the senior credit facility), substantially all of which consisted of the 12 1/4% notes; and
	•	MedQuest did not have any senior subordinated indebtedness other than the 11 7/8% notes, and the guarantors did not have any senior subordinated indebtedness other than their guarantees of the 11 7/8% notes.
Optional Redemption	Prior to August 15, 2007, if MedQuest experiences specific kinds of changes of control, it may redeem the 11 7/8% notes within 90 days following the occurrence, in whole but not in part, at a redemption price equal to the sum of 100% of the then outstanding principal amount of the 11 7/8% notes plus a make-whole premium and accrued and unpaid interest, if any, to the date of redemption. Otherwise, MedQuest will not have the right to redeem the 11 7/8% notes until August 15, 2007, after which MedQuest may redeem some or all of the 11 7/8% notes at the redemption prices described under "Description of 11 7/8% notes—Optional redemption."
Mandatory Offer to Repurchase	If MedQuest sells certain assets or experiences specific kinds of changes of control, you will have the right to require MedQuest to repurchase all or any part of your 11 7/8% notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued but unpaid interest to the date of the repurchase. See "Description of 11 7/8% notes-Change of control." The senior credit facility prohibits MedQuest from purchasing any of the 11 7/8% notes, which would include any purchase it may be required to make as a result of a change of control. MedQuest cannot assure you that it will be able to amend or obtain a waiver under the senior credit facility to permit the purchase of the 11 7/8% notes or refinance the senior credit facility with lenders who will allow MedQuest to make the required purchases. Also, if a change of control were to occur, there can be no assurance that MedQuest will have sufficient funds to purchase any of the 11 7/8% notes or be permitted under the terms of other agreements to purchase the 11 7/8% notes. See "Risk factors" for a description of the possible effects if MedQuest is unable to purchase the 11 7/8% notes upon a change of control.
Certain Covenants	The indenture governing the 11 7/8% notes contains covenants that limit MedQuest's ability and the ability of certain of its subsidiaries to, among other things:
	•	incur additional indebtedness;
	•	pay dividends and repurchase its capital stock;
	•	make investments;
	•	incur liens;
	•	enter into transactions with itsaffiliates;

•	dispose of assets;
•	engage in mergers or consolidations;
•	guarantee other indebtedness;
•	enter into agreements that restrict dividends from subsidiaries;
•	enter into new lines of business; and
•	sell capital stock of its subsidiaries.
These covenants are subject to a number of important qualifications and limitations. See "Description of 11 7/8% notes—Certain covenants."

Risk factors

        You should carefully consider the information under the heading "Risk factors" and all other information in this prospectus before making an investment decision in the notes.

Summary consolidated financial information

        The following table sets forth the summary consolidated historical financial data of MQ Associates. MQ Associates has no material assets or operations other than its direct ownership of 100% of the capital stock of MedQuest and its indirect ownership of 100% of the capital stock of each of the subsidiary guarantors of the 11 7/8% notes. As a result, the consolidated financial position and results of operations of MQ Associates are substantially the same as MedQuest.

        The summary consolidated financial data for 2003, 2004 and 2005 has been derived from the audited consolidated financial statements of MQ Associates appearing elsewhere in this prospectus. The summary consolidated financial data for the three months ended March 31, 2006 is derived from our unaudited financial statements contained elsewhere in this prospectus. The summary consolidated historical data set forth below should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

	Three Months Ended March 31, 2006	Fiscal Year Ended December 31,
(Dollars in millions)
		2005	2004	2003
	(unaudited)
Statement of operations data:
Net revenues from services	$71.8	$293.0	$274.6	$238.6
Costs and expenses:
Operating expenses, excluding depreciation	32.6	136.1	124.5	106.7
Marketing, general and administrative expenses	25.3	106.5	103.1	81.7
Depreciation and amortization(1)	8.7	35.9	31.5	27.5

Income from operations	5.2	14.5	15.5	22.7

Other financial data:
Net cash and cash equivalents provided by operating activities	$1.7	$34.0	$33.0	$31.4
Net cash and cash equivalents used for investing activities	(5.0)	(19.1)	(53.0)	(36.2)
Net cash and cash equivalents provided by (used for) financing activities	(0.4)	(4.3)	14.3	8.4
Interest expense, net	10.3	41.0	30.4	24.3
Capital expenditures	5.9	17.4	49.4	30.1
Ratio of earnings to fixed charges(2)	0.5x	0.4x	0.5x	0.9x
Operating data:
Number of centers:
Total at beginning of period	92	94	83	76
Additional de novo	2	3	11	6
Additional acquired	0	1	5	1
Closures	(2)	(6)	(5)	—

Total at end of period	92	92	94	83

Balance sheet data (at period end):
Cash and cash equivalents	7.8	11.6	1.0	6.7
Working capital(3)	(1.3)	(5.5)	3.8	18.3
Total assets	192.4	198.4	220.5	204.4
Total debt	340.3	337.7	352.0	249.2
Series A and B preferred stock	70.0	70.0	50.0	50.0
Total stockholders' deficit	(264.1)	(258.3)	(229.1)	(132.2)

(1)
In adopting Statement of Financial Accounting Standards ("SFAS") 142, effective January 1, 2002, we no longer amortize goodwill and certificates of need. There was no impairment to goodwill and certificates of need as a result of the impairment test performed. Amortization expense for goodwill and certificates of need for the year ended December 31, 2001 was $0.9 million.

(2)
Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and discount on the notes and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments.

(3)
Working capital is defined as current assets minus current liabilities.

Disclosure regarding forward-looking statements

        This prospectus, including, the information that appears under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct. Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced inquiry by the Securities and Exchange Commission ("SEC") or any other future action taken by the SEC, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, risks associated with our acquisition strategy and integration costs, and the additional risk factors set forth under the heading "Risk Factors" as well as in our other reports filed with the SEC.

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospecutus. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Risk factors

        You should carefully consider the risks described below as well as other information and data included in this prospectus before investing in the notes.

Risks related to the notes

Our substantial level of indebtedness and limitations on our ability to incur additional debt could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes.

        We are highly leveraged. Our total indebtedness at March 31, 2006 was $340.3 million. The following chart shows our level of indebtedness at March 31, 2006 (in millions of dollars).

March 31, 2006
12 1/4% senior discount notes (including accretion)	$102.6
11 7/8% senior subordinated notes (net of discount)	177.0
Senior revolving credit facility	0.0
Tranche B term facility	58.4
Other	2.3

Total debt	$340.3

        Our high degree of leverage, and covenants contained in the indentures governing our notes and our senior credit facility that limit our ability to incur additional debt, could have important consequences for you, including the following:

  •
  They may limit our ability to obtain additional financing for working capital, capital expenditures, de novo center development, acquisitions of new centers, debt service requirements and general corporate or other purposes;

  •
  A substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness and is not available for other purposes, including our operations, capital expenditures and future business opportunities;

  •
  Certain of our borrowings, primarily borrowings under our senior credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

  •
  They may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  We may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth; and

  •
  We may not have the resources or be able to repay our indebtedness when due and our creditors could take numerous actions against us, including foreclosure proceedings against our assets and forcing us into bankruptcy or liquidation.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. These factors include:

  •
  changes in reimbursement rates;

  •
  fluctuations in interest rates;

  •
  increased operating costs;

  •
  trends in diagnostic imaging; and

  •
  regulatory developments.

        We cannot make any assurance that we will maintain a level of cash flows from operating activities or that future borrowings will be available under our senior credit facility in amounts sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Our required annual debt service in 2005 was $28.6 million and is expected to be approximately $33.2 million in 2006. Our 2005 debt service payments and our expected debt service payments for 2006 include approximately $1.0 million and $0.4 million, respectively, of additional interest paid pursuant to our senior credit facility amendment and the amendments to our indentures as a result of our consent solicitation described below. See "Forward-Looking Statements."

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The senior credit facility and the indentures governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Restrictive covenants in the indentures governing our notes and our senior credit facility may adversely affect our ability to operate our business, and if we breach the covenants in our senior credit facility, the lenders may foreclose on their collateral.

        The indentures governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

  •
  incur additional debt or issue redeemable preferred stock;

  •
  incur liens;

  •
  redeem or repurchase capital stock or subordinated debt;

  •
  sell capital stock of our subsidiaries;

  •
  engage in transactions with affiliates;

  •
  make some types of investments or sell assets; or

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person.

        In addition, our senior credit facility contains restrictive covenants and requires MedQuest and its subsidiaries to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and there is no assurance that we will continue to meet those tests. A breach of any of these covenants could result in a default under our senior credit facility or the indentures governing the notes and the acceleration of all borrowings thereunder, together with accrued and unpaid interest and fees. In addition, upon the occurrence and continuation of an event of default under our senior credit facility, the lenders could elect to terminate all commitments to extend further credit and proceed against the collateral granted to them to secure indebtedness under the senior credit facility. We have pledged a significant portion of our assets as collateral under the senior credit facility. If the lenders under our senior credit facility accelerate the repayment of borrowings, there is no assurance that we will have sufficient assets to repay the senior credit facility and our other indebtedness, including our notes. See "Description of senior credit facility."

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Certain of our borrowings, primarily borrowings under our senior credit facility, are at variable rates of interest and expose us to interest rate risk. At March 31, 2006, approximately $58.4 million of our total outstanding indebtedness of $340.3 million, or approximately 17.2%, was subject to variable rates of interest. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would be adversely affected.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indentures and our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility and our indentures. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed there under to be due and payable, together with accrued and unpaid interest, the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines we may in the future need to obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of senior credit facility," "Description of the 12 1/4% notes" and "Description of the 11 7/8% notes."

MQ Associates and MedQuest are each holding companies with virtually no independent operations. Their ability to repay debt depends upon the performance of MedQuest's operating subsidiaries and the ability of such subsidiaries (and, in the case of the 12 1/4% notes, the ability of MedQuest) to make distributions.

        Substantially all of our operations are conducted by MedQuest's operating subsidiaries and, therefore, our cash flow and our ability to service indebtedness, including our ability to pay the interest on and principal of the notes when due, are dependent upon cash dividends and distributions or other transfers from such subsidiaries. Any payment of dividends, distributions, loans or advances to

MedQuest by such subsidiaries or to MQ Associates from MedQuest could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. In addition, payments to us by such subsidiaries are contingent upon such subsidiaries' earnings.

        MedQuest and each of its operating subsidiaries are separate and distinct legal entities and (except, in the case of the 11 7/8% notes, for the existing and future domestic subsidiaries of MedQuest that are or will become subsidiary guarantors of the 11 7/8% notes), they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments.

        Any right that MedQuest has to receive any assets of any future non-guarantor subsidiaries upon liquidation or reorganization of those subsidiaries, and the consequent right of holders of 11 7/8% notes to realize proceeds from the sale of the assets of those subsidiaries, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt issued by those subsidiaries. In addition, any guarantee of the 11 7/8% notes will be subordinated to any indebtedness of a subsidiary guarantor that is either senior or secured.

        The 12 1/4% notes are not guaranteed by MedQuest or any of its subsidiaries. Any right that MQ Associates has to receive any assets of MedQuest or any of its subsidiaries upon liquidation or reorganization of MedQuest or those subsidiaries, and the consequent right of holders of 12 1/4% notes to realize proceeds from the sale of the assets of those subsidiaries, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt issued by those subsidiaries.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101.0% of their principal amount. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our senior credit facility. Our failure to repurchase the notes upon a change of control would cause a default under the indentures and a cross-default under the senior credit facility. In addition, important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indentures. Therefore, if an event occurs that does not constitute a "Change of Control," we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of senior credit facility," "Description of 12 1/4% notes—Change of control" and "Description of 11 7/8% notes—Change of control."

A change of control will constitute a default under our senior credit facility, which would permit the lenders to accelerate the maturity of the borrowings there under.

        Our senior credit facility provides that a change of control will be a default that permits the lenders to declare all amounts outstanding under our senior credit facility to be immediately due and payable. If upon a change of control the lenders choose to accelerate the maturity of our borrowings under the senior credit facility and we are unable to repay the amounts due, the lenders under our senior credit facility could proceed against the collateral granted to them to the exclusion of holders of the notes, even if the change of control results in an event of default under the indentures governing the notes. As stated above, we have pledged a significant portion of our assets as collateral under our senior credit facility. If the lenders under our senior credit facility accelerate the repayment of borrowings, we can not assure you that we will have sufficient assets remaining after we repay the indebtedness under our senior credit facility to pay all or any portion of the notes. See "Description of senior credit facility."

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

        We may be able to incur substantial additional indebtedness in the future. The terms of the indentures governing the notes do not fully prohibit us or our subsidiaries from doing so. As of March 31, 2006, we had borrowing availability under our senior credit facility, net of $0.6 million of outstanding letters of credit, of approximately $79.4 million. All of those borrowings would be senior to the notes and the guarantees of the 11 7/8% notes by MQ Associates and the subsidiary guarantors and structurally senior to the 12 1/4% notes. If we incur any additional indebtedness that ranks equally with either series of notes, holders of such series will have to share ratably with holders of such other indebtedness in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the issuer of such series, or, if applicable in the case of the 11 7/8% notes, of the subsidiary guarantor of the 11 7/8% notes. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Your right to receive payments on the 11 7/8% notes is junior to our existing indebtedness and, possibly, all our future borrowings.

        The 11 7/8% notes and the guarantees of the 11 7/8% notes rank behind all of MedQuest's and the guarantors' existing indebtedness and all of MedQuest's and their future borrowings, except:

  •
  trade payables; and

  •
  any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes and the guarantees.

        As a result, upon any distribution to MedQuest's creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the 11 7/8% notes or the guarantees. At March 31, 2006, the aggregate principal amount of our senior indebtedness was $235.4 million.

        In addition, all payments on the 11 7/8% notes and the guarantees of the 11 7/8% notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to MedQuest or the guarantors, holders of the 11 7/8% notes will participate with all other holders of subordinated indebtedness in the assets remaining after we have paid all of the senior debt. Because the indenture governing the 11 7/8% notes requires that amounts otherwise payable to holders of the 11 7/8% notes in a bankruptcy or similar proceeding be paid to holders of senior debt, holders of the 11 7/8% notes may receive less, ratably, than holders of trade payables in any bankruptcy or similar proceeding. In any of these cases, MedQuest and the guarantors may not have sufficient funds to pay all their creditors, and holders of the 11 7/8% notes may receive less, ratably, than the holders of senior debt.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees of the 11 7/8% notes, and, if 11 7/8% notes that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees to the 11 7/8% notes may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors 11 7/8% notes, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee 11 7/8% notes, and, in the case of (2) only, one of the following is also true:

  •
  we or any of our guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

  •
  we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        If a court were to find that the issuance of the notes or a guarantee 11 7/8% notes was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

        Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

  •
  the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor's other debt.

        If any of the guarantees were legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

Your ability to receive payments on these notes is junior to those lenders who have a security interest in our assets.

        Our obligations under the notes are unsecured, but our obligations under our senior credit facility and each guarantor's obligations under their guarantees of the 11 7/8% notes are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. Furthermore, if the lenders foreclose and sell the equity interests in MQ Associates or any subsidiary guarantor under the 11 7/8% notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in MQ Associates, it is possible that there would be no assets remaining from which claims of the holders of notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. See "Description of senior credit facility."

You cannot be sure that an active trading market will develop for the notes.

        We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that, as of the date of this prospectus, J.P. Morgan Securities Inc. intends to make a market in the notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus.

        In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks related to government regulation of our business

We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

        We are subject to extensive regulation at both federal and state levels for those states in which we conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

  •
  the federal Medicare and Medicaid Anti-Kickback Law;

  •
  federal and state billing and claims submission laws and regulations;

  •
  the federal Health Insurance Portability and Accountability Act of 1996;

  •
  the federal physician self-referral prohibition commonly known as the Stark Law and state equivalents of the Stark Law;

  •
  state laws that prohibit the practice of medicine by non-physicians and prohibit fee-splitting arrangements involving physicians; and

  •
  federal and state laws governing the diagnostic imaging equipment we use in our business concerning patient safety, equipment operating specifications and radiation exposure levels.

        If our operations are found to be in violation of any of the laws and regulations described in this risk factor or the other governmental regulations which govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or the curtailment of our operations. Any material penalties, damages, fines or curtailment of our operations, individually or in the aggregate, would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

        In addition, healthcare laws and regulations may change significantly in the future. We continually monitor these developments and modify our operations from time to time as necessary and in response to changes in the regulatory environment. There is no assurance, however, that any new healthcare laws or regulations will not adversely affect our business. There is no assurance that a review of our business by judicial or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Providers in the healthcare industry have been the subject of federal and state investigations, and we have been the subject of an investigation in the past.

        Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. In addition, amendments in 1986 to the Federal False Claims Act have made it easier for private parties to bring "qui tam" whistleblower lawsuits against companies. The Federal False Claims Act provides, in part, that an action can be brought against any person or entity who has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law or Stark Law may be considered a violation of the Federal False Claims Act. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages sustained by the federal government. In addition, some states have adopted similar state whistleblower and false claims provisions.

        In February 2003, we received a request for documents from the United States Department of Justice regarding our billing and other practices. While we believed that we were in material compliance with applicable governmental laws and regulations, we settled with the Department of Justice in September 2005 pursuant to an overpayment claim. If we become the subject of similar investigations in the future by any federal or state government agency regarding our billing practices or any other aspect of our business, it could have a material adverse effect on our business, financial position and results of operations.

If we fail to comply with various licensure, certification and accreditation standards, we may be subject to loss of licensure, certification or accreditation, which would adversely affect our operations.

        Ownership, construction, operation, expansion and acquisition of diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning licensing of centers, personnel, other required certificates for certain types of healthcare centers and major medical equipment. In addition, independent diagnostic imaging centers that provide services outside of a physician's office must be enrolled by Medicare as an IDTF to bill the Medicare program. Medicare fiscal intermediaries have discretion in applying the IDTF requirements and therefore the application of these requirements may vary from jurisdiction to jurisdiction. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the opportunity to expand our services.

        Our facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensure and certification. If any facility loses its certification under the Medicare program, then the facility will be ineligible to receive reimbursement from the Medicare and Medicaid programs. For the year ended December 31, 2005 and the three months ended March 31, 2006, approximately 36.8% and 35.7% respectively of our total gross revenue generated at our diagnostic imaging centers was derived from government sponsored healthcare programs (principally Medicare and Medicaid). A change in the applicable license or enrollment status of one of our facilities could adversely affect our other facilities, and in turn, us as a whole. We intend to conduct our operations in compliance with applicable federal, state, and local laws and we monitor developments in healthcare law so that we can modify our operations from time to time as the business and regulatory environment changes.

Our inability to obtain certificates of need, as well as the application of state certificate of need ("CON") regulations could harm our business and financial results.

        Some states require a CON or similar regulatory approval prior to the acquisition of high-cost capital items including diagnostic imaging equipment or provision of diagnostic imaging services. Six of the 13 states in which we operate require a CON (with certain de minimus exceptions) and more states may adopt similar licensure frameworks in the future. Accordingly, in states where CONs are required without any de minimus exceptions, we must obtain a new CON before we can acquire MRI or CT diagnostic imaging equipment or expand the services that we provide at an existing center by adding additional diagnostic imaging equipment. In many cases, a limited number of these CONs are available in a given state. For the year ended December 31, 2005 and the three months ended March 31, 2006, approximately 70.0% and 70.1%, respectively, of our gross revenue was generated in states in which a CON is required. If we are unable to obtain the applicable CON or additional certificates or approvals necessary to expand our operations, these regulations may limit or preclude our operations in the relevant jurisdictions.

        From time to time, challenges have been made, and may continue to arise, with respect to the application of a state's CON laws to our facilities. If we are unable to succeed against challenges to our CONs or exemptions therefrom, we may be limited or precluded from continuing our operations in the relevant jurisdictions.

        Conversely, states in which we have obtained a CON may repeal existing CON regulations or liberalize exemptions from the regulations. The repeal of CON regulations in states in which we have obtained a CON or an exemption therefrom would lower barriers to entry for competition in those states and could adversely affect our business.

If we fail to successfully implement, integrate and secure our information systems at our facilities, we could suffer penalties, be required to make significant changes to our operations and our cash flows could be negatively affected.

        The Administrative Simplification Provisions of HIPAA required HHS to adopt standards to protect the security and privacy of health related information. Although HHS issued proposed rules in 1998 concerning the security standards, final rules were not adopted until February 20, 2003. The security standards contained in the final rules do not require the use of specific technologies (e.g., no specific hardware or software is required), but instead require health plans, healthcare clearinghouses and healthcare providers to comply with certain minimum security procedures in order to protect data integrity, confidentiality and availability.

        With respect to the privacy standards, HHS published final rules in December of 2000. However, on August 14, 2002, HHS published final modifications to the privacy standards. The final modifications eliminated the need for patient consent when the protected health information is disclosed for treatment payment issues or health care operations. In addition, the final modifications clarified the requirements related to authorizations, marketing and minimum necessary disclosures of information. All healthcare providers were required to be compliant with the new federal privacy requirements no later than April 14, 2003. We believe we are in material compliance with existing state and federal law relating to patient privacy.

        The HIPAA privacy standards contain detailed requirements regarding the use and disclosure of individually identifiable health information. Improper use or disclosure of identifiable health information covered by the HIPAA privacy regulations can result in the following fines and/or imprisonment: (i) civil money penalties for HIPAA privacy violations are $100 per incident, up to $25,000, per person, per year, per standard violated; (ii) a person who knowingly and in violation of the HIPAA privacy regulations obtains individually identifiable health information or discloses individually identifiable health information to another person may be fined up to $50,000 and imprisoned up to one year, or both; (iii) if the offense is committed under false pretenses, the fine may be up to $100,000 and imprisonment for up to five years; and (iv) if the offense is done with the intent to sell, transfer, or use individually identifiable health information for commercial advantage, personal gain, or malicious harm, the fine may be up to $250,000 and imprisonment for up to ten years.

        HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Although these standards were to become effective October 2002, Congress extended the compliance deadline until October 2003 for organizations, such as ours, that submitted a request for an extension. We believe we are in material compliance with the HIPAA electronic transaction standards.

Risks related to our business

Changes in the rates or methods of third-party reimbursement for diagnostic imaging services could result in downward pricing pressure, which would result in a decline in our revenue and harm our financial position.

        We derive a majority of our revenue from direct billings to patients and third-party payors such as Medicare, Medicaid and private health insurance companies. As a result, any significant decreases in the rates or adverse changes in methods of reimbursement for the services we provide would have a significant adverse impact on our net revenue and financial results.

        CMS periodically increases and decreases the reimbursement rates in the Medicare physician fee schedule (including diagnostic imaging services we provide). Medicare reimbursement totaled $55.2 million of net revenue for the year ended December 31, 2005 and $13.0 for the three months ending March 31, 2006. On August 1, 2005, CMS released proposed payment and policy changes specifically reducing payments for certain diagnostic imaging procedures involving contiguous body parts performed in the same session. In November 2005, CMS promulgated final regulations, which would lower the reimbursement for the technical component of each additional imaging procedure by 25% in 2006 and an additional 25% in 2007.

        On February 8, 2006, President Bush signed the DRA. The DRA eliminates CMS's previously announced 4.4% reduction in reimbursement for physician services under the 2006 physician fee schedule, but codifies CMS's reduction in the reimbursement for scans of contiguous body parts and also provides for a significant reduction in reimbursement for radiology services for Medicare Part B beneficiaries. The DRA provides that, effective January 1, 2007, reimbursement for diagnostic imaging services (excluding diagnostic and screening mammography) performed at non-hospital based freestanding facilities, which includes FICs like our centers, will be the lesser of the Medicare Part B physician fee schedule or Medicare's OPPS for hospitals. Historically, non-hospital based freestanding fixed-site imaging centers were not directly affected by OPPS. OPPS was utilized to reimburse hospitals for outpatient services on a rate per service basis that varies according to the APC to which the service is assigned rather than on a hospital's costs, and had the effect of reducing reimbursement rates from those paid to hospitals for outpatient services on the previous cost-based system. Each year CMS publishes new APC rates that are determined in accordance with the promulgated methodology.

        We believe that the DRA reimbursement reductions will have a material adverse impact upon our results of operations, cash flows and overall financial condition. If these reimbursement reductions had been in full effect during the year ended December 31, 2005, we estimate that the impact on our financial results would have been a $12.2 million reduction in net revenue, comprised of $9.9 million for the impact of the lower of Medicare Part B or OPPS and $2.3 million for the full 50% impact of the contiguous body part reimbursement reduction. This estimate is based on the following assumptions: (i) full implementation of the 50% reduction in reimbursement for contiguous body parts; (ii) 2005 scan volumes and modality experience; (iii) our historic Medicare denial rate, and (iv) published national APC rates for 2006.

        We expect the actual impact of the reduction on our Medicare net revenue during 2007 will be comparable to the estimate above if the DRA is not modified prior to January 1, 2007, although payor mix and scan mix during 2007 could vary from our actual experience in 2005, which would impact the effect on the reimbursement reduction.

        The estimated impact of the DRA does not include the impact of third party payors, other than Medicare, implementing comparable reductions in reimbursement. If other payors were to implement reductions, our results of operations, cash flows and overall financial condition would be further adversely affected. We are unable to anticipate or estimate the possibility or extent of potential reductions by non-Medicare payors.

        To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on Medicare reimbursement rates, any reduction in Medicare rates could result in a corresponding reduction in reimbursement from our commercial payors. Similarly, any change in a significant commercial payor's reimbursement rates may result in a corresponding change in reimbursement rates with other commercial payors. Future Medicare reimbursement reductions may further reduce the payments we receive for our services. Any change in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we can obtain reimbursement or the amounts reimbursed to us for services we provide.

Our centers depend on physician referrals and contractual arrangements with insurance carriers for their business.

        Our centers are principally dependent on our ability to attract referrals from physicians and other healthcare providers representing a variety of specialties. In order to attract patients with commercial insurance coverage from these referral sources, we must maintain a contractual relationship with their insurance carrier or managed care organization. We currently have over 360 different contracts with commercial payors for diagnostic imaging services provided at our centers, primarily on a discounted fee-for-service basis. Consistent with industry standards, a substantial number of our payor contracts permit payors to unilaterally change their fee schedules that are used to determine the amounts we are reimbursed. A significant decline in referrals through the loss of contracts with commercial payors, or otherwise, would have a material adverse effect on our business, financial condition and results of operations. In addition, if our referral sources purchase their own diagnostic imaging equipment and compete against us, our referrals may be temporarily or permanently reduced.

Our net revenues are significantly impacted by estimates of contractual allowances and the collectibility of claims.

        We bill the majority of our payors a gross amount for the diagnostic imaging services we provide. These gross charges are reduced by estimated allowances for contractual adjustments, since we are reimbursed at an agreed upon rate that is significantly lower than the gross rate we charge. Our gross charges are also reduced by doubtful accounts, or uncollectible amounts. Due to the extended period of time over which our claims are adjudicated, our management must estimate the allowance for contractual adjustments and doubtful accounts. These estimates are significant in amount and are complicated by our payor mix and the extended period of time between our provision of services and when we are actually reimbursed by the payor. These estimates are further impacted by trends toward increased patient pay, which is more difficult to collect, and secondary insurance. If we are forced to revise our estimates for contractual adjustments or doubtful accounts, or our existing reserves are not adequate, our financial results will be adversely affected.

We compete with other diagnostic imaging companies, referral physicians and hospitals and this competition could adversely affect our revenue and our business.

        The overall diagnostic imaging services market is highly competitive, with services provided in a variety of settings and by several different types of providers. We compete principally on the basis of our reputation for delivering high quality images and radiologist reports in a timely manner, the comfort and care we provide to patients in our centers and price. We compete with other fixed-site, outpatient diagnostic imaging providers, non-radiologist physician practices, radiologists that own their own equipment, hospitals that own their own equipment and others, including leasing companies that own and operate diagnostic imaging equipment. Our major competitors include Healthsouth Corporation, Radiologix, Inc., InSight Health Services Corp. and Alliance Imaging, Inc. Our competition also includes hospitals, medical clinics and physician groups that provide diagnostic imaging services by leasing mobile diagnostic imaging equipment on a full or part-time basis. Some of our competitors that provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and the ability to acquire newer, more advanced equipment. Finally, we face competition from providers of competing technologies that we do not offer, such as PET and PET/CT imaging scans, and may face competition from providers of new technologies in the future. If we are unable to successfully compete, our customer base would decline and our business, financial condition and results of operations would be harmed.

        Certain hospitals, particularly larger hospitals, may directly acquire and operate on-site diagnostic imaging equipment as part of their overall inpatient servicing capability. There have been periods in the recent past when there has been significant excess capacity in the diagnostic imaging business in the United States, which can negatively affect utilization and reimbursement.

        In addition, we believe there is a growing trend of non-radiologist physician practices establishing their own diagnostic imaging centers within their group practices, pursuant to exceptions to physician self-referral legislation, which is an increasing source of competition.

An inability to meet our capital expenditure needs could adversely affect our ability to build and maintain our business.

        We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of de novo centers, or new operations, and the acquisition of additional businesses and new imaging equipment. As the technology used in diagnostic imaging continues to advance, and as we continue to open or acquire new centers, our capital expenditures will remain substantial. We incur capital expenditures to, among other things:

  •
  open de novo centers and acquire centers;

  •
  upgrade our imaging equipment and its software;

  •
  make leasehold improvements;

  •
  upgrade information technology systems;

  •
  purchase equipment upon termination of operating leases; and

  •
  replace underperforming equipment.

        Inadequate equipment can be a competitive disadvantage, particularly if local market competitors have installed significantly more advanced equipment. To the extent we are unable to generate sufficient cash from our operations, funds are no longer available under our senior credit facility or we are unable to secure additional financing on acceptable terms, or at all, we may be unable to fund our capital expenditure requirements. Furthermore, there is no assurance that we will be able to raise any necessary additional funds through bank financing or the issuances of equity or debt securities on terms acceptable to us, if at all.

The time, effort and expense related to our Audit Committee review and the restatement of our historical financial statements may have an adverse effect on our business.

        Our management team has spent considerable time and effort dealing with issues raised in connection with our Audit Committee review, our historical accounting and the restatement of our historical financial statements. This significant time commitment and the effort spent has distracted our management, and may have adversely affected our operations and may continue to do so in the future.

Current and prospective patients, radiologists, referral physicians, investors and employees may react adversely to the restatement of our historical financial statements.

        Our future success depends in large part on the support of our current and future patients, radiologists, referral physicians, investors and employees. The restatement of our historical financial statements and our inability to file on a timely basis our 2004 Annual Report and certain other SEC filings has caused negative publicity about us, may have a negative impact on our business and the market price of the notes and could cause current and future patients, radiologists and referral physicians to lose confidence in our company, which may affect their willingness to receive care from us, provide services or equipment to us or refer business to us. Finally, employees and prospective employees, including new executive management employees, may factor in these considerations relating to our stability and the value of any equity incentives in their decision-making regarding employment opportunities.

Loss of key executives and failure to attract qualified management, technologists, radiologists and sales persons could limit our growth and negatively impact our operations.

        We depend heavily upon our management team. We entered into an employment agreement with C. Christian Winkle pursuant to which Mr. Winkle was retained as Chief Executive Officer of each of MQ Associates and MedQuest as of October 24, 2005. Mr. Winkle replaced Donald C. Tomasso who served as our interim Chief Executive Officer from March 2005 to October 2005. We have experienced an increased demand for center managers and marketing personnel with experience in our industry, skilled technologists to operate our diagnostic equipment and qualified radiologists to serve our patients. We compete with other healthcare providers in recruiting and retaining qualified management, marketing personnel, technologists and radiologists responsible for the daily operations of each of our centers. In some of our markets, the availability of skilled and appropriately trained technologists who can operate diagnostic imaging equipment has become a significant operating issue to diagnostic imaging providers. It is impossible to predict the availability of qualified center managers, marketing personnel and technologists or the compensation levels that will be required to hire them. It is equally difficult to predict the availability of qualified radiologists who are essential to reading images and writing the related reports for our referring physicians' use. We may not be able to retain a sufficient number of technologists and radiologists, and we may be required to pay them bonuses and higher compensation, or to hire more expensive temporary personnel, which would increase our expenses. The loss of the services of any members of our senior management or our inability to hire qualified senior management, field managers, marketing personnel, skilled technologists or qualified radiologists at economically reasonable compensation levels would adversely affect our ability to operate and maintain our business.

We are controlled by JPMP, which has the ability to exert significant influence over matters requiring board of directors or stockholder approval.

        Affiliates of JPMP beneficially own approximately 72.4% of the common stock of MQ Associates (on a fully diluted basis). We are controlled by MQ Investment Holdings, LLC and MQ Investment Holdings II, LLC, each of which is an affiliate of JPMP. Pursuant to a stockholders agreement among us, MQ Investment Holdings, LLC, MQ Investment Holdings II, LLC and our other stockholders, JPMP and its affiliates control us and have the power to elect all of our directors, appoint new management and approve any action requiring the approval of the holders of shares of our common stock, including adopting amendments to our certificate of incorporation and approving mergers, consolidations or sales of all or substantially all of our assets. This concentration of ownership may also delay or prevent a change of control of our company or reduce the price investors might be willing to pay for our notes. The interests of JPMP may conflict with the interests of our other stakeholders.

Any adverse outcome from the ongoing SEC inquiry could have a material adverse effect on us.

        The staff of the SEC has commenced a formal inquiry concerning, among other things, our March 2005 announcement that we expected to restate our financial statements for prior periods and our inability to timely file our 2004 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the three months ended March 31, and June 30, 2005. The restatement was effected through the filing of our 2004 Annual Report on Form 10-K in September 2005.

        While we are continuing to cooperate with, and to provide requested information and documents to the SEC, we cannot predict the outcome of the inquiry. Such inquiry could have a material adverse effect on our business, financial condition and results of operations.

Because a high percentage of our operating expenses are fixed, a relatively small decrease in revenue could have a significant adverse impact on our financial results.

        A high percentage of our expenses are fixed, meaning they do not vary significantly with the increase or decrease in revenues. Such expenses include, but are not limited to, debt service and capital lease payments, rent and operating lease payments, salaries, maintenance and insurance costs. As a result, a relatively small reduction in the prices we charge for our services or procedure volume could have a disproportionately adverse effect on our financial results.

We may be unable to effectively maintain our equipment or generate revenue when our equipment is not working.

        Timely, effective service is essential to maintaining our reputation and high utilization rates on our imaging equipment. Repair of a piece of diagnostic imaging equipment can take a week or more and causes in a loss of revenue. Our warranties, maintenance contracts and business interruption insurance may not fully compensate us for loss of revenue when our equipment is out of service. The principal components of our operating costs include depreciation, salaries paid to technologists, annual equipment maintenance costs and insurance costs. Because such a large portion of these expenses are fixed, a reduction in the number of scans performed due to out-of-service equipment will result in lower revenue and margins. Repairs of our equipment are performed for us by the equipment manufacturers or by parties with whom we contract for service. These manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if we experience greater than anticipated equipment malfunctions or if we are unable to promptly obtain the service necessary to keep our equipment functioning effectively, our revenue could decline and our ability to provide services would be harmed.

We may be subject to professional liability risks which could be costly and could negatively impact our business and financial results.

        We may be subject to professional liability claims. Although there currently are no known hazards associated with diagnostic imaging or our other imaging technologies when used properly, hazards may be discovered in the future. Furthermore, there is a risk of harm to a patient during an MRI or CT scan. Patients are carefully screened to safeguard against this risk, but screening may nevertheless fail to identify the hazard. We may also be subject to malpractice claims for the work of our radiologists, although most are independent contractors. To protect against the impact of possible professional liability, we maintain professional liability insurance. However, if we are unable to maintain insurance in the future at an acceptable cost, or at all, or if our insurance does not fully cover us and a successful claim is made against us, we could be exposed to liability. While we require our non-employee radiologists to obtain their own malpractice insurance policies, we may be subject to malpractice claims related to the work of our non-employee radiologists. Any claim made against us not fully covered by our insurance policies could be costly to defend, result in a substantial damage award against us and divert the attention of our management from our operations, which could negatively impact our business and financial results.

We may not be able to achieve the expected benefits from any past or future acquisitions, which would adversely affect our financial condition and results.

        We have historically relied on acquisitions as one method of expanding our business. As of March 31, 2006, we had completed acquisitions of 44 diagnostic imaging centers. If we do not successfully integrate acquisitions, we may not realize anticipated operating advantages and cost savings.

The integration of companies or centers that have previously operated separately involves a number of risks, including:

  •
  demands on management related to the increase in our size as the result of an acquisition;

  •
  the diversion of our management's attention from the management of daily operations to the integration of operations;

  •
  difficulties in the assimilation and retention of employees; and

  •
  challenges related to converting the acquired entities to our financial and operating systems.

        We may not be able to maintain the levels of operating efficiency acquired companies will have achieved or might achieve separately. Successful integration of each of their operations will depend upon our ability to manage those operations and to eliminate redundant or excess costs. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other benefits related to economies of scale that we hoped to achieve after these acquisitions, which would harm our financial condition and results.

        We are continuously evaluating acquisition opportunities, and, at any given time, may be in various stages of due diligence or preliminary discussions with respect to a number of potential transactions. From time to time, we may enter into non-binding letters of intent. Some of these potential transactions, if we were to complete our business and legal due diligence and enter into a definitive agreement, could, if consummated, be material to our operations and to our financial condition.

Technological change in our industry could reduce the demand for our services and require us to incur significant costs to upgrade or replace our equipment.

        Technological change in the diagnostic imaging services industry may accelerate in the future. The effect of technological change could significantly impact our business. The development of new imaging technology or new diagnostic applications for existing technology may require us to adapt our existing technology or acquire new or technologically improved equipment in order to successfully compete. In the future, however, we may not have the financial resources to adequately upgrade our technology, particularly given our indebtedness. The development of new technologies or refinements of existing ones might make our existing equipment technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our equipment.

Our revenue may fluctuate or be unpredictable and this may harm our financial results.

        The amount and timing of revenue that we may derive from our business will fluctuate based on:

  •
  changes in the number of days of service we can offer with respect to a given diagnostic imaging equipment due to equipment downtime;

  •
  the geographic location of our centers;

  •
  patient pay and deductible obligations; and

  •
  seasonal and weather factors.

        We derive a portion of our revenues from patient pay and deductible obligations. These obligations are often greater in the beginning of the calendar year, and thus our revenue related to such patient pay may fluctuate from quarter to quarter. We also experience seasonality and other fluctuations in the volume of our services. Referral source and patient vacation schedules, events and population movements specific to certain of our operating regions and inclement weather may affect our revenues. As a result, our revenue may significantly vary from quarter to quarter, and our quarterly results may be below market expectations. We may not be able to reduce our expenses, including our debt service obligations, quickly enough to respond to these fluctuations in revenue, which would make our business difficult to operate and would harm our financial results.

Some of our imaging services involve the handling of hazardous materials and wastes, including the use and disposal of radioactive materials, which could subject us to regulation, related costs and delays and potential liabilities for violations of environmental, health and safety laws.

        We are subject to federal, state and local regulations governing storage, use and disposal of hazardous materials and medical, radioactive and other waste products. Our diagnostic centers generate small amounts of medical wastes or other hazardous materials, and some of our imaging services involve the use of radioactive materials. Although we believe that our procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and adequately provide for the safety of our patients, employees and the environment, we cannot completely eliminate the risk of accidental releases, contamination or injury associated with such materials. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations.

Ratio of earnings to fixed charges

	Three Months Ended March 31,
		Fiscal Year Ended December 31,
(Dollars in thousands, except ratios)
	2006	2005	2004	2003	2002	2001
	(unaudited)
Earnings:
Income (loss) before income taxes	$(5,162)	$(26,192)	$(14,576)	$(1,559)	$(5,745)	$(3,943)
Add: Fixed charges	10,809	43,133	32,183	25,256	27,847	9,570

Total earnings	5,647	16,941	17,607	23,697	22,102	5,627
Fixed Charges:
Interest	$10,393	$41,200	$30,486	$24,270	$26,608	$8,623
Interest factor of rental expense (a)	416	1,933	1,697	986	1,239	947

Total fixed charges	10,809	43,133	32,183	25,256	27,847	9,570
Ratio of earnings to fixed charges	0.5	0.4	0.5	0.9	0.8	0.6

(a) Computation of Interest Factor of Rental Expense
Rental expense (equipment only)	$1,248	$5,799	$5,092	$2,958	$3,716	$2,842
Interest factor	33%	33%	33%	33%	33%	33%

Total	$416	$1,933	$1,697	$986	$1,239	$947

Use of proceeds

        This prospectus is delivered in connection with the sale of the notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.

Capitalization

        The following table sets forth the capitalization of MQ Associates as of March 31, 2006 on a consolidated basis. This table should be read in conjunction with the historical consolidated financial statements of MQ Associates and its subsidiaries and the related notes thereto included elsewhere in this prospectus.

(Dollars in millions)	March 31, 2006
(unaudited)
Long-term debt (including current portion thereof):
Obligations under capital leases	$2.3
Senior revolving credit facility	0.0
Tranche B term facility	58.4
12 1/4% Senior Discount Notes due 2012	102.6
11 7/8% Senior Subordinated Notes due 2012	177.0

Total debt	$340.3

Redeemable preferred stock:
Series A preferred stock(1)	55.0
Series B preferred stock(1)	15.0
Stockholders' deficit:
Common stock	0.1
Other stockholders' deficit	(264.2)

Total stockholders' deficit	(264.1)

Total capitalization	$146.2

(1)
The Series A preferred stock and the Series B preferred stock are redeemable at the option of the holders upon the completion of a public offering resulting in proceeds of at least $50.0 million.

Selected historical financial data

        The following table sets forth our selected historical consolidated financial data and other data for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 and for the three months ended March 31, 2005 and 2006. The selected consolidated financial data as of and for the years ended December 31, 2005, 2004, 2003 and 2002 have been derived from financial statements audited by PricewaterhouseCoopers LLP. The selected financial data for 2001 has been restated as reflected and described in our 2004 annual report on Form 10-K. The selected consolidated financial data as of and for the three months ended March 31, 2005 and 2006 have been derived from our unaudited consolidated financial statements, which, in our opinion, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of the information for such periods. The interim period selected financial data is not necessarily indicative of the results for the full year. The unaudited income statement data for the three months ended March 31, 2005 and 2006, and the unaudited balance sheet data at the end of such periods, are included in our financial statements contained elsewhere in this prospectus.

        The selected consolidated historical financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited consolidated financial statements and the related notes located elsewhere in this prospectus.

						Three Months Ended March 31,
	Fiscal Year Ended December 31,
(in millions)
	2005	2004	2003	2002	2001	2006	2005
						(unaudited)
Statement of operations data:
Net revenues from services	$293.0	$274.6	$238.6	$200.3	$132.8	$71.8	$73.9
Costs and expenses:
Operating expenses, excluding depreciation and amortization	136.1	124.5	106.7	90.5	60.7	32.6	34.3
Marketing, general and administrative expenses	104.9	101.5	81.5	65.4	50.2	25.2	26.6
Loss on disposal of assets	1.6	1.6	0.2	0.2		0.1	1.1
Depreciation and amortization(1)	35.9	31.5	27.5	23.4	17.6	8.7	9.1

Income from operations	14.5	15.5	22.7	20.8	4.3	5.2	2.8
Interest expense, net	41.0	30.4	24.3	26.6	8.3	10.3	8.9
Equity in earnings of unconsolidated joint ventures	(0.3)	(0.3)	—	—	—	—	(0.1)

Loss before income taxes and minority interest in net income of consolidated subsidiary	(26.2)	(14.6)	(1.6)	(5.8)	(4.0)	(5.1)	(6.0)
Provision (benefit) for income taxes	3.0	2.1	1.2	(2.1)	2.1	0.7	0.8
Minority interest in net income of consolidated subsidiary	—	—	—	—	0.1	—	—

Net loss	$(29.2)	$(16.7)	$(2.8)	$(3.7)	$(6.2)	$(5.8)	$(6.8)

Other financial data:
Net cash and cash equivalents provided by operating activities	$34.0	$33.0	$31.4	$17.4	$19.9	$1.7	$6.8
Net cash and cash equivalents used in investing activities	(19.1)	(53.0)	(36.2)	(52.1)	(59.4)	(5.0)	(6.5)
Net cash and cash equivalents provided (used) by financing activities	(4.3)	14.3	8.4	32.5	42.6	(0.4)	5.1
Capital expenditures	17.4	49.4	30.1	40.9	33.9	5.9	4.2
Ratio of earnings to fixed charges(2)	0.4x	0.5x	0.9x	0.8x	0.6x	0.5x	0.3x
Dividends paid	$—	$80.2	$—	$—	$—	$—	$—
Balance sheet data (at period end):
Cash and cash equivalents	$11.6	$1.0	$6.7	$3.2	$5.4	$7.8	$6.4
Working capital	(5.5)	3.8	18.3	18.9	(11.8)	(1.3)	11.2
Total assets	198.4	220.5	204.4	183.6	132.3	192.4	223.8
Total debt	337.7	352.0	249.2	236.2	117.0	340.3	358.3
Redeemable preferred stock	70.0	50.0	50.0	50.0	105.3	70.0	50.0
Total stockholders' deficit	(258.3)	(229.1)	(132.2)	(129.4)	(111.7)	(264.1)	(235.8)
Operating data:
Number of centers:
Balance, beginning of period	94	83	76	65	42	92	94
Additional, de novo	3	11	6	4	10	2	1
Additional, acquired	1	5	1	7	13	0	1
Closures	(6)	(5)	—	—	—	(2)	(4)

Balance, end of period	92	94	83	76	65	92	92

(1)
In adopting SFAS 142, effective January 1, 2002, we no longer amortize goodwill and Certificates of Need "CONs". There was no impairment to goodwill and CONs as a result of the impairment test performed. Amortization expense for goodwill and CONs for the years ended December 31, 2001 was $0.9 million.

(2)
Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of (i) interest (ii) amortization of debt issuance costs and discount on the 11 7/8% notes and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments.

Management's discussion and analysis of
financial condition and results of operations

        The purpose of this section is to discuss and analyze our consolidated financial condition, liquidity and capital resources and results of operations. This analysis should be read in conjunction with the consolidated financial statements and notes, which appear elsewhere in this prospectus. This section contains certain "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. The actual results we achieve could differ materially from results anticipated in these forward-looking statements as a result of factors set forth under "Forward-Looking Statements" and "Risk Factors" elsewhere in this prospectus.

        We are a leading provider of diagnostic imaging services through our network of fixed-site, outpatient diagnostic imaging centers. As of March 31, 2006, we operated a network of 92 centers in 13 states primarily throughout the southeastern and southwestern United States and we operate as a single reporting segment. We principally serve patients through physician referrals and bill third party payors such as managed care organizations, Medicare, Medicaid, commercial insurance companies and workers' compensation insurance funds. We also provide services to healthcare providers such as physicians and hospitals. For year ended December 31, 2005, 67.0% of our gross revenue was derived from MRI services and 18.2% of our gross revenue was derived from CT services. The remainder of our gross revenue was derived from nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, bone densitometry and mammography services.

        We were unable to timely file our Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 Annual Report") without unreasonable effort or expense due to the inability of management to complete the preparation of the required financial statements for fiscal year 2004 for the reasons discussed below. At the time, the Audit Committee of our board of directors was engaged in a review of the valuation of net patient receivables as presented in our historical financial statements. The results of that review indicated that the allowance for contractual adjustments and doubtful accounts for patient receivables had been understated. In addition, we determined that other adjustments were necessary to properly reflect the valuation of property and equipment, to correct the accounting for accounts payable and certain accrued liabilities and to correct the accounting for leases. The impact of the foregoing adjustments, and the provision for income tax, is discussed in further detail under "Prior Period Restatement" below.

        Our revenue is generated by providing services to patients and other healthcare providers. Generally, we directly bill patients or third-party payors (e.g. Medicare, Medicaid, commercial payors and workers' compensation funds) on a fee-for-service basis. Patient services revenue is recognized net of contractual adjustments, which represent the difference between the fee we charge for a procedure and what we will ultimately collect from third party payors. For the year ended December 31, 2005 and the three months ended March 31, 2006, approximately 54.5% and 56.0% respectively of our gross patient revenues came from managed care and commercial payors, 36.8% and 35.7% respectively from government payors and 8.7% and 8.3% respectively from other sources, including gross revenue from patients who were not insured. We have over 360 different contracts with commercial payors, and no single commercial payor accounted for more than 10.0% of our gross revenue for the three months ended March 31, 2006 or for the year ended December 31, 2005. These contracts describe the negotiated fees to be paid by each payor for the diagnostic imaging services we provide to their members, who are our patients. We estimate the allowance for contractual adjustments and doubtful accounts utilizing an analysis that considers historical data consisting of gross charges, claim adjudication, cash receipts and refunds. Based upon that analysis, management estimates the anticipated collection rate for gross charges outstanding as of the balance sheet date and recognizes the required change in the allowance for contractual adjustments and doubtful accounts as a charge to gross patient revenue for the period.

        Medicare payments for most diagnostic imaging services covered by Medicare are periodically subject to increases and decreases. To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on current Medicare reimbursement levels, any changes in Medicare reimbursement rates will result in a corresponding change in reimbursement from our commercial payors. Medicare reimbursement totaled $55.2 million of net revenue for the year ended December 31, 2005 and $13.0 million for the three months ended March 31, 2006. On August 1, 2005, CMS released proposed payment and policy changes specifically reducing payments for certain diagnostic imaging procedures involving contiguous body parts performed in the same session. In November 2005, CMS published final regulations, which would lower the reimbursement for the technical component of each additional imaging procedure by 25% in 2006 and an additional 25% in 2007.

        On February 8, 2006, President Bush signed the DRA. The DRA eliminates CMS's previously announced 4.4% reduction in reimbursement for physician services under the 2006 physician fee schedule, but codifies CMS's reduction in the reimbursement for scans of contiguous body parts and also provides for a significant reduction in reimbursement for radiology services for Medicare Part B beneficiaries. The DRA provides that, effective January 1, 2007, reimbursement for diagnostic imaging services (excluding diagnostic and screening mammography) performed at non-hospital based freestanding facilities, which includes FICs like our centers, will be the lesser of the Medicare Part B physician fee schedule or Medicare's OPPS for hospitals. Historically, non-hospital based freestanding fixed-site imaging centers were not directly affected by OPPS. OPPS was utilized to reimburse hospitals for outpatient services on a rate per service basis that varies according to the APC to which the service is assigned rather than on a hospital's costs, and had the effect of reducing reimbursement rates from those paid to hospitals for outpatient services on the previous cost-based system. Each year CMS publishes new APC rates that are determined in accordance with the promulgated methodology.

        We believe that the DRA reimbursement reductions will have a material adverse impact upon our results of operations, cash flows and overall financial condition. If these reimbursement reductions had been in full effect during the year ended December 31, 2005, we estimate that the impact on our financial results would have been a $12.2 million reduction in net revenue, comprised of $9.9 million for the impact of the lower of Medicare Part B or OPPS and $2.3 million for the full 50% impact of the contiguous body part reimbursement reduction. This estimate is based on the following assumptions: (i) full implementation of the 50% reduction in reimbursement for contiguous body parts; (ii) 2005 scan volumes and modality mix; (iii) our historic Medicare denial rate; and (iv) published national APC rates for 2006.

        We expect the actual impact of the reduction on our Medicare net revenue during 2007 will be comparable to the estimate above if the DRA is not modified prior to January 1, 2007, although payor mix and scan mix during 2007 could vary from our actual experience in 2005, which would impact the effect on the reimbursement reduction.

        The estimated impact of the DRA does not include the impact of third party payors, other than Medicare, implementing comparable reductions in reimbursement. If other payors were to implement reductions, our results of operations, cash flows and overall financial condition would be further adversely affected. We are unable to anticipate or estimate the possibility or extent of potential reductions by non-Medicare payors.

        To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on Medicare reimbursement rates, any reduction in Medicare rates could result in a corresponding reduction in reimbursement from our commercial payors. Similarly, any change in a significant commercial payor's reimbursement rates may result in a corresponding change in reimbursement rates with other commercial payors. Future Medicare reimbursement reductions may further reduce the payments we receive for our services. Any change in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we can obtain reimbursement or the amounts reimbursed to us for services we provide.

        The principal components of our operating costs, excluding depreciation and amortization, are compensation paid to radiologists and technologists, equipment maintenance costs, medical supplies, real estate rental expenses and equipment rental costs (which include rental costs for mobile units and operating expenses for certain equipment). Operating costs, excluding depreciation and amortization, as a percentage of net revenue, have increased from 45.3% for the year ended December 31, 2004 to 46.5% for the year ended December 31, 2005 and decreased from 46.4% for the three months ended March 31, 2005 to 45.4% for the three months ended March 31, 2006.

        Marketing, general and administrative ("MG&A") expenses are comprised of three major categories: (i) operations overhead; (ii) corporate overhead; and (iii) bad debt expense. Operations overhead includes wages and benefits for center personnel (excluding radiologists and technologists) and transcriptionists, regional management, regional billing centers and local marketing and is proportionately related to growth in revenue. Corporate overhead is comprised of corporate wages and benefits and other corporate expenses. The table below sets forth the MG&A expenses by category for the years ended December 31, 2005 and 2004 (in thousands of dollars). MG&A expenses, as a percentage of net revenue, have decreased from 37.0% for the year ended December 31, 2004 to 35.8% for the year ended December 31, 2005 and from 35.9% for the three months ended March 31, 2005 to 35.1% for the three months ended March 31, 2006.

	Fiscal Year Ended December 31,				Three Months Ended March 31,
(Dollars in thousands)	2005	% Net Revenue	2004	% Net Revenue	2006	% Net Revenue	2005	% Net Revenue
Operations overhead	$63,401	21.6%	$59,385	21.6%	$15,661	21.8%	$15,454	20.9%
Corporate overhead	26,093	8.9%	24,972	9.1%	5,851	8.2%	7,268	9.8%
Bad debt expense	15,397	5.3%	17,140	6.3%	3,685	5.1%	3,835	5.2%

Total	$104,891	35.8%	$101,497	37.0%	$25,197	35.1%	$26,557	35.9%

        For the year ended December 31, 2005, the corporate overhead component of MG&A of approximately $26.1 million included approximately $7.5 million of costs for the audit committee review, restatement, consent fees, executive search fees and other related expenses and $0.8 million of proceeds from the settlement of an insurance claim. After excluding these items, corporate overhead was approximately $19.4 million, or 6.6% of net revenue. For the year ended December 31, 2004, the corporate overhead component of MG&A of approximately $25.0 million included costs of approximately $1.3 million for certain one-time bonuses paid to non-executive management employees in connection with our August 2004 12 1/4% Note offering and approximately $2.8 million in legal costs related to the settlement of a class action lawsuit and our DOJ billing matter. After excluding these items, corporate overhead would have been approximately $20.8 million compared to $19.4 million for 2005. The $1.4 million decrease from 2004 to 2005 is primarily attributable to a decrease in legal expenses in 2005. For the three months ended March 31, 2005, the corporate overhead component of MG&A of $7.3 million included approximately $2.3 million of costs for the audit committee review, restatement, consent fees, executive search fees and other related expenses.

        Under our patient receivable collections policy, we attempt to collect as much patient pay amounts as possible at the point of service. Any balances remaining due from patients after claims have been adjudicated are collected through a process that includes internal billing and collection efforts. Patient pay amounts are written off to bad debt when they are deemed uncollectible.

        The concentration of gross revenue and gross patient receivables by payor class, as a percentage of total gross revenue and total gross patient receivables as of March 31, 2006, is as follows:

	Gross revenue	Gross patient receivables	DSO(1)
Managed care and commercial payors	56.0%	55.3%	40.5
Medicare	21.1%	17.9%	35.3
Medicaid	5.9%	5.7%	39.9
Other third party payors	8.3%	10.6%	49.7
Other governmental and workers' compensation payors	8.7%	10.5%	49.0

Total	100.0%	100.0%	40.9

(1)
DSO represents the days sales outstanding, which measures the average daily revenue included in patient receivables based upon gross revenue and gross patient receivables.

        Our growth has come from same center revenue, de novo development and strategic acquisitions. We seek to increase our same center revenue by attracting new referring physicians, extending hours of operations, managing our scan and payor mix and adding capacity and modalities to meet local market needs. De novo development generally comes through expansion within our local markets. Strategic acquisitions allow us to quickly enter new markets, and to further penetrate existing markets with additional centers.

        We experience seasonality in our revenue resulting from holidays, inclement weather and referral source and patient vacations, which result in fewer patient scans during certain times of the year.

Prior period restatement

        Commencing February 2005, our Audit Committee engaged in a review of the valuation of the net patient receivables and allowance for doubtful accounts as presented in our historical financial statements. The results of that review indicated that the allowance for contractual adjustments and doubtful accounts for patient receivables had been understated, which led to the restatement of our financial statements for this and various other accounting errors. Based on the findings of the Audit Committee review, we determined that our financial statements for the years ended December 31, 2003, 2002, 2001 and 2000, and the quarters ended March 31, June 30 and September 30, 2004 and 2003 should be restated. In our 2004 Annual Report, we restated our Annual Reports on Form 10-K for fiscal years 2003 and 2002, and we restated our consolidated results of operations for the first three quarters of the years ended December 31, 2004 and 2003. For additional information regarding the restatement, refer to Note 2, "Prior Period Restatement" in the consolidated financial statements included in our 2004 Annual Report. The consolidated financial statements included in this report reflect the adjustments made in the 2004 Annual Report.

Results of operations

        The following table sets forth our statement of operations data and these amounts as a percentage of net revenues for the periods indicated:

	Fiscal Year Ended December 31,						Three Months Ended March 31,
(Dollars in millions)	2005	% Net Revenue	2004	% Net Revenue	2003	% Net Revenue	2006	% Net Revenue	2005	% Net Revenue
							(unaudited)
Net revenues from services	$293.0		$274.6		$238.6		$71.8		$73.9
Operating expenses	136.1	46.5%	124.5	45.3%	106.7	44.7%	32.6	45.4%	34.3	46.4%
MG&A expenses	104.9	35.8%	101.5	37.0%	81.5	34.2%	25.2	35.1%	26.6	35.9%
Loss on disposal of assets	1.6	0.5%	1.6	0.6%	0.2	0.1%	0.1	0.2%	1.1	1.5%
Depreciation and amortization	35.9	12.3%	31.5	11.5%	27.5	11.5%	8.7	12.1%	9.1	12.3%

Income from operations	14.5	4.9%	15.5	5.6%	22.7	9.5%	5.2	7.2%	2.8	3.8%
Interest expense, net	41.0	14.0%	30.4	11.1%	24.3	10.2%	10.3	14.4%	8.9	12.0%
Equity in earnings of unconsolidated joint ventures	(0.3)	(0.1)%	(0.3)	(0.1)%	—	0.0%	—	(0.1)%	(0.1)	(0.1)%
Provision for income taxes	3.0	1.0%	2.1	0.8%	1.2	0.5%	0.7	0.9%	0.8	1.0%

Net loss	$(29.2)	(10.0)%	$(16.7)	(6.1)%	$(2.8)	(1.2)%	$(5.8)	(8.1)%	$(6.8)	(9.1)%

Three months ended March 31, 2006 compared to three months ended March 31, 2005

        Net revenue was $71.8 million for the three months ended March 31, 2006, representing a decrease of $2.1 million, or 2.9%, from net revenue of $73.9 million for the three months ended March 31, 2005. We experienced a decrease in same center net revenue of $2.1 million, or 2.9%, in the three months ended March 31, 2006 compared to the same period in 2005. Same centers are defined as centers in operation at the beginning of the prior year and continuing in operation at period end. Our new centers added $0.8 million, or 1.1%, of net revenue growth in the three months ended March 31, 2006 compared to the same period in 2005. New centers are defined as centers opened since the beginning of the prior year. We closed one center and sold another during the three months ended March 31, 2006. The impact of closed centers on net revenue in the three months ended March 31, 2006 compared to the same period in 2005 was a decrease of $0.5 million. Managed centers and mobile operations accounted for a decrease in net revenue of $0.3 million for the three months ended March 31, 2006 compared to the three months ended March 31, 2005.

        The decrease in net revenue from same centers of $2.1 million for the three months ended March 31, 2006 resulted from changes in scan volume, primarily from fewer lower modality procedures such as x-ray and mammography. Scan volume decreases at our same centers reduced net revenue by $7.0 million. This decrease was partially offset by the impact of changes in scan mix by modality, which increased net revenue by $1.0 million, and pricing changes, which increased net revenue by $3.9 million.

        Operating expenses were $32.6 million for the three months ended March 31, 2006, representing a decrease of $1.7 million, or 5.0%, as compared to $34.3 million for the three months ended March 31, 2005. Operating expenses, as a percentage of net revenue, decreased to 45.4% in the three months ended March 31, 2006, as compared to 46.4% in the three months ended March 31, 2005. The decrease in operating expenses, as a percentage of net revenue, was primarily the result of lower radiologist and equipment rental costs. The decrease in radiologist costs was driven by renegotiation of certain contracts and a favorable mix of higher modality scans. Equipment rental costs decreased due to the purchase of technical equipment that had previously been leased by certain centers.

        MG&A expenses were $25.2 million for the three months ended March 31, 2006, representing a decrease of $1.4 million, or 5.1%, as compared to MG&A expenses of $26.6 million for the three months ended March 31, 2005. MG&A expenses as a percentage of net revenue were 35.1% in the three months ended March 31, 2006, as compared to 35.9% in the three months ended March 31, 2005. The decrease in MG&A expenses, as a percentage of net revenue, was largely the result of a $2.2 million decrease in expenses associated with the audit committee review, the restatement and other related expenses, offset by a $0.8 million increase in professional fees, wages and related costs. MG&A expenses for the three months ended March 31, 2005 included expenses of $2.3 million associated with the audit committee review of our historical financial results, the restatement of those results and other related expenses.

        In the three months ended March 31, 2006, we recorded losses on the disposal of assets of $0.1 million, compared to losses on the disposal of assets of $1.1 million in the three months ended March 31, 2005. The losses on the disposal of assets of $0.1 million in the three months ended March 31, 2006 were related to the disposal of certain property and equipment, the closing of one center and the sale of another, as discussed above, while the losses on the disposal of assets of $1.1 million in the three months ended March 31, 2005 were incurred in connection with the closing of four centers.

        Depreciation and amortization was $8.7 million, or 12.1% of net revenue, for the three months ended March 31, 2006, as compared to $9.1 million, or 12.3% of net revenue, for the three months ended March 31, 2005. The $0.4 million decrease in depreciation expense resulted from decreased capital expenditures made in 2005 and the retirement of certain assets in prior periods.

        Interest expense, net was $10.3 million for the three months ended March 31, 2006, representing an increase of $1.4 million, or 16.6%, from $8.9 million for the three months ended March 31, 2005. Interest expense, net was lower in the three months ended March 31, 2005 primarily due to a gain on the termination of an interest rate swap agreement of approximately $1.6 million in that period.

        Income taxes were $0.7 million for the three months ended March 31, 2006 and $0.8 million for the three months ended March 31, 2005.

Year ended December 31, 2005 compared to year ended December 31, 2004

        Net revenue was $293.0 million for the year ended December 31, 2005, representing an increase of $18.4 million, or 6.7%, from net revenue of $274.6 million for the year ended December 31, 2004. We experienced same center net revenue growth of $3.4 million, or 1.2%, for the year ended December 31, 2005 compared to the year ended December 31, 2004. Same centers are defined as centers in operation at the beginning of the prior year and continuing in operation at year end. Our new centers added $19.2 million, or 6.9%, of net revenue growth for the year ended December 31, 2005 compared to the year ended December 31, 2004. New centers are defined as centers opened since the beginning of the prior year. We closed six centers during the year ended December 31, 2005, which reduced net revenue by $3.7 million compared to the prior year. Managed centers accounted for a decrease in net revenue of $0.5 million for the year ended December 31, 2005 compared to the year ended December 31, 2004.

        The increase in net revenue from same centers of $3.4 million for the year ended December 31, 2005, resulted from changes in scan volume, scan mix by modality and pricing, which includes changes in payor mix and contractual rates. During the year ended December 31, 2005, volume at same centers increased, resulting in higher net revenue of $5.0 million. This increase and pricing changes, which increased net revenue by $1.7 million, were partially offset by the impact of changes in scan mix by modality, which reduced net revenue by $3.3 million.

        Net revenue for the three months ended December 31, 2005 was $70.2 million compared to $71.1 million for the same period in 2004. The decrease of $0.9 million is attributable to a decline in net revenue from existing, and closed and managed centers of $2.9 million and $1.1 million, respectively, offset by an increase in net revenue from new centers of $3.1 million.

        Operating expenses were $136.1 million for the year ended December 31, 2005, representing an increase of $11.6 million, or 9.3%, as compared to $124.5 million for the year ended December 31, 2004. Operating expenses, as a percentage of net revenue, increased to 46.5% for the year ended December 31, 2005, as compared to 45.3% for the year ended December 31, 2004. The increase in operating expenses, as a percentage of net revenue, was primarily the result of higher radiologist, technician and real estate rental costs. The increase in radiologist costs was driven by an increase in net revenue and a higher mix of lower modality scans. The increase in technician costs was a result of higher demand for these services in our markets. Real estate rental costs increased due to the opening of new centers and recognition of the future obligations associated with closed locations.

        We account for closed center liabilities related to exit and disposal activities in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). Accordingly, we recorded a liability of $0.3 million for the year ended December 31, 2005 for obligations associated with the closing of six centers, compared to $0.7 million for the year ended December 31, 2004. These costs are reflected in the consolidated statement of operations as operating expenses. Additionally, as discussed below, we incurred a loss on disposal of assets of $1.4 million related to these closures. The six centers closed during the period had combined operating losses of $1.1 million on net revenue of approximately $3.8 million for the year ended December 31, 2004.

        MG&A expenses were $104.9 million for the year ended December 31, 2005, representing an increase of $3.4 million, or 3.3%, as compared to MG&A expenses of $101.5 million for the year ended December 31, 2004. MG&A expenses, as a percentage of net revenue, were 35.8% for the year ended December 31, 2005, as compared to 37.0% for the year ended December 31, 2004. During the year ended December 31, 2005, we received $0.8 million related to the settlement of an insurance claim, which is included in other income as part of MG&A. MG&A expenses for the year ended December 31, 2005 included expenses of approximately $7.5 million associated with the audit committee review, the restatement, debt holder consent fees, executive search fees and other related expenses. During the year ended December 31, 2004, we had approximately $2.8 million of legal costs related to the settlement of a class action lawsuit and our DOJ billing matter and approximately $1.3 million for certain one-time bonuses paid to non-executive management employees in connection with our August 2004 12 1/4% Note offering.

        During the year ended December 31, 2004, we recorded losses on disposal of assets of $1.6 million, which included an impairment charge in the amount of approximately $1.9 million related to certain computer software, compared to losses on disposal of assets of $1.6 million for the year ended December 31, 2005. The computer software consisted of a proprietary radiology information system combined with a standalone accounts receivable module. The system was partially implemented in December 2002, but encountered scalability problems that ultimately led to our determination to discontinue its implementation. In 2004, replacement software that satisfied our growth needs was identified and implemented. As a result, an impairment charge was taken for a substantial portion of the cost of the prior software and amortization was accelerated for the portion that remained in use. The charge related to this software is reflected in the loss on disposal of assets and the portion subject to accelerated amortization was fully amortized in June 2005. The losses on disposal of assets of $1.6 million for the year ended December 31, 2005 were incurred primarily in connection with the closing of six centers, as discussed above.

        Depreciation and amortization was $35.9 million, or 12.3% of net revenue, for the year ended December 31, 2005, as compared to $31.5 million, or 11.5% of net revenue, for the year ended December 31, 2004. The $4.4 million increase in depreciation expense was the result of increased capacity associated with capital expenditures made in 2004.

        Interest expense, net was $41.0 million for the year ended December 31, 2005, representing an increase of $10.6 million, or 34.9%, from $30.4 million for the year ended December 31, 2004. The increase in interest expense, net was a result of a higher level of average outstanding debt and an increase in our weighted average interest rate. The average outstanding debt increased approximately $62.3 million during the year ended December 31, 2005 compared to the year ended December 31, 2004, which resulted in increased interest expense of approximately $6.6 million.

        The increase in average outstanding debt was principally the result of the issuance of the 12 1/4% notes which, at December 31, 2005, had an accreted value of $99.6 million. The increase in the weighted average interest rate, from 10.65% for the year ended December 31, 2004 to 11.39% for the year ended December 31, 2005, resulted in approximately $2.6 million of additional interest expense. In addition, approximately $1.0 million and $0.4 million of additional interest expense was recorded in 2005 in conjunction with the consent solicitations and the credit facility waivers related to the restatement, respectively, which are described elsewhere in this prospectus. The increases were partially offset by a $1.6 million gain on the termination of an interest rate swap agreement.

        Income taxes were $3.0 million for the year ended December 31, 2005, as compared to $2.1 million for the year ended December 31, 2004. Tax expense reflects the results of adjustments to the valuation allowance due to anticipated ongoing tax losses. We continue to present deferred tax liabilities related to differences in GAAP and tax accounting for indefinite lived intangible assets. Under GAAP, indefinite lived intangible assets are not amortized but periodically assessed for impairment, which results in a permanent difference associated with the amount of accumulated tax amortization. There were federal and state net operating loss carryforwards amounting to approximately $72.1 million and $123.8 million, respectively, at December 31, 2005.

Year ended December 31, 2004 compared to year ended December 31, 2003

        Net revenue was $274.6 million for the year ended December 31, 2004, representing an increase of $36.0 million, or 15.1%, from revenue of $238.6 million for the year ended December 31, 2003. This increase was due to continued growth in same center revenue, incremental revenue from new centers and growth in service fee revenue, partially offset by a decrease in pricing. Same center growth, defined as centers in operation at the beginning of the prior year, contributed $17.7 million of the increase in net revenue, or a 7.4% increase over prior year. New centers, defined as centers added since the beginning of the prior year, contributed $19.8 million of the increase in net revenue compared to 2003. We opened seven centers in 2003 and eleven centers in 2004. Of these eighteen centers, five were added through acquisition and thirteen were de novo development. Fee revenue consisting of management fee revenue and net profit of joint ventures, contributed an additional $1.7 million in 2004. Pricing reduced net revenue by $2.6 million, for a decrease of 1.0% of total net revenue.

        Operating expenses were $124.5 million for the year ended December 31, 2004, representing an increase of $17.8 million, or 16.7%, as compared to $106.7 million for the year ended December 31, 2003. Operating expenses, as a percentage of net revenue, increased to 45.3% in 2004, as compared to 44.7% in 2003. The increase in operating expenses, as a percentage of net revenue, was the result of more mobile MRI units being utilized at our centers. Under these third party service agreements, we typically pay a fixed daily fee for the use of a mobile MRI, which includes technical support and other services.

        We account for closed center liabilities related to exit and disposal activities in accordance with SFAS No. 146. Accordingly, we recorded a liability of $0.7 million in the year ended December 31, 2004 for obligations associated with the closing of five centers. These costs are reflected in the consolidated statement of operations as operating expenses.

        MG&A expenses were $101.5 million for the year ended December 31, 2004, representing an increase of $20.0 million, or 24.5%, as compared to MG&A expenses of $81.5 million for the year ended December 31, 2003. MG&A expenses as a percentage of net revenue were 37.0% in 2004, as compared to 34.2% in 2003. The increase was the result of higher wages and related expenses, legal and professional fees, communications expenses and bad debt expense. Wages and related expenses increased as a percentage of net revenue and as a result were $1.7 million higher than 2003. This increase was the result of higher personnel levels and costs associated with the implementation of new billing software and changes to our billing processes. In addition, we paid certain one-time bonuses, of approximately $1.3 million, to non-executive management employees in 2004 in connection with our August 2004 12 1/4% notes offering. Legal expenses, which were primarily impacted in 2004 by the settlement of a class action lawsuit and our DOJ billing matter, increased by approximately $3.0 million compared to 2003. Communications expenses, associated with data lines used to connect our centers to our corporate offices, increased by approximately $0.8 million in 2004 as a result of the implementation of new billing software. Finally, bad debt expense increased from 5.8% of net revenue in 2003 to 6.2% of net revenue in 2004. This increase was the result of numerous factors, including changes in collection experience of patient pay accounts receivable in 2004.

        In the year ended December 31, 2004, we recorded an impairment charge in the amount of approximately $1.9 million related to certain computer software. The computer software consisted of a proprietary radiology information system combined with a stand alone accounts receivable module. The system was partially implemented in December 2002, but encountered scalability problems that ultimately led to our determination to discontinue its implementation. In 2004, replacement software that satisfied our growth needs was identified and implemented. As a result, an impairment charge was taken for a substantial portion of the cost of the prior software and amortization was accelerated for the portion that remained in use. The charge related to this software is reflected in the loss on disposal of assets and the portion subject to accelerated amortization was fully amortized in June 2005.

        Depreciation and amortization was $31.5 million, or 11.5% of net revenue, for the year ended December 31, 2004, as compared to $27.5 million, or 11.5% of net revenue, for the year ended December 31, 2003.

        Interest expense, net was $30.4 million for the year ended December 31, 2004, representing an increase of $6.1 million, or 25.1%, from $24.3 million for the year ended December 31, 2003. The increase in interest expense, net was a result of an increase in the total outstanding debt and an increase in our weighted average interest rate. Total outstanding debt increased approximately $102.5 million in 2004 compared to 2003, which resulted in increased interest expense of approximately $4.3 million. The increase in total outstanding debt was principally the result of the issuance of the 12 1/4% notes and an increase in the outstanding borrowings under our revolving credit facility, which amounted to $88.4 million in accreted value and $14.5 million, respectively, partially offset by the amortization of certain other debt. The increase in the weighted average interest rate, from 9.97% in 2003 to 10.65% in 2004, resulted in approximately $1.7 million of additional interest expense.

        Income taxes were $2.1 million for the year ended December 31, 2004, as compared to $1.2 million for the year ended December 31, 2003. Tax expense reflects the results of adjustments to the valuation allowance due to anticipated ongoing tax losses. We continue to present deferred tax liabilities related to differences in the GAAP and tax accounting for indefinite lived intangible assets. Under GAAP, indefinite lived intangible assets are not amortized but periodically assessed for impairment, which results in a quasi permanent difference associated with the amount of accumulated tax amortization. There were federal and state net operating loss carryforwards amounting to approximately $58.7 million and $85.7 million, respectively, at December 31, 2004.

Liquidity and capital resources

        The principal uses of our liquidity are capital expenditures, acquisitions and debt service, as well as funding our operations. We operate in a capital-intensive, high fixed cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of our de novo centers and the acquisition of additional centers.

        Our primary sources of liquidity to fund our operations and capital expenditures and satisfy our debt service obligations are cash flow from operating activities and borrowings under our revolving credit facility.

        Our high level of debt may make it more difficult for us to borrow funds in the future. Based on our current level of operations and anticipated growth, we believe that our cash flows from operations, together with future borrowings under our senior credit facility, will be sufficient over the next year to meet our liquidity requirements, including our debt service obligations, working capital needs and capital expenditures. However, there can be no assurance that this will be the case.

        Our expansion and acquisition strategy may require substantial capital, and no assurance can be given that we will be able to raise any necessary funds in addition to those currently available to us through bank financing or the issuance of equity or debt securities on terms acceptable to us, if at all. Moreover, if we were to engage in one or more significant acquisition transactions, it may be necessary for us to restructure our existing credit arrangements.

        Our ability to (i) fund our working capital needs, planned capital expenditures and scheduled debt payments, (ii) implement our expansion plans, (iii) refinance our indebtedness and (iv) comply with our financial covenants under the senior credit facility, depends on our future operating performance and cash flows from operations, which in turn are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

Cash flows

Three months ended March 31, 2006 compared to three months ended March 31, 2005

        Net cash provided by operating activities was $1.7 million for the three months ended March 31, 2006, representing a decrease of $5.1 million, or 75.2% from $6.8 million for the three months ended March 31, 2005. This difference resulted primarily from a decrease in cash from working capital. Overall, the change in working capital assets and liabilities used $4.9 million more cash in the three months ended March 31, 2006 compared to the same period in 2005. The working capital changes were principally in accounts payable and other accrued expenses, partially offset by changes in patient receivables.

        Net cash used in investing activities was $5.0 million for the three months ended March 31, 2006, representing a decrease of $1.5 million, or 21.9%, from $6.5 million for the three months ended March 31, 2005. The decrease was the result of lower expenditures on business acquisitions and proceeds from the sale of property and equipment, partially offset by an increase in capital expenditures for property and equipment in the three months ended March 31, 2006 compared to the three months ended March 31, 2005. We spent approximately $2.0 million more on property and equipment in the three months ended March 31, 2006 compared to the three months ended March 31, 2005. We spent $2.5 million less on acquisitions of businesses in the three months ended March 31, 2006 compared to the three months ended March 31, 2005 and we had proceeds from the sale of property and equipment of approximately $0.8 million for the three months ended March 31, 2006.

        Net cash used by financing activities was $0.4 million for the three months ended March 31, 2006, representing a decrease of $5.5 million from $5.1 million of net cash provided by financing activities for the three months ended March 31, 2005. There were no net proceeds from the senior credit facility during the three months ended March 31, 2006, compared to $5.5 million of net proceeds during the same period in 2005. The proceeds from financing during the three months ended March 31, 2005 were used primarily for purchases of property and equipment and acquisitions of businesses.

Year ended December 31, 2005 compared to year ended December 31, 2004

        Net cash provided by operating activities was $34.0 million for the year ended December 31, 2005, representing an increase of $1.0 million, or 3.0%, from $33.0 million for the year ended December 31, 2004. This difference resulted from a higher net loss offset by higher non-cash expenses and changes in working capital. The increased non-cash expenses principally related to depreciation expense and accretion of the discount on notes payable, partially offset by lower bad debt expense. The impact of these non-cash expenses was approximately $10.6 million higher for the year ended December 31, 2005 than for the year ended December 31, 2004. Overall, the changes in working capital assets and liabilities increased net cash provided by operating activities by $2.9 million for the year ended December 31, 2005 compared to the year ended December 31, 2004.

        Net cash used in investing activities was $19.1 million for the year ended December 31, 2005, representing a decrease of $33.9 million, or 63.9%, from $53.0 million for the year ended December 31, 2004. The decrease was primarily the result of lower capital expenditures for property and equipment and acquisitions of businesses during the year ended December 31, 2005 compared to the year ended December 31, 2004. We spent approximately $27.7 million less on property and equipment during the year ended December 31, 2005 compared to the year ended December 31, 2004. Additionally, we spent approximately $5.8 million less on acquisitions of businesses during the year ended December 31, 2005 compared to the year ended December 31, 2004.

        Net cash used by financing activities was $4.3 million for the year ended December 31, 2005, compared to $14.3 million provided by financing activities for the year ended December 31, 2004. This change resulted from decreased financing needs for funding capital expenditures and the proceeds from a sale of stock, offset by a net paydown of the revolving credit facility of approximately $22.5 million during September 2005.

Year ended December 31, 2004 compared to year ended December 31, 2003

        Net cash provided by operating activities was $33.0 million for the year ended December 31, 2004, representing an increase of $1.6 million, or 5.1% from $31.4 million for the year ended December 31, 2003. Cash provided by operating activities increased as a result of increases in certain non-cash expenses, substantially offset by a higher net loss. The increased non-cash expenses principally related to depreciation expense, bad debt expense, accretion of the discount on notes payable and loss on disposal of assets. The impact of these non-cash expenses was approximately $15.4 million higher than in 2003. Overall, the effect of changes in working capital assets and liabilities on net cash provided by operating activities was neutral.

        Net cash used in investing activities was $53.0 million for the year ended December 31, 2004, representing an increase of $16.8 million, or 46.4%, from $36.2 million for the year ended December 31, 2003. The increase was the result of higher capital expenditures for property and equipment and acquisitions of businesses compared to the year ended December 31, 2003. We spent approximately $16.3 million more on property and equipment in the year ended December 31, 2004 compared to the year ended December 31, 2003. Additionally, we spent approximately $1.3 million more on acquisitions of businesses in the year ended December 31, 2004 compared to the year ended December 31, 2003. The result of these investments was an increase in the number of centers we operated, from 83 at December 31, 2003 to 94 at December 31, 2004, and growth in the capacity and capabilities of our existing centers. All of this contributed to the overall growth in net revenue compared to the year ended December 31, 2003.

        Net cash provided by financing activities was $14.3 million for the year ended December 31, 2004, representing an increase of $5.9 million, or 70.0%, from $8.4 million for the year ended December 31, 2003. This increase resulted primarily from an increase in the amount of financing used for purchases of property and equipment and acquisitions of businesses during the year ended December 31, 2004, as compared to the year ended December 31, 2003.

Financial condition

        At March 31, 2006, we had $338.0 million of indebtedness outstanding, as compared to $335.1 million at December 31, 2005. In addition, at March 31, 2006, we had a stockholders' deficit of $264.1 million, as compared to our stockholders' deficit of $258.3 million at December 31, 2005. Our indebtedness primarily consisted of $177.0 million of our 11 7/8% notes, $102.6 million of accreted value of our $136.0 million aggregate principal amount at maturity 12 1/4% notes and $58.4 million under the Tranche B portion of our senior credit facility. Further, at March 31, 2006, we would have been able to borrow an additional $79.4 million (after giving effect to $0.6 million of outstanding letters of credit) under the revolving credit facility to fund our working capital requirements and future acquisitions.

Senior credit facility

        Our senior credit facility provides for a revolving credit facility not to exceed $80.0 million and a Tranche B term facility of $60.0 million. The senior credit facility, as amended, is guaranteed by MQ Associates and each of MedQuest's existing and future subsidiaries. MedQuest's obligations under the senior credit facility and the guarantors' obligations under the guarantees are collateralized by substantially all of the assets of MedQuest and the guarantors.

        Subject to adjustments pursuant to the fourth waiver and third amendment (the "Third Amendment") to the senior credit facility, which we entered into in September 2005, borrowings under the revolving credit facility accrue interest, at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 1.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 2.75% per annum. There were no borrowings under the revolving credit facility at March 31, 2006. Borrowings at March 31, 2005 were based upon the Eurodollar rate (3.1% at March 31, 2005) and amounted to $28.0 million. The revolving credit facility also provides for a commitment fee equal to 1/2of 1% per annum. The margins related to the prime rate and Eurodollar rate borrowings and commitment fee are subject to downward adjustment based upon our consolidated leverage ratio, as defined.

        Subject to adjustments pursuant to the Third Amendment, borrowings under the Tranche B term facility accrue interest at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 2.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 3.75% per annum. Borrowings were based upon the Eurodollar rate (4.99% and 3.1% at March 31, 2006 and March 31, 2005, respectively) and amounted to $58.4 million and $58.9 million at March 31, 2006 and March 31, 2005, respectively.

        Commencing with the fiscal year ending December 31, 2004, and annually thereafter, a specified percentage (currently 75%, subject to downward adjustment based on our consolidated leverage ratio) of excess cash flows, as defined in the senior credit facility, must be applied against certain outstanding borrowings under the senior credit facility. For the year ended December 31, 2005, we generated excess cash flows, as defined in the senior credit facility, of $9.3 million. On April 4, 2006, we paid approximately $7.0 million, or 75%, of these excess cash flows to reduce outstanding borrowings under our Tranche B term facility.

12 1/4% notes and 11 7/8% notes

        In August 2004, MQ Associates issued the 12 1/4% notes and received gross proceeds of $84.8 million, which represented a discount to the $136.0 million aggregate principal amount at maturity. The 12 1/4% notes are uncollateralized obligations of MQ Associates. Interest accrues on the 12 1/4% notes in the form of an increase in accreted value through August 15, 2008. Cash interest accrues from August 15, 2008, and is payable semi-annually in arrears commencing on February 15, 2009. MQ Associates is required to pay generally all accrued but unpaid interest on the 12 1/4% notes in cash on February 15, 2010, or at its option, on August 15, 2008. In October 2004, MQ Associates registered an identical series of senior discount notes with the SEC and subsequently completed an exchange of all the unregistered $136.0 million aggregate principal amount at maturity senior discount notes for the registered senior discount notes.

        In August 2002, MedQuest issued the 11 7/8% notes, net of a discount of $3.8 million, to fund in part its recapitalization. The 11 7/8% notes bear interest at the rate of 11 7/8% per annum that is payable semi-annually in cash on each February 15 and August 15. In February 2003, MedQuest registered an identical series of senior subordinated notes with the SEC and subsequently completed an exchange of all the unregistered $180.0 million aggregate principal amount senior subordinated notes for the registered senior subordinated notes. The 11 7/8% notes are senior subordinated uncollateralized obligations of MedQuest, ranking junior in right of payment to all of its existing and future senior debt, and are guaranteed by MQ Associates and each of MedQuest's subsidiaries.

        The senior credit facility and the indentures governing the 11 7/8% notes and the 12 1/4% notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the senior credit facility requires us to meet certain financial covenants.

Waivers related to restatement

        From February 14, 2005 through September 7, 2005, we entered into a series of limited waivers with the lenders under our senior credit facility that waived certain defaults under the senior credit facility. As a condition to the waivers obtained after March 30, 2005, we agreed that our aggregate borrowings and letters of credit at any time outstanding under the senior credit facility during the term of the waivers would not exceed the then aggregate amount of outstanding borrowings and letters of credit, of $28.8 million, plus an additional $5.0 million. The temporary waivers obtained after March 30, 2005, also provided that if, at the close of any business day during the waiver period our aggregate cash on hand exceeded $8.5 million, we were required to promptly repay revolving loans with an amount equal to such excess amount. The temporary waivers did permit us to re-borrow the amount of these repayments.

        Effective on September 7, 2005, we entered into a fourth waiver and the Third Amendment to the senior credit facility. The Third Amendment waived specified existing defaults and events of default under the senior credit facility, which we believe constituted all of the then existing defaults and events of default under the senior credit facility.

        The Third Amendment also imposed upon us certain increased pricing and additional information requirements, including the requirement that we pay an additional 0.75% per annum in interest prior to September 30, 2005 and an additional 1.00% per annum in interest on and after September 30, 2005 until November 14, 2005. In addition, the Third Amendment effected certain changes to the senior credit facility, including modifying the levels of the financial covenants in the senior credit facility, and certain of the definitions used in calculating those covenants, as well as adding a requirement that our total leverage ratio and senior leverage ratio be below certain levels for us to be permitted to incur incremental term loan borrowings or to apply certain prepayments, including asset sale proceeds and excess cash flow amounts, to revolving loans rather than term loans, under the senior credit facility, and imposing additional information covenants.

        On July 29, 2005, we commenced consent solicitations to seek certain amendments and waivers with respect to (i) the outstanding 12 1/4% notes and the related indenture dated as of August 24, 2004, and (ii) the outstanding 11 7/8% notes and the related indenture dated as of August 15, 2002. We sought consents to the amendments and waivers from the holders of at least a majority in principal amount at maturity of the 12 1/4% notes and at least a majority in principal amount of the 11 7/8% notes (the "Requisite Consents"). We also sought certain releases from holders of the 12 1/4% notes and/or 11 7/8% notes.

        On August 15, 2005, after having received the Requisite Consents, MQ Associates and Wachovia Bank, National Association ("Wachovia"), as trustee, executed and delivered the First Supplemental Indenture to the indenture governing the 12 1/4% notes and MedQuest, MQ Associates, the subsidiary guarantors named therein and Wachovia, as trustee, executed and delivered the Seventh Supplemental Indenture to the indenture governing the 11 7/8% notes. The supplemental indentures became effective on September 7, 2005, when we accepted for payment the consents pursuant to the terms and conditions of the consent solicitations.

        The supplemental indentures (i) suspended until December 31, 2005 our obligation to comply with the covenant in each of the indentures requiring timely filing of periodic reports with the SEC, (ii) waived all defaults in connection with our failure to comply with the financial reporting and related delivery covenants, (iii) required us to file with the SEC a Current Report on Form 8-K on a monthly basis containing selected financial and operational information until the earlier of (a) the date that we filed with the SEC our 2004 Annual Report and all other past due periodic reports required to be filed and (b) December 31, 2005, and (iv) amended the restricted payment covenant to provide that, at any time after June 30, 2006, we may pay a cash dividend or distribution to, or purchase, acquire or redeem capital stock in an amount up to $10.0 million if we meet a specified leverage ratio set forth in the supplemental indentures.

        Pursuant to the consummated consent solicitations, the holders of 12 1/4% notes and 11 7/8% notes waived all defaults in connection with our failure to comply with the financial reporting and related delivery covenants in the indentures governing those notes. In addition, each consenting note holder also released us and certain other enumerated persons from any and all claims and matters referring to, relating to, or arising from our restatement of our previously filed financial statements, including any governmental investigations.

        In connection with the consent solicitation, on September 7, 2005 we paid an aggregate consent fee of approximately $0.2 million to holders of the 12 1/4% notes and approximately $0.4 million to holders of the 11 7/8% notes. In addition, we made additional interest payments of approximately $1.0 million in the aggregate to record holders of the 12 1/4% notes and the 11 7/8% notes as of the close of business on each of October 1, 2005 and January 1, 2006. This additional interest was based on 0.75% per annum from July 1, 2005 to September 30, 2005 and then 1.00% per annum from October 1, 2005 to November 14, 2005 on the accreted value of the 12 1/4% notes and 1.00% per annum on the principal amount of the 11 7/8% notes accruing from July 1, 2005 to November 14, 2005, when we filed of our 2004 Annual Report and our Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2005.

Contractual obligations and commitments

        The following table sets forth the contractual obligations under our long-term debt and other material contractual commitments, including capital lease obligations and non-cancelable operating leases as of December 31, 2005 (in millions):

Contractual Obligations	Total	Less than 1 year	1–3 years	4–5 years	5 years or longer
	(in millions)
Long-term debt obligations, excluding interest	$335.1	$9.8	$24.7	$24.0	$276.6
Capital lease obligations	2.7	1.2	1.5
Operating lease obligations(a)	86.0	15.9	23.8	13.8	32.5
Purchased services obligations	17.5	8.4	9.1

Total contractual obligations	$441.3	$35.3	$59.1	$37.8	$309.1

(a)
Primarily consists of real estate leases.

Preferred stock

        The Series A Preferred Stock and Series B Preferred Stock of MQ Associates may be redeemed at the option of the holders upon the consummation of an underwritten public offering at a redemption price of $55.0 million for all of the Series A Preferred Stock and $15.0 million for all of the Series B Preferred Stock. Additionally, in the case of such redemption, the holders of Series B Preferred Stock will receive 2,295,000 shares of MQ Associates' common stock. In the event that (i) MQ Associates and its underwriters determine that the redemption of the Series B Preferred Stock would adversely affect the planned underwritten public offering or (ii) the holders of shares of Series B Preferred Stock elect not to redeem shares of Series B Preferred Stock, MQ Associates may convert all shares of Series B Preferred Stock into 17,295,000 shares of its common stock. We have not accreted the fair value of the additional shares of MQ Associates' common stock to be issued upon redemption of the Series B Preferred Stock because we do not believe that the redemption trigger is probable as of March 31, 2006.

Capital expenditures

        We incur capital expenditures for the purposes of:

  •
  purchasing new equipment and incurring leasehold improvements for de novo centers;

  •
  acquiring the assets of centers owned by third parties;

  •
  upgrading existing equipment to increase volume, quality and/or useful lives;

  •
  replacing underperforming equipment; and

  •
  upgrading information technology systems.

        Capital expenditures, in the aggregate, amounted to $17.4 million for the year ended December 31, 2005, as compared to $49.4 million for the year ended December 31, 2004 and $5.9 million for the three months ended March 31, 2006, as compared to $4.2 million for the three months ended March 31, 2005. Capital expenditures (excluding acquisitions) totaled $17.1 million in 2005, compared to $44.8 million in 2004 and $3.9 million in the three months ended March 31, 2005. Capital expenditures related to acquisitions of businesses amounted to $0.3 million in 2005, compared to $4.6 million in 2004 and $0.3 million in the three months ended March 31, 2005. We also had expenditures of $2.2 million in 2005 and $3.7 million (net of assumed liabilities) in 2004 for goodwill and other intangible assets related to those acquisitions.

        The following table sets forth capital expenditures, in detail, for the three month periods ended March 31, 2006 and 2005 and the twelve month periods ended December 31, 2005 and 2004 (in millions of dollars):

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2006	2005	2005	2004
Maintenance and growth	$3.6	$1.9	$13.6	$32.4
New centers (de novo)	1.2	1.4	2.4	8.1
Business acquisitions	—	0.3	0.3	4.6
Information technology	1.1	0.6	1.1	4.3

Total	$5.9	$4.2	$17.4	$49.4

        We believe that expenditures for capital assets will range between $21.5 million and $29.5 million for the year ending December 31, 2006. The amount of capital expenditures may vary based upon the level of unanticipated events and opportunities that present themselves during the year and is subject to change.

        We continuously evaluate acquisition opportunities, and from time to time we may enter into non-binding letters of intent.

Related party transactions

        At March 31, 2006, we leased space for 15 of our imaging centers through lease agreements between certain of our subsidiaries and Image Properties, L.L.C. ("Image Properties"), a company owned by our former Chief Executive Officer and our former President. We guarantee all real estate leases between our subsidiaries and Image Properties. The leases provide for monthly rent of approximately $0.3 million. The leases commenced from 1994 to 2001 and are typically for initial ten-year terms with five-year renewal options. The leases expire at various dates through 2011 (See Note 12, "Commitments and Contingencies" to our consolidated financial statements located elsewhere in this report for the future minimum payments to be made to Image Properties under these leases). We also lease our corporate headquarters from Image Properties for monthly rent of approximately $0.1 million. The corporate headquarters lease expires in October 2006 and we have an option to renew the lease for a period of five years. We made total lease payments under these agreements of approximately $3.7 million in each of the years ended December 31, 2005, 2004 and 2003 and $0.9 million in the three months ended March 31, 2006 and 2005. We also paid management fees of approximately $0.2 million to Image Properties for each of the years ended December 31, 2005, 2004 and 2003 and approximately $0.1 million to Image Properties in the three months ended March 31, 2005.

        Historically, we made advances to Image Properties for building and leasehold improvements made on our behalf. We had receivables of $0.2 million and $1.5 million at December 31, 2005 and 2004 for costs incurred on behalf of Image Properties. We accrue interest income at a rate of approximately 6% per annum on the outstanding balance. Image Properties made a claim against us that is discussed in more detail in Note 12 to the consolidated financial statements located elsewhere in this report.

        Pursuant to an agreement with Image Aviation, LLC, a company also owned by our former Chief Executive Officer and former President, we paid expenses of $0.1 million and $0.7 million for the years ended December 31, 2005 and 2004 for certain aviation services. In March 2005, we terminated our agreement with Image Aviation.

        During the year ended December 31, 2005, pursuant to a consulting agreement with Argus Management Corporation, a company owned by John Haggerty, our interim Chief Financial Officer until April 2006, and two other principals, we received certain interim management, financial and consulting services related to our restatement and other general corporate matters. Excluding amounts paid to Argus for Mr. Haggerty's services as interim Chief Financial Officer, we made aggregate payments in the amount of $0.8 million to Argus in the year ended December 31, 2005.

Off-balance sheet arrangements

        There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) that have, or are reasonably likely to have a current or future material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical accounting policies and estimates

        The preparation of our consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingencies. We believe the following are the critical accounting policies that most impact our consolidated financial statements. In addition, a summary of our significant accounting policies can be found in Note 2 to the consolidated financial statements included elsewhere in this prospectus. During the three months ended March 31, 2006, there were no changes to our critical accounting policies and no adoption of any new significant accounting policies other than SFAS 123R, which is discussed in Note 2, "Stock Option Plan" in the consolidated financial statements located elsewhere in this prospectus.

Revenue recognition

        Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the services are provided, based upon the estimated amounts due from patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and employers. The Company's patient accounting system currently does not record contractual adjustments at the time of billing. Instead, contractual adjustments are estimated based on historical collection experience. These estimates are subject to variances associated with changes in composition of payor and scan mix, as well as changes in reimbursement rates. Contractual payment terms are generally based upon predetermined rates per procedure. Settlements under reimbursement agreements with third-party payors are estimated and recorded in the period the related services are rendered and are adjusted in future periods as adjustments become estimable or as the service years are no longer subject to audit, review or investigation.

Patient receivables

        We report patient receivables and allowance for doubtful accounts at estimated net realizable amounts for services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, workers' compensation funds, and patients. The patient receivables are geographically dispersed, but a significant portion of our revenues and patient receivables are concentrated by type of payors.

        The concentration of gross patient receivables by payor class, as a percentage of total gross patient receivables as of the end of each of 2005 and 2004, is as follows:

	As of December 31,
	2005	2004
Managed care and commercial payors	55.3%	46.7%
Medicare	17.9%	18.4%
Medicaid	5.3%	5.8%
Other third party payors, including patients	11.4%	16.6%
Other governmental payors	10.1%	12.5%

Total	100.0%	100.0%

        Due to the nature and complexities associated with estimating the allowances for contractual adjustments, patient receivables by payor class in the above table are presented on a gross basis before such adjustments. The estimated contractual adjustment rate varies across payor classes and should not be uniformly applied on a pro rata-basis to determine net patient receivables.

        During the years ended December 31, 2005, 2004, and 2003, approximately 21.3%, 19.0%, and 17.6%, respectively, of our gross revenues related to patients participating in the Medicare program. While we derive significant revenues and accounts receivable from government agencies, we do not believe there are significant credit risks associated with these government agencies. Because Medicare traditionally pays claims faster than our other third-party payors, the percentage of our Medicare charges in patient receivables differs from the percentage of our Medicare revenues. We do not believe that there are any other significant concentrations of revenues from any particular payor that would subject us to any significant credit risks in the collection of our patient receivables.

        Additions to the allowance for doubtful accounts are made by means of the provision for doubtful accounts, which is offset by subsequent recoveries of written-off accounts. We write off uncollectible accounts against the allowance for doubtful accounts when they are deemed uncollectible. Net patient receivables include only those amounts we estimate we will collect.

        Bad debt expense is included in MG&A expenses and is set forth in the following table (in thousands).

	Fiscal Year Ended December 31,
	2005	2004	2003
Bad debt expense	$15,397	$17,140	$11,529

        We perform an analysis of our historical cash collection patterns and consider the impact of any known material events in determining the allowance for doubtful accounts. In performing this analysis, we consider the impact of any adverse changes in general economic conditions, business office operations, payor mix, or trends in federal or state governmental health care coverage.

Goodwill and other intangible assets

        Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies. In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," and in August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Effective January 1, 2002, we adopted the provisions of SFAS No. 141 and SFAS No. 142 as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

        SFAS No. 141 supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 also provides specific criteria to recognize intangible assets acquired in a business combination apart from goodwill.

        SFAS No. 142 supersedes APB Opinion No. 17, "Intangible Assets," and, beginning January 1, 2002, we no longer amortized goodwill and began testing goodwill for impairment using a fair value approach, at the reporting unit level. A reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at the component level. On an ongoing basis, absent any impairment indicators, we perform our goodwill impairment testing as of December 31 of each year.

        In accordance with SFAS No. 142, we amortize the cost of intangible assets with definite useful lives over their respective estimated useful lives to their estimated residual value. As of December 31, 2005, our definite useful lived intangible assets do not have an estimated residual value. We also review those assets for impairment in accordance with SFAS No. 144 whenever events or changes in circumstances indicate that we may not be able to recover the asset's carrying amount. As of December 31, 2005, intangible assets with definite useful lives consisted of non-compete agreements. We consider certificates of need, which are required by certain states prior to the acquisition of high cost capital items, including diagnostic imaging equipment, before providing health care services, to be indefinite lived intangible assets.

Long-lived assets

        Under SFAS No. 144, we assess the recoverability of long-lived assets (excluding goodwill) and identifiable acquired intangible assets with finite useful lives whenever events or changes in circumstances indicate that we may not be able to recover the asset's carrying amount. We measure the recoverability of assets to be held and used by a comparison of the carrying amount of the asset to the expected net future cash flows to be generated by that asset, or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future cash flows. The amount of impairment of identifiable intangible assets with finite useful lives, if any, to be recognized is measured based on projected discounted future cash flows. We measure the amount of impairment of other long-lived assets (excluding goodwill) by the amount by which the carrying value of the asset exceeds the fair market value of the asset, which is generally determined based on projected discounted future cash flows or appraised values.

        In the year ended December 31, 2004, we recorded an impairment charge in the amount of approximately $1.9 million related to certain proprietary computer software. The computer software consisted of a proprietary radiology information system combined with a stand alone accounts receivable module. The system was partially implemented in December 2002, but encountered scalability problems that ultimately led to our determination to discontinue its implementation. In 2004, replacement software that satisfied our growth needs was identified and implemented. As a result, an impairment charge was taken for a substantial portion of the cost of the prior software and amortization was accelerated for the portion that remained in use. The portion subject to accelerated amortization was fully amortized in June 2005.

Center closing costs

        We account for closed center liabilities related to exit or disposal activities initiated after December 31, 2002 in accordance with SFAS No. 146. We provide for closed center liabilities relating to the present value of the estimated remaining noncancellable lease payments after the closing date, net of estimated subtenant income. We estimate the net lease liabilities using a discount rate to calculate the present value of the remaining net rent payments on closed centers. The closed center lease liabilities usually are paid over the lease terms associated with the closed centers, which generally have remaining terms ranging from zero to eight years. Any adjustments to closed center liabilities would relate to changes in subtenant income and actual exit costs differing from original estimates and would be made in the period in which the change becomes known. Center closing liabilities are reviewed quarterly to ensure that any accrued amounts that are not sufficient estimates of future costs, or that are no longer needed for their originally intended purposes, are adjusted to income in the proper period.

        The following table summarizes accrual activity for the future lease obligations of centers closed in the normal course of business (in thousands):

Future Lease Obligations
Balance at December 31, 2003	$2
Additions	670
Usage	(69)

Balance at December 31, 2004	603
Additions	724
Usage	(405)

Balance at December 31, 2005	$922

Quantitative and qualitative disclosures about market risk

        We sell our services exclusively in the United States and receive payment for our services exclusively in U.S. dollars. As a result, our financial results are unlikely to be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets.

        The majority of our indebtedness bears interest at fixed rates. However, management may, in its judgment, determine that it is advisable to enter into interest rate swaps to convert a portion of the fixed interest rate debt to floating interest rate debt. To the extent management decides to do so, the interest expense payable or the floating rate portion of our indebtedness will be sensitive to changes in the general level of interest rates in the United States.

        Our interest income is sensitive to changes in the general level of interest rates in the United States, particularly because the majority of our investments are in short-term instruments.

        The recorded carrying amounts of cash and cash equivalents approximate fair value due to their short-term maturities.

        The table below provides information about our financial instruments that are sensitive to changes in interest rates. For long-term debt obligations, the table presents principal cash flows and, as of March 31, 2006, related weighted average interest rates by expected (contractual) maturity dates. All amounts are in United States dollars (in millions).

Long-term debt	2006	2007	2008	2009	2012	Total	Fair Value
Fixed rate	$—	$—	$—	$—	$316.0	$316.0	$174.9
Average interest rate					12.04%	12.04%	23.60%
Variable rate	$7.4	$0.5	$25.4	$25.1	$—	$58.4	$58.4
Average interest rate	8.73%	8.73%	8.73%	8.73%		8.73%	8.73%

Review of disclosure controls and procedures

        Our management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness and design of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), as of March 31, 2006. Based on this evaluation, our principal executive and principal financial officers concluded that our disclosure controls and procedures were effective as of March 31, 2006. No change in internal control over financial reporting occurred during the three months ended March 31, 2006 that has materially affected, or is reasonably likely to materially affect, such internal controls over financial reporting.

        The effectiveness of our or any other system of disclosure controls and procedures and internal control over financial reporting is subject to certain limitations, including the exercise of judgment in designing, implementing and evaluating the controls and procedures, the assumptions used in identifying the likelihood of future events, and the inability to eliminate misconduct completely. As a result, our disclosure controls and procedures and internal control over financial reporting may not prevent all errors or improper acts or ensure that all material information will be made known to appropriate management in a timely fashion. Still, because of the substantial work performed in reviewing our controls and the enhanced procedures and controls we have implemented to help ensure the proper evaluation and disclosure of the financial information for the periods covered by this prospectus, management, including the principal executive officer and principal financial officer, believes that the financial information for the periods covered by this prospectus and the accompanying consolidated financial statements are fairly stated in all material respects.

Industry

        Diagnostic imaging services are generally non-invasive procedures that generate images of the internal anatomy. Diagnostic imaging equipment permits physicians to diagnose injuries, diseases and disorders, often reducing the cost, the amount of care required and the need for costly and invasive diagnostic procedures. Diagnostic imaging procedures include MRI, CT, nuclear medicine, ultrasound, mammography, fluoroscopy, bone densitrometry and x-ray.

Diagnostic imaging modalities

        Magnetic Resonance Imaging or MRI.    MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for applications such as imaging of the heart, chest and abdomen. Conditions that can be detected through the use of MRI include multiple sclerosis, tumors, strokes, infections and injuries to the spine, joints, ligaments and tendons. Unlike x-rays and CT, MRI does not expose patients to radiation.

        Computed Tomography or CT.    In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular area of anatomy. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections.

        Nuclear Medicine or Gamma Camera.    Nuclear medicine, or gamma camera, utilizes short-lived radioactive isotopes that release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions.

        Ultrasound.    Ultrasound imaging utilizes high-frequency sound waves to develop images of internal organs, fetuses and the vascular system. Ultrasound has widespread applications, particularly for procedures in obstetrics, gynecology and cardiology.

        Mammography.    Mammography is a specialized examination utilizing low dosage x-rays to visualize breast tissue and is the primary screening tool for breast cancer.

        General Fluoroscopy.    Fluoroscopy utilizes ionizing radiation combined with a video viewing system for real-time visualization of anatomy.

        Bone Densitometry.    Bone densitometry uses an advanced technology called dual-energy x-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis.

        General X-ray.    X-rays utilize high-energy radiation to penetrate the body and record images of organs and structures on film or digital media.

Diagnostic imaging settings

        Diagnostic imaging procedures are typically performed in hospitals, FICs, physician offices and mobile/shared-service units.

        Hospitals and Clinics.    Hospitals provide inpatient and outpatient diagnostic imaging services, typically on site. These inpatient and outpatient centers are owned and operated by the hospital or clinic and are primarily used by patients of the hospital or clinic. The hospital or clinic bills third-party payors, such as health insurers, Medicare or Medicaid, for services performed.

        FICs.    Independent, fixed-site, outpatient diagnostic imaging centers are not generally owned by hospitals or clinics. These centers depend upon physician referrals for their patient volume and generally do not maintain dedicated, contractual relationships with hospitals or clinics. FICs typically perform their own billing, sales and marketing functions. Freestanding diagnostic imaging centers are generally located in metropolitan areas with established demand for MRI and other imaging services.

        Physician Offices.    Increasingly, physician practices that have historically referred patients to FICs, hospitals or clinics are installing MRI and CT equipment in their own offices. While we believe we provide a superior package of services with high quality images, typically better equipment, image interpretation by board certified radiologists and other service components, this trend continues to increase the level of competition in our industry and to drive higher utilization.

        Mobile Providers.    In contrast to FICs, mobile imaging operators operate diagnostic imaging equipment in mobile trailers, providing their customers with shared-service or full-time diagnostic imaging services. Mobile providers often target physician practices and small to mid-size hospitals in non-urban areas in need of advanced imaging technologies but without the procedure volume or customer base to justify a fixed-site location. Mobile providers are generally paid directly by hospitals, or physician practices, which in turn bill the third party payors for individual procedures.

Industry trends

        Wider acceptance by physicians, payors and patients.    Imaging modalities, in particular MRI, continue to gain widespread acceptance from both physicians and payors because of the enhanced diagnostic applications and reduced cost to the payor of early diagnosis of an ailment. Because of the benefits that non-invasive imaging procedures provide, patients have begun to demand faster service and improved access to imaging. With physicians, payors and patients increasingly focused on high quality, easily accessible and more cost-effective care, we believe that the role that diagnostic imaging plays in the delivery of healthcare will continue to increase over the next decade.

        Increasing number of applications.    The use of imaging modalities such as MRI and CT has increased rapidly in recent years as these technologies enable physicians in a wide variety of specialties, including orthopedics, neurology, cardiology and internal medicine, to diagnose an increasing number of diseases and injuries quickly and accurately without exploratory surgery or other invasive procedures. For instance, whereas MRI has traditionally been used primarily for imaging of the spine, brain and soft tissues, physicians are now utilizing MRI equipment to examine blockages in coronary arteries, a procedure that previously required an invasive procedure. Similarly, new CT applications include advanced chest and abdominal imaging. We believe that future technological advances will continue to enhance the ability of radiologists to diagnose and influence treatment.

        Stable technology environment.    We do not foresee new imaging technologies on the horizon that will displace MRI or CT. In addition, major equipment manufacturers continue to develop improvements and enhancements to the technologies that we are currently operating and purchasing.

Business

General

        We are a leading operator of independent, fixed-site, outpatient diagnostic imaging centers (each a "FIC") in the United States. Our centers provide diagnostic imaging services using a variety of technologies including magnetic resonance imaging ("MRI"), computed tomography ("CT"), nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, bone densitometry and mammography. As of March 31, 2006, we operated a network of 92 centers in 13 states primarily throughout the southeastern and southwestern United States.

        We provide high quality diagnostic imaging services tailored to each of our local markets. We empower our center managers to run our centers to meet the demands of local market conditions, while our corporate structure provides economies of scale, corporate training programs, standardized policies and procedures and sharing of best practices across our network. Each of our center managers is responsible for meeting our standards of patient care, managing relationships with local physicians and maintaining profitability.

Business strategy

        Our objective is to be the leading provider of outpatient diagnostic imaging services in the geographic markets we serve by:

        Providing high quality service to our customers.    Our business model is geared towards serving the needs of our three customers: (i) referring physicians; (ii) patients; and (iii) payors. We evaluate our customer service measures by focusing on speed of procedure, quality of images, radiologist report turn-around time and customer experience "exit" surveys.

        Referring physicians:    We recognize that by providing convenient scheduling for patients, fast turn-around times for procedure results, high quality images and skilled and accessible radiologists, we enable our referring physicians to improve the quality and efficiency of their own medical practices. We develop relationships with referring physicians to increase patient volume and enable us to identify and respond quickly to local market needs. We also provide extended hours and extended days of operation to meet patient volume without significant delay. Our goal is to provide image turn-around and supporting radiologist reports within one business day after a procedure is performed.

        Patients:    We strive to make the diagnostic imaging procedure convenient and comfortable for our patients. We also address our patients' needs by offering flexible scheduling with extended operating hours, convenient center locations, short waiting times and a patient-friendly, comfortable environment.

        Payors:    We believe that payors value our high quality services, efficient operations, cost-effectiveness and our market coverage. Our significant presence in key markets is particularly important to payors as it enables us to satisfy a significant number of their customers' or beneficiaries' needs. We believe payors value our cost-effectiveness and quality, as compared to hospital providers and the diagnostic imaging services provided by physicians who own their own equipment. We actively seek to improve and expand our relationships with every significant payor group within the local markets we serve.

        Increasing our current market presence.    We build concentrated groups of centers in the local markets we serve in order to establish local market share. This concentration enables us to: (i) build a strong referral base; (ii) establish stronger and more meaningful relationships with commercial payors; (iii) attract and retain highly qualified radiologists; and (iv) provide our patients with convenient locations that offer a range of imaging services. We look to deepen and expand our network by adding centers in our existing or neighboring geographic markets through de novo development and/or acquisitions to strengthen our position as a leading provider of outpatient diagnostic imaging services in these markets.

        Improving efficiency and focusing on our core markets.    The diagnostic imaging industry, generally, and our business, specifically, is faced with a number of challenges, including reductions in reimbursement and increasing competition, most of which comes from physician self-referral (non-radiologists purchasing and utilizing their own diagnostic imaging equipment). Our strategy is to mitigate the impact of these challenges by reducing our cost structure, focusing on asset allocation within centers and across markets and selectively growing in our core markets where we can leverage our competitive strengths.

        Enhancing our existing centers.    We pursue same center growth within our existing centers by extending hours and days of operation, adding modalities and increasing imaging capacity through equipment upgrades and additions to meet the needs of our local markets. We also strive to increase the performance of our existing centers through our focus on improving customer service and by expanding our referral sources.

        Expanding to new markets.    We expand through de novo development and acquisitions, using a disciplined approach for evaluating and entering new geographic markets. We perform extensive due diligence before developing a de novo center or acquiring an existing center, including surveying local referral sources and radiologists, as well as examining the demographics, reimbursement environment, competitive landscape and intrinsic demand of the geographic market. We seek to enter markets where: (i) there is sufficient patient demand for outpatient diagnostic imaging services; (ii) we believe we can gain sufficient market share; (iii) we can build key local referral relationships; and (iv) payors are receptive to our entry into the market.

Company history

        We were founded in 1993 to provide high quality, fixed-site outpatient single and multi-modality diagnostic imaging services. Since that time, we have selectively expanded our business through development of de novo centers, acquisitions of centers (one to four centers at a time) and expanding existing centers through adding modalities and enhancing or upgrading our current diagnostic imaging equipment.

Facilities and equipment

        We segregate our centers into three categories, single modality, dual-modality and multi-modality centers. As of March 31, 2006, we operated: (i) 47 multi-modality centers; (ii) 28 dual-modality centers, the vast majority of which offer MRI and CT; and (iii) 17 single modality centers, the vast majority of which are MRI only. We have the ability to expand service capabilities at each of our centers by increasing the capacity of our existing diagnostic imaging equipment through upgrades, offering multiple pieces of diagnostic imaging equipment within the same modality and adding new modalities, such as nuclear medicine, ultrasound and mammography. As of March 31, 2006, we owned or leased 18 mobile MRI units that we use on a full or part time basis to supplement capacity at our centers from time to time on an as needed basis and to evaluate new markets.

        At March 31, 2006, we operated 354 diagnostic imaging systems, 346 of which we owned and 8 of which we leased on a full or part time basis. The following table sets forth the details of our owned and leased diagnostic imaging equipment at March 31, 2006:

	March 31, 2006
	Owned	Leased	Total
MRI	107	5	112
CT	69	—	69
Other	170	3	173

Total	346	8	354

        Other modalities include nuclear medicine, x-ray, fluoroscopy, ultrasound, bone densitometry and mammography.

        Of $17.4 million of total capital expenditures for the year ended December 31, 2005, we invested approximately: $13.6 million in equipment maintenance and expansion; $1.1 million for information technology; $2.4 million in the development of three de novo centers; and $0.3 million in the acquisition of one center. During the year ended December 31, 2005, we added nine MRIs, four of which were high field, and disposed of six, we added eight CTs, six of which were multi-slice, and disposed of six, and we added twenty pieces of other modality equipment and disposed of fifteen. Of the $5.9 million total capital expenditures for the three months ended March 31, 2006, we invested approximately: $3.6 million in equipment maintenance and expansion; $1.1 million for information technology; and $1.2 million in the development of two de novo centers. During the three months ended March 31, 2006, we added five MRIs, three of which were high field, and disposed of six; we added five CTs, all of which were multi-slice, and disposed of five; and we added five pieces of other modality equipment and disposed of eight.

Personnel

        As of March 31, 2006, we had 1,648 employees, of which 90 were employed at our headquarters and the remainder were employed at our diagnostic imaging and billing centers. Our employees are not represented by a labor organization, and we are not aware of any activity seeking such organization. We believe that our relationship with our employees is good.

Information technology systems

        Our information technology systems allow us to efficiently and effectively manage our diagnostic imaging center operations, accounting and finance and payroll functions, and to facilitate DICOM image routing and reading. Our medical practice management system, Centricity, provides us with front office support for scheduling of patient procedures and back office support for billing and collections.

        We intend to enhance our systems by completing the implementation of an enterprise transcription and dictation system, which is approximately 40% complete. We expect this system to enhance operational efficiencies by: (i) standardizing processes and procedures across our entire network of centers; (ii) automating, simplifying and accelerating workflow; and (iii) providing more timely results to our referring physicians, patients and other customers.

Customer service

        We provide high quality, diagnostic imaging services to our customers. Our philosophy of delivering high quality patient care and customer service is an important tenet for our entire organization. Our emphasis on customer service enables us to develop strong relationships with referral sources and payors and to attract top radiologists. We focus on conveniently locating our centers and reducing waiting times through extended and weekend hours. In addition, we have set a standard to provide referring physicians with their patients' scans within one business day after a procedure is performed. We select centers and patients to conduct random or blind customer service tests in order to monitor the level of customer service we provide.

Payors

        Our revenue is generated by providing patient services at our diagnostic imaging centers. Patient services revenue is earned from services billed directly to patients or third-party payors (generally Medicare, Medicaid, commercial payors and other third party payors) on a fee-for-service basis. The following table sets forth the percentage of our total gross revenue presented by payor class for the years ended December 31, 2005, 2004 and 2003 and for the three months ended March 31, 2006:

				Three Months Ended March 31, 2006
	Years ended December 31,
	2005	2004	2003
Managed care and commercial payors	54.5%	55.7%	49.8%	56.0%
Medicare	21.3%	19.0%	17.6%	21.1%
Medicaid	5.8%	5.6%	4.5%	5.9%
Other third party payors	8.7%	9.8%	17.5%	8.3%
Other governmental payors and workers' compensation payors	9.7%	9.9%	10.6%	8.7%

Total	100.0%	100.0%	100.0%	100.0%

        Managed care and commercial payors represent a majority of our customer and revenue base, and we can provide service to their beneficiaries if we have a contractual arrangement with the patient's managed care or insurance carrier. Our ability to maintain contractual relationships with a broad array of payors is important to our referral physicians and their patients. We have over 360 different contracts with commercial payors, and no one commercial payor accounted for more than 10.0% of our gross revenue during the three months ended March 31, 2006. These contracts, which specify the negotiated fees to be paid by each payor for the diagnostic imaging services we provide, enable us to serve patients with insurance coverage through their applicable commercial payors. Our business service centers are responsible for billing our payors in accordance with the terms of these contracts and within our corporate policies.

Marketing

        Each of our centers typically has a marketing manager who is fully dedicated to marketing activities. Our center managers also focus on marketing activities. We market to local physicians and payors in an effort to attract new patients, expand and maintain relationships with referring physicians and payors, grow revenue at our existing centers and maintain contractual relationships. Marketing activities include participating in health fairs, organizing and presenting educational programs on new applications and uses of diagnostic imaging technology, developing and conducting customer service programs and calling on managed care organizations and third-party insurance companies to solicit additional contracts. Marketing activities principally focus on referring physicians and managed care entities, while general awareness programs are targeted to patients and referring physicians.

Suppliers

        Several substantial companies manufacture MRI (including open and high field MRI), CT and other diagnostic imaging equipment, including Philips Medical Systems, Inc., Siemens Medical Systems, Inc., GE Medical Systems, Inc. and Hitachi Medical Systems America, Inc. We purchase contrast agents, which are used in some of our procedures, and film from major distributors. We believe that we have good working relationships with all of our major suppliers.

        Most of our equipment is serviced through an equipment servicing contract with a major manufacturer. That contract requires the service provider to service substantially all of our diagnostic imaging equipment.

Competition

        The overall diagnostic imaging services market is highly competitive, with services provided in a variety of settings and by several different types of providers. We compete principally on the basis of our reputation for delivering high quality images and radiologist reports in a timely manner, the comfort and care we provide to patients in our centers and price. We compete with other fixed-site, outpatient diagnostic imaging providers, non-radiologist physician practices, radiologists that own their own equipment, hospitals that own their own equipment and others, including leasing companies that own and operate diagnostic imaging equipment. Our major competitors include HealthSouth Corporation, Radiologix, Inc., InSight Health Services Corp. and Alliance Imaging, Inc. Our competition also includes hospitals, medical clinics and physician groups that provide diagnostic imaging services by leasing mobile diagnostic imaging equipment on a full or part-time basis. Some of our competitors that provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment. Finally, we face competition from providers of competing technologies that we do not offer, such as PET scans, and may face competition from providers of new technologies in the future.

        Increasingly, physician practices that historically have referred patients to our centers or other FICs are installing MRI and CT equipment in their own offices. While we believe we provide a superior package of services with high quality images, typically better equipment, image interpretation by board certified radiologists and other service components, this trend continues to increase the level of competition in our industry and to drive higher utilization.

        We operate in a market that is highly fragmented and characterized by the small group of large competitors referred to above and a large number of small competitors. Many of these small competitors are either sole proprietorships or are part of medical practices.

Environmental matters

        We are subject to federal, state and local regulations governing the storage, use and disposal of hazardous materials and medical and radioactive waste products. Our diagnostic imaging centers generate small amounts of medical wastes or other hazardous materials, and some of our imaging services involve the use of radioactive materials. Although we believe that our procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and adequately provide for the safety of our patients, employees and the environment, we cannot completely eliminate the risk of accidental releases, contamination or injury associated with these materials.

Insurance

        We may be subject to professional liability claims including, without limitation, for improper use or malfunction of our diagnostic imaging equipment. We maintain insurance policies with coverage that we believe is appropriate in light of the risks attendant to our business and consistent with industry practice. However, adequate liability insurance may not be available to us in the future at acceptable costs or at all.

        We maintain general and professional liability insurance in commercially reasonable amounts. As of December 31, 2005, our per incident and aggregate limits for this insurance policy were $1.0 million and $3.0 million, respectively, and we maintain umbrella coverage in excess of these limits. Additionally, we maintain workers' compensation insurance on all employees. Coverage is placed on a statutory basis and responds to each state's specific requirements. We have not assumed any material liabilities, known or unknown, of any of the centers we have acquired. However, claims may be asserted against us for events that occurred prior to our acquiring these centers.

        The radiologists at our centers may from time to time be subject to malpractice claims. To protect against possible professional liability, we maintain professional liability insurance. We also require all non-employee radiologists to obtain their own malpractice insurance policies at appropriate levels. Nevertheless, claims, suits or complaints relating to services provided by the radiologists at our centers may be asserted against us in the future, including malpractice claims.

Regulation and reimbursement

        Licensing and certification.    Healthcare facility construction and operation is subject to federal, state and local laws relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes, and environmental protection laws. Licensing requirements vary among the states in which we operate. Diagnostic imaging centers must meet requirements under these laws in order to participate in government programs, including the Medicare and Medicaid programs, or to contract with certain commercial payors.

        In addition, free-standing diagnostic imaging centers that provide services independent of a physician's office must be enrolled by Medicare as an "Independent Diagnostic Testing Facility" (an "IDTF") to bill the Medicare program. Medicare fiscal intermediaries have discretion in applying the IDTF requirements and, therefore, the application of these requirements may vary from jurisdiction to jurisdiction. Notwithstanding this complexity, we conduct our operations in compliance, in all material respects, with federal, state and local laws and make every effort to satisfy the IDTF requirements or, where applicable, to operate as a qualified physician's practice.

        Certificates of need.    The laws of some of the states in which we operate limit our ability to acquire new diagnostic imaging equipment or expand or replace our existing equipment at diagnostic imaging centers because these states require a certificate of need ("CON") or similar regulatory approval prior to the acquisition of high-cost capital items, including diagnostic imaging equipment or provision of diagnostic imaging services by us or by those parties for whom we manage facilities. Six of the 13 states in which we operate generally require CONs, subject to certain exemptions. In many cases, a limited number of these CONs are available in a given state. If we are unable to obtain the applicable CONs or additional certificates or approvals necessary to expand our operations, these regulations may limit or preclude our operations in the relevant jurisdictions.

        Conversely, states in which we have obtained a CON may repeal existing CON regulations or liberalize exemptions from the regulations. The repeal of CON regulations in states in which we have obtained CONs or an exemption therefrom would lower barriers to entry for competition in those states and could adversely affect our business.

        Our ability to obtain a CON or exemption therefrom in a particular state is not a definitive guarantee that our operations under the applicable CON law will be unchallenged. One or more parties may challenge our CON or exemption therefrom from time to time. While such challenges could be raised on a number of issues, they generally would be based upon the application or interpretation of certain financial formulae contained within the applicable CON statute and either: (i) our adherence to that formulae in the submission of our CON application or exemption therefrom or (ii) the applicable state agency's interpretation or application of the CON statute in its review of our application. If we are unable to prevail against challenges to our CONs or exemptions therefrom, we may be limited or precluded from continuing our operations in the relevant jurisdictions.

        Fee-splitting; corporate practice of medicine.    The laws of many states in which we maintain facilities prohibit unlicensed persons or business entities, including corporations, from employing physicians or engaging in certain financial arrangements, such as splitting professional fees between physicians and non-physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Possible sanctions for violations of these restrictions include loss of a physician's license, civil and criminal penalties and rescission of business arrangements that may violate these restrictions. We structure our relationships with radiologists in a manner that we believe does not constitute the practice of medicine by us. Although we exercise care to structure our arrangements with healthcare providers to comply with relevant state laws, and believe our current arrangements substantially comply with applicable laws, there is no assurance that government officials charged with responsibility for enforcing these laws will not assert that we, or transactions in which we are involved, are in violation of such laws, or that such laws ultimately will be interpreted by the courts in a manner consistent with our interpretations.

        Medicare and Medicaid reimbursement programs.    Our revenue is derived through our ownership, operation and management of diagnostic imaging centers. During the three months ended March 31, 2006 and the year ended December 31, 2005, approximately 27.0% and 27.1%, respectively, of our gross revenue generated at our diagnostic imaging centers was derived from Medicare and Medicaid.

        Medicare.    The Medicare program is a social health insurance program that provides health care to Americans who either are 65 years of age or older or have certain qualifying conditions. There are four separate "Parts" to the Medicare program, with the services that we provide being reimbursed under Part B, which covers physician, outpatient ambulatory and ancillary services, such as diagnostic imaging services.

        In 1997, the Centers for Medicare and Medicaid Services ("CMS") created a Medicare enrollment category entitled IDTFs. CMS has created one exception to IDTF enrollment, which applies to radiology group practices. While we generally have enrolled our imaging centers with the Medicare program as IDTFs, some of our centers are enrolled as radiology group practices.

        The physician fee schedule is a statutory formula pursuant to which the Department of Health and Human Services ("HHS") assigns relative values to covered medical procedures based on the specific procedure's ranking relative to the other procedures on the scale. The physician fee schedule is subject to annual updates, which adjust the rates payable per procedure for inflation, subject to further adjustment that assures projected spending for the year meets allowed spending for that year. Medicare reimbursement totaled $55.2 million of our net revenue for the year ended December 31, 2005 and $13.0 million of our net revenue for the three months ended March 31, 2006. On August 1, 2005, CMS released proposed payment and policy changes specifically reducing payments for certain diagnostic imaging procedures involving contiguous body parts performed in the same session. In November 2005, CMS promulgated final regulations, which would lower the reimbursement for the technical component of each additional imaging procedure by 25% in 2006 and an additional 25% in 2007.

        On February 8, 2006, President Bush signed the Deficit Reduction Act of 2005 (the "DRA"). The DRA eliminates CMS's previously announced 4.4% reduction in reimbursement for physician services under the 2006 physician fee schedule, but codifies CMS's reduction in the reimbursement for scans of contiguous body parts and also provides for a significant reduction in reimbursement for radiology services for Medicare Part B beneficiaries. The DRA provides that, effective January 1, 2007, reimbursement for diagnostic imaging services (excluding diagnostic and screening mammography) performed at non-hospital based freestanding facilities, which includes FICs like our centers, will be the lesser of the Medicare Part B physician fee schedule and Medicare's outpatient prospective payment system schedule ("OPPS") for hospitals. Historically, non-hospital based freestanding fixed-site imaging centers were not directly affected by OPPS. OPPS was utilized to reimburse hospitals for outpatient services on a rate per service basis that varies according to the ambulatory payment classification group ("APC") to which the service is assigned rather than on a hospital's costs, and had the effect of reducing reimbursement rates from those paid to hospitals for outpatient services on the previous cost-based system. Each year CMS publishes new APC rates that are determined in accordance with the promulgated methodology.

        We believe that the DRA reimbursement reductions will have a material adverse impact on our results of operations, cash flows and overall financial condition. If these reimbursement reductions had been in full effect during the year ended December 31, 2005, we estimate that the impact on our financial results would have been a $12.2 million reduction in net revenue, comprised of $9.9 million for the impact of the lower of Medicare Part B or OPPS and $2.3 million for the full 50% impact of the contiguous body part reimbursement reduction. This estimate is based on the following assumptions: (i) full implementation of the 50% reduction in reimbursement for contiguous body parts; (ii) 2005 scan volumes and modality mix; (iii) our historic Medicare denial rate; and (iv) published national APC rates for 2006.

        We expect the actual impact of the reduction on our Medicare net revenue during 2007 will be comparable to the estimate above if the DRA is not modified prior to January 1, 2007, although payor mix and scan mix during 2007 could vary from our actual experience in 2005, which would impact the effect on the reimbursement reduction.

        The estimated impact of the DRA does not include the impact of third party payors, other than Medicare, implementing comparable reductions in reimbursement. If other payors were to implement reductions, our results of operations, cash flows and overall financial condition would be further adversely affected. We are unable to anticipate or estimate the possibility or extent of potential reductions by non-Medicare payors.

        To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on Medicare reimbursement rates, any reduction in Medicare rates could result in a corresponding reduction in reimbursement from our commercial payors. Similarly, any change in a significant commercial payor's reimbursement rates may result in a corresponding change in reimbursement rates with other commercial payors. Future Medicare reimbursement reductions may further reduce the payments we receive for our services. Any change in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we can obtain reimbursement or the amounts reimbursed to us for services we provide.

        Medicaid.    The Medicaid program is a jointly-funded federal and state program providing coverage for low-income persons. In addition to federally-mandated basic services, the services offered and reimbursement methods vary from state to state. Both the federal government and many states are currently considering significantly reducing Medicaid funding. In most states in which we operate, Medicaid reimbursement for diagnostic imaging services is lower than the reimbursement rates paid by other payors (including the Medicare program), and some states have established or are establishing payment methodologies intended to provide healthcare services to Medicaid patients through managed care arrangements. Medicaid represented 5.8% of our gross revenue for the year ended December 31, 2005 and 5.9% of our gross revenue for the three months ended March 31, 2006.

        Federal Anti-Kickback and Stark Laws.    Federal law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under

Medicare, Medicaid or other governmental programs or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs.

        The Office of Inspector General ("OIG") at HHS has published safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the anti-kickback statute, provided all applicable criteria are met. The failure to meet all of the applicable safe harbor criteria does not mean, however, that the particular arrangements violate the anti-kickback statute. We have a variety of physician arrangements and, although we do not believe that these agreements violate the law, there is no assurance that regulatory authorities will not determine otherwise or that all of our arrangements meet all of the applicable safe harbor criteria, especially as enforcement of this law historically has been a high priority for the federal government. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare, Medicaid or other governmental programs, as well as civil and criminal penalties, any of which could have an adverse effect on our business and results of operations.

        The Social Security Act also includes a provision commonly known as the "Stark Law." This law prohibits a physician from referring Medicare (and to some extent Medicaid) patients to an entity providing "designated health services," including, without limitation, radiology services, in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The penalties for violating the Stark Law include a prohibition on payment by these governmental programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme" as well as civil penalties of twice the dollar value of each service and exclusion from future participation in the Medicare and Medicaid programs.

        On January 4, 2001, CMS published final Phase I regulations to implement the Stark Law. Under these final regulations, radiology and certain other imaging services are included in the designated health services subject to the self-referral prohibition. Under the final regulations, such services include the professional and technical components of any diagnostic test or procedure using x-rays, ultrasound or other imaging services, computerized axial tomography, MRI, radiation therapy and diagnostic mammography services (but not screening mammography services). The final regulations, however, exclude from designated health services: (i) x-ray, fluoroscopy or ultrasonic procedures that require the insertion of a needle, catheter, tube or probe through the skin or into a body orifice; (ii) radiology procedures that are integral to the performance of, and performed during, non-radiological medical procedures; (iii) nuclear medicine procedures; and (iv) "invasive" or "interventional" radiology, because the radiology services in these procedures are merely incidental or secondary to another procedure that the physician has ordered.

        The Stark Law provides that a request by a radiologist for diagnostic radiology services, if such services are furnished by or under the supervision of such radiologist or another radiologist in the same group practice pursuant to a consultation requested by a third party physician, does not constitute a "referral" by a "referring physician." The effect of the Stark Law on the radiology practices, therefore, will depend on the precise scope of services furnished by each such practice's radiologists and whether such services derive from consultations or are self-generated.

        On March 26, 2004 CMS published Stark Law Phase II regulations, which took effect July 26, 2004. These regulations offer slightly greater flexibility through the addition of certain limited exceptions and more liberal interpretations of certain Stark requirements, while also establishing certain bright line rules that may make it more difficult to qualify certain arrangements for exceptions to the Stark self-referral prohibitions. The Stark II changes have not altered the way in which we structure our business operations.

        Although we believe that we have structured our acquisitions of the assets of existing practices and our service agreements for management and administrative services to comply with the Stark Law and regulations, a determination of noncompliance under the Stark Law could have an adverse effect on our business, financial condition and results of operations.

        Federal False Claims Act.    The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. In addition, amendments in 1986 to the Federal False Claims Act have made it easier for private parties to bring "qui tam" whistleblower lawsuits against companies. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages sustained by the federal government.

        In February 2003, we received a request for documents from the United States Department of Justice, or DOJ, regarding our billing practices. The request arose from a lawsuit filed under seal according to the qui tam provision of the Federal False Claims Act. The DOJ thoroughly reviewed the claims made in the qui tam lawsuit and concluded that no government intervention was required in the matter. On September 9, 2005, we reached a settlement with the DOJ to resolve the matter as an alleged Medicare overpayment, pursuant to which we admitted no liability or wrongdoing. We also entered into a separate settlement agreement with the private parties in the qui tam lawsuit. The aggregate settlement payments pursuant to these settlement agreements did not have a material adverse effect on our financial condition or results of operations.

        State Fraud and Abuse Provisions.    Most of the states in which our diagnostic imaging centers are located have adopted a form of anti-kickback law, almost all of those states have also adopted a form of Stark Law, and some have adopted separate false claims provisions. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws cover all referrals by all healthcare providers for all healthcare services. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

        Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996. The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") required HHS to adopt standards to protect the security and privacy of health-related information. Although HHS issued proposed rules in 1998 concerning the security standards, final rules were not adopted until February 20, 2003. The security standards contained in the final rules do not require the use of specific technologies (e.g., no specific hardware or software is required), but instead require health plans, healthcare clearinghouses and healthcare providers to comply with certain minimum security procedures in order to protect data integrity, confidentiality and availability.

        With respect to the privacy standards, HHS published final rules in December of 2000. However, on August 14, 2002, HHS published final modifications to the privacy standards. The final modifications eliminated the need for patient consent when the protected health information is disclosed for treatment payment issues or healthcare operations. In addition, the final modifications clarified the requirements related to authorizations, marketing and minimum necessary disclosures of information. All healthcare providers were required to be compliant with the new federal privacy requirements no later than April 14, 2003. We were compliant, in all material respects, with this federal privacy requirement as of April 14, 2003 and continue to be in compliance in all material respects.

        The HIPAA privacy standards contain detailed requirements regarding the use and disclosure of individually identifiable health information. Improper use or disclosure of identifiable health information covered by the HIPAA privacy regulations can result in the following fines and/or imprisonment: (i) civil money penalties for HIPAA privacy violations are $100 per incident, up to $25,000, per person, per year, per standard violated; (ii) a person who knowingly and in violation of the HIPAA privacy regulations obtains individually identifiable health information or discloses individually identifiable health information to another person may be fined up to $50,000 and imprisoned up to one year, or both; (iii) if the offense is committed under false pretenses, the fine may be up to $100,000 and imprisonment for up to five years; and (iv) if the offense is done with the intent to sell, transfer, or use individually identifiable health information for commercial advantage, personal gain, or malicious harm, the fine may be up to $250,000 and imprisonment for up to ten years.

        HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Although these standards were to become effective October 2002, Congress extended the compliance deadline until October 2003 for organizations, such as ours, that submitted a request for an extension. We were compliant, in all material respects, with these electronic transaction standards as of October 2003 and continue to be in compliance.

        Compliance Program.    We have a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. Our program also monitors compliance with our Corporate Compliance Plan, which details our standards for: (i) business ethics; (ii) compliance with applicable federal, state and local laws; (iii) business conduct; and (iv) quality of service. An important part of our compliance program consists of conducting periodic audits of various aspects of our operations. We also conduct mandatory educational programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program. Our compliance program has been structured in light of the guidance provided by the OIG.

        Internal Audit.    Our internal audit function monitors compliance with our policies and procedures, including those related to billing and collections. The internal audit function was developed within the framework dictated by the Institute of Internal Auditor's Standards for the Professional Practice of Internal Auditing and other relevant professional standards.

Legal proceedings

        We have been advised by the U.S. Attorney's Office in Atlanta, Georgia that, based on the information it has gathered to date, it has terminated the investigation it opened in June 2005 relating to the resignation of our former executive officers and our restatement of prior period financial statements, which we completed in 2005; provided, however, that the U.S. Attorney's Office reserves the right to re-open its investigation in the event that new and relevant information is brought to its attention.

        We are continuing to cooperate with the staff of the SEC concerning its formal inquiry into, among other things, our restatement of prior period financial statements, which we completed in 2005.

Management

Directors and executive officers

        The following table sets forth certain information with respect to persons who are the executive officers and directors of MQ Associates as of May 31, 2006. Pursuant to the current stockholders' agreement with MQ Associates, the board of directors of MQ Associates contains three members designated by MQ Investment Holdings, LLC, one designated by a member of MQ Investment Holdings, LLC, and one member designated by a majority of the stockholders of MQ Associates.

Name	Age	Position
Donald C. Tomasso	60	Interim Chairman
C. Christian Winkle	43	Chief Executive Officer and Director
Todd E. Andrews	44	Chief Financial Officer
Daniel J. Schaefer	59	Co-Chief Operating Officer
Michael A. Villa	37	Co-Chief Operating Officer
Todd W. Latz	33	General Counsel and Secretary
Stephen P. Murray	43	Director
Nancy-Ann DeParle	49	Director
Benjamin B. Edmands	35	Director
Anthony R. Masso	65	Director

        Donald C. Tomasso has served as our Interim Chairman since March 2005 and has been one of our directors since December 2002. Mr. Tomasso also served as our Interim Chief Executive Officer from March 2005 to October 2005. From April 2000 to the present, he has been the Chairman of Metro Offices, Inc., a provider of workplace solutions for entrepreneurs, small to medium-sized corporations and the mobile workforce of large corporations. From 1998 to the present, Mr. Tomasso has also been the President and a co-founder of Scarlet Oak Investments, LLC, a private equity investment firm. From 1991 to 1998, Mr. Tomasso was President of Manor Care Health Services, Inc., a provider of skilled nursing care, assisted living facilities and senior support services, while also serving as Chairman and Chief Executive Officer of Vitalink Pharmacy Services, Inc. from 1991 to 1996. Prior to joining Manor Care Health Services, Inc., Mr. Tomasso had held various positions with Marriott Corporation for fourteen years, most recently serving as Executive Vice President and General Manager of Marriott's Roy Rogers Restaurant business unit from 1986 to 1990. Mr. Tomasso is a member of the Board of Trustees of Drexel University LeBow College of Business and the Washington College Presidents Advisory Council. Mr. Tomasso received his B.S. in Commerce and Engineering, his Masters Degree in Environmental Engineering and his M.B.A. from Drexel University. Pursuant to the stockholders' agreement, Mr. Tomasso is a designee of the majority of the stockholders of MQ Associates.

        C. Christian Winkle has served as our Chief Executive Officer and a director since October 2005. Mr. Winkle has held a number of executive positions in the healthcare industry, with particular experience in the skilled nursing, rehabilitation, sub-acute care and post-acute care arenas. Mr. Winkle served as President and Chief Executive Officer of Mariner Health Care, Inc. ("Mariner"), a long-term health care company, from 2000 through the merger of Mariner and National Senior Care, Inc. in December 2004. From January 2005 through July 2005, Mr. Winkle served as President and Chief Executive Officer of SavaSeniorCare, LLC, a newly formed company that leased certain of the former Mariner facilities. Prior to Mariner, Mr. Winkle served in a number of senior operational and financial management roles at a variety of healthcare companies. Mr. Winkle received his B.S. in Accounting from Case Western Reserve University. Pursuant to the MQ Associates' stockholders' agreement, Mr. Winkle serves as the Chief Executive Officer Director.

        Todd E. Andrews has served as our Chief Financial Officer since April 2006. Prior to joining us, Mr. Andrews was Chief Financial Officer of SavaSeniorCare, LLC, an operator of 175 long-term care facilities, from January through September 2005. SavaSeniorCare was the successor to certain operations of Mariner Health Care, Inc., a long-term health care company. Mr. Andrews worked for Mariner and its predecessor companies from June 1993 through December 2004 during which time he held a variety of financial and operating roles, serving most recently as President of its West Region. Mr. Andrews received his M.B.A. from the University of California at Berkeley and his B.A. in Economics from Stanford University.

        Daniel J. Schaefer has served as one of our Co-Chief Operating Officers since January 2001 and prior to that served as Chief Operating Officer from January 1998 until December 2000. Mr. Schaefer has been a Co-Chief Operating Officer of MedQuest, Inc. since August 2002. Mr. Schaefer has over 20 years of experience in operations and sales/marketing and was a key executive for Span America Medical Systems from 1975 to 1987 and Alpha ProTech from 1991 to 1995, both publicly traded healthcare manufacturers. His responsibilities there included product development, sales and marketing. Mr. Schaefer is a graduate of Southern Illinois University.

        Michael A. Villa has served as one of our Co-Chief Operating Officers since January 2001 and served as our Vice President of Development from February 1998 until December 2000. Mr. Villa has been a Co-Chief Operating Officer of MedQuest, Inc. since August 2002. Mr. Villa's career has focused almost exclusively on the outpatient medical services industry. From 1990 to 1994, Mr. Villa syndicated limited partnerships in outpatient diagnostic imaging facilities. From 1994 to 1998, Mr. Villa served as Western Regional Manager for DVI Financial Services, Inc. and provided financial services to healthcare organizations including public and private companies with diagnostic imaging, hospital and HMO operations. Mr. Villa received his degree in Economics from the University of Washington.

        Todd W. Latz has served as our General Counsel since December 2004 and as our Secretary since April 2005. Prior to joining us, Mr. Latz spent over five years as a corporate attorney with King & Spalding LLP, where he represented public and private companies as well as financial institutions in corporate finance transactions and mergers and acquisitions. Mr. Latz received his B.A. in Economics and History summa cum laude from Duke University and his J.D. from the University of Virginia School of Law. Mr. Latz also attended the Humboldt University in Leipzig, Germany as a Fulbright Scholar.

        Stephen P. Murray has been one of our directors since April 2005. Mr. Murray is a partner of JPMP and the head of its buyout and growth equity investment activity. In addition, Mr. Murray focuses on investments in consumer, retail and services, financial services and healthcare infrastructure sectors. Prior to joining JPMP in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover Trust Company. Mr. Murray currently serves as a director of AMC Entertainment, Inc., Cabela's Incorporated, CareMore Holdings, Inc., Jetro Cash & Carry, La Petite Academy, Inc., National Surgical Care, Pinnacle Foods Holding Corp., Strongwood Holdings, Warner Chilcott Corporation, USA.NET and Zoots, Inc. Mr. Murray holds a B.A. from Boston College and an M.B.A. from Columbia Business School. Pursuant to the stockholders' agreement, Mr. Murray is one of MQ Investment Holdings, LLC's designees to our board of directors.

        Nancy-Ann DeParle has been one of our directors since August 2002. From January 2001 to the present, she has been an independent health care consultant in Washington, D.C. and a Senior Advisor to JPMP. From July 2001 to the present, she has been an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. From August 2002 to the present, she has been a member of the Medicare Payment Advisory Commission (MedPAC). From October 2000 through January 2001, she was a Fellow at the Institute of Politics and the Interfaculty Health Policy Forum at Harvard University. From November 1997 until October 2000, Ms. DeParle served as Administrator of the Health Care Financing Administration (HCFA), now known as the Centers for Medicare and

Medicaid Services (CMS). Ms. DeParle currently serves as a director of Boston Scientific Corporation, CareMore Holdings, Inc., Cerner Corporation, DaVita, Inc. and Triad Hospitals, Inc. Ms. DeParle received a B.A. from the University of Tennessee and a J.D. from Harvard Law School. She also received an M.A. in Politics and Economics from Balliol College of Oxford University, which she attended as a Rhodes Scholar. Pursuant to the stockholders' agreement, Ms. DeParle is the designee of a member of MQ Investment Holdings, LLC to our board of directors.

        Benjamin B. Edmands has been one of our directors since August 2002. He is currently a principal at JPMP where he focuses on investments in the healthcare infrastructure sector. Mr. Edmands has been with JPMP, formerly known as Chase Capital Partners, since 1993. Prior to joining JPMP, Mr. Edmands held positions in Chemical Bank's Acquisition Finance Group. The companies for which Mr. Edmands is a director are CareMore Holdings, Inc., Warner Chilcott Corporation and National Surgical Care. Mr. Edmands holds a B.A. with Honors from Colgate University and an M.B.A. with Honors from Columbia Business School. Pursuant to the stockholders' agreement, Mr. Edmands is one of MQ Investment Holdings, LLC's designees to our board of directors.

        Anthony R. Masso has been one of our directors since May 2006. Mr. Masso is the President and CEO of Consortium Health Plans, Inc., a coalition of Blue Cross Blue Shield Plans. Prior to joining Consortium Health Plans in 2003, Mr. Masso was President of StongCastle, LLC, a private consulting company specializing in executive assignments, from 2000 to 2003. Mr. Masso currently serves as a director of: Consortium Health Plans, Inc.; Blue Health Intelligence (Blue Cross Blue Shield Association); the University of Maryland, School of Nursing; and Kauffman Scholars, Inc.'s Kauffman Foundation. Mr. Masso holds a B.S. from the University of Rhode Island and a M.P.A. from Syracuse University. Pursuant to the Stockholders' Agreement, Mr. Masso is a designee of the majority of the stockholders of MQ Associates.

Committees of the board of directors

        Our board of directors currently has an audit committee, a compensation committee and a compliance committee.

        During the full year ended December 31, 2005, Donald C. Tomasso and Benjamin B. Edmands served as members of the audit committee. Evan Bakst, a former director who resigned from his position on the board and its committees upon leaving JPMP in February 2005 and, Gene Venesky, our former Chief Executive Officer, served on the Audit Committee for a portion of the year ended December 31, 2005.

        The compensation committee was composed of the following members during 2005: Mr. Edmands, for all of 2005 to present; Mr. Tomasso, from March 2005 to present; C. Christian Winkle, from October 2005 to present; Mr. Bakst, from January through February 2005; and John K. Luke, our former President, from January through March 2005.

        The members of the compliance committee were: Nancy-Ann DeParle, for all of 2005 to present; Mr. Tomasso and Mr. Winkle, from December to present; and Mr. Venesky from January until March 2005. In March of 2005, Mr. Venesky and Mr. Luke discontinued their participation in board committees and in April 2005 resigned from their positions on the board and its committees.

Audit committee

        The principal duties and responsibilities of our audit committee are to:

  •
  monitor our financial reporting process and internal control system;

  •
  appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work;

  •
  oversee the performance of our internal audit function; and

  •
  oversee our compliance with legal, ethical and regulatory matters.

Compensation committee

        The principal duties and responsibilities of the compensation committee are to carry out our board of directors' overall responsibility relating to executive compensation, including as follows:

  •
  to review, oversee and administer our incentive compensation and other stock-based plans;

  •
  to review and approve the compensation of our chief executive officer, the other executive officers and non-management directors; and

  •
  to provide oversight concerning selection of candidates for executive positions, executive succession planning, performance of individual executives and related matters.

Compliance committee

        The principal duties and responsibilities of the compliance committee are to:

  •
  review reports received by the corporate compliance officer of possible legal/regulatory problems;

  •
  review reports generated by corporate audit activities related to our corporate compliance plan; and

  •
  develop recommendations for us as deemed appropriate.

Audit committee financial expert

        Our board of directors does not include an "audit committee financial expert" as that term is defined in SEC regulations. Our securities are not listed on any national securities exchange and we are not required to have an independent audit committee.

Code of ethics

        We have a code of ethics for all employees, including the Chief Executive Officer and Chief Financial Officer, known as the Corporate Compliance Plan. The Corporate Compliance Plan is filed as Exhibit 10.26 to our Annual Report on Form 10-K for the Year Ended December 31, 2005 and is available, without charge, upon written request to:

  MQ Associates, Inc.
  4300 North Point Parkway
  Alpharetta, Georgia 30022
  Attn: Corporate Compliance Department

Summary compensation table

        The following summary compensation table sets forth information about compensation earned in the fiscal years ended December 31, 2005, 2004 and 2003 by the current and former Chief Executive

Officers and each of the other four most highly compensated executive officers of MQ Associates, which we collectively refer to as the named executive officers.

					Long-Term Compensation Awards
	Annual Compensation				Securities Underlying Options/SARs (#)
Name and principal position							All Other Compensation (1)($)
	Year	Salary ($)	Bonus ($)
C. Christian Winkle(2) Chief Executive Officer	2005	$87,611	$90,000		6,500,000	(2)	$—
Donald C. Tomasso(2) Interim Chief Executive Officer	2005	312,000	—		—		—
Gene Venesky(3) Former Chief Executive Officer, Secretary and Treasurer	2005 2004 2003	169,231 519,231 500,000	— 215,628 125,000		— 1,144,444 —		6,245 14,313 14,313
John G. Haggerty(4) Interim Chief Financial Officer	2005	622,875	—		—		—
Daniel J. Schaefer Co-Chief Operating Officer	2005 2004 2003	293,941 296,539 250,000	100,000 138,077 145,971		— 858,332 —		14,275 14,313 14,313
Michael A. Villa Co-Chief Operating Officer	2005 2004 2003	272,115 273,346 225,000	100,000 136,737 145,971		— 858,332 —		14,275 14,313 14,313
Todd W. Latz(5) General Counsel and Secretary	2005 2004	171,430 5,885	230,000 10,000	(5)	— 30,000		— —

(1)
All other compensation consists of automobile allowances and contributions by MQ Associates, for the benefit of each respective executive officer, to the defined contribution retirement plan.

(2)
Mr. Winkle joined each of MQ Associates and MedQuest as Chief Executive Officer, effective October 24, 2005, replacing Mr. Tomasso, who served as our interim Chief Executive Officer from March 2005 until October 24, 2005. Mr. Winkle is entitled, pursuant to his employment contract, to receive a grant of stock options to purchase 6,500,000 shares of MQ Associates common stock. Although the definitive documentation with respect to this grant has not yet been executed, when executed, the grant will be effective as of October 24, 2005.

(3)
Mr. Venesky resigned his position in April 2005. Upon his resignation, all of the stock options he held (whether vested or unvested) automatically terminated or expired.

(4)
Mr. Haggerty resigned upon the appointment of Todd E. Andrews as MQ Associates' and MedQuest's Chief Financial Officer on April 7, 2006.

(5)
Mr. Latz joined MQ Associates and MedQuest as General Counsel on December 14, 2004. The amount set forth above for Mr. Latz reflects his 2005 bonus pursuant to his previous employment contract, as well as a true-up of his 2005 compensation in accordance with the salary and bonus set forth in his amended and restated employment agreement discussed below.

        MQ Associates was obligated to grant the following stock options to named executive officers during the year ended December 31, 2005:

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number Of Securities Underlying Options/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year	Exercise Or Base Price ($/shr.)	Expiration Date	5% ($)	10% ($)
C. Christian Winkle(1)	6,500,000	98.0%	$0.65	10/24/2015	—	—

(1)
Mr. Winkle is entitled, pursuant to his employment contract, to receive a grant of stock options to purchase 6,500,000 shares of MQ Associates common stock. Although the definitive documentation with respect to this grant has not yet been executed, when executed, the grant will be effective as of October 24, 2005.

Compensation committee interlocks and insider participation

        The determinations regarding executive compensation are made by the compensation committee of the board of directors of MQ Associates, which as of December 31, 2005 was comprised of Messrs. Murray, Edmands and Winkle.

        From January through March 2005, Mr. Luke, our former President, was a member of our compensation committee. The Company had the following transactions with Mr. Luke requiring disclosure under Item 404 of Regulation S-K:

  (a)
  At December 31, 2005, we leased space for 15 of our imaging centers through lease agreements between certain of our subsidiaries and Image Properties, a company owned by our former Chief Executive Officer and our former President. We guarantee all real estate leases between our subsidiaries and Image Properties. The leases provide for monthly rent of approximately $0.3 million. The leases commenced from 1994 to 2001 and are typically for initial ten-year terms with five-year renewal options. The leases expire at various dates through 2011 (See Note 12, "Commitments and Contingencies" to our consolidated financial statements located elsewhere in this prospectus for the future minimum payments to be made to Image Properties under these leases). We also lease our corporate headquarters from Image Properties for monthly rent of approximately $0.1 million. The corporate headquarters lease expires in October 2006 and we have an option to renew the lease for a period of five years. We made total lease payments under these agreements of approximately $3.7 million in each of the years ended December 31, 2005, 2004 and 2003. We also paid management fees of approximately $0.2 million to Image Properties for each of the years ended December 31, 2005, 2004 and 2003.

  (b)
  Historically, we made advances to Image Properties for building and leasehold improvements made on our behalf. We had receivables of $0.2 million and $1.5 million at December 31, 2005 and 2004 for costs incurred on behalf of Image Properties. We accrue interest income at a rate of approximately 6% per annum on the outstanding balance. Image Properties made a claim against us that is discussed in more detail in Note 12 to the consolidated financial statements located elsewhere in this prospectus.

  (c)
  Pursuant to an agreement with Image Aviation, LLC, a company also owned by our former Chief Executive Officer and former President, we paid expenses of $0.1 million and

    $0.7 million for the years ended December 31, 2005 and 2004 for certain aviation services. In March 2005, we terminated our agreement with Image Aviation.

        No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

Stock options and restricted stock

        In April 2003, MQ Associates adopted an employee stock option plan ("2003 Stock Option Plan") that provides for the issuance of incentive stock options and non-qualified stock options for the purchase of 16,999,999 shares of MQ Associates' common stock. The 2003 Stock Option Plan was adopted with an effective date of January 1, 2003 and terminates ten years from the effective date, unless terminated sooner. Options vest ratably over either three or five year periods on successive grant date anniversaries and may be issued at a grant price of no less than fair market value on the date of grant. Options were initially issued under the 2003 Stock Option Plan in July 2003, effective as of January 1, 2003.

        Mr. Winkle is entitled to a grant of options to purchase 6,500,000 shares of common stock with an exercise price of $0.65 per share under the 2003 Stock Option Plan pursuant to his employment agreement. This grant, when made, will be effective as of October 24, 2005. The options will vest subject to certain time and performance thresholds.

Employment agreements

        On October 24, 2005, we entered into an employment agreement with C. Christian Winkle, pursuant to which Mr. Winkle was retained as our Chief Executive Officer. The duration of Mr. Winkle's employment will be five years from the effective date, subject to automatic renewal for successive one year terms thereafter absent contrary notice by either party. Mr. Winkle will be paid an annual salary of $500,000 plus benefits and reimbursement of expenses, and will receive a target annual bonus of 80% of his salary if certain objectives are met. Mr. Winkle was entitled to receive a one-time bonus of $90,000, which was paid in January 2006, as a result of his continual employment through December 31, 2005. Mr. Winkle is entitled to receive options to purchase 6,500,000 shares of MQ Associates' common stock at an exercise price equal to $.65 per share, with vesting subject to certain time and performance thresholds. The employment agreement may be terminated at any time by MedQuest or Mr. Winkle upon written notice to the other party. If Mr. Winkle's employment is terminated without cause, or in the event he resigns after certain identified circumstances, he will continue to receive his respective monthly salary, and benefits, for 24 months following his termination, and will be entitled to a portion of his annual bonus calculated in accordance with the Employment Agreement. In the event of a termination due to Mr. Winkle's death or disability, he or his estate will receive his unpaid base salary through the termination date and a portion of his bonus earned through the termination date.

        On August 15, 2002, we entered into employment agreements with each of Messrs. Venesky, Schaefer and Villa that expire on August 15, 2007. The employment agreements provide for the payment of a base salary plus a bonus, and include a non-compete provision for up to two years following the executive officer's termination of employment with us. The annual base salaries during the entire term of the employment agreements for each of Messrs. Venesky, Schaefer, and Villa are $500,000, $250,000 and $225,000, respectively. Each employment agreement provides for bonus eligibility or other performance-based compensation arrangements to be determined by the board of directors, in its discretion, reasonably based in substantive part on the successful completion and profitability of center acquisitions or new center development projects. In addition, the board's determination of bonus awards is based on the achievement of financing and performance targets calculated consistently with historical practices. The employment agreements provide that if the executive officer is terminated without cause, such executive officer will be entitled to receive payments of his base salary for a specified period of time, which could be up to 24 months, depending on the executive officer.

        On April 28, 2005, Mr. Venesky voluntarily resigned his position as an officer and director. In connection with his resignation, he entered into a separation agreement with MQ Associates and MedQuest the terms of which are generally consistent with the terms of his amended and restated employment agreement for "Termination by Executive" (as referenced in Section 6(b) of such agreements). In addition, Mr. Venesky: (1) waived and/or amended certain of his rights (including the right to designate directors to the board of MQ Associates) under (a) the stockholders' agreement dated as of August 15, 2002 among MQ Associates and the stockholders signatory thereto, (b) the registration rights agreement dated as of August 15, 2002 among MQ Associates and the stockholders signatory thereto and (c) the certificate of incorporation of MQ Associates; and (2) provided a limited release of claims that he may have against MQ Associates, its affiliates, subsidiaries, divisions, shareholders, members, predecessors, directors, employees, managers, partners, officers, agents and attorneys, including claims arising out of his employment with us and his resignation thereof. The amended and restated employment agreement dated as of August 15, 2002 between MedQuest and Mr. Venesky has been terminated, except that certain provisions, including those relating to confidentiality and proprietary rights and non-competition and non-solicitation, survive by their terms.

        Effective January 1, 2006, we entered into an amended and restated employment agreement with Todd W. Latz, pursuant to which Mr. Latz will continue to serve as our General Counsel. The term of the agreement will be three years from the effective date, subject to automatic renewal for successive one year terms thereafter absent contrary notice by either party. Mr. Latz will be paid an annual salary of $250,000 plus benefits and reimbursement of expenses, and will receive a target annual bonus of 50% of his salary if certain objectives are met. The employment agreement may be terminated at any time by us or Mr. Latz upon written notice to the other party. If Mr. Latz's employment is terminated without cause, or in the event he resigns after certain identified circumstances, he will continue to receive his respective monthly salary and benefits for twelve months following his termination, and will be entitled to a portion of his annual bonus calculated in accordance with the provisions in the agreement. If Mr. Latz's employment is terminated in the event of a change of control, he will receive his termination benefits in a lump sum, including an additional twelve months of salary. In the event of a termination due to Mr. Latz's death or disability, he or his estate will receive his unpaid base salary through the termination date and a portion of his bonus earned through the termination date.

        On April 7, 2006, we entered into an employment agreement with Todd E. Andrews, pursuant to which Mr. Andrews has been retained as Chief Financial Officer of each of MQ Associates and MedQuest. Mr. Andrews will be paid an annual salary of $300,000 plus benefits and reimbursement of expenses, and will receive a target annual bonus of 50% of his salary if certain objectives are met. Mr. Andrews will be entitled to participate in the company's stock option or other equity interest plans in effect from time to time, with grants, exercise prices, vesting and other provisions that are commensurate with his position and responsibilities and the grants provided to other members of the company's senior management. The duration of Mr. Andrews' employment will be three years from the date of this employment agreement, subject to automatic renewal for successive one year terms thereafter absent contrary notice by either party. The employment agreement may be terminated at any time by MedQuest or Mr. Andrews upon written notice to the other party. If Mr. Andrews' employment is terminated without cause, or in the event he resigns after certain identified circumstances, he will continue to receive his respective monthly salary, and benefits, for eighteen months following his termination, and will be entitled to a portion of his annual bonus calculated in accordance with the employment agreement. If Mr. Andrews' employment is terminated in the event of a change of control, he will receive his termination benefits in a lump sum, including an additional six months of salary. In the event of a termination due to Mr. Andrews' death or disability, he or his estate will receive his unpaid base salary through the termination date and a portion of his annual bonus earned through the termination date.

Compensation of directors

        Our directors who are not employees of MQ Associates and not current or former employees or partners of JPMP receive annual compensation for their services in the form of cash fees and stock options. The level of compensation is dependent upon a number of factors, including level of experience and degree of risk associated with the various board positions. We also reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

        We paid director fees to Donald C. Tomasso and Nancy-Ann DeParle in the amount of $35,000 each for the year ended December 31, 2005.

Security ownership of certain beneficial
owners and management

        The following table sets forth information with respect to the ownership of the Class A common stock and common stock of MQ Associates as of April 30, 2006 by:

  •
  each person known to own beneficially more than 5% of the common stock and Class A common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

        The Class A Common Stock and common stock vote together as a single class. Notwithstanding the beneficial ownership of Class A Common Stock and common stock presented below, the stockholders' agreement with MQ Associates governs the stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders' agreement have agreed to vote their shares to elect the board of directors as set forth therein.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes below, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

The address for directors and executive officers is: c/o MQ Associates, Inc., 4300 North Point Parkway, Alpharetta, Georgia 30022.

Name of beneficial owner	Number of shares of common stock and Class A common stock beneficially owned	Percent of class
MQ Investment Holdings, LLC(1)(2)	75,100,000	72.4%
C. Christian Winkle	—	*
Gene Venesky(3)	10,011,750	9.9%
John K. Luke(3)	10,011,750	9.9%
Daniel J. Shaefer(4)	3,289,666	3.3%
Michael A. Villa(4)	3,289,666	3.3%
John Haggerty(5)	—	*
Todd W. Latz(6)	6,000	*
Nancy-Ann DeParle(7)	40,000	*
Benjamin B. Edmands(2)	75,100,000	72.4%
Stephen P. Murray(2)	75,100,000	72.4%
Donald Tomasso(8)	4,000	*
Todd E. Andrews	—	*
All directors and executive officers as a group(2)(9)	81,729,332	78.1%

*
Less than 1%

(1)
The address of MQ Investment Holdings, LLC and MQ Investment Holdings II, LLC is 1221 Avenue of the Americas, New York, New York 10020.

(2)
Reflects shares held of record by MQ Investment Holdings, LLC and a common stock warrant held by MQ Investment Holdings II, LLC. Each of Messrs. Murray and Edmands may be deemed the beneficial owner of the shares of Class A common stock owned by MQ Investment Holdings, LLC and a common stock warrant held by MQ Investment Holdings II, LLC due to their status as a partner and principal, respectively, of JPMP, which controls both MQ Investment Holdings, LLC and MQ Investment Holdings II, LLC. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

(3)
The address of Messrs. Venesky and Luke is 4300 North Point Parkway, Suite 350, Alpharetta, Georgia 30022.

(4)
Includes beneficial ownership of 429,166 exercisable stock options at March 15, 2006, representing the vested portion of a total grant of 858,332 stock options.

(5)
Mr. Haggerty resigned upon the appointment of Todd E. Andrews as MQ Associates' and MedQuest's Chief Financial Officer on April 7, 2006.

(6)
Reflects beneficial ownership of 6,000 exercisable stock options at March 15, 2006, representing the vested portion of a total grant of 30,000 stock options

(7)
Reflects beneficial ownership of 40,000 exercisable stock options at March 15, 2006, representing the vested portion of a total grant of 200,000 stock options.

(8)
Reflects beneficial ownership of 4,000 exercisable stock options at March 15, 2006, representing the vested portion of a total grant of 10,000 stock options.

(9)
Reflects beneficial ownership of 908,332 exercisable stock options held by five executive officers or directors at March 15, 2006, representing the vested portion of a total grant of 1,956,664 stock options.

Equity compensation plan information

        This table provides certain information as of December 31, 2005 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	11,035,164	$0.95	5,964,835	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	11,035,164	$0.95	5,964,835

(1)
Under our 2003 Stock Option Plan, we grant incentive stock options and/or nonqualified stock options to employees and directors. The 2003 Stock Option Plan authorizes us to grant up to 16,999,999 options for shares of our common stock. Each option entitles the holder to purchase one share of common stock at the specified option price. Certain options vest over a five-year period, while others vest over a three-year period, and all of the options expire after ten years. For all options granted to date, the exercise price was equal to the fair market value of the underlying stock on the date of grant. As of December 31, 2005, we had granted 15,332,384 stock options, at exercise prices ranging from $0.65 to $3.00. As of December 31, 2005, we had approximately 11,035,164 options outstanding, of which approximately 1,803,732 stock options were vested. These figures and the figures in the table above give effect to the anticipated grant to Mr. Winkle of options to purchase 6,500,000 shares of common stock. On April 28, 2005, three of our former executive officers resigned. Upon the resignations, options for 3,147,170 shares of our common stock held by these executives were automatically terminated or expired.

(2)
The number of securities remaining available for future issuance under the 2003 Stock Option Plan includes 5,555,555 options that are only authorized to be granted as "Top-Off Options." Top-Off Options are only available for grant to then-existing option holders so that they are not diluted in the event that any of our preferred stock is converted into common stock. We currently have 409,280 non-Top-Off Options available for future grants under the 2003 Stock Option Plan.

Certain relationships and related transactions

        During the year ended December 31, 2005, pursuant to a consulting agreement with Argus Management Corporation, a company owned by John Haggerty, our interim Chief Financial Officer, and two other principals, we received certain interim management, financial, audit support and consulting services related to our restatement and other general corporate matters. Excluding amounts paid to Argus for Mr. Haggerty's services as interim Chief Financial Officer, we made aggregate payments in the amount of $826,000 to Argus in 2005.

Transactions with former officers

        At March 31, 2006, we leased office space for 15 of our centers through lease agreements with Image Properties, a company owned by our former Chief Executive Officer and our former President. The rental agreements with Image Properties provide for rental payments in amounts ranging from $6,000 to $24,000 monthly. The leases commenced from 1994 to 2001 and are typically for an initial ten-year term with five-year renewal options, and expire at various dates through 2011. We also leased our corporate headquarters from Image Properties for monthly rent of approximately $73,000. The corporate headquarters lease expires in October 2006 and we have an option to renew the lease for a period of five years. MQ Associates guarantees all real estate leases between its subsidiaries and Image Properties. See Note 12 to the audited consolidated financial statements of MQ Associates included elsewhere in this prospectus for the future minimum payments to be made to Image Properties under these leases.

        MQ Associates had a related party receivable balance of approximately $0.2 million and $1.5 million at December 31, 2005 and December 31, 2004, respectively. These related party receivables represent our advances to Image Properties for building and leasehold improvements made on our behalf. We accrue interest income on the receivable balance at a rate of approximately 6% per annum of the outstanding receivable balance.

        We paid $0.1 million in expenses related to Image Aviation, LLC, a company owned by our former Chief Executive Officer and our former President for certain aviation services during the year ended December 31, 2005.

Senior credit facility

        JPMorgan Chase Bank, N.A. or one of its affiliates is a lender under the senior credit facility. J.P. Morgan Securities Inc. was an initial purchaser of the notes and both J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. are affiliates of MQ Investment Holdings, LLC, which together own approximately 72.4% of MQ Associates' outstanding capital stock (on a fully diluted basis) and have the right under the stockholders' agreement to appoint at least a majority of its directors. MQ Investment Holdings, LLC and MQ Investment Holdings II, LLC are affiliates of JPMP. Stephen Murray, a partner of JPMP, Nancy-Ann Deparle, a senior advisor of JPMP and Benjamin B. Edmands, a principal of JPMP, serve as three of our directors.

Description of senior credit facility

        Our senior credit facility provides for a revolving credit facility not to exceed $80.0 million and a Tranche B term facility of $60.0 million. The senior credit facility, as amended, is guaranteed by MQ Associates and each of MedQuest's existing and future domestic subsidiaries. MedQuest's obligations under the senior credit facility and the guarantors' obligations under the guarantees are collateralized by substantially all of the assets of MedQuest and the guarantors.

        In August 2004, we amended the senior credit facility to permit, among other things, MQ Associates to issue the 12 1/4% notes and to use the net cash proceeds to pay a dividend to holders of MQ Associates' common stock and to make distributions to certain key employees who held options for MQ Associates' common stock. The amendment permits MedQuest to make distributions to MQ Associates under certain specified exceptions and also permits MQ Associates to issue additional indebtedness or preferred stock under certain terms, and subject to MedQuest's meeting a pro forma consolidated leverage ratio test and certain other conditions, to use the proceeds thereof to, among other things, make distributions on, or repurchase or redeem shares, of MQ Associates' capital stock.

        In September 2003, we amended our senior credit facility to allow for borrowings under the Tranche B term facility not to exceed $60.0 million. Concurrent with the amendment of the senior credit facility, MedQuest also borrowed $60.0 million under the Tranche B term facility and applied the net proceeds against the borrowings outstanding under the revolving credit facility of the senior credit facility.

        Subject to adjustments pursuant to the Third Amendment, borrowings under the revolving credit facility accrue interest, at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 1.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 2.75% per annum. There were no borrowings under the revolving credit facility at December 31, 2005. Borrowings at December 31, 2004 were based upon the Eurodollar rate (2.78% at December 31, 2004) and amounted to $22.5 million. The revolving credit facility also provides for a commitment fee equal to 1/2 of 1% per annum. The margins related to the prime rate and Eurodollar rate borrowings and commitment fee are subject to downward adjustment based upon our consolidated leverage ratio, as defined.

        Subject to adjustments pursuant to the Third Amendment, borrowings under the Tranche B term facility accrue interest at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 2.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 3.75% per annum. Borrowings were based upon the Eurodollar rate (4.69% at December 31, 2005) and amounted to $58.5 million at December 31, 2005.

        Commencing with the fiscal year ending December 31, 2004, and annually thereafter, a specified percentage (currently 75%, subject to downward adjustment based on our consolidated leverage ratio) of excess cash flows, as defined in the senior credit facility, must be applied against certain outstanding borrowings under the senior credit facility. For the years ended December 31, 2004 and 2005, we generated excess cash flows, as defined in the senior credit facility, of $0 and $9.3 million, respectively.

Description of 12 1/4% notes

        For purposes of this "Description of 12 1/4% notes" only, the words "Company," "MQ Associates," "we," "us," and "our" refer only to MQ Associates, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

        This section is only a summary; it does not describe every aspect of the 12 1/4% notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the indenture and the first supplemental indenture governing the 12 1/4% notes (collectively referred to in this "Description of 12 1/4% notes" only as the "indenture"), including definitions of some terms used in the indenture. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in that indenture. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of that indenture in this prospectus, these defined terms are incorporated by reference in this prospectus. We urge you to read the indenture governing the 12 1/4% notes because it, not this description, defines your rights as a holder of the 12 1/4% notes. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The 12 1/4% notes

        The 12 1/4% notes:

  •
  are general senior, unsecured obligations of the Company;

  •
  are limited to an aggregate principal amount at maturity of $136.0 million, subject to our ability to issue Additional Notes;

  •
  were issued at a discount to their aggregate principal amount at maturity to generate gross proceeds to the Company on the Issue Date of approximately $84.8 million;

  •
  mature on August 15, 2012;

  •
  will be issued in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000 of principal amount at maturity;

  •
  are represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "Book-entry settlement and clearance;"

  •
  rank equally in right of payment to all existing and future senior Indebtedness of the Company;

  •
  rank senior in right of payment to all present and future Subordinated Obligations of the Company;

  •
  are effectively subordinated in right of payment to all of the Company's existing and future secured Indebtedness (including its Guarantee of the Indebtedness of MedQuest in respect of the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness; and

  •
  are structurally subordinated to all existing and future Indebtedness and other liabilities of the Company's Subsidiaries (including trade debt, the Senior Subordinated Notes and the Indebtedness of MedQuest in respect of the Senior Credit Agreement).

Interest

        No cash interest will accrue on the 12 1/4% notes prior to August 15, 2008, although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues. Instead, the Accreted Value of each 12 1/4% note will increase (representing accrual of original issue discount) from the date of original issuance to but not including August 15, 2008 at a rate of 12 1/4% per annum, such that the Accreted Value on August 15, 2008 will be equal to the full principal amount at maturity of the 12 1/4% notes. Cash interest will accrue on the 12 1/4% notes at the rate of 12 1/4% per annum from August 15, 2008 or from the most recent date to which interest has been paid, and accrued cash interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2009, to the holders of record at the close of business on February 1 and August 1 immediately preceding the related interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We are required to make payments of accrued interest (whether in the form of an increase in the Accreted Value of the 12 1/4% notes or otherwise) in an amount and at a time such that the 12 1/4% notes will not be issued with "significant original issue discount" within the meaning of Section 163(i)(2) of the Code. As such, we will pay by the end of the first accrual period ending after the fifth anniversary of the 12 1/4% notes issuance an amount such that at no time during the continued term of the 12 1/4% notes will there be accrued but unpaid interest on the 12 1/4% notes exceeding an amount equal to the product of (i) the issue price of the 12 1/4% notes (within the meaning of Section 1273(b) and Section 1274(a) of the Code) and (ii) the 12 1/4% notes' yield to maturity. Moreover, we may make payments of accrued and unpaid interest to the holders of the 12 1/4% notes as of August 15, 2008, in addition to making the payment by the time described in the preceding sentence. Any payments made pursuant to this paragraph will reduce the Accreted Value and principal amount at maturity of the 12 1/4% notes; however, the amount of such reduction of Accreted Value and principal amount at maturity of the 12 1/4% notes will be the Accreted Value and principal amount at maturity of 12 1/4% notes that the Company could have redeemed if it had instead applied such payments of accrued interest to make a partial redemption of the 12 1/4% notes at the applicable redemption price described under "—Optional redemption." In addition, all such payments will be made in accordance with the notice and other applicable provisions set forth in the Indenture.

Holding company structure

        The Company is a holding company and does not have any material assets or operations other than ownership of the Capital Stock of MedQuest. All of its operations are conducted through MedQuest and its Subsidiaries, and therefore the Company will be dependent upon the cash flow of MedQuest and its Subsidiaries to meet its obligations, including its obligations on the 12 1/4% notes. See "Risk Factors—Risks related to the notes—We are a holding company with virtually no independent operations. Our ability to repay our debt depends upon the performance of our subsidiaries and their ability to make distributions to us" The Senior Credit Agreement and the Senior Subordinated Notes of MedQuest restrict the ability of MedQuest to pay dividends or make other distributions to the Company. The 12 1/4% notes will be effectively subordinated to all existing and future Indebtedness and liabilities of the Company's Subsidiaries (including trade credit, the Senior Subordinated Notes and Indebtedness under the Senior Credit Agreement). Any right of the Company and its creditors, including the holders of the 12 1/4% notes, to participate in the assets of any of the Company's Subsidiaries upon such Subsidiary's liquidation or reorganization will be effectively subordinated to the claims of that Subsidiary's creditors. As of March 31, 2006, the Company's Subsidiaries (including MedQuest) had $283.9 million of Indebtedness and other liabilities. The Indenture will permit the Company and its Restricted Subsidiaries to incur additional Indebtedness.

Payments on the 12 1/4% notes; paying agent and registrar

        We will pay principal of, premium, if any, and cash interest on the 12 1/4% notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay cash interest on the 12 1/4% notes by check mailed to holders of the 12 1/4%

notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the 12 1/4% notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

        We will pay principal of, premium, if any, and interest on, 12 1/4% notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

        A holder of 12 1/4% notes may transfer or exchange the 12 1/4% notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of the 12 1/4% notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of 12 1/4% notes to be redeemed.

        The registered holder of a 12 1/4% note will be treated as the owner of it for all purposes.

Optional redemption

Optional redemption

        Except as described below, the 12 1/4% notes are not redeemable until August 15, 2008. On or after August 15, 2008, the Company may redeem all or, from time to time, a part of the 12 1/4% notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of Accreted Value thereof), plus accrued and unpaid cash interest (including Additional Interest, if any) on the 12 1/4% notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive cash interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2008	109.000%
2009	106.000%
2010	103.000%
2011 and thereafter	100.000%

        Prior to August 15, 2007, the Company may on any one or more occasions redeem up to 35% of the original principal amount at maturity of the 12 1/4% notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 112.250% of the Accreted Value thereof, plus Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive cash interest due on the relevant interest payment date); provided that

  (1)
  at least 65% of the original principal amount at maturity of the 12 1/4% notes remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 120 days after the closing of such Equity Offering.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid cash interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional cash interest will be payable to holders whose 12 1/4% notes will be subject to redemption by the Company.

        In the case of any partial redemption, the Trustee will select the 12 1/4% notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the 12 1/4% notes are listed or, if the 12 1/4% notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no 12 1/4% note of $1,000 in original principal amount at maturity or less will be redeemed in part. If any 12 1/4% note is to be redeemed in part only, the notice of redemption relating to that 12 1/4% note will state the portion of the principal amount at maturity thereof to be redeemed. A new 12 1/4% note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 12 1/4% note.

Optional redemption upon change of control

        In addition, at any time prior to August 15, 2008, within 90 days following the occurrence of a Change of Control, the Company may redeem the 12 1/4% notes, in whole but not in part, at the redemption prices (expressed as a percentage of Accreted Value thereof), plus accrued and unpaid Additional Interest, if any, on the 12 1/4% notes to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive cash interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2005	118.000%
2006	115.000%
2007	112.000%

        Notice of redemption of the 12 1/4% notes pursuant to this paragraph shall be mailed to holders of the 12 1/4% notes not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

Ranking

        The 12 1/4% notes are senior unsecured obligations of the Company, rank equally in right of payment to all existing and future senior Indebtedness of the Company, rank senior in right of payment to all existing and future Subordinated Obligations of the Company, and are effectively subordinated in right of payment to all existing and future secured Indebtedness of the Company (including its Guarantee of the Indebtedness of MedQuest in respect of the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness. The 12 1/4% notes are structurally subordinated to all existing and future Indebtedness and other liabilities of the Company's Subsidiaries (including trade debt, the Senior Subordinated Notes and Indebtedness of MedQuest in respect of the Senior Credit Agreement).

Change of control

        If a Change of Control occurs, each registered holder of 12 1/4% notes will have the right to require the Company to repurchase all or any part (equal to $1,000 of the principal amount at maturity or an integral multiple thereof) of such holder's 12 1/4% notes at a purchase price in cash equal to 101% of the Accreted Value of the 12 1/4% notes, plus (x) if the Change of Control Payment Date occurs prior to

August 15, 2008, accrued and unpaid Additional Interest, if any, to the date of purchase or (y) if the Change of Control Payment Date occurs on or after August 15, 2008, accrued and unpaid cash interest (including Additional Interest), if any, to the date of purchase, (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that, notwithstanding the foregoing, the Company shall not be obligated to repurchase the 12 1/4% notes pursuant to this covenant if prior thereto the Company has exercised its right to redeem all of the 12 1/4% notes pursuant to the terms of "—Optional redemption."

        Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each registered holder, with a copy to the Trustee, stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's 12 1/4% notes at a purchase price in cash equal to 101% of the Accreted Value of such 12 1/4% notes, plus (x) if the Change of Control Payment Date occurs prior to August 15, 2008, accrued and unpaid Additional Interest, if any, to the date of purchase or (y) if the Change of Control Payment Date occurs on or after August 15, 2008, accrued and unpaid interest (including Additional Interest), if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its 12 1/4% notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all 12 1/4% notes or portions of 12 1/4% notes (in integral multiples of $1,000 of principal amount at maturity) properly tendered under the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 12 1/4% notes or portions of 12 1/4% notes so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 12 1/4% notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of 12 1/4% notes or portions of 12 1/4% notes being purchased by the Company.

        The paying agent will promptly mail to each holder of 12 1/4% notes so tendered the Change of Control Payment for such 12 1/4% notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount at maturity to any unpurchased portion of the 12 1/4% notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple of $1,000 principal amount at maturity.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid cash interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional cash interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the 12 1/4% notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 12 1/4% notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 12 1/4% notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        The Company's ability to repurchase 12 1/4% notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, the occurrence of a Change of Control also gives the holders of the Senior Subordinated Notes the right to require MedQuest to repurchase the Senior Subordinated Notes. Furthermore, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default thereunder may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the 12 1/4% notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement (and other Indebtedness may) prohibit the Company's prepayment of 12 1/4% notes before their scheduled maturity. Consequently, if MedQuest or the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of 12 1/4% notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Credit Agreement.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of 12 1/4% notes may require the Company to make an offer to repurchase the 12 1/4% notes as described above. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the 12 1/4% notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the 12 1/4% notes.

Certain covenants

Limitation on Indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date thereof:

  (1)
  (x) with respect to any Indebtedness Incurred by the Company, the Consolidated Coverage Ratio for the Company is at least 2.00 to 1.00, or (y) with respect to any Indebtedness Incurred by MedQuest or any of its Restricted Subsidiaries that Guarantees the Senior Subordinated Notes, the Consolidated Coverage Ratio for MedQuest is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness of the Company, MedQuest or its Restricted Subsidiaries that Guarantee the Senior Subordinated Notes Incurred pursuant to the Senior Credit Agreement in an aggregate amount up to $95.0 million, less the aggregate principal amount of permanent commitment reductions with the proceeds from Asset Dispositions;

  (2)
  any Guarantees by MedQuest and any of its Restricted Subsidiaries of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event (x) a Notes Guarantee is outstanding and (y) such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the applicable Notes Guarantee;

  (3)
  Indebtedness of the Company owing to and held by any of its Restricted Subsidiaries (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary of the Company owing to and held by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however,

  (a)
  if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the 12 1/4% notes;

  (b)
  if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Notes Guarantee of such Subsidiary Guarantor; and

  (c)
  (i)
  any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

  (ii)
  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

  (4)
  Indebtedness represented by (a) the 12 1/4% notes issued on the Issue Date and the exchange 12 1/4% notes issued in exchange therefor in a registered exchange offer pursuant to the

    Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8), (9) and (10)) outstanding on the Issue Date (including, without limitation, (x) the Senior Subordinated Notes and Guarantees thereof by the Company and any Restricted Subsidiaries of MedQuest, and (y) Indebtedness outstanding under the Senior Credit Agreement consisting of $60.0 million of Tranche B term loans) and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to the first paragraph of this covenant;

  (5)
  Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

  (6)
  Indebtedness (including Capitalized Lease Obligations and Acquired Indebtedness) Incurred by the Company or any of its Restricted Subsidiaries to finance the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement, in each case, to the extent such expenditures are capitalized on the balance sheet of the Company, of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) so long as such Indebtedness is created within six months of the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement of the related asset; provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and all Refinancing Indebtedness to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6) does not exceed the greater of (A) $10.0 million and (B) 10% of Tangible Assets in an aggregate principal amount at any one time outstanding;

  (7)
  Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or its Restricted Subsidiary in the ordinary course of business;

  (8)
  Indebtedness arising from agreements of the Company or its Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary of the Company in accordance with the terms of the Indenture, other than Guarantees by the Company or any Restricted Subsidiary of the Company of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (10)
  the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

  (11)
  in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $25.0 million at any one time outstanding.

        The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the 12 1/4% notes to at least the same extent as such Subordinated Obligations. No Guarantor, if any, will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Notes Guarantee to at least the same extent as such Guarantor Subordinated Obligations.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in the clause so selected, except that, following the date of Incurrence, the Company may later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; provided that the Indebtedness so reclassified is of the nature referred to in the clause into which all or a portion of such Indebtedness is reclassified;

  (2)
  Indebtedness outstanding on the date of the Indenture under the Senior Credit Agreement in excess of the $60.0 million of Tranche B term loans pursuant to the Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not clause (4) of the second paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Agreement and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of the Company or its Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary of MedQuest that is not a guarantor of the Senior Subordinated Notes will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary of the Company, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock of the Company) or in options, warrants or other rights to purchase such Capital Stock; and

  (b)
  dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Common Stock of a Restricted Subsidiary of the Company on a pro rata basis;

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result therefrom); or

  (b)
  (x) with respect to a Restricted Payment by the Company, the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; and (y) with respect to a Restricted Payment by MedQuest or any of its Restricted Subsidiaries that Guarantees the Senior Subordinated Notes, MedQuest is not able to incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to August 15, 2002 would exceed the sum of:

  (i)
  50% of Consolidated Net Income (it being understood that for the purposes of calculating Consolidated Net Income pursuant to this clause (c)(i) only, any of the Company's non-cash interest expense and amortization of original issue discount in respect of the 12 1/4% notes shall be excluded) of the Company (with respect to a Restricted Payment by the Company) or of MedQuest (with respect to a Restricted Payment by MedQuest or any of its Restricted Subsidiaries) for the period (treated as one accounting period) from July 1, 2002, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are publicly available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

  (ii)
  100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company (with respect to a Restricted Payment by the Company) or by MedQuest (with respect to a Restricted Payment by MedQuest or any of its Restricted Subsidiaries) from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to August 15, 2002 (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination);

  (iii)
  100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company (with respect to a Restricted

      Payment by the Company) or of MedQuest (with respect to a Restricted Payment by MedQuest or any of its Restricted Subsidiaries) issued to acquire assets from a third party;

    (iv)
    the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet or MedQuest's balance sheet, as the case may be, upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to August 15, 2002 of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company or MedQuest, as the case may be (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

    (v)
    the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

    (A)
    repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to the Company or any of its Restricted Subsidiaries), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

    (B)
    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or any of its Subsidiaries or cash capital contributions to the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or cash capital contributions applied in the manner set forth in this clause (1) will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor, as the case may be, that is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" and that, in each case, constitutes Refinancing Indebtedness; provided, however, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or its Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, constitutes Refinancing Indebtedness; provided, however, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "—Limitation on sales of assets and subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (5)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  Investments that are made with Excluded Contributions; provided, however, that such Investments will be excluded in subsequent calculations of the amount of Restricted Payments;

  (7)
  so long as no Default or Event of Default has occurred and is continuing,

  (a)
  the purchase, redemption or other acquisition, cancellation or retirement for value from any existing or former employees, officers, directors or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs of Capital Stock, Subordinated Obligations or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company; provided that the amount of such redemptions, repurchases, acquisitions, cancellations or retirements pursuant to this clause shall not exceed in any calendar year $5.0 million (with unused amounts in any calendar year, beginning with calendar year 2002, being carried over to succeeding calendar years subject to a maximum of $10.0 million) (which amount in any calendar year shall be increased by the amount of any Net Cash Proceeds to the Company or MedQuest from (i) sales of Capital Stock of the Company or MedQuest to officers, directors, other employees or Permitted Holders subsequent to August 15, 2002 to the extent such amounts are not included under clause (c)(ii) of the preceding paragraph and (ii) any "key-man" life insurance policies which are used to make such repurchases); provided, further, that the cancellation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indenture; provided, however, that the amount of any such purchase, redemption or other acquisition, cancellation for retirement for value will be included in subsequent calculations of the amount of Restricted Payments; and

  (b)
  loans or advances to officers, directors or other employees of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or MedQuest (x) from Persons other than the Company or MedQuest in an aggregate amount not to exceed $1.0 million at any one time outstanding and (y) from the Company or MedQuest so long as the Net Cash Proceeds of any such purchase, either to the extent directly received by the Company or Medquest or contributed to the capital of MedQuest by the Company, are not included under clause (c)(ii) of the preceding paragraph; provided, however, that the amount of such loans and advances under clause (x) will be included in subsequent calculations of the amount of Restricted

      Payments and the amount of such loans and advances under clause (y) will be excluded in subsequent calculations of the amount of Restricted Payments;

  (8)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or MedQuest issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided, however, that such payment of such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

  (9)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (10)
  any payments made in connection with the Transactions pursuant to the Recapitalization Agreement and any other agreements or documents in effect on August 15, 2002 related to the Transactions and set forth on a schedule to the Indenture (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in this prospectus (including indemnification, purchase price adjustments and transactions fees and expenses) under such agreements or documents as such agreements or documents were in effect on August 15, 2002; provided,however, that such amounts will be excluded from subsequent calculations of the amount of Restricted Payments;

  (11)
  the payment of dividends on the Company's Common Stock or MedQuest's Common Stock, following the first public offering of the Company's Common Stock or MedQuest's Common Stock, as applicable, after the Issue Date, of, whichever is earlier, (i) in the case of the first public offering of MedQuest's Common Stock, up to 6% per annum of the Net Cash Proceeds received by MedQuest in such public offering or (ii) in the case of the first public offering of the Company's Common Stock, up to 6% per annum of the amount contributed by the Company to MedQuest from the Net Cash Proceeds received by the Company in such public offering, in each case, other than public offerings of MedQuest's or the Company's Common Stock registered on Form S-4 or S-8;provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

  (12)
  the repurchase, redemption or other acquisition or retirement for value of Subordinated Obligations of the Company pursuant to a "change of control" covenant set forth in the indenture or other agreement pursuant to which the same is issued, provided that (i) such "change of control" covenant is substantially identical in all material respects to the comparable provisions included in the Indenture; (ii) such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture or other agreement pursuant to which the same is issued; (iii) that the Company has repurchased all 12 1/4% notes required to be repurchased by the Company pursuant to the terms and conditions described under the caption "Change of control" prior to the repurchase, redemption or other acquisition or retirement for value of such Subordinated Obligations pursuant to the "change of control" covenant included in such indenture or other agreement; and (iv) that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

  (13)
  the declaration and payment of dividends to holders of the Company's Capital Stock with the proceeds (net of discount and commissions to the initial purchasers) received by the Company from the sale of the 12 1/4% notes originally issued under the Indenture; provided, however, that such amounts will be excluded from subsequent calculations of the amount of Restricted Payments;

  (14)
  the redemption, repurchase, retirement or other acquisition for value of the Series A Preferred Stock and Series B Preferred Stock in existence on the Issue Date as contemplated in accordance with the terms thereof upon the occurrence of a Qualified Public Offering to the extent the proceeds of such Qualified Public Offering are received by the Company;

  (15)
  other Restricted Payments not to exceed $5.0 million at any one time outstanding; provided, however, that such amounts will be included in subsequent calculations of the amount of Restricted Payments; and

  (16)
  at any time after June 30, 2006, so long as the Consolidated Leverage Ratio (determined after giving effect to any Incurrence of Indebtedness used to finance such Restricted Payment) is not more than 5.1 to 1.0, (i) the declaration and payment of cash dividends or distributions to holders of the Company's Capital Stock and/or (ii) the purchase, repurchase, redemption or other acquisition of Capital Stock of the Company held by the Equity Investors or by any other Persons, in the case of both clauses (i) and (ii), in an amount up to $10.0 million; provided, however, that such amount will be included in subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

        Notwithstanding the foregoing provisions of this covenant, so long as any Senior Subordinated Notes are outstanding, if and to the extent MedQuest or any of its Restricted Subsidiaries would be permitted to make a Restricted Payment (as defined in the Senior Subordinated Notes Indenture) pursuant to the Senior Subordinated Notes Indenture, MedQuest or such Restricted Subsidiary, as the case may be, shall be permitted to make hereunder a Restricted Payment permitted to be made thereunder.

Limitation on liens

        The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness of the Company or, in the case of a Subsidiary Guarantor, any Guarantee of Indebtedness of the Company, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the Indenture and the 12 1/4% notes or, in respect of Liens on any Subsidiary Guarantor's property or assets securing Indebtedness of the Company, the Guarantee by such Subsidiary Guarantor of the 12 1/4% notes, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on restrictions on distributions from Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any of its Restricted Subsidiaries to:

  (a)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (b)
  make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness Incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

  (c)
  transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

        The preceding provisions will not prohibit:

  (a)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and identified in an annex to the Indenture, including, without limitation, the Indenture, the Senior Credit Agreement and the Senior Subordinated Notes Indenture in effect on such date;

  (b)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

  (c)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment, taken as a whole, are no less favorable in any material respect to the holders of the 12 1/4% notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

  (d)
  in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

  (i)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

  (ii)
  contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or its Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

    (iii)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any of its Restricted Subsidiaries;

  (e)
  (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

  (f)
  any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

  (g)
  any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (h)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (i)
  net worth provisions in leases and other agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (j)
  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

  (k)
  Indebtedness incurred by Restricted Subsidiaries of the Company pursuant to the first paragraph of the covenant described above under the caption "—Limitation on Indebtedness; provided either (x) the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Senior Credit Agreement, the Senior Subordinated Notes Indenture or in the Indenture, in each case, as in effect on the date of the Indenture or (y) any encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors of the Company in its reasonable and good faith judgment, to make scheduled payments of cash interest on the 12 1/4% notes beginning on February 15, 2009;

Limitation on sales of assets and subsidiary stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of contractually agreeing to such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent the Company or any of its Restricted Subsidiaries, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company or Indebtedness (other than any Disqualified Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

  (b)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of 12 1/4% notes and, to the extent required by the terms of other Indebtedness of the Company ranking equally in right of payment to the 12 1/4% notes, to all holders of such other Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase, on a ratable basis, the maximum principal amount at maturity of 12 1/4% notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to the sum of (A) 100% of the Accreted Value of the 12 1/4% notes, and (B) 100% of the principal amount of the Pari Passu Notes, plus, in each case, accrued and unpaid cash interest (including Additional Interest) to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000 principal amount at maturity. To the extent that the aggregate principal amount at maturity of 12 1/4% notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount at maturity of 12 1/4% notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the 12 1/4% notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount at maturity of tendered 12 1/4% notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount at maturity of 12 1/4% notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all 12 1/4% notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the 12 1/4% notes who tender 12 1/4% notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of 12 1/4% notes and Pari Passu Notes or portions of 12 1/4% notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all 12 1/4% notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000 principal amount at maturity. The Company will deliver to the Trustee an Officers' Certificate stating that such 12 1/4% notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and 12 1/4% notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of 12 1/4% notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the 12 1/4% notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple of principal amount at maturity of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or prior to the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

  (2)
  properties and assets to be owned by the Company or any of its Restricted Subsidiaries and used in a business that is a Related Business engaged in business activities of the kind performed by the Company on the Issue Date (a "Similar Business") or Capital Stock in one or more Persons engaged in a Similar Business that are or thereby become Restricted Subsidiaries of the Company (in which case the Company will, without further action, be deemed to have applied such deemed cash to an investment in Additional Assets in accordance with clause (b) above); and

  (3)
  securities, 12 1/4% notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 12 1/4% notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the 12 1/4% notes as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the 12 1/4% notes.

Limitation on affiliate transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (3)
  in the event such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

    (a)
    any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments;"

    (b)
    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and arrangements, options to purchase Capital Stock of the Company or MedQuest and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors;

    (c)
    the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or MedQuest or similar rights to employees and directors of the Company or MedQuest pursuant to plans approved by the Board of Directors;

    (d)
    loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed

      $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

    (e)
    any transaction between the Company and its Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries of the Company (other than a Receivables Entity or Receivables Entities) and Guarantees issued by the Company or its Restricted Subsidiary for the benefit of the Company or its Restricted Subsidiary, as the case may be, in accordance with the covenant described under "—Limitations on Indebtedness;"

    (f)
    the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company or the payment of any director's and officer's insurance premiums;

    (g)
    the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date (including the Recapitalization Agreement, the Senior Credit Agreement, the Stockholders Agreement, the registration rights agreement, dated as of August 15, 2002, among the Company and the stockholders of the Company parties thereto, and the Senior Subordinated Notes Indenture, but excluding the leases and rental agreements referred to in clause (11)), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the 12 1/4% notes than the terms of the agreements in effect on the Issue Date;

    (h)
    sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

    (i)
    transactions with suppliers or other purchasers for the sale or purchase of goods in the ordinary course of business and otherwise in accordance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management of the Company, and are on terms at least as favorable as might reasonably have been obtained from an unaffiliated party;

    (j)
    the issuance of Capital Stock (other than Disqualified Stock) of the Company or MedQuest to any Permitted Holder or any Related Person;

    (k)
    the performance by the Company and its Restricted Subsidiaries of their obligations under leases and rental agreements with Image Properties, LLC (a) which leases and rental agreements are in existence on the Issue Date and any extensions, renewals or replacements thereof which are entered into from time to time after the Issue Date so long as such extensions, renewals or replacements are approved by a majority of the disinterested members of the Board of Directors of the Company and determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such extension, renewal or replacement in arm's-length dealings with a Person who is not an Affiliate and (b) which leases and rental agreements are entered into after the Issue Date, and any extensions, renewals or replacements thereof, so long as (i) such transactions are approved by a majority of the disinterested members of the Board of Directors of the Company, (ii) such transactions are determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such lease or rental agreement in arm's-length dealings with a Person who is not an Affiliate and (iii) the rental expense to be paid in the aggregate under all such leases and rental agreements entered into following the Issue Date shall not exceed $2.5 million per year; and

    (l)
    the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Issue Date.

        Notwithstanding the foregoing provisions of this covenant, so long as any Senior Subordinated Notes are outstanding, if and to the extent any action by MedQuest or any of its Restricted Subsidiaries is not deemed to be an Affiliate Transaction (as defined in the Senior Subordinated Notes Indenture) under the Senior Subordinated Notes Indenture, such action by MedQuest or such Restricted Subsidiary, as the case may be, shall not be deemed to be an Affiliate Transaction hereunder and, therefore, will not be subject to the provisions of this covenant.

Limitation on sale of capital stock of Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary of the Company or to issue any of the Voting Stock of a Restricted Subsidiary of the Company (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares or shares of Voting Stock required by applicable healthcare laws to be held by Persons other than the Company) to any Person except:

  (1)
  to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity); or

  (2)
  in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would either (a) continue to be a Restricted Subsidiary of the Company or (b) if such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" if made on the date of such issuance or sale.

        Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary of the Company as long as the Company complies with the terms of the covenant described under "—Limitation on sales of assets and subsidiary stock."

SEC reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall (except as provided below) file with the SEC, and make available to the Trustee and the registered Holders of the 12 1/4% notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the 12 1/4% notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

        If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management's Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

Merger and consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the 12 1/4% notes and the Indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to clause (1)(x) of the first paragraph of the "Limitation on Indebtedness" covenant;

  (4)
  each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply), if any, shall have by supplemental indenture confirmed that its Notes Guarantee, if any, shall apply to such Person's obligations in respect of the Indenture and the 12 1/4% notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

  (5)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the 12 1/4% notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The Company will not permit any Subsidiary Guarantor (if any) to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless either

  (A)
  (i) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Notes Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

  (B)
  such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock."

        Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary of the Company that merges into the Company, the Company will not be required to comply with the preceding clause (5).

Future Subsidiary Guarantors

        The Company will cause each Domestic Restricted Subsidiary (other than a Receivables Entity) that Guarantees any Indebtedness of the Company (other than Indebtedness and other obligations under the Senior Credit Agreement, the Senior Subordinated Notes and Guarantees of other Indebtedness of the Company consisting solely of Guarantees of Indebtedness of one or more of the Company's Subsidiaries) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the 12 1/4% notes.

        The obligations of each Guarantor under its Notes Guarantee will be limited as necessary to prevent that Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Notes Guarantee if:

  (1)
  the sale or other disposition is in compliance with the Indenture, including the covenants described under the caption "—Limitation on sales of assets and subsidiary stock" and "—Limitation on sales of capital stock of Restricted Subsidiaries;" and

  (2)
  all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its respective Notes Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Limitation on lines of business

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Related Business.

Payments for consent

        Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any 12 1/4% notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 12 1/4% notes unless such consideration is offered to be paid or is paid to all holders of the 12 1/4% notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

        Each of the following is an Event of Default:

  (1)
  default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

  (2)
  default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by the Company or any Subsidiary Guarantor to comply with its obligations under "—Certain covenants—Merger and consolidation;"

  (4)
  failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "—Change of control" above or under the covenants described under "—Certain covenants" above (in each case, other than a failure to purchase 12 1/4% notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "—Certain covenants—Merger and consolidation" which is covered by clause (3) above);

  (5)
  failure by the Company to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the 12 1/4% notes or the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or its Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time;

(7)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of its Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

(8)
failure by the Company or any Significant Subsidiary or group of its Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

(9)
any Notes Guarantee of a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company) would collectively represent a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Notes Guarantee.

        However, a default under clauses (4) or (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% or more in principal amount at maturity of the outstanding 12 1/4% notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) or (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount at maturity of the outstanding 12 1/4% notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all the 12 1/4% notes to be due and payable. Upon such a declaration, such Accreted Value, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the 12 1/4% notes because an Event of Default described in clause (6) under "Events of default" has occurred and is continuing, the declaration of acceleration of the 12 1/4% notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the 12 1/4% notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the 12 1/4% notes that became due solely because of the acceleration of the 12 1/4% notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the Accreted Value of, premium, if any, and accrued and unpaid interest on all the 12 1/4% notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount at maturity of the outstanding 12 1/4% notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the 12 1/4% notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the 12 1/4% notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the 12 1/4% notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount at maturity of the outstanding 12 1/4% notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount at maturity of the outstanding 12 1/4% notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding 12 1/4% notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the 12 1/4% notes may be amended or supplemented with the consent of the holders of a majority in principal amount at maturity of the 12 1/4% notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 12 1/4% notes) and, subject to certain exceptions, any past default or compliance with any provisions at maturity may be waived with the consent of the holders of a majority in principal amount at maturity of the 12 1/4% notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 12 1/4% notes). However, without the consent of each holder of an outstanding Note, no amendment may, among other things:

  (1)
  reduce the amount of 12 1/4% notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Note;

  (3)
  reduce the principal or Accreted Value of or extend the Stated Maturity of any Note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "—Optional redemption," whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any Note payable in money other than that stated in the Note;

  (6)
  impair the right of any holder to receive payment of Accreted Value of, premium, if any, and interest on such holder's 12 1/4% notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's 12 1/4% notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  (8)
  modify the Notes Guarantees, if any, in any manner adverse to the holders of the 12 1/4% notes.

        Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors, if any, and the Trustee may amend the Indenture and the 12 1/4% notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

  (3)
  provide for uncertificated 12 1/4% notes in addition to or in place of certificated 12 1/4% notes (provided that the uncertificated 12 1/4% notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 12 1/4% notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  add Notes Guarantees with respect to the 12 1/4% notes or release a Guarantor in accordance with the Indenture (including any supplemental indenture thereto constituting a Notes Guarantee);

  (5)
  secure the 12 1/4% notes;

  (6)
  add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

  (7)
  make any change that does not adversely affect the rights of any holder;

  (8)
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  (9)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the 12 1/4% notes (except that the transfer restrictions contained in the 12 1/4% notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding 12 1/4% notes, as a single class of securities.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of 12 1/4% notes given in connection with a tender of such holder's 12 1/4% notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the 12 1/4% notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 12 1/4% notes, to replace mutilated, destroyed, lost or stolen 12 1/4% notes and to maintain a registrar and paying agent in respect of the 12 1/4% notes. If the Company exercises its legal defeasance option, the Notes Guarantees, if any, in effect at such time will terminate.

        The Company at any time may terminate its obligations under covenants described under "—Change of control" and "—Certain covenants" (other than "—Merger and consolidation"), the operation of the cross-default upon a payment default, cross-acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Notes Guarantee provision described under "—Events of default" above and the limitations contained in clause (3) under "—Certain covenants—Merger and consolidation" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the 12 1/4% notes may not be accelerated because of an Event of Default with respect to the 12 1/4% notes. If the Company exercises its covenant defeasance option, payment of the 12 1/4% notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "—Events of default" above or because of the failure of the Company to comply with clause (3) under "—Certain covenants—Merger and consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of Accreted Value of, premium, if any, and interest on the 12 1/4% notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the 12 1/4% notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or such Subsidiaries under the 12 1/4% notes, the Indenture or the Notes Guarantees, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 12 1/4% notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

        Wells Fargo Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the 12 1/4% notes.

Governing law

        The Indenture provides that it and the 12 1/4% notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Accreted Value" means as of any date (such date, the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of 12 1/4% notes:

  (1)
  if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
February 15, 2005	$659.59
August 15, 2005	$699.99
February 15, 2006	$742.87
August 15, 2006	$788.37
February 15, 2007	$863.66
August 15, 2007	$887.90
February 15, 2008	$942.28
August 15, 2008	$1,000.00

  (2)
  if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (A) the original issue price of a 12 1/4% note and and (B) an amount equal to the product of (x) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price and (y) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, calculated using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, calculated using a 360-day year of twelve 30-day months;

  (3)
  if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date next succeeding such Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (y) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, calculated using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

  (4)
  if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000;

provided, however, that in each case, the Accreted Value shall be reduced in the event that and to the extent that the Company makes the payments of accrued interest such that the 12 1/4% notes will not be issued with "significant original issue discount" in accordance with, and in the manner and amount described under, "—General—Interest" above.

        "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or its Restricted Subsidiary in a Related Business or any improvement, maintenance, development, upgrade or repair, in each case, to the extent such improvement, maintenance, development, upgrade or repair is capitalized on the balance sheet of the Company, to any property or assets that are used by the Company or its Restricted Subsidiary in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Additional Interest" means any additional interest payable on the 12 1/4% notes pursuant to the terms of the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "—Certain covenants—Limitation on transactions with affiliates" and "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable healthcare laws to be held by Persons other than the Company), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or its Restricted Subsidiary to a Restricted Subsidiary of the Company (other than a Receivables Entity);

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory and supplies in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "—Certain covenants—Merger and consolidation;"

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company (other than a Receivables Entity);

  (7)
  for purposes of "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "—Certain covenants—Limitation on Restricted Payments;"

  (8)
  sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

  (9)
  dispositions of assets with an aggregate fair market value, as determined conclusively by senior management of the Company acting in good faith, in an amount not to exceed $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years);

  (10)
  dispositions in connection with Permitted Liens;

  (11)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (12)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (13)
  the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary; and

  (14)
  foreclosure on assets.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company, MedQuest or any of its Subsidiaries under or in respect of the Senior Credit Agreement and any related 12 1/4% notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than six months for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  prior to the first public offering of Common Stock of the Company or MedQuest, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or MedQuest, whether as a result of the issuance of securities of the Company or MedQuest, any merger, consolidation, liquidation or dissolution of the Company or MedQuest, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted

    Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

  (2)
  on the date of or after the first public offering of Common Stock referred to in clause (1), (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or MedQuest (or a successor to either of such entities by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or MedQuest held by a parent entity, if ?such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or MedQuest, as the case may be (or a successor to the relevant entity by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MedQuest or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

  (3)
  the first day on which a majority of the members of the Board of Directors of the Company or MedQuest are not Continuing Directors;

  (4)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

  (5)
  the adoption by the stockholders of the Company or MedQuest of a plan or proposal for the liquidation or dissolution of the Company or MedQuest.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if such Person or any Restricted Subsidiary of such Person:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of such Person or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to such Person and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or another Person which becomes a Restricted Subsidiary or is merged with or into such Person) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period another Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by such Person or its Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers' Certificate signed by such Person's Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

        "Consolidated EBITDA" means, with respect to any Person, for any period, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization of goodwill and other intangibles;

  (5)
  impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles;" and

  (6)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clause (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  net costs associated with Hedging Obligations (including amortization of fees), provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  all dividends paid or declared to be paid in cash, Cash Equivalents or Indebtedness on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly-Owned Subsidiary;

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to another Person (other than such Person) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by such Person or any Restricted Subsidiary of such Person; and

  (10)
  Receivables Fees.

        For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Leverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) Consolidated Total Debt on such date of determination to (y) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ending prior to the date of determination for which financial statements are in existence; provided, however, that:

  (1)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

  (2)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or another Person which becomes a Restricted Subsidiary or is merged with or into such Person) or an acquisition of assets, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (3)
  if since the beginning of such period another Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by such Person or its Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers' Certificate signed by such Person's Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

        "Consolidated Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of another Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, such Person's equity in the net income of any such other Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or one of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  such Person's equity in a net loss of any such other Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from such Person or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary of such Person if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person (other than as permitted under the covenant described under "—Certain covenants—Limitation on restrictions on distributions from Restricted Subsidiaries"), except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, such Person's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  such Person's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of another Person;

  (4)
  any extraordinary gain or loss; and

  (5)
  the cumulative effect of a change in accounting principles.

        "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness, without duplication, of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in (a) clause (3) of the definition thereof and, to the extent relating to clause (3), the types described in clauses (7) and (8) of the definition thereof unless such Indebtedness has been fully liquidated and is no longer a contingent obligation, (b) clause (9) of the definition thereof and (c) clause (10) of the definition thereof.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or MedQuest, as the case may be, who (1) was a member of such Board of Directors on the date of the Indenture; (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (3) was elected to such Board of Directors in accordance with the terms of the Stockholders Agreement.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or its Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the 12 1/4% notes or (b) on which there are no 12 1/4% notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "—Change of control" and "—Certain covenants—Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "—Certain covenants—Limitation on Restricted Payments."

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia.

        "Equity Offering" means any public or private offering for cash by the Company or MedQuest, as the case may be, of its common stock, or options, warrants or rights with respect to its common stock (other than a registered offering on Form S-4 or S-8).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Contribution" means Net Cash Proceeds received by the Company (with respect to a Restricted Payment by the Company) or by MedQuest (with respect to a Restricted Payment by MedQuest) from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company (with respect to a Restricted Payment by the Company) or of MedQuest (with respect to a Restricted Payment by MedQuest), in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (c)(ii) of the first paragraph under "—Certain covenants—Limitation on Restricted Payments."

        "Existing Management Stockholders" means each of Gene Venesky, J.K. (Ken) Luke, Thomas C. Gentry, Daniel J. Schaefer and Michael A. Villa.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or\

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person that Guarantees the 12 1/4% notes; provided that, upon the release or discharge of such Person from its Notes Guarantee in accordance with the terms of the Indenture (including the terms of any supplemental indenture thereto constituting a Notes Guarantee), such Person shall cease to be a Guarantor.

        "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Notes Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, 12 1/4% notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and healthcare fees owed to physicians), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

  (10)
  to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing).

        Notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of such Person and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by such Person and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

        "Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary of the Company for consideration to the extent such consideration consists of Common Stock of the Company or MedQuest.

        For purposes of "—Certain covenants—Limitation on Restricted Payments,"

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however,that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in good faith by (a) the senior management of the Company if the amount thereof is less than $2.0 million and (b) the Board of Directors of the Company if in excess thereof) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means the date on which the 12 1/4% notes were originally issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "MedQuest" means MedQuest, Inc., a Delaware corporation, and its successors.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any of its Restricted Subsidiaries after such Asset Disposition.

        "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than recourse against a pledge of the Capital Stock of such Person to the extent such Capital Stock constitutes an asset of the Company or any of its Restricted Subsidiaries).

        "Notes Guarantee" means, individually, any Guarantee of payment of the 12 1/4% notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Notes Guarantee will be in the form prescribed by the Indenture.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Holders" means each of J.P. Morgan Partners, LLC, the Existing Management Stockholders and each of their respective Affiliates and Related Persons.

        "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in:

  (1)
  a Restricted Subsidiary of the Company (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary of the Company (other than a Receivables Entity);provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity);provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired, and other extensions of trade credit and other advances to customers and suppliers, in each case, made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including, without limitation, receivables owing to the Company or any Restricted Subsidiary of the Company by physicians on account of prior advances made by the Company);provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  pledges, deposits and similar arrangements with respect to leases and utilities in the ordinary course of business;

  (6)
  payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (7)
  loans or advances to officers, directors, consultants and employees made (a) in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding $3.0 million at any one time outstanding and (b) to fund purchases of stock under the stock option plan of the Company and any similar stock ownership plans or under employment arrangements;

  (8)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (9)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "—Certain covenants—Limitation on sales of assets and subsidiary stock;"

  (10)
  Investments in existence on the Issue Date;

  (11)
  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain covenants—Limitation on Indebtedness;"

  (12)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time;

  (13)
  Guarantees issued in accordance with "—Certain covenants—Limitations on Indebtedness;"

  (14)
  Investments by the Company or its Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however,that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or its Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

  (15)
  Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

  (16)
  Investments in Unrestricted Subsidiaries not to exceed $5.0 million since the Issue Date, plus (a) the aggregate net after-tax amount returned since the Issue Date to the Company or any of its Restricted Subsidiaries in cash on or with respect to any Investments made since the Issue Date in Unrestricted Subsidiaries whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (b) the net after-tax cash proceeds received since the Issue Date by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (c) upon redesignation since the Issue Date of an Unrestricted Subsidiary as a Restricted Subsidiary of the Company, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (17)
  Investments by the Company or any of its Restricted Subsidiaries in a Permitted Joint Venture, together with all other Investments pursuant to this clause (17) in an aggregate amount at the time of such Investment not to exceed $2.5 million outstanding at any one time, so long as (a) such Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, the Company or any Restricted Subsidiary of the Company), (b) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to the Company or its Restricted Subsidiaries, (c) such Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to such Investment, (x) with respect to any such Investment made by the Company, the Company would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Certain covenants—Limitation on Indebtedness" and (y) with respect to any such Investment made by MedQuest or any Subsidiary that Guarantees the Senior Subordinated Notes, MedQuest would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Certain covenants—Limitation on Indebtedness."

        "Permitted Joint Venture" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations of the Company under the Senior Credit Agreement and related Interest Rate Agreements and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Credit Agreement and other Indebtedness of a Guarantor (other than Guarantor Subordinated Obligations) permitted to be Incurred under the Indenture;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within six months of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any of its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto and such other assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by the Company or any of its Restricted Subsidiaries to provide collateral to the depository institution;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary of the Company; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary of the Company; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

  (15)
  Liens on property at the time the Company or its Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries except assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or a Wholly-Owned Subsidiary (other than a Receivable Entity);

  (17)
  Liens securing the 12 1/4% notes and Notes Guarantees;

  (18)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness (including, without limitation, Acquired Indebtedness) that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

  (20)
  Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in

connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Qualified Public Offering" means the first firm commitment underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act underwritten by a nationally-recognized underwriter satisfactory to the holders of a majority of the shares of the Company's Common Stock, par value $0.001 per share, and the Company's Class A Common Stock, par value $0.001 per share, (voting together as a single class) resulting in aggregate proceeds (net of underwriting discounts and commissions) to the Company of not less than $50.0 million.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

        "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

        "Recapitalization Agreement" means the Recapitalization Agreement, dated as of July 16, 2002, as amended as of August 8, 2002, among MQ Investment Holdings, LLC, the Company, the stockholders of the Company signatory thereto and David Lang and Gene Venesky, as the stockholders' representatives.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

        "Receivables Entity" means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

  (1)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

  (a)
  is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

  (b)
  is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (2)
  with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Receivables Fees" means any discount from the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any of its Restricted Subsidiaries and Indebtedness of any Restricted Subsidiary of the Company that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the 12 1/4% notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the 12 1/4% notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the 12 1/4% notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, commissions and other issuance costs Incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the 12 1/4% notes or any Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the 12 1/4% notes or such Notes Guarantee on terms at least as favorable to the holders of 12 1/4% notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company and the initial purchasers set forth therein.

        "Related Business" means any business which is the same as or related, ancillary or complementary to or a reasonable extension of any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture governing the 12 1/4% notes, in each case, as determined conclusively and in good faith by the Company's Board of Directors.

        "Related Person" with respect to any Permitted Holder means:

  (1)
  any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, (x) with respect to the Company, any Subsidiary of the Company other than an Unrestricted Subsidiary, and (y) with respect to MedQuest, any "Restricted Subsidiary" as defined in the Senior Subordinated Notes Indenture.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or its Restricted Subsidiary transfers such property to a Person and the Company or its Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

        "SEC" means the United States Securities and Exchange Commission.

        "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Amended and Restated Credit Agreement, dated as of September 3, 2003 and as further amended on August 16, 2004, among the Company, MedQuest, Wachovia Bank, National Association, as Administrative Agent, and the lenders parties thereto from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or one or more other representatives or other lenders, investors or other providers of funds or otherwise and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

        "Senior Subordinated Notes" means the 11 7/8% Senior Subordinated Notes due 2012 of MedQuest.

        "Senior Subordinated Notes Indenture" means the indenture, dated as of August 15, 2002, among MedQuest, the Trustee and the guarantors party thereto, pursuant to which the Senior Subordinated Notes were issued, as amended, supplemented or modified from time to time in accordance with its terms.

        "Series A Preferred Stock" means the Series A Redeemable Preferred Stock, par value $0.001 per share, of the Company.

        "Series B Preferred Stock" means the Series B Redeemable Preferred Stock, par value $0.001 per share, of the Company.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Stockholders Agreement" means the Stockholders Agreement, dated as of August 15, 2002, among the Company and each of the stockholders party thereto, as in effect on August 15, 2002 and as further amended and modified from time to time so long as the Permitted Holders beneficially own a majority of the Capital Stock of the Company.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the 12 1/4% notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that has Guaranteed any Indebtedness of the Company and executed a Notes Guarantee in accordance with the provisions of the Indenture governing the 12 1/4% notes, but excluding any Restricted Subsidiary that in the future is released from a Guarantee of Indebtedness of the Company that resulted in the obligation to Guarantee the 12 1/4% notes.

        "Tangible Assets" means Total Assets less Intangible Assets.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with "—Certain covenants—Limitation on Restricted Payments;"

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (A) in the case of any Subsidiary of MedQuest, MedQuest could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "—Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation or (B) in the case of a Subsidiary of the Company that is not also a Subsidiary of MedQuest, the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by applicable healthcare laws to be owned by Persons other than the Company) is owned by the Company or another Wholly-Owned Subsidiary.

Description of the 11 7/8% notes

        For purposes of this "Description of the 11 7/8% notes" only, the words "Company," "Medquest," "we," "us," and "our" refer only to Medquest, Inc. and do not include its parent or its subsidiaries except for purposes of financial data on a consolidated basis.

        This section is only a summary; it does not describe every aspect of the 11 7/8% notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 and to all the provisions of the indenture and all related supplemental indentures governing the 11 7/8% notes (collectively referred to in this "Description of the 11 7/8% notes" only as the "indenture"), including definitions of some terms used in that indenture. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in that indenture. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of that indenture in this prospectus, these defined terms are incorporated by reference in this prospectus. We urge you to read the indenture governing the 11 7/8% notes because it, not this description, defines your rights as a holder of the 11 7/8% notes. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The 11 7/8% Notes

        The 11 7/8% Notes:

  •
  are general unsecured, senior subordinated obligations of the Company;

  •
  are limited to an aggregate principal amount of $180.0 million, subject to our ability to issue Additional Notes;

  •
  mature on August 15, 2012;

  •
  will be issued in denominations of $1,000 and integral multiples of $1,000;

  •
  are represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. See "Book-entry, delivery and form";

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

  •
  rank equally in right of payment to any future Senior Subordinated Indebtedness of the Company; and

  •
  are unconditionally guaranteed on a senior subordinated basis by Holdings and each Restricted Subsidiary of the Company. See "Notes guarantees."

Interest

        Interest on the 11 7/8% notes compounds semi-annually and:

  •
  accrues at the rate of 11 7/8% per annum;

  •
  accrues from the most recent interest payment date;

  •
  is payable in cash semi-annually in arrears on February 15 and August 15;

  •
  is payable to the holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

  •
  is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the notes; paying agent and registrar

        We will pay principal of, premium, if any, and interest on the 11 7/8% notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the 11 7/8% notes by check mailed to holders of the 11 7/8% notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the 11 7/8% notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

        We will pay principal of, premium, if any, and interest on, 11 7/8% notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

        A holder of 11 7/8% notes may transfer or exchange the 11 7/8% notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of 11 7/8% notes. The Company may require a holder to pay all transfer taxes and other similar governmental charges due on transfer or exchange required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of 11 7/8% notes to be redeemed.

        The registered holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

Optional redemption

        Except as described below, the 11 7/8% notes are not redeemable until August 15, 2007. On and after August 15, 2007, the Company may redeem all or, from time to time, a part of the 11 7/8% notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the 11 7/8% notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2007	105.938%
2008	103.958%
2009	101.979%
2010 and thereafter	100.000%

Optional redemption upon change of control

        In addition, at any time prior to August 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the 11 7/8% notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the 11 7/8% notes plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the 11 7/8% notes pursuant to this paragraph shall be mailed to holders of the 11 7/8% notes not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

Ranking and subordination

        The 11 7/8% notes are unsecured Senior Subordinated Indebtedness of the Company, are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, rank equally in right of payment with all future Senior Subordinated Indebtedness of the Company and are senior in right of payment to all future Subordinated Obligations of the Company. The 11 7/8% notes are effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "Defeasance" below) will not be subordinated to any Senior Indebtedness or subject to these restrictions.

        As a result of the subordination provisions described below, holders of the 11 7/8% notes may recover less than creditors of the Company who are holders of Senior Indebtedness in the event of an insolvency, bankruptcy, reorganization, receivership or similar proceedings relating to the Company. Similarly, the Notes Guarantees will be subordinated to obligations in respect of Guarantor Senior Indebtedness to the same extent the 11 7/8% notes are subordinated to Senior Indebtedness. Moreover, the 11 7/8% notes will be structurally subordinated to the liabilities of non-guarantor Subsidiaries of the Company.

        As of March 31, 2006:

  •
  the Company had outstanding Senior Indebtedness was $58.4 million all of which was secured (exclusive of $79.4 million of unused commitments under the Senior Credit Agreement, net of $0.6 million reserved for outstanding letters of credit);

  •
  the Company had no Senior Subordinated Indebtedness other than the 11 7/8% notes; and

  •
  Restricted Subsidiaries had $45.7 million of total liabilities.

        Although the Indenture limits the amount of indebtedness that the Company and its Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

        Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the 11 7/8% notes in accordance with the provisions of the Indenture. The 11 7/8% notes will in all respects rank equally with all other Senior Subordinated Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured. As described in "Limitation on layering," the Company may not incur any indebtedness that is senior in right of payment to the 11 7/8% notes, but junior in right of payment to Senior Indebtedness. Unsecured Indebtedness of the Company is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

        The Company may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the 11 7/8% notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise repurchase, redeem or retire any 11 7/8% notes (collectively, "pay the Notes") if:

  (1)
  any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

  (2)
  any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

        However, the Company may pay the 11 7/8% notes if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

        The Company also will not be permitted to pay the 11 7/8% notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (1) or (2) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

        A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

  (2)
  because the default giving rise to such Blockage Notice is no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been repaid in full.

        The Company may resume payments on the 11 7/8% notes after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        In the event of:

  (1)
  a total or partial liquidation or a dissolution of the Company;

  (2)
  a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property; or

  (3)
  an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the 11 7/8% notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the 11 7/8% notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear, except that the holders of the 11 7/8% notes may receive:

  (a)
  Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the 11 7/8% notes or issued in exchange for the 11 7/8% notes,

  (b)
  securities substantially identical to the 11 7/8% notes issued by the Company in payment of interest thereon, or

  (c)
  securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the 11 7/8% notes and having an Average Life at least equal to the remaining Average Life of the 11 7/8% notes.

        If a payment or distribution is made to holders of the 11 7/8% notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness as their interests may appear.

        If payment of the 11 7/8% notes is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the 11 7/8% notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receives notice of such acceleration and, after that five Business Day period, may pay the 11 7/8% notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

Notes guarantees

        Each of Holdings and the Subsidiary Guarantors, jointly and severally, unconditionally guarantees, on a senior subordinated basis, the Company's obligations under the 11 7/8% notes and all obligations under the Indenture. The Company and each of the Subsidiary Guarantors are directly or indirectly 100% owned by Holdings. Such Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Notes Guarantees. Each Notes Guarantee is subordinated to the prior payment in full of all Guarantor Senior Indebtedness in the same manner and to the same extent that the 11 7/8% notes are subordinated to Senior Indebtedness. Each Notes Guarantee ranks equally with all other Guarantor Senior Subordinated Indebtedness of that Guarantor and senior in right of payment to all future Guarantor Subordinated Obligations of that Guarantor. The Notes Guarantees are effectively subordinated to any secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Guarantors are not permitted to incur indebtedness that is junior in right of payment to Guarantor Senior Indebtedness but senior in right of payment to the Notes Guarantee. Unsecured Indebtedness of the Guarantors is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

        As of March 31, 2006:

  •
  outstanding Subsidiary Guarantor Senior Indebtedness was $60.7 million, all of which was secured (exclusive of $79.4 million of unused commitments under the Senior Credit Agreement, net of $0.6 million reserved for outstanding letters of credit); and

  •
  the Guarantors had no Guarantor Senior Subordinated Indebtedness other than the Notes Guarantees.

        Although the Indenture limits the amount of indebtedness that Holdings and the Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Guarantor Senior Indebtedness.

        The obligations of each Guarantor under its Notes Guarantee are limited as necessary to prevent that Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Notes Guarantee if:

  (1)
  the sale or other disposition is in compliance with the Indenture, including the covenants "—Limitation on sales of assets and subsidiary stock" and "—Limitation on sales of capital stock of restricted subsidiaries;" and

  (2)
  all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

        In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its respective Notes Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of control

        If a Change of Control occurs, each registered holder of 11 7/8% notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such holder's 11 7/8% notes at a purchase price in cash equal to 101.0% of the principal amount of the 11 7/8% notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that, notwithstanding the preceding, the Company shall not be obligated to repurchase the 11 7/8% notes pursuant to this covenant if prior thereto the Company has exercised its right to redeem all of the 11 7/8% notes pursuant to the terms of "Optional redemption."

        Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each registered holder with a copy to the Trustee stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's 11 7/8% notes at a purchase price in cash equal to 101.0% of the principal amount of such 11 7/8% notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its 11 7/8% notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all 11 7/8% notes or portions of 11 7/8% notes (in integral multiples of $1,000) properly tendered under the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 11 7/8% notes or portions of 11 7/8% notes so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the 11 7/8% notes so accepted together with an Officers' Certificate stating the aggregate principal amount of 11 7/8% notes or portions of 11 7/8% notes being purchased by the Company.

        The paying agent will promptly mail to each holder of 11 7/8% notes so tendered the Change of Control Payment for such 11 7/8% notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the 11 7/8% notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the 11 7/8% notes in the event of a takeover, recapitalization or similar transaction.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing:

  (1)
  all Senior Indebtedness must be repaid in full or the Company must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any default from the remaining holders of such Senior Indebtedness, or

  (2)
  the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made and waived the default, if any, caused by the Change of Control. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a default of the Change of Control provision of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the holders of the 11 7/8% notes.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 11 7/8% notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 11 7/8% notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        The Company's ability to repurchase 11 7/8% notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default there under may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the 11 7/8% notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Indebtedness may) prohibit the Company's prepayment of 11 7/8% notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of 11 7/8% notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the holders of the 11 7/8% notes.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of 11 7/8% notes may require the Company to make an offer to repurchase the 11 7/8% notes as described above. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the 11 7/8% notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the 11 7/8% notes.

Certain covenants

Limitation on indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

  (1)
  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness of the Company or the Subsidiary Guarantors Incurred pursuant to the Senior Credit Agreement in an aggregate amount up to $95.0 million less the aggregate principal amount of permanent commitment reductions with the proceeds from Asset Dispositions;

  (2)
  the Notes Guarantees and any other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is (a) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee shall rank equally in right of payment to the Notes Guarantees hereunder or (b) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes Guarantee;

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary (other than a Receivables Entity); provided, however,

(a)
if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the 11 7/8% notes;

(b)
if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Notes Guarantees of such Subsidiary Guarantor; and

(c)
(i)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

(ii)
any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

  (4)
  Indebtedness represented by (a) the 11 7/8% notes issued on the Issue Date and the notes issued in exchange therefore in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to the first paragraph of this covenant;

  (5)
  Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

  (6)
  Indebtedness (including Capitalized Lease Obligations and Acquired Indebtedness) Incurred by the Company or any of the Subsidiary Guarantors to finance the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement, in each case, to the extent such expenditures are capitalized on the balance sheet of the Company, of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) so long as such Indebtedness is created within six months of the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement of the related asset; provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and all Refinancing Indebtedness to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6) does not exceed the greater of (A) $10.0 million and (B) 10% of Tangible Assets in an aggregate principal amount at any one time outstanding;

  (7)
  Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

  (8)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary in accordance with the terms of the Indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (10)
  the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

  (11)
  in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $25.0 million at any one time outstanding.

        The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the 11 7/8% notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Notes Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary that is not a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in the clause so selected, except that, following the date of Incurrence, the Company may later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; provided that the Indebtedness so reclassified is of the nature referred to in the clause into which all or a portion of such Indebtedness is reclassified;

  (2)
  all Indebtedness outstanding on the date of the Indenture under the Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not clause (4) of the second paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Agreement and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on layering

        The Company will not Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is a Subordinated Obligation. No Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is a Guarantor Subordinated Obligation.

Limitation on restricted payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

  (b)
  dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Common Stock of a Restricted Subsidiary on a pro rata basis;

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (a)
  a Default shall have occurred and be continuing (or would result there from); or

  (b)
  the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

  (i)
  50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2002, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are publicly available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

  (ii)
  100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

  (iii)
  100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company issued to acquire assets from a third party;

  (iv)
  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

  (v)
  the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

  (A)
  repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to the Company or any of its Restricted Subsidiaries), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

      (B)
      the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or cash capital contributions to the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or cash capital contributions applied in the manner set forth in this clause (1) will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor, as the case may be, that is permitted to be Incurred pursuant to the covenant described under "Limitation on indebtedness" and that, in each case, constitutes Refinancing Indebtedness; provided, however, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, constitutes Refinancing Indebtedness; provided, however, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (4)
  so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "-Limitation on sales of assets and subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

  (5)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  Investments that are made with Excluded Contributions; provided, however, that such Investments will be excluded in subsequent calculations of the amount of Restricted Payments;

  (7)
  so long as no Default or Event of Default has occurred and is continuing,

  (a)
  the purchase, redemption or other acquisition, cancellation or retirement for value from any existing or former employees, officers, directors or consultants of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs of Capital Stock, Subordinated Obligations or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company; provided that the amount of such redemptions, repurchases, acquisitions, cancellations or retirements pursuant to this clause shall not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million) (which amount in any calendar year shall be increased by the amount of any Net Cash Proceeds to the Company from (x) sales of Capital Stock of the Company to officers, directors, other employees or Permitted Holders subsequent to the Issue Date to the extent such amounts are not included under clause (c)(ii) of the preceding paragraph and (y) any "key-man" life insurance policies which are used to make such repurchases); provided, further, that the cancellation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of Holdings or the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indenture; provided, however, that the amount of any such purchase, redemption or other acquisition, cancellation or retirement for value will be included in subsequent calculations of the amount of Restricted Payments; and

  (b)
  loans or advances to officers, directors or other employees of the Company or Holdings or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or Holdings (x) from Persons other than the Company or Holdings in an aggregate amount not to exceed $1.0 million at any one time outstanding and (y) from the Company or Holdings so long as the Net Cash Proceeds of any such purchase, either to the extent directly received by the Company or contributed to the capital of the Company by Holdings, are not included under clause (c)(ii) of the preceding paragraph; provided, however, that the amount of such loans and advances under clause (x) will be included in subsequent calculations of the amount of Restricted Payments and the amount of such loans and advances under clause (y) will be excluded in subsequent calculations of the amount of Restricted Payments;

  (8)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided, however,that such payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

  (9)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

  (10)
  cash dividends or loans to Holdings in amounts equal to:

  (a)
  the amounts required for Holdings to pay any Federal, state or local taxes to the extent that such taxes are directly attributable to the income, gain, capital or assets of the Company and it's Restricted Subsidiaries;

  (b)
  the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and all costs and expenses (including, without limitation, legal and accounting expenses and filing fees) Incurred by Holdings with respect to filings with the SEC;

  (c)
  an amount not to exceed $2.0 million in any fiscal year to permit Holdings to pay its corporate overhead and other operating expenses incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

provided that such dividends or loans will be excluded from subsequent calculations of the amount of Restricted Payments;

  (11)
  any payments made in connection with the Transactions pursuant to the Recapitalization Agreement and any other agreements or documents related to the Transactions and set forth on a schedule to the Indenture in effect on the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in this prospectus, including payments made by the Company to Holdings to allow Holdings to satisfy its obligations (including indemnification, purchase price adjustments and transaction fees and expenses) under such agreements or documents as such agreements or documents are in effect on the Issue Date; provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

  (12)
  the payment of dividends on the Company's Common Stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings' Common Stock), following the first public offering of the Company's Common Stock (or of Holdings' Common Stock, as the case may be) after the Issue Date, of, whichever is earlier, (x) in the case of the first public offering of the Company's Common Stock, up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering or (y) in the case of the first public offering of Holdings' Common Stock, up to 6% per annum of the amount contributed by Holdings to the Company from the Net Cash Proceeds received by Holdings in such public offering, in each case, other than public offerings of the Company or Holdings' Common Stock registered on Form S-4 or S-8; provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

  (13)
  the repurchase, redemption or other acquisition or retirement for value of Subordinated Obligations of the Company pursuant to a "change of control" covenant set forth in the indenture or other agreement pursuant to which the same is issued, provided that (w) such "change of control" covenant is substantially identical in all material respects to the comparable provisions included in the Indenture; (x) such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture or other agreement pursuant to which the same is issued; (y) that the Company has repurchased all 11 7/8% notes required to be repurchased by the Company pursuant to the terms and conditions described under the caption "Change of control" prior to the repurchase, redemption or other acquisition or retirement for value of such Subordinated Obligations pursuant to the "change of control" covenant included in such indenture or other agreement; and (z) that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

  (14)
  the payment of dividends, distributions or advances to Holdings to allow Holdings to redeem, repurchase, retire or otherwise acquire or retire for value Series A Preferred Stock and Series B Preferred Stock of Holdings in existence on the Issue Date as contemplated in accordance with the terms thereof upon the occurrence of a Qualified Public Offering to the extent the proceeds of such Qualified Public Offering are received by the Company;

  (15)
  other Restricted Payments not to exceed $5.0 million at any one time outstanding provided, however, that such amounts will be included in subsequent calculations of the amount of Restricted Payments; and

  (16)
  at any time after June 30, 2006, so long as the Consolidated Leverage Ratio (determined after giving effect to any Incurrence of Indebtedness used to finance such Restricted Payment) is not more than 5.1 to 1.0, the declaration and payment of cash dividends or distributions to Holdings to allow Holdings (i) to pay cash dividends or distributions to holders of Holdings' Capital Stock and/or (ii) to purchase, repurchase redeem or otherwise acquire Qualified Stock of Holdings held by the Equity Investors or by any other Persons, in the case of both clauses (i) and (ii) in an amount up to $10.0 million; provided, however, that such amount will be included in subsequent calculations of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

Limitation on liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Senior Subordinated Indebtedness, Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the Indenture and the 11 7/8% notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Notes Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on restrictions on distributions from restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its property or assets to the Company or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

  (a)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and identified in an annex to the Indenture, including, without limitation, the Indenture, the 11 7/8% notes, the Notes Guarantees and the Senior Credit Agreement in effect on such date;

  (b)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

  (c)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment, taken as a whole, are no less favorable in any material respect to the holders of the 11 7/8% notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

  (d)
  in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

  (A)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

  (B)
  contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

    (C)
    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

  (e)
  (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

  (f)
  any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

  (g)
  any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (h)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (i)
  net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

  (j)
  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Limitation on sales of assets and subsidiary stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of contractually agreeing to such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

    (b)
    second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that pending the final application of any such Net Available Cash in accordance with this clause (b) or clause (a) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of 11 7/8% notes and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase, on a ratable basis, the maximum principal amount of 11 7/8% notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the 11 7/8% notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of 11 7/8% notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of 11 7/8% notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the 11 7/8% notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered 11 7/8% notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of 11 7/8% notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all 11 7/8% notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the 11 7/8% notes who tender 11 7/8% notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of 11 7/8% notes and Pari Passu Notes or portions of 11 7/8% notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all 11 7/8% notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The

Company will deliver to the Trustee an Officers' Certificate stating that such 11 7/8% notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of 11 7/8% notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the 11 7/8% notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or prior to the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Senior Subordinated Indebtedness, Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Senior Subordinated Indebtedness, Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

  (2)
  properties and assets to be owned by the Company or any Restricted Subsidiary and used in a business that is a Related Business engaged in business activities of the kind performed by the Company on the Issue Date (a "Similar Business") or Capital Stock in one or more Persons engaged in a Similar Business that are or thereby become Restricted Subsidiaries of the Company (in which case the Company will, without further action, be deemed to have applied such deemed cash to an investment in Additional Assets in accordance with clause (b) above); and

  (3)
  securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 11 7/8% notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the 11 7/8% notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the 11 7/8% notes.

Limitation on affiliate transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (3)
  in the event such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

  (1)
  any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "—Limitation on restricted payments";

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors;

  (3)
  the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

  (4)
  loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

  (5)
  any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "Certain covenants—Limitations on indebtedness";

  (6)
  the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company or the payment of any director's and officer's insurance premiums;

  (7)
  the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date (including the Recapitalization Agreement, the Senior Credit Agreement, the Stockholders' Agreement and the registration rights agreement to be entered into on the Issue Date among Holdings and the stockholders of Holdings parties thereto, but excluding the leases and rental agreements referred to in clause (11)), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the 11 7/8% notes than the terms of the agreements in effect on the Issue Date;

  (8)
  sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

  (9)
  transactions with suppliers or other purchasers for the sale or purchase of goods in the ordinary course of business and otherwise in accordance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management of the Company and are on terms at least as favorable as might reasonably have been obtained from an unaffiliated party;

  (10)
  the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Permitted Holder or any Related Person;

  (11)
  the performance by the Company and its Restricted Subsidiaries of their obligations under leases and rental agreements with Image Properties, LLC (a) which leases and rental agreements are in existence on the Issue Date and any extensions, renewals or replacements thereof which are entered into from time to time after the Issue Date so long as such extensions, renewals or replacements are approved by a majority of the disinterested members of the Board of Directors of the Company and determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such extension, renewal or replacement in arm's-length dealings with a Person who is not an Affiliate and (b) which leases and rental agreements are entered into after the Issue Date, and any extensions, renewals or replacements thereof, so long as (x) such transactions are approved by a majority of the disinterested members of the Board of Directors of the Company, (y) such transactions are determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such lease or rental agreement in arm's- length dealings with a Person who is not an Affiliate and (z) the rental expense to be paid in the aggregate under all such leases and rental agreements entered into following the Issue Date shall not exceed $2.5 million per year; and

  (12)
  the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Issue Date.

Limitation on sale of capital stock of restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares or shares of Voting Stock required by applicable healthcare laws to be held by Persons other than the Company) to any Person except:

  (1)
  to the Company or a Wholly Owned Subsidiary (other than a Receivables Entity); or

  (2)
  in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would either (a) continue to be a Restricted Subsidiary or (b) if such Restricted Subsidiary would no longer be a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on restricted payments" covenant if made on the date of such issuance or sale.

        Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "—Limitation on sales of assets and subsidiary stock."

SEC reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall (except as provided below) file with the SEC, and make available to the Trustee and the registered Holders of the 11 7/8% notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the 11 7/8% notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

        If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management's Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

        Notwithstanding the foregoing, so long as Holdings is a Guarantor, the reports, documents and information required to be filed and provided as described above may be those of Holdings, rather than the Company, so long as such filings would satisfy the requirements of the Exchange Act and regulations promulgated thereunder.

Merger and consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the 11 7/8% notes and the Indenture;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant;

  (4)
  each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person's obligations in respect of the Indenture and the 11 7/8% notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

  (5)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the 11 7/8% notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless either

  (A)
  (x) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Notes Guarantee; (y) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (z) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

  (B)
  such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with the covenant described under "—Limitation on sales of assets and subsidiary stock".

        In addition, the Company will not permit Holdings to consolidate with or merge with or into any Person (other than the Company or another Guarantor) unless the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not Holdings) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under its Notes Guarantee.

        Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary that is a Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

Future subsidiary guarantors

        After the Issue Date, the Company will cause each Domestic Restricted Subsidiary (other than a Receivables Entity) created or acquired by the Company or one or more of its Domestic Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Domestic Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the 11 7/8% notes on a senior subordinated basis.

Limitation on lines of business

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Payments for consent

        Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any 11 7/8% notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 11 7/8% notes unless such consideration is offered to be paid or is paid to all holders of the 11 7/8% notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

        Each of the following is an Event of Default:

  (1)
  default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "Ranking and subordination";

  (2)
  default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking and subordination";

  (3)
  failure by the Company or any Guarantor to comply with its obligations under "Certain covenants—Merger and consolidation";

  (4)
  failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase 11 7/8% notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain covenants—Merger and consolidation" which is covered by clause (3) above);

  (5)
  failure by the Company to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the 11 7/8% notes or the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time;

  (1)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (2)
  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

  (3)
  any Notes Guarantee of Holdings, a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would collectively represent a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Notes Guarantee.

        However, a default under clauses (4) or (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% or more in principal amount of the outstanding 11 7/8% notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) or (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 11 7/8% notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the 11 7/8% notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the 11 7/8% notes because an Event of Default described in clause (6) under "Events of default" has occurred and is continuing, the declaration of acceleration of the 11 7/8% notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the 11 7/8% notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal, premium or interest on the 11 7/8% notes that became due solely because of the acceleration of the 11 7/8% notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the 11 7/8% notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding 11 7/8% notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the 11 7/8% notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the 11 7/8% notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the 11 7/8% notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding 11 7/8% notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding 11 7/8% notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding 11 7/8% notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the Indenture and the 11 7/8% notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the 11 7/8% notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 11 7/8% notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the 11 7/8% notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 11 7/8% notes). However, without the consent of each holder of an outstanding Note, no amendment may, among other things:

  (1)
  reduce the amount of 11 7/8% notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "Optional redemption," whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any Note payable in money other than that stated in the Note;

  (6)
  impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's 11 7/8% notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's 11 7/8% notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

  (8)
  make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of 11 7/8% notes; or

  (9)
  modify the Notes Guarantees in any manner adverse to the holders of the 11 7/8% notes.

        Notwithstanding the preceding paragraph, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the 11 7/8% notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

  (3)
  provide for uncertificated 11 7/8% notes in addition to or in place of certificated 11 7/8% notes (provided that the uncertificated 11 7/8% notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 11 7/8% notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  add Guarantees with respect to the 11 7/8% notes or release a Subsidiary Guarantor in accordance with the Indenture;

  (5)
  secure the 11 7/8% notes;

  (6)
  add to the covenants of the Company and the Guarantors for the benefit of the holders or surrender any right or power conferred upon the Company;

  (7)
  make any change that does not adversely affect the rights of any holder;

  (8)
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

  (9)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the 11 7/8% notes (except that the transfer restrictions contained in the 11 7/8% notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding 11 7/8% notes, as a single class of securities; or

  (10)
  make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a holder of Guarantor Senior Indebtedness (or any Representative thereof) under such subordination provisions.

        However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of 11 7/8% notes given in connection with a tender of such holder's 11 7/8% notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the 11 7/8% notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 11 7/8% notes, to replace mutilated, destroyed, lost or stolen 11 7/8% notes and to maintain a registrar and paying agent in respect of the 11 7/8% notes. If the Company exercises its legal defeasance option, the Notes Guarantees in effect at such time will terminate.

        The Company at any time may terminate its obligations under covenants described under "Change of control" and "Certain covenants" (other than "Merger and consolidation"), the operation of the cross-default upon a payment default, cross-acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Notes Guarantee provision described under "Events of default" above and the limitations contained in clause (3) under "Certain covenants—Merger and consolidation" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the 11 7/8% notes may not be accelerated because of an Event of Default with respect to the 11 7/8% notes. If the Company exercises its covenant defeasance option, payment of the 11 7/8% notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause (3) under "Certain covenants—Merger and consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the 11 7/8% notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the 11 7/8% notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of Holdings or the Company, as such, shall have any liability for any obligations of the Company under the 11 7/8% notes, the Indenture or the Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 11 7/8% notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

        The Bank of New York, is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the 11 7/8% notes.

Governing law

        The Indenture provides that it and the 11 7/8% notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Acquired Indebtedness" means Indebtedness

  (1)
  of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or

  (2)
  assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

        Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business or any improvement, maintenance, development, upgrade or repair, in each case, to the extent such improvement, maintenance, development, upgrade or repair is capitalized on the balance sheet of the Company, to any property or assets that are used by the Company or a Restricted Subsidiary in a Related Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings. For purposes of the provisions described under "—Certain covenants—Limitation on transactions with affiliates" and "—Certain covenants—Limitation on sales of assets and subsidiary stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of August 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus (c) accrued interest paid on the redemption date.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable healthcare laws to be held by Persons other than the Company), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary of the Company (other than a Receivables Entity);

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of inventory and supplies in the ordinary course of business;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  transactions permitted under "Certain covenants-Merger and consolidation";

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary (other than a Receivables Entity);

  (7)
  for purposes of "Certain covenants-Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "Certain covenants-Limitation on restricted payments";

  (8)
  sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

  (9)
  dispositions of assets with an aggregate fair market value, as determined conclusively by senior management of the Company acting in good faith, in an amount not to exceed $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years);

  (10)
  dispositions in connection with Permitted Liens;

  (11)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries

  (12)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (13)
  the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary; and

  (14)
  foreclosure on assets.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable there under or in respect thereof.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than six months for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  prior to the first public offering of Common Stock of the Company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

  (2)
  on the date of or after the first public offering of Common Stock referred to in clause (1), (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or a successor to either of such entities by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, (or a successor to the relevant entity by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

  (3)
  the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

  (4)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

  (5)
  the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (b)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the

    Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers' Certificate signed by the Company's Chief Financial Officer and another Officer which states (1) the amount of such adjustment or adjustments, (2) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (3) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. In addition, to the extent not covered by the foregoing, if the Transactions have occurred in the four quarter period used to determine the Consolidated Coverage Ratio, then the Consolidated Coverage Ratio shall be determined giving pro forma effect on the basis given in the offering memorandum dated August 8, 2002 to the Transactions, with all calculations relating thereto to be made at the date of determination by the Company's Chief Financial Officer, and set forth in an Officers' Certificate signed by the Chief Financial Officer and another Officer of the Company and meeting the requirements for the Officers' Certificate described in the preceding sentence. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depreciation expense;

  (4)
  consolidated amortization of goodwill and other intangibles;

  (5)
  impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles"; and

  (6)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, without duplication, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

  (6)
  net costs associated with Hedging Obligations (including amortization of fees), provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and it's Restricted Subsidiaries that was capitalized during such period;

  (8)
  all dividends paid or declared to be paid in cash, Cash Equivalents or Indebtedness on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary;

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded there from any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary; and

  (10)
  Receivables Fees.

        For purposes of the preceding paragraph, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Leverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) Consolidated Total Debt on such date of determination to (y) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ending prior to the date of determination for which financial statements are in existence; provided, however, that:

  (1)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

  (2)
  if since the beginning of such period such Person or any Restricted Subsidiary of such Person (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or another Person which becomes a Restricted Subsidiary or is merged with or into such Person) or an acquisition of assets, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (3)
  if since the beginning of such period another Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by such Person or its Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers' Certificate signed by such Person's Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss; and

  (5)
  the cumulative effect of a change in accounting principles.

        "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness, without duplication, of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in (a) clause (3) of the definition thereof and, to the extent relating to clause (3), the types described in clauses (7) and (8) of the definition thereof unless such Indebtedness has been fully liquidated and is no longer a contingent obligation, (b) clause (9) of the definition thereof and (c) clause (10) of the definition thereof.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who:

  (1)
  was a member of such Board of Directors on the date of the Indenture;

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election; or

  (3)
  was elected to such Board of Directors in accordance with the terms of the Stockholders' Agreement.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness" means:

  (1)
  the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and

  (2)
  any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the 11 7/8% notes or (b) on which there are no 11 7/8% notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Certain covenants—Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "Certain covenants—Restricted payments."

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia.

        "Equity Offering" means any public or private offering for cash by the Company or Holdings, as the case may be, of its common stock, or options, warrants or rights with respect to its common stock (other than a registered offering on Form S-4 or S-8).

        "Excluded Contribution" means Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (4)(c)(ii) of the first paragraph under "—Certain covenants—Limitation on restricted payments."

        "Existing Management Stockholders" means each of Gene Venesky, J.K. (Ken) Luke, Thomas C. Gentry, Daniel J. Schaefer and Michael A. Villa.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means each of Holdings and the Subsidiary Guarantors.

        "Guarantor Senior Indebtedness" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, created, Incurred or assumed without duplication:

  (1)
  any Guarantee of the Bank Indebtedness by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Guarantor; and

  (2)
  all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether post filing interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of the Indenture;

  (2)
  any obligations of such Guarantor to another Subsidiary or the Company;

  (3)
  any liability for Federal, state, local, foreign or other taxes owed or owing by such Guarantor;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness, Guarantee or obligation of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

  (6)
  any Capital Stock.

        "Guarantor Senior Subordinated Indebtedness" means, with respect to a Guarantor, the obligations of such Guarantor under the Notes Guarantee and any other Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Guarantor under the Notes Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

        "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Notes Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holdings" means MQ Associates, Inc., a Delaware corporation, and its successors.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have correlative meanings.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and healthcare fees owed to physicians), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

  (10)
  to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing).

        Notwithstanding the preceding sentence, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

        "Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

        For purposes of "Certain covenants—Limitation on restricted payments",

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in good faith by (a) the senior management of the Company if the amount thereof is less than $2.0 million and (b) the Board of Directors of the Company if in excess thereof) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means August 15, 2002.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) there from, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than recourse against a pledge of the Capital Stock of such Person to the extent such Capital Stock constitutes an asset of the Company or any of its Restricted Subsidiaries).

        "Notes Guarantee" means, individually, any Guarantee of payment of the 11 7/8% notes by Holdings or a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Notes Guarantee will be in the form prescribed by the Indenture.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Guarantor has a correlative meaning.

        "Permitted Holders" means each of J.P. Morgan Partners, LLC, the Existing Management Stockholders and each of their respective Affiliates and Related Persons.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to the Company or any Restricted Subsidiary created or acquired, and other extensions of trade credit and other advances to customers and suppliers, in each case, in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including, without limitation, receivables owing to the Company or any Restricted Subsidiary by physicians on account of prior advances made by the Company); provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  pledges, deposits and similar arrangements with respect to leases and utilities in the ordinary course of business;

  (6)
  payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (7)
  loans or advances to officers, directors, consultants and employees made (a) in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding $3.0 million at any one time outstanding and (b) to fund purchases of stock under the stock option plan of Holdings to be adopted following the Issue Date and any similar stock ownership plans or under employment arrangements;

  (8)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (9)
  Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with "Certain covenants—Limitation on sales of assets and subsidiary stock";

  (10)
  Investments in existence on the Issue Date;

  (11)
  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants—Limitation on indebtedness";

  (12)
  Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed $10.0 million outstanding at any one time;

  (13)
  Guarantees issued in accordance with "Certain covenants—Limitations on indebtedness";

  (14)
  Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

  (15)
  Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

  (16)
  Investments in Unrestricted Subsidiaries not to exceed $5.0 million since the Issue Date, plus (a) the aggregate net after-tax amount returned since the Issue Date to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made since the Issue Date in Unrestricted Subsidiaries whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (b) the net after-tax cash proceeds received since the Issue Date by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (c) upon redesignation since the Issue Date of an Unrestricted Subsidiary as a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (17)
  Investments by the Company or any of its Restricted Subsidiaries in a Permitted Joint Venture, together with all other Investments pursuant to this clause (17) in an aggregate amount at the time of such Investment not to exceed $2.5 million outstanding at any one time, so long as (a) such Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, the Company or any Restricted Subsidiary of the Company), (b) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to the Company or its Restricted Subsidiaries, (c) such Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to such Investment, the Company would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Certain covenants-Limitation on indebtedness."

        "Permitted Joint Venture" means, with respect to any Person:

  (1)
  any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations of the Company under the Senior Credit Agreement and related Interest Rate Agreements and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be Incurred under the Indenture;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within six months of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and such other assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (15)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary except assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary (other than a Receivable Entity);

  (17)
  Liens securing the 11 7/8% notes and Notes Guarantees;

  (18)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness (including, without limitation, Acquired Indebtedness) that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

  (20)
  Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

        "Qualified Public Offering" means the first firm commitment underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act underwritten by a nationally-recognized underwriter satisfactory to the holders of a majority of the shares of Holdings' Common Stock, par value $0.001 per share, and Holdings' Class A Common Stock, par value $0.001 per share, (voting together as a single class) resulting in aggregate proceeds (net of underwriting discounts and commissions) to Holdings of not less than $50.0 million.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

        "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

        "Recapitalization Agreement" means the Recapitalization Agreement, dated as of July 16, 2002, as amended as of August 8, 2002, among MQ Investment Holdings, LLC, Holdings, the stockholders of Holdings signatory thereto and David Lang and Gene Venesky, as the stockholders' representatives.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

        "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

  (1)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

  (a)
  is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

  (b)
  is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

  (c)
  subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (2)
  with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

  (3)
  to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Receivables Fees" means any discount from the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the 11 7/8% notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the 11 7/8% notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the 11 7/8% notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, commissions and other issuance costs Incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the 11 7/8% notes or the Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the 11 7/8% notes or the Notes Guarantee on terms at least as favorable to the holders of 11 7/8% notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Guarantors and the initial purchasers set forth therein.

        "Related Business" means any business which is the same as or related, ancillary or complementary to or a reasonable extension of any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, in each case, as determined conclusively and in good faith by the Company's Board of Directors.

        "Related Person" with respect to any Permitted Holder means:

  (1)
  any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

        "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness or Guarantor Senior Indebtedness; provided that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

        "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement dated as of August 15, 2002 among the Company, Holdings, Wachovia Bank, National Association, as Administrative Agent, and the lenders parties thereto from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or one or more other representatives or other lenders, investors or other providers of funds or otherwise and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations and guarantees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of the Indenture;

  (2)
  any obligation of the Company to any Subsidiary;

  (3)
  any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

  (6)
  any Capital Stock.

        "Senior Subordinated Indebtedness" means the 11 7/8% notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the 11 7/8% notes in right of payment and is not expressly subordinated or junior by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company.

        "Series A Preferred Stock" means the series of Series A Redeemable Preferred Stock, par value $0.001 per share, of Holdings issued pursuant to the Transactions.

        "Series B Preferred Stock" means the series of Series B Redeemable Convertible Preferred Stock, par value $0.001 per share, of Holdings issued pursuant to the Transactions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Issue Date, among Holdings and each of the stockholders parties thereto, as in effect on the Issue Date and as further amended and modified from time to time so long as the Permitted Holders beneficially own a majority of the Capital Stock of the Company.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the 11 7/8% notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person,

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Receivables Entity.

        "Tangible Assets" means Total Assets less Intangible Assets.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Transactions" has the meaning specified in the offering memorandum dated August 8, 2002.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants-Limitation on restricted payments";

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by applicable healthcare laws to be owned by Persons other than the Company) is owned by the Company or another Wholly Owned Subsidiary.

Description of capital stock of MQ Associates, Inc.

        The authorized capital stock of MQ Associates consists of (i) 195,000,000 shares of Common Stock, par value $0.001 per share, (ii) 115,000,000 shares of Class A Common Stock, par value $0.001 per share, and (iii) 75,000,000 shares of Preferred Stock, par value $0.001 per share, of which (a) 55,000,000 shares are designated as Series A Redeemable Preferred Stock, par value $0.001 per share and (ii) 15,000,000 shares are designated as Series B Redeemable Convertible Preferred Stock, par value $0.001 per share.

        The following summary of the material terms and provisions of the capital stock of MQ Associates is not complete and is subject to the terms included in the fourth amended and restated certificate of incorporation of MQ Associates, the by-laws of MQ Associates and Delaware law. Reference is made to those documents, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and to Delaware law for a detailed description of the provisions summarized below.

Common Stock and Class A Common Stock

        Each outstanding share of Common Stock and Class A Common Stock entitles its holder to the rights and privileges described below. Holders of shares of Common Stock and Class A Common Stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any other securities of MQ Associates.

        Voting rights.    Each holder of Common Stock and Class A Common Stock is entitled to one vote per share on all matters to be voted on by the stockholders of MQ Associates, and the Common Stock and Class A Common Stock vote together as a single class.

        Dividends.    Each holder of Common Stock and Class A Common Stock is entitled to receive dividends if, when and as declared by the board of directors of MQ Associates out of assets of MQ Associates legally available therefore.

        Optional conversion.    Each holder of Class A Common Stock has the right, at such holder's option, to convert any or all of such shares then outstanding into an equal number of fully paid and non-assessable shares of Common Stock. MQ Associates will give the holders of Class A Common Stock reasonable prior notice of a liquidation or sale, including the price and material terms and conditions thereof, in order to provide the holders of Class A Common Stock reasonable opportunity to consider whether to convert the shares of Class A Common Stock held by them into shares of Common Stock upon or prior to such liquidation or sale.

        Mandatory conversion.    Immediately prior to the consummation of a public offering resulting in aggregate proceeds of not less than $50.0 million and a per share price of the Common Stock issued in such public offering of not less than twice the original price of the Common Stock, all shares of Class A Common Stock then outstanding will, without any action on the part of the holders thereof, be deemed automatically converted into an equal number of fully paid and non-assessable shares of Common Stock.

        Liquidation.    With respect to rights upon a liquidation or sale, the Class A Common Stock ranks senior to the Common Stock and the Series B Preferred Stock. Upon the consummation of any liquidation or sale, after payment of the preference to the holders of Series A Preferred Stock, the holders of Class A Common Stock will be entitled to receive out of the proceeds of such liquidation or sale, before any payment will be made to the holders of any capital stock ranking junior to the Class A Common Stock, an amount per share of Class A Common Stock equal to the original cost of each such share. After payment has been made to the holders of Class A Common Stock of the full amount set forth in the preceding sentence, the holders of Common Stock will be entitled to receive out of the proceeds of such liquidation or sale an amount per share of Common Stock equal to the original cost of each such share of Common Stock pari passu with the payment of the preference to the holders of Series B Preferred Stock. After payment of the amounts set forth above, the holders of Common Stock and the holders of Class A Common Stock will share ratably in the remaining proceeds, if any, of such liquidation or sale.

Preferred stock

        The board of directors of MQ Associates is authorized to cause additional shares of preferred stock to be issued from time to time for such consideration as it may fix from time to time, and to cause the shares of preferred stock to be issued with such rights, preferences and privileges as may be adopted by the board of directors of MQ Associates.

Series A Preferred Stock and Series B Preferred Stock

        Each outstanding share of Series A Preferred Stock and Series B Preferred Stock entitles its holder to the rights and privileges described below. Holders of shares of Series A Preferred Stock and Series B Preferred Stock do not have preemptive or other rights to subscribe for additional shares of preferred stock or for any other securities of MQ Associates. The number of shares of common stock issuable upon conversion of the preferred stock shall be subject to adjustment from time to time upon the occurrence of stock splits, combinations, reclassifications, recapitalizations and other similar events.

        Rank.    The Series A Preferred Stock will rank senior to the Series B Preferred Stock in a liquidation or sale. The Series A Preferred Stock will rank senior to Common Stock and Class A Common Stock with respect to rights on liquidation or sale, and the Series B Preferred Stock will rank pari passu with the Common Stock with respect to rights on a liquidation or sale.

        Voting Rights.    Except as set forth below or as otherwise required by applicable law, neither the Series A Preferred Stock nor the Series B Preferred Stock is entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of MQ Associates. The holders of each series of preferred stock have the right to vote as a separate series on any amendment of such voting rights and on any amendment, repeal or modification of any provision of the fourth amended and restated certificate of incorporation of MQ Associates that adversely affects the powers, preferences, or special rights of the shares of such series of preferred stock.

        Dividends.    The holders of shares of Series A Preferred Stock and Series B Preferred Stock are not entitled to receive any dividends from MQ Associates with respect to their shares of Series A Preferred Stock or Series B Preferred Stock. If, however, any dividend is declared and paid on any share of Common Stock or Class A Common Stock, each holder of shares of Series A Preferred Stock or Series B Preferred Stock will be entitled to receive such dividend with respect to each share of Series A Preferred Stock or Series B Preferred Stock held by such holder.

        Redemption upon a Public Offering.    In connection with a public offering resulting in proceeds of not less than $50.0 million and a per share price of the common stock issued in such public offering of not less than twice the original price of the common stock, MQ Associates will offer to redeem the then outstanding shares of Preferred Stock. A majority of the holders of Series A Preferred Stock and the Series B Preferred Stock (voting separately as a class with respect to their respective series of preferred stock) will have the right to require that MQ Associates redeem any or all of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively, upon the consummation of such public offering. However, if the managing underwriter in such public offering advises MQ Associates that the redemption of the Series B Preferred Stock would adversely affect the successful offering and sale of the shares to be sold in such offering, then all shares of Series B Preferred Stock shall be converted into Common Stock.

        Optional Conversion of Series A Preferred Stock.    Each holder of shares of Series A Preferred Stock will have the right, at such holder's option, immediately prior to the consummation of either a qualified public offering or a liquidation or sale, to convert any or all shares of Series A Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the aggregate original cost of such shares of Series A Preferred Stock to be converted by (y) the applicable conversion price for the Series A Preferred Stock. The conversion price per share at which shares of Class A Common Stock shall be issuable upon conversion of Series A Preferred Stock shall initially be equal to (1) the qualified initial public offering price, in the case of conversion immediately prior to such an event, or (2) original cost, in the case of conversion immediately prior to a liquidation or sale.

        Optional Conversion of Series B Preferred Stock.    Each holder of Series B Preferred Stock will have the right, at such holder's option, immediately prior to the consummation of a liquidation or sale, to convert each share of Series B Preferred Stock held by such holder into approximately 1.153 fully paid and non-assessable shares of Common Stock.

        Mandatory Conversion of Series B Preferred Stock.    Immediately prior to the consummation of a qualified public offering, all shares of Series B Preferred Stock then outstanding will, without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and non-assessable shares of Common Stock equal to the sum of (i) the quotient obtained by dividing (x) the aggregate original cost of such shares of Series B Preferred Stock to be converted by (y) the qualified public offering price, plus (ii) approximately 0.153 shares of Common Stock.

        Liquidation.    Upon the consummation of any liquidation or sale, prior to payment to the holders of Class A Common Stock, Series B Preferred Stock and Common Stock, the holders of Series A Preferred Stock will be entitled to receive, out of the proceeds of such liquidation or sale, an amount per share of Series A Preferred Stock equal to the greater of (i) the original cost of such share and (ii) the amount such holder would have received if such share of Series A Preferred Stock had been converted to Class A Common Stock immediately prior to such liquidation or sale.

        Upon the consummation of any liquidation or sale, pari passu with the payment of the preference to the holders of Common Stock, but after payment of the liquidation preference to the holders of Series A Preferred Stock and Class A Common Stock, the holders of Series B Preferred Stock will be entitled to receive, out of the proceeds of such liquidation or sale, an amount per share of Series B Preferred Stock equal to the greater of (i) the original cost of such share and (ii) the amount such holder would have received if such share of Series B Preferred Stock had been converted to Common Stock immediately prior to such liquidation or sale.

Book-entry settlement and clearance

The global notes

        The notes were issued in the form of several registered notes in global form, without interest coupons (the "global notes") and were deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note are limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We understand that under procedures established by DTC:

  •
  DTC credits portions of the principal amount of the global notes to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note is shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global notes).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers of the notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

Material United States federal tax consequences

        The following is a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the notes, who purchase notes at their initial issue price, set forth in this prospectus for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code, which we refer to as "Holders." This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the United States Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address United States federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

        This summary is for general information only. Prospective purchasers of the notes are urged to consult their independent tax advisors concerning the United States federal income taxation and other tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

        For purposes of the following summary, "United States Holder" is a Holder that is, for United States federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A "Non-United States Holder" is a Holder that is neither a United States Holder nor a partnership for United States federal income tax purposes.

        A partnership for United States federal income tax purposes is not subject to income tax on income derived from holding the notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for United States Holders or Non-United States Holders depending on whether (i) the partner is a United States or a Non-United States person, and (ii) the partnership is or is not engaged in a United States trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the United States tax consequences of holding and disposing of the notes.

United States Federal Income Taxation of United States Holders

Payment of interest

        Payments of interest on the 11?% notes are generally treated as "qualified stated interest" for United States federal income tax purposes taxable as ordinary interest income at the time it accrues or is received by a United States Holder in accordance with the United States Holder's regular method of accounting for United States federal income tax purposes.

Original Issue Discount

        The 12 1/4% notes were issued with original issue discount ("OID") equal to the sum of all payments to be made on the notes minus the issue price of the notes, as set forth in this prospectus. As a result, U.S. Holders of the 12 1/4% notes have to include OID in income irrespective of their receipt of the corresponding cash.

        Holders of the 12 1/4% notes are required to include OID in income for United States federal income tax purposes on a constant yield basis, which ordinarily results in the inclusion of increasing amounts of OID in income in successive accrual periods.

        We will furnish annually to the IRS and to holders of the 12 1/4% notes, information with respect to the OID accruing while the 12 1/4% notes are held by such holders. The 12 1/4% notes will bear a legend setting forth information about OID, or a name and telephone number for our employee who can provide this information.

Additional interest

        We are obligated to pay additional interest on the notes under certain circumstances described under the Registration Rights Agreements relating to each of the Notes, the possibility of a change in the interest rate on the notes will not affect the amount or timing of interest recognized by a United States Holder of a note if the likelihood of the change, as of the date the notes are issued, is remote. We intend to take the position that the likelihood of the payment of additional interest with respect to notes is remote. Although the matter is not free from doubt, such additional interest should be taxable as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's regular method of accounting for United States federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. United States Holders should consult their own independent tax advisors about payment of additional interest.

Impact of Applicable High Yield Discount Obligation Rules

        We do not believe that the notes will be considered applicable high yield discount obligations for United States federal income tax purposes, or so-called "hydo bonds." However, the IRS could disagree and take the position that the notes are hydo bonds. With respect to the 12 1/4% notes, if such position were correct, we would not be permitted to deduct for United States federal income tax purposes OID accrued on the 12 1/4% notes until such time as we actually pay such OID in cash or in property other than our stock or our debt (or stock or debt of a person related to us). Moreover, the lesser of (a) the amount of OID on the 12 1/4% notes and (b) the product of the total OID on the 12 1/4% notes times the ratio of (i) the excess of the 12 1/4% note's yield to maturity over the sum of the appropriate applicable federal rate plus 6% to (ii) the yield to maturity (the "Dividend-Equivalent Interest") would not be deductible at any time by us for United States federal income tax purposes (regardless of whether we actually pay such Dividend-Equivalent Interest in cash or other property). A corporate United States holder would be eligible for the dividends received deduction for the portion of the Dividend-Equivalent Interest that would have been treated as a dividend had it been distributed by us with respect to our stock.

Disposition of notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally equals the cost of the note to such Holder increased by any OID included in gross income with respect to the note and decreased by any payments (other than payments of qualified stated interest) received by such holder with respect to the note.

        Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the note is more than twelve months. Certain United States Holders (including individuals) may be eligible for preferential rates of United States federal income tax in respect of long-term capital gains. The deductibility of capital losses by United States Holders is subject to limitations under the Code.

United States Federal Income Taxation of Non-United States Holders

Payment of interest

        Subject to the discussion of backup withholding below, payments of interest on the notes by us or any of our agents to a Non-United States Holder will not be subject to United States federal withholding tax under the "portfolio interest exemption", provided that such payments are not effectively connected with the conduct of a United States trade or business, and in the case of a treaty resident, attributable to a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-United States Holder in the United States and:

  (1)
  the Non-United States Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes entitled to vote;

  (2)
  the Non-United States Holder is not a controlled foreign corporation for United States federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

  (3)
  the Non-United States Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

  (4)
  either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

        If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest exemption," payments of interest made to such Non-United States Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

  (1)
  IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable treaty (a "Treaty Exemption"), or

  (2)
  IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a United States trade or business of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

        The certification requirement described above also may require a Non-United States Holder that provides an IRS form also, to provide its United States taxpayer identification number.

        We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        If interest on the note is effectively connected with a United States trade or business of the beneficial owner, the Non-United States Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation and, if required by an applicable treaty, interest is attributable to a United States permanent establishment or fixed base, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note which is effectively connected with a United States trade or business will be included in such foreign corporation's earnings and profits.

Disposition of notes

        No withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or disposition of a note.

        A Non-United States Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note unless the Non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base).

Information Reporting and Backup Withholding

United States Holders

        For each calendar year in which the notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest (including OID) paid to that beneficial owner during the calendar year and the amount of tax withheld, if any.

        In the event that a United States Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law, is notified by the IRS that it has failed to properly report payments of interest (including OID) or dividends or fails to certify, under penalties of perjury, that it has furnished the correct taxpayer identification number and that it has not been notified by the IRS that it is not subject to backup withholding, we, our agent or paying agents, or a broker may be required to withhold tax at a rate of 28% of each payment of interest (including OID) and principal (and premium or additional interest, if any) on the notes and on the proceeds from a sale of the notes. The backup withholding obligation, however, does not apply with respect to certain payments to United States Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption. This backup withholding is not an additional tax and may be refunded or credited against the United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

Non-United States Holders

        United States backup withholding tax will not apply to payments on a note or proceeds from the sale of a note payable to a Non-United States Holder if the certification described in "—United States federal income taxation of Non-United States Holders—Payment of interest" is duly provided by such Non-United States Holder or the Non-United States Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a United States person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest (including OID) payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest (including OID) payments and any withholding may also be made available to the tax authorities in the country in which a Non-United States Holders resides under the provisions of an applicable treaty.

        Any amounts withheld under the backup withholding tax rules from a payment to a Non-United States Holder will be allowed as a refund, or a credit against such Non-United States Holder's United States federal income tax liability, provided that the requisite procedures are followed.

Plan of distribution

        This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as a principal or agent in these transactions. These sales will be made at prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales. We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, and to contribute payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.

        As of March 31, 2006, MQ Investment Holdings, LLC and MQ Investment Holdings II, LLC, affiliates of J.P. Morgan Securities Inc., beneficially owned approximately 72.4% of the outstanding capital stock of MQ Associates (on a fully diluted basis) and certain of our directors are employed by an affiliate of J.P. Morgan Securities Inc. See "Management," "Security ownership of certain beneficial owners and management" and "Certain relationships and related transactions—Senior credit facility" for a summary of certain relationships between us and affiliates of J.P. Morgan Securities Inc.

        We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to make a market in the notes. However, J.P. Morgan Securities Inc. is not obligated to do so and J.P. Morgan Securities Inc. may discontinue its market-making activities at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk factors—You cannot be sure that an active trading market will develop for the notes."

Legal matters

        The validity of the notes and the guarantees of the 11 7/8% notes have been passed upon for us by O'Melveny & Myers LLP, New York, New York.

Experts

        The consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

        MQ Associates, Inc. currently files annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements, and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., in Washington, D.C. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

        We filed a registration statement on Form S-1 to register with the SEC offers and sales of the notes made by J.P. Morgan Securities Inc. in market-making transactions effected from time to time. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in the prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

        We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

Index to consolidated financial statements

Unaudited Consolidated Financial Statements
Consolidated balance sheets
March 31, 2006 and December 31, 2005	F-2
Consolidated statements of operations
Three months ended March 31, 2006 and 2005	F-4
Consolidated statements of cash flows
Three months ended March 31, 2006 and 2005	F-5
Notes to unaudited consolidated financial statements	F-6
Audited Consolidated Financial Statements
Report of independent registered public accounting firm	F-15
Consolidated financial statements:
Consolidated balance sheets
December 31, 2005 and 2004	F-16
Consolidated statements of operations
Years ended December 31, 2005, 2004 and 2003	F-18
Consolidated statements of stockholders' deficit
Years ended December 31, 2005, 2004 and 2003	F-19
Consolidated statements of cash flows
Years ended December 31, 2005, 2004 and 2003	F-20
Notes to consolidated financial statements	F-22

MQ Associates, Inc. & Subsidiaries

Consolidated Balance Sheets

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,807	$11,604
Patient receivables, net of allowances	28,145	27,784
Related party receivables	165	162
Other receivables	2,147	1,726
Prepaid expenses and other	4,055	2,363
Deferred income taxes	2,012	2,012

Total current assets	44,331	45,651
Property and equipment, net	82,398	86,151
Goodwill	35,335	35,335
Certificates of need	15,920	15,917
Other intangible assets, net	423	465
Debt issuance costs, net	11,532	12,122
Other	2,445	2,805

Total assets	$192,384	$198,446

The accompanying notes are an integral part of these consolidated financial statements.

	March 31, 2006	December 31, 2005
	(unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$8,938	$11,456
Accrued payroll and related taxes	7,398	6,257
Accrued interest	2,687	8,378
Accrued radiologist fees	4,401	3,845
Other liabilities	2,068	2,063
Other accrued expenses	10,934	8,122
Income taxes payable	615	212
Current portion of long-term debt	7,490	9,754
Current portion of obligations under capital leases	1,143	1,157

Total current liabilities	45,674	51,244
Long-term debt	330,498	325,305
Obligations under capital leases	1,217	1,489
Deferred income taxes	6,946	6,627
Other long-term liabilities	2,189	2,084

Total liabilities	386,524	386,749
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 55,000,000 shares authorized, issued and outstanding	55,000	55,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000	15,000

	70,000	70,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72	72
Common stock, $.001 par value; voting; 195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29	29
Additional paid-in capital	—	—
Accumulated deficit	(264,241)	(258,404)

Total stockholders' deficit	(264,140)	(258,303)

Total liabilities and stockholders' deficit	$192,384	$198,446

The accompanying notes are an integral part of these consolidated financial statements.

MQ Associates, Inc. & Subsidiaries

Consolidated Statements of Operations

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2005
Net revenues from services	$71,764	$73,935
Costs and expenses:
Operating expenses, excluding depreciation	32,591	34,316
Marketing, general and administrative expenses	25,197	26,557
Loss on disposal of assets	129	1,145
Depreciation and amortization	8,711	9,091

Income from operations	5,136	2,826
Interest expense	10,393	8,932
Interest income	(51)	(60)
Equity in earnings of unconsolidated joint ventures	(44)	(66)

Loss before income taxes	(5,162)	(5,980)
Provision for income taxes	675	773

Net loss	$(5,837)	$(6,753)

The accompanying notes are an integral part of these consolidated financial statements.

MQ Associates, Inc. & Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities
Net loss	$(5,837)	$(6,753)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	8,711	9,091
Amortization of bond discount	75	67
Amortization of debt issuance costs	590	585
Bad debt expense	3,685	3,834
Deferred income taxes	319	315
Equity in earnings of unconsolidated joint ventures	(44)	(66)
Proceeds from unconsolidated joint ventures	120	108
Loss on disposal of assets	129	1,145
Accreted bond interest	3,005	2,670
Changes in operating assets and liabilities, net of assets acquired:
Patient receivables	(4,046)	(5,296)
Related party and other receivables	(423)	81
Income taxes payable	403	(295)
Prepaid expenses and other current assets	(1,692)	(1,544)
Other assets	284	432
Accounts payable	(2,519)	1,240
Accrued payroll and related taxes	1,141	1,443
Other liabilities	4	497
Other accrued expenses	(2,220)	(746)

Net cash and cash equivalents provided by operating activities	1,685	6,808

Cash flows used in investing activities
Purchase of property and equipment	(5,884)	(3,928)
Proceeds from sale of property and equipment	840	—
Acquisitions of businesses	—	(2,500)
Non-acquisition intangibles	(3)	(36)

Net cash and cash equivalents used in investing activities	$(5,047)	$(6,464)

Cash flows (used) provided by financing activities
Payments of obligations under capital leases	$(285)	$(284)
Proceeds from senior credit facility	—	19,000
Payments on senior credit facility	—	(13,500)
Payments on Tranche B term loan	(150)	(150)

Net cash and cash equivalents (used) provided by financing activities	(435)	5,066
Net (decrease) increase in cash and cash equivalents	(3,797)	5,410
Cash and cash equivalents, beginning of period	11,604	997

Cash and cash equivalents, end of period	$7,807	$6,407

Supplemental disclosure of cash flow information
Cash paid for interest	$12,414	$10,532
Cash paid for taxes, net	$(18)	$753

The accompanying notes are an integral part of these consolidated financial statements.

MQ Associates, Inc. & Subsidiaries

Notes to Consolidated Financial Statements

(unaudited)

(in thousands, except sharedata)

1.    Business and Basis of Presentation

        MQ Associates, Inc. ("MQA"), through MedQuest, Inc. ("MedQuest"), a wholly owned subsidiary of MQA, and MedQuest's subsidiaries (collectively, the "Company"), as of March 31, 2006 operated 92 outpatient diagnostic imaging centers located in 13 states, primarily in the southeastern and southwestern United States. The outpatient diagnostic imaging centers provide medical imaging services to patients referred by physicians and bill governmental agencies, national and local insurance carriers, as well as individual patients who reside in the respective service areas. The Company operates in one reportable segment.

        The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, the consolidated financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. The accompanying consolidated financial statements should be read in conjunction with the annual consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 10-K"). In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006, are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2006.

2.    Stock Option Plan

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 123 (revised 2004), "Share Based Payment," ("SFAS 123R"). SFAS 123R establishes the accounting for transactions in which an entity pays for employee services in share based payment transactions. SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The fair value of employee share options and similar instruments is estimated using option-pricing models adjusted for the unique characteristics of those instruments. That cost is recognized over the vesting period during which an employee is required to provide service in exchange for the award. The Company adopted SFAS 123R effective January 1, 2006, using the modified-prospective transition method. Under this method, compensation cost is recognized for awards granted and for awards modified, repurchased or cancelled in the period after adoption. Compensation cost is also recognized for the unvested portion of awards granted prior to adoption during the period when vesting occurs. Prior year financial statements are not restated. The application of SFAS 123R resulted in approximately $12 of compensation costs, net of taxes, during the three months ended March 31, 2006 due to the estimated grant-date fair value of all awards.

        For the three months ended March 31, 2005, the Company accounted for its stock based compensation plan using the intrinsic value method prescribed in APB No. 25, "Accounting for Stock Issued to Employees" as allowed under SFAS No. 123, "Accounting for Stock-Based Compensation." The Company had adopted the provisions of SFAS No. 123, which required disclosure of the pro forma effects on earnings as if SFAS No. 123 had been adopted.

        Under the intrinsic value method, the Company did not recognize compensation expense for its stock-based awards to employees in the three months ended March 31, 2005. The following table reflects pro forma net loss as if the Company had elected to adopt the fair value approach of SFAS No. 123:

Three Months Ended March 31, 2005
Net loss:
As reported	$(6,753)
Fair value based compensation cost, net of taxes	(12)

Pro forma net loss	$(6,765)

3.    Acquisition

        On January 3, 2005, the Company acquired the assets of a diagnostic imaging center. The acquisition was accounted for using the purchase method of accounting and the results of operations for the entity have been included in the consolidated financial statements as of the effective date of the acquisition.

        The following table summarizes the estimated fair values of the assets acquired and the aggregate purchase price of the acquisition made during the three months ended March 31, 2005:

Property and equipment	$250
Certificate of need	1,943
Non-compete	250
Goodwill	57

Aggregate purchase price	$2,500

4.    Contingencies

        From time to time, the Company, due to the nature of its business, is subject to litigation and/or regulatory actions, the resolution of which could result in a materially adverse impact upon the Company's financial position and operating results. At March 31, 2006, the Company was not aware of any such proceedings, other than those disclosed below, that could result in a materially adverse financial impact.

SEC Inquiry and U.S. Attorney's Office Investigation

        The staff of the SEC has commenced a formal inquiry concerning, among other things, the Company's previous announcement that it expected to restate its financial statements for prior periods and its inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (which, in each case, were subsequently filed). The U.S. Attorney's Office in Atlanta, Georgia has opened an investigation relating to the resignation of the Company's former executive officers and its announcements that it expected to restate certain of its financial statements for prior periods.

        While the Company is continuing to cooperate with, and to provide requested information and documents to the SEC and the U.S. Attorney's Office, the Company cannot predict the outcome of the inquiry or investigation. Such inquiry and/or investigation could have a material adverse effect on the Company's business, financial condition and results of operations.

Landlord Claim

        In July 2005, Image Properties L.L.C. ("Image Properties"), an entity owned by the Company's former Chief Executive Officer and former President, made a claim against the Company related to the reconciliation of certain expenses that Image Properties claims it paid on the Company's behalf with respect to the facilities the Company leases from Image Properties. The Company is currently unable to determine the likelihood that it will be required to remit any monies to Image Properties as a result of this asserted claim, and the Company's estimate of the potential liability pursuant to the asserted claim ranges from $0 to $3,000.

5.    Consolidating Financial Statements

        The following tables present consolidating financial information as required for the three months ended March 31, 2006 and 2005 for: (1) MQA (parent); (2) MedQuest (issuer); (3) the guarantors (on a combined basis, which represent all of MedQuest's subsidiaries) of the $180.0 million aggregate principal amount of 11 7/8% senior subordinated notes due 2012 of MedQuest (the "11 7/8% Notes") and (4) all eliminating adjustments. The consolidating financial statements presented reflect the legal entity compositions at the respective dates.

        In August 2002, MedQuest issued the 11 7/8% Notes, net of a discount of $3.8 million, to fund in part the Company's recapitalization. The 11 7/8% Notes bear interest at the rate of 11 7/8% per annum that is payable semi-annually in cash on each February 15 and August 15. In February 2003, MedQuest registered an identical series of senior subordinated notes with the SEC and subsequently completed an exchange of all the unregistered $180.0 million aggregate principal amount of senior subordinated notes for the registered senior subordinated notes. The 11 7/8% Notes are senior subordinated uncollateralized obligations of MedQuest, ranking junior in right of payment to all of its existing and future senior debt, and are guaranteed by MQA and each of MedQuest's subsidiaries.

        Separate financial statements of MedQuest, as issuer of the 11 7/8% Notes, and the subsidiary guarantors are not presented because each subsidiary guarantor is 100% owned by MQA, all guarantees are full and unconditional, and all guarantees are joint and several.

        The Company's senior credit facility (the "Senior Credit Facility"), the indenture governing the 11 7/8% Notes and the indenture governing the $136.0 million aggregate principal amount at maturity 12 1/4% senior discount notes due 2012 of MQA (the "12 1/4% Notes") impose certain restrictions on the Company, including restrictions on the Company's ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. In addition, the Senior Credit Facility requires the Company to maintain certain financial ratios. MedQuest's indebtedness under the Senior Credit Facility is collateralized by substantially all of the Company's assets, including inventory, accounts receivable, real and personal property, intellectual property and other intangibles, and is guaranteed by MQA and all of MedQuest's subsidiaries.

Consolidating Balance Sheets March 31, 2006

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$1,852	$—	$5,955	$—	$7,807
Patient receivables, net of allowances			28,145		28,145
Related party receivables			165		165
Other receivables			2,147		2,147
Prepaid expenses and other			4,055		4,055
Deferred income taxes			2,012		2,012

Total current assets	1,852	—	42,479	—	44,331
Property and equipment, net			82,398		82,398
Goodwill			35,335		35,335
Certificates of need			15,920		15,920
Other intangible assets, net			423		423
Investment in subsidiaries	(34,614)	(79,474)		114,088	—
Debt issuance costs, net	2,602	8,930			11,532
Other			2,445		2,445

Total assets	$(30,160)	$(70,544)	$179,000	$114,088	$192,384

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$—	$—	$8,938	$—	$8,938
Accrued payroll and related taxes			7,398		7,398
Accrued interest		2,687			2,687
Accrued radiologist fees			4,401		4,401
Other liabilities			2,068		2,068
Other accrued expenses			10,934		10,934
Income taxes payable			615		615
Current portion of long-term debt		7,490			7,490
Current portion of obligations under capital leases			1,143		1,143

Total current liabilities	—	10,177	35,497	—	45,674
Intercompany payable	61,403	(274,028)	212,625		—
Long-term debt	102,577	227,921			330,498
Obligations under capital leases			1,217		1,217
Deferred income taxes			6,946		6,946
Other long-term liabilities			2,189		2,189

Total liabilities	163,980	(35,930)	258,474	—	386,524
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 55,000,000 shares authorized, issued and outstanding	55,000				55,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000				15,000

	70,000	—	—	—	70,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72				72
Common stock, $.001 par value; voting; 195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29				29
Additional paid-in capital					—
Accumulated deficit	(264,241)	(34,614)	(79,474)	114,088	(264,241)

Total stockholders' deficit	(264,140)	(34,614)	(79,474)	114,088	(264,140)

Total liabilities and stockholders' deficit	$(30,160)	$(70,544)	$179,000	$114,088	$192,384

Consolidating Balance Sheets December 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$2,204	$—	$9,400	$—	$11,604
Patient receivables, net of allowances			27,784		27,784
Related party receivables			162		162
Other receivables			1,726		1,726
Prepaid expenses and other			2,363		2,363
Deferred income taxes			2,012		2,012

Total current assets	2,204	—	43,447	—	45,651
Property and equipment, net			86,151		86,151
Goodwill			35,335		35,335
Certificates of need			15,917		15,917
Other intangible assets, net			465		465
Investment in subsidiaries	(31,876)	(83,964)		115,840	—
Debt issuance costs, net	2,705	9,417			12,122
Other			2,805		2,805

Total assets	$(26,967)	$(74,547)	$184,120	$115,840	$198,446

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$—	$—	$11,456	$—	$11,456
Accrued payroll and related taxes			6,257		6,257
Accrued interest	119	8,259			8,378
Accrued radiologist fees			3,845		3,845
Other liabilities			2,063		2,063
Other accrued expenses			8,122		8,122
Income taxes payable			212		212
Current portion of long-term debt		9,754			9,754
Current portion of obligations under capital leases			1,157		1,157

Total current liabilities	119	18,013	33,112	—	51,244
Intercompany payable	61,644	(286,416)	224,772		—
Long-term debt	99,573	225,732			325,305
Obligations under capital leases			1,489		1,489
Deferred income taxes			6,627		6,627
Other long-term liabilities			2,084		2,084

Total liabilities	161,336	(42,671)	268,084	—	386,749
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 55,000,000 shares authorized, issued and outstanding	55,000				55,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000				15,000

	70,000	—	—	—	70,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72				72
Common stock, $.001 par value; voting; 195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29				29
Additional paid-in capital					—
Accumulated deficit	(258,404)	(31,876)	(83,964)	115,840	(258,404)

Total stockholders' deficit	(258,303)	(31,876)	(83,964)	115,840	(258,303)

Total liabilities and stockholders' deficit	$(26,967)	$(74,547)	$184,120	$115,840	$198,446

Consolidating Statements of Operations Three Months Ended March 31, 2006

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues from services	$—	$—	$71,764	$—	$71,764
Costs and expenses:
Operating expenses, excluding depreciation			32,591		32,591
Marketing, general and administrative expenses		10	25,187		25,197
Loss on disposal of assets			129		129
Depreciation and amortization			8,711		8,711

Income (loss) from operations	—	(10)	5,146	—	5,136
Interest expense	3,108	7,218	67		10,393
Interest income	(9)		(42)		(51)
Equity in earnings of unconsolidated joint ventures			(44)		(44)

Income (loss) before provisions for income taxes and equity in earnings of consolidated subsidiary	(3,099)	(7,228)	5,165	—	(5,162)
Provision for income taxes			675		675

Income (loss) before equity in earnings of consolidated subsidiary	(3,099)	(7,228)	4,490	—	(5,837)
Equity in earnings of consolidated subsidiary	(2,738)	4,490		(1,752)	—

Net income (loss)	$(5,837)	$(2,738)	$4,490	$(1,752)	$(5,837)

Consolidating Statements of Operations Three Months Ended March 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues from services	$—	$—	$73,935	$—	$73,935
Costs and expenses:
Operating expenses, excluding depreciation			34,316		34,316
Marketing, general and administrative expenses			26,557		26,557
Loss on disposal of assets			1,145		1,145
Depreciation and amortization			9,091		9,091

Income from operations	—	—	2,826	—	2,826
Interest expense	2,670	6,262			8,932
Interest income			(60)		(60)
Equity in earnings of unconsolidated joint ventures			(66)		(66)

Income (loss) before provisions for income taxes and equity in earnings of consolidated subsidiary	(2,670)	(6,262)	2,952	—	(5,980)
Provision for income taxes			773		773

Income (loss) before equity in earnings of consolidated subsidiary	(2,670)	(6,262)	2,179	—	(6,753)
Equity in earnings of consolidated subsidiary	(4,083)	2,179		1,904	—

Net income (loss)	$(6,753)	$(4,083)	$2,179	$1,904	$(6,753)

Consolidating Statements of Cash Flows Three Months Ended March 31, 2006

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(5,837)	$(2,738)	$4,490	$(1,752)	$(5,837)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization			8,711		8,711
Amortization of bond discount		75			75
Amortization of debt issuance costs	103	487			590
Bad debt expense			3,685		3,685
Deferred taxes			319		319
Equity in earnings of unconsolidated joint ventures			(44)		(44)
Proceeds from unconsolidated joint ventures			120		120
Loss on disposal of assets			129		129
Accreted bond interest	3,005				3,005
Equity in earnings of consolidated subsidiary	2,738	(4,490)		1,752	—
Changes in operating assets and liabilities:
Patient receivables			(4,046)		(4,046)
Intercompany payable	110	12,238	(12,348)		—
Related party and other receivables			(423)		(423)
Income taxes payable			403		403
Prepaid expenses and other current assets			(1,692)		(1,692)
Other assets			284		284
Accounts payable			(2,519)		(2,519)
Accrued payroll and related taxes			1,141		1,141
Other liabilities			4		4
Other accrued expenses	(119)	(5,572)	3,471		(2,220)

Net cash and cash equivalents provided by operating activities	$—	$—	$1,685	$—	$1,685
Cash flows used in investing activities
Purchase of property and equipment	$—	$—	$(5,884)	$—	$(5,884)
Proceeds from sale or property and equipment			840		840
Non-acquisition intangibles			(3)		(3)

Net cash and cash equivalents used in investing activities	$—	$—	$(5,047)	$—	$(5,047)
Cash flows (used) by financing activities
Payments on capital leases	$—	$—	$(285)	$—	$(285)
Intercompany payable	(352)	150	202		—
Intercompany receivable					—
Payment of Tranche B term loan		(150)			(150)

Net cash and cash equivalents (used) by financing activities	$(352)	$—	$(83)	$—	$(435)

Net (decrease) in cash and cash equivalents	(352)	—	(3,445)	—	(3,797)
Cash and cash equivalents, beginning of period	2,204		9,400		11,604

Cash and cash equivalents, end of period	$1,852	$—	$5,955	$—	$7,807

Supplemental disclosure of cash flow information
Cash paid for interest			$12,414		$12,414
Cash paid for taxes, net			$(18)		$(18)

Consolidating Statements of Cash Flows Three Months Ended March 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(6,753)	$(4,083)	$2,179	$1,904	$(6,753)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization			9,091		9,091
Amortization of bond discount		67			67
Amortization of debt issuance costs	102	483			585
Bad debt expense			3,834		3,834
Deferred income taxes			315		315
Equity in earnings of unconsolidated joint ventures			(66)		(66)
Proceeds from unconsolidated joint ventures			108		108
Loss on disposal of assets			1,145		1,145
Accreted bond interest	2,670				2,670
Equity in earnings of consolidated subsidiary	4,083	(2,179)		(1,904)	—
Changes in operating assets and liabilities:
Patient receivables			(5,296)		(5,296)
Intercompany payable	(102)	5,712		(5,610)	—
Intercompany receivable			(5,610)	5,610	—
Related party and other receivables			81		81
Income taxes payable			(295)		(295)
Prepaid expenses and other current assets			(1,544)		(1,544)
Other assets			432		432
Accounts payable			1,240		1,240
Accrued payroll and related taxes			1,443		1,443
Other liabilities			497		497
Other accrued expenses			(746)		(746)

Net cash and cash equivalents provided by operating activities	$—	$—	$6,808	$—	$6,808
Cash flows used in investing activities
Purchase of property and equipment	$—	$—	$(3,928)	$—	$(3,928)
Acquisitions of businesses			(2,500)		(2,500)
Non-acquisition intangibles			(36)		(36)

Net cash and cash equivalents used in investing activities	$—	$—	$(6,464)	$—	$(6,464)
Cash flows (used) provided by financing activities
Payments on capital leases	$—	$—	$(284)	$—	$(284)
Intercompany payable		13,650	19,131	(32,781)	—
Intercompany receivable	(131)	(19,000)	(13,650)	32,781	—
Proceeds from senior credit facility		19,000			19,000
Payment of Tranche B term loan		(150)			(150)
Payments on senior credit facility		(13,500)			(13,500)

Net cash and cash equivalents (used) provided by financing activities	$(131)	$—	$5,197	$—	$5,066

Net (decrease) increase in cash and cash equivalents	(131)	—	5,541	—	5,410
Cash and cash equivalents, beginning of period	559		438		997

Cash and cash equivalents, end of period	$428	$—	$5,979	$—	$6,407

Supplemental disclosure of cash flow information
Cash paid for interest			$10,532		$10,532
Cash paid for taxes			$753		$753

Report of Independent Registered Public Accounting Firm

To Board of Directors and Stockholders of
MQ Associates, Inc. and Subsidiaries:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of MQ Associates, Inc and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

March 29, 2006
Atlanta, Georgia

MQ ASSOCIATES, INC. & SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2005 and 2004

(in thousands, except share data)

	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$11,604	$997
Patient receivables, net of allowances	27,784	36,023
Related party receivables	162	1,476
Other receivables	1,726	2,294
Prepaid expenses and other	2,363	2,000
Deferred income taxes	2,012	2,227

Total current assets	45,651	45,017
Property and equipment, net	86,151	106,193
Goodwill	35,335	35,264
Certificates of need	15,917	13,599
Other intangible assets, net	465	468
Debt issuance costs, net	12,122	14,463
Other	2,805	5,482

Total assets	$198,446	$220,486

The accompanying notes are an integral part of these consolidated financial statements.

	2005	2004
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$11,456	$14,933
Accrued payroll and related taxes	6,257	4,940
Accrued interest	8,378	7,897
Accrued radiologist fees	3,845	3,767
Other liabilities	2,063	750
Other accrued expenses	8,122	6,289
Income taxes payable	212	927
Current portion of long-term debt	9,754	600
Current portion of obligations under capital leases	1,157	1,161

Total current liabilities	54,244	41,264
Long-term debt	325,305	347,620
Obligations under capital leases	1,489	2,649
Deferred income taxes	6,627	5,565
Other long-term liabilities	2,084	2,473

Total liabilities	386,749	399,571
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 55,000,000 and 35,000,000 shares authorized, issued and outstanding	55,000	35,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000	15,000

	70,000	50,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72	72
Common stock, $.001 par value; voting; 195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29	29
Accumulated deficit	(258,404)	(229,186)

Total stockholders' deficit	(258,303)	(229,085)

Total liabilities and stockholders' deficit	$198,446	$220,486

The accompanying notes are an integral part of these consolidated financial statements.

MQ ASSOCIATES, INC. & SUBSIDIARIES

Consolidated Statements of Operations

Years Ended December 31, 2005, 2004 and 2003

(in thousands, except share data)

	2005	2004	2003
Net revenues from services	$292,973	$274,570	$238,602
Costs and expenses:
Operating expenses, excluding depreciation	136,069	124,530	106,714
Marketing, general and administrative expenses	104,891	101,497	81,486
Loss on disposal of assets	1,646	1,550	211
Depreciation and amortization	35,856	31,540	27,520

Income from operations	14,511	15,453	22,671
Interest expense	41,200	30,486	24,270
Interest income	(222)	(184)	(18)
Equity in earnings of unconsolidated joint ventures	(275)	(273)	(22)

Loss before income taxes	(26,192)	(14,576)	(1,559)
Provision for income taxes	3,026	2,121	1,210

Net loss	$(29,218)	$(16,697)	$(2,769)

The accompanying notes are an integral part of these consolidated financial statements.

MQ ASSOCIATES, INC. & SUBSIDIARIES

Consolidated Statements of Stockholders' Deficit

Years Ended December 31, 2005, 2004 and 2003

(in thousands, except share data)

	Class A Common Stock
			Common Stock
					Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2002	72,100,000	$72	28,605,000	$29	$62,113	$(191,633)	$(129,419)

Net loss						(2,769)	(2,769)

Balance, December 31, 2003	72,100,000	72	28,605,000	29	62,113	(194,402)	(132,188)

Dividends					(62,113)	(18,087)	(80,200)
Net loss						(16,697)	(16,697)

Balance, December 31, 2004	72,100,000	72	28,605,000	29	—	(229,186)	(229,085)

Net loss						(29,218)	(29,218)

Balance, December 31, 2005	72,100,000	$72	28,605,000	$29	$—	$(258,404)	$(258,303)

The accompanying notes are an integral part of these consolidated financial statements.

MQ ASSOCIATES, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2005, 2004 and 2003

(in thousands, except share data)

	2005	2004	2003
Cash flows from operating activities
Net loss	$(29,218)	$(16,697)	$(2,769)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	35,856	31,540	27,520
Amortization of bond discount	279	246	148
Amortization of debt issuance costs	2,341	2,106	1,713
Bad debt expense	15,397	17,140	11,529
Deferred income taxes	1,277	1,177	640
Equity in earnings of unconsolidated joint ventures	(275)	(273)	(22)
Loss on disposal of assets	1,646	1,550	211
Accreted bond interest	11,164	3,630
Changes in operating assets and liabilities, net of assets acquired:
Patient receivables	(7,157)	(13,540)	(18,558)
Related party and other receivables	1,314	(412)	(982)
Income tax receivable/payable	(715)	158	3,665
Prepaid expenses and other current assets	206	639	234
Other assets	935	(662)	(489)
Accounts payable	(3,478)	4,353	4,034
Accrued payroll and related taxes	1,317	(1,422)	2,575
Other liabilities	1,313	500	250
Other accrued expenses	1,784	2,938	1,673

Net cash and cash equivalents provided by operating activities	33,986	32,971	31,372

Cash flows used in investing activities
Purchase of property and equipment	(17,125)	(44,805)	(28,516)
Acquisitions of businesses	(2,500)	(8,317)	(7,039)
Non-acquisition intangibles	(98)
Proceeds from unconsolidated joint ventures	515	299
Investment in unconsolidated joint ventures		(149)	(810)
Proceeds from sale of property and equipment	94		136

Net cash and cash equivalents used in investing activities	$(19,114)	$(52,972)	$(36,229)

The accompanying notes are an integral part of these consolidated financial statements.

	2005	2004	2003
Cash flows provided (used) by financing activities
Payments of obligations under capital leases	$(1,165)	$(1,026)	$(427)
Sale of preferred stock	20,000
Payment of debt issuance costs		(3,185)	(2,915)
Proceeds from senior credit facility	29,613	53,000	37,188
Payments on senior credit facility	(52,113)	(38,500)	(85,188)
Proceeds from long-term debt			60,000
Proceeds from senior discount notes, net of discount		84,778
Payments on long-term debt	(600)	(600)	(300)
Dividends		(80,200)

Net cash and cash equivalents provided (used) by financing activities	(4,265)	14,267	8,358

Net increase (decrease) in cash and cash equivalents	10,607	(5,734)	3,501
Cash and cash equivalents, beginning of year	997	6,731	3,230

Cash and cash equivalents, end of year	$11,604	$997	$6,731

Supplemental disclosure of cash flow information
Cash paid for interest	$26,807	$23,829	$22,856
Cash paid for taxes, net	$2,464	$912	$(2,992)
Supplemental schedule of noncash investing and financing activities
Acquisition of businesses
Fair value of assets acquired	$2,500	$9,499	$7,039
Less liabilities assumed		(1,182)

	$2,500	$8,317	$7,039

Equipment acquired through capital lease	$—	$1,235	$3,041

The accompanying notes are an integral part of these consolidated financial statements.

1.    Business

        MQ Associates, Inc. ("MQA"), through MedQuest, Inc. ("MedQuest"), a wholly owned subsidiary, and MedQuest's subsidiaries (collectively, the "Company"), as of December 31, 2005 operated 92outpatient diagnostic imaging centers in locations throughout the United States of America, predominantly in the southeastern and southwestern regions. The outpatient diagnostic imaging centers provide medical imaging services to patients referred by physicians and extend credit to governmental agencies, national and local insurance carriers, as well as individual patients who reside in the respective service areas. The Company operates in one reportable segment.

2.    Accounting Policies

Prior Period Financial Statements

        The consolidated financial statements for 2003 were previously restated to reflect the correction of an error relating to the allowance for the valuation of patient receivables and various other accounting errors. The restatement also included adjustments to the three month periods ended March 31, June 30 and September 30, 2004 and 2003 and periods prior to 2003. For additional information regarding that restatement, see Note 2, "Prior Period Restatement" to the Company's consolidated financial statements located in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

Principles of consolidation

        MedQuest is a wholly-owned subsidiary of MQA. MQA has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest. The consolidated financial statements of the Company were prepared in accordance with GAAP and include the assets, liabilities, revenues and expenses of all majority owned subsidiaries over which the Company exercises control. The Company uses the equity method of accounting for its investment in two joint ventures at December 31, 2005 and 2004. All intercompany transactions have been eliminated in consolidation.

Cash and cash equivalents

        The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. The Company routinely has deposits at financial institutions which substantially exceed federal depository insurance coverage. Management believes any risks associated with these excess deposits are mitigated by maintaining the deposits at large, highly rated institutions.

Revenue recognition

        Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the services are provided, based upon the estimated amounts due from the patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and employers. The Company's patient accounting system currently does not record contractual adjustments at the time of billing. Instead, contractual adjustments are estimated based on historical collection experience. These estimates are subject to variances associated with changes in composition of payor and scan mix, as well as changes in reimbursement rates. Contractual payment terms are generally based upon predetermined rates per procedure. Settlements under reimbursement agreements with third-party payors are estimated and recorded in the period the related services are rendered and are adjusted in future periods as adjustments become known or as the service years are no longer subject to audit, review or investigation.

Patient receivables

        The Company reports patient receivables at estimated net realizable amounts from services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, workers' compensation funds, and patients. The patient receivables are geographically dispersed, but a significant portion of its revenues and patient receivables are concentrated by type of payors.

        The concentration of gross patient receivables by payor class, as a percentage of total gross patient receivables as of the end of each of the reporting periods, is as follows:

	As of December 31,
	2005	2004
Managed care and commercial payors	55.3%	46.7%
Medicare	17.9%	18.4%
Medicaid	5.3%	5.8%
Other third party payors, including patients	11.4%	16.6%
Other governmental payors	10.1%	12.5%

Total	100.0%	100.0%

        Due to the nature and complexities associated with estimating the allowances for contractual adjustments, patient receivables by payor class are presented on a gross basis before such adjustments. The estimated contractual adjustment rate varies across payor classes and should not be uniformly applied on a pro rata-basis to determine net patient receivables.

        During the years ended December 31, 2005, 2004 and 2003, approximately 21.3%, 19.0% and 17.6%, respectively, of our gross revenues related to patients participating in the Medicare program. While the Company derives significant revenues and accounts receivable from government agencies, it does not believe there are significant credit risks associated with these government agencies. Because Medicare traditionally pays claims faster than the Company's other third-party payors, the percentage of the Company's Medicare charges in patient receivables differs from the percentage of the Company's Medicare revenues. The Company does not believe that there are any other significant concentrations of revenues from any particular payor that would subject it to any significant credit risks in the collection of its patient receivables.

        Additions to the allowance for doubtful accounts are made by means of the provision for doubtful accounts. The Company writes off uncollectible accounts against the allowance for doubtful accounts after exhausting collection efforts and adding subsequent recoveries. Net patient receivables include only those amounts the Company estimates it will collect.

        Bad debt expense is included in marketing, general and administrative expenses and is summarized in the following table.

	Year ended December 31,
	2005	2004	2003
Bad debt expense	$15,397	$17,140	$11,529

        The Company performs an analysis of its historical cash collection patterns and considers the impact of any known material events in determining the allowance for doubtful accounts. In performing this analysis, the Company considers the impact of any adverse changes in general economic conditions, business office operations, payor mix, or trends in federal or state governmental health care coverage.

Property and equipment

        The Company reports property and equipment at cost. Assets are depreciated on a straight-line basis over their estimated useful lives and leasehold improvements are amortized over the shorter of their estimated economic lives or the lease term. Useful lives are as follows:

Useful lives in years
Technical equipment	5
Leasehold improvements	2 to 25
Buildings	39
Office equipment and other	7
Computer equipment	3
Furniture and fixtures	7

        Assets under capital leases are recorded at the present value of the minimum lease payments at the start of the lease term and are depreciated on a straight-line basis over the lease term.

        Maintenance and repairs of property and equipment are expensed in the period incurred. All replacements or improvements that increase the estimated useful life of an asset are capitalized. Assets that are sold, retired or otherwise disposed are removed from the respective asset cost and accumulated depreciation accounts and any gain or loss is included in the operating results.

        Operating leases are accounted for in accordance with SFAS No. 13, "Accounting for Leases," and FASB Technical Bulletin No. 85-3, "Accounting for Operating Leases with Scheduled Rent Increases." Those pronouncements require the recognition of fixed rental payments, including rent escalations, on a straight-line basis over the term of the lease.

Goodwill and other intangible assets

        Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies. In June 2001, the FASB issued SFAS No. 141, "Business Combinations," SFAS

No. 142, "Goodwill and Other Intangible Assets," and in August 2001 the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Effective January 1, 2002, the Company adopted the provisions of SFAS No. 141 and SFAS No. 142 as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

        SFAS No. 141 supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations," and requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 also provides specific criteria to recognize intangible assets acquired in a business combination apart from goodwill.

        SFAS No. 142 supersedes APB Opinion No. 17, "Intangible Assets," and, beginning January 1, 2002, the Company no longer amortized goodwill and began testing goodwill for impairment using a fair value approach, at the reporting unit level. A reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at the component level. On an ongoing basis, absent any impairment indicators, the Company performs its goodwill impairment testing as of December 31 of each year.

        In accordance with SFAS No. 142, the Company amortizes the cost of intangible assets with definite useful lives over their respective estimated useful lives to their estimated residual value. As of December 31, 2005, our definite useful lived intangible assets do not have an estimated residual value. The Company also reviews those assets for impairment in accordance with SFAS No. 144 whenever events or changes in circumstances indicate that we may not be able to recover the asset's carrying amount. As of December 31, 2005, intangible assets with definite useful lives consisted of non-compete agreements. The Company considers certificates of need, which are required by certain states prior to the acquisition of high cost capital items, including diagnostic imaging equipment, before providing health care services, to be indefinite lived intangible assets.

Long-lived assets

        Under SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company assesses the recoverability of long-lived assets (excluding goodwill) and identifiable acquired intangible assets with finite useful lives whenever events or changes in circumstances indicate that we may not be able to recover the asset's carrying amount. The Company measures the recoverability of assets to be held and used by a comparison of the carrying amount of the asset to the expected net future cash flows to be generated by that asset, or, for identifiable intangibles with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future cash flows. The amount of impairment of identifiable intangible assets with finite useful lives, if any, to be recognized is measured based on projected discounted future cash flows. The Company measures the amount of impairment of other long-lived assets (excluding goodwill) by the amount by which the carrying value of the asset exceeds the fair market value of the asset, which is generally determined based on projected discounted future cash flows or appraised values.

        In the year-ended December 31, 2004, the Company recorded an impairment charge in the amount of approximately $1,900 related to certain proprietary computer software. The computer software consisted of a proprietary radiology information system combined with a standalone accounts receivable module. The system was partially implemented in December 2002, but encountered scalability problems that ultimately led to the Company's determination to discontinue its implementation. In 2004, replacement software that satisfied the Company's growth needs was identified and implemented. As a result, an impairment charge was taken for a substantial portion of the cost of the prior software and amortization was accelerated for the portion that remained in use. The portion subject to accelerated amortization was fully amortized in June 2005.

Center closing costs

        The Company accounts for closed center liabilities related to exit or disposal activities initiated after December 31, 2002 in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The Company provides for closed center liabilities relating to the present value of the estimated remaining noncancellable lease payments after the closing date, net of estimated subtenant income. The Company estimates the net lease liabilities using a discount rate to calculate the present value of the remaining net rent payments on closed centers. The closed center lease liabilities usually are paid over the lease terms associated with the closed centers, which generally have remaining terms ranging from 0 to 8 years. Any adjustments to closed center liabilities would relate to changes in subtenant income and actual exit costs differing from original estimates and would be made in the period in which the change becomes known. Center closing liabilities are reviewed quarterly to ensure that any accrued amounts that are not sufficient estimates of future costs, or that are no longer needed for their originally intended purposes, are adjusted to income or expense in the proper period.

        The following table summarizes accrual activity for the future lease obligations of centers closed in the normal course of business:

Future Lease Obligations
Balance at December 31, 2003	$2
Additions	670
Usage	(69)

Balance at December 31, 2004	603
Additions	724
Usage	(405)

Balance at December 31, 2005	$922

Operating expenses, excluding depreciation

        Operating expenses, excluding depreciation, consists of compensation related to radiologists, technicians and transcriptionists, combined with supplies, building rental, utilities and other expenses directly related to generating revenue from services.

Stock based compensation

        The Company accounts for stock incentives, available to employees and non-employees, under its stock-based compensation plan (the "2003 Stock Option Plan") using the intrinsic value method prescribed in APB No. 25, "Accounting for Stock Issued to Employees" as allowed under SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has adopted the provisions of SFAS No. 123, which require disclosure of the pro forma effects on earnings and earnings per share as if SFAS No.123 had been adopted.

        The Company has computed, for pro forma disclosure purposes, the value of all options granted using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following assumptions:

	Year ended December 31,
	2005	2004	2003
Risk free interest rate	4.26%	3.59%	3.26%
Expected dividend yield	0.00%	0.00%	0.00%
Expected lives (in years)	5	5	5

        In 2003, the Company issued 3,016,000 stock options under the 2003 Stock Option Plan. These options were issued as non-qualified stock options with an exercise price of $1.00 and a five year vesting period.

        In 2004, the Company issued 5,686,384 stock options under the 2003 Stock Option Plan. Of these issuances, 4,863,884 stock options, in the aggregate, were issued to certain executive officers of the Company. These options were issued as incentive stock options with exercise prices ranging from $1.50 to $3.00 and a three year vesting period. Approximately 3,147,220 of the 4,863,884 stock options issued to the executive officers expired in April 2005 in connection with separation agreements with certain executive officers. The remaining 802,500 stock options were issued as non-qualified stock options with exercise prices ranging from $0.65 to $1.05 and a five year vesting period.

        In 2005, the Company issued, or was contractually obligated to issue, 6,630,000 stock options under the 2003 Stock Option Plan. These include 6,500,000 options that the Company is obligated to issue to an executive officer pursuant to an employment agreement. These options have not yet been issued, but when they are, they will be issued effective October 24, 2005 and will be incentive stock options with an exercise price of $0.65 and a three year vesting period.

        The weighted average fair value of options at grant date amounted to $0.00 and $0.02 for the years ended December 31, 2005 and 2004.

        The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees and, accordingly, does not currently recognize compensation expense for its stock-based awards to employees. The following table reflects pro forma net income as if the Company had elected to adopt the fair value approach of SFAS No. 123:

	Year ended December 31,
	2005	2004
Net loss:
As reported	$(29,218)	$(16,697)
Fair value based compensation cost, net of taxes	—	(56)

Pro forma net loss	$(29,218)	$(16,753)

        The pro forma amounts may not be representative of future disclosures since the estimated fair value of the stock options is amortized to expense over the vesting period and additional options may be granted in future years.

        Certain other disclosures are required with respect to stock compensation under the provisions of SFAS No. 123 and are included in Note 17.

Advertising expense

        The Company expenses all advertising costs as incurred. Advertising expense was $2,572, $3,111 and $2,622 for the years ended December 31, 2005, 2004 and 2003, respectively.

Deferred Financing Costs

        The Company capitalizes debt issuance costs and amortizes them into interest expense on a straight line basis over the lives of the related debt instruments.

Income taxes

        The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This approach recognizes the amount of income tax expense or benefit based upon the taxes payable or refundable for the period and the change in deferred income tax assets and liabilities during the year. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, a valuation allowance is established when it is more likely than not that some portion of the deferred tax assets will not be realized.

Use of estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

        The carrying value of cash and cash equivalents, patient receivables, accounts payable and accrued expenses approximate their fair value based on the short-term nature of these accounts. Borrowings under the Senior Credit Facility, described in Note 8, bear interest at variable rates, which approximate market. The 11 7/8% senior subordinated notes, described in Note 8, bear interest at fixed rates. At December 31, 2004, a portion of these notes (approximately $47,500) were subject to an interest rate swap agreement and effectively bore variable interest that approximated market. The 12 1/4% senior discount notes, described in Note 8, bear interest at fixed rates. The estimates of fair value are based upon quoted market prices for these issues of long-term debt. The estimated fair value of the Company's long-term debt was $28,959 below its carrying value at December 31, 2005 and $46,430 above its carrying value at December 31, 2004.

Derivative financial instruments

        The Company may, from time to time, use derivative financial instruments to reduce exposure to adverse fluctuations in interest rates. When entered into, the Company formally designates and documents the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and strategies for undertaking the hedge transactions. The Company formally considers at inception and at least quarterly thereafter, whether the financial instruments that are used in hedging transactions are effective at offsetting changes in either the fair value or cash flows of the related underlying exposure. Because of the high degree of effectiveness between the hedging instrument and the underlying exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair value or cash flows of the underlying exposure being hedged. Any ineffective portion of a financial instrument's change in fair value is immediately recognized in earnings.

New accounting pronouncements

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on normal capacity of production facilities. SFAS No. 151 is effective for the first annual reporting period beginning after June 15, 2005. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which revises SFAS No.123 and supersedes APB No. 25. SFAS No. 123R requires that, at the grant-date, the fair value of all share-based payment awards, including employee stock options, be recognized as employee compensation expense in the income statement. SFAS No. 123R is effective for the first annual reporting period beginning after June 15, 2005 and requires one of two transition methods to be applied. The Company expects to adopt SFAS No. 123R in accordance with the transition provisions and is in the process of determining which transition method it will apply. The adoption of SFAS No. 123R is not expected to have a material impact on the Company's consolidated financial statements.

        In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29". SFAS No. 153 eliminates the exception for nonmonetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of nonmonetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our consolidated financial statements.

        In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN No. 47 clarifies that the term conditional asset retirement obligation, as used in SFAS No. 143 "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN No. 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Company determined that FIN No. 47 did not have a material impact on its consolidated financial statements for the year ended December 31, 2005.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." SFAS No. 154 replaces APB Opinion No. 20 and SFAS No. 3, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle and applies to changes required by an accounting pronouncement when the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or a cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material impact on the Company's consolidated financial statements.

Reclassifications

        Certain reclassifications have been made to the consolidated financial statements for the year ended December 31, 2004 to conform to the presentation for the year ended December 31, 2005.

3.    Acquisitions

        During the years ended December 31, 2005 and 2004, the Company acquired one and five entities, respectively, that provide medical diagnostic imaging services to patients. Each acquisition was accounted for using the purchase method of accounting and the results of operations for each entity have been included in the consolidated financial statements as of the effective date of the acquisition.

        The following table summarizes the estimated fair values of the assets acquired and the aggregate purchase price of acquisitions:

	Year ended December 31,
	2005	2004
Property and equipment	$250	$4,562
Non-compete agreements	250	210
Certificates of need	1,943	3,283
Goodwill	57	1,409
Other assets	—	35
Liabilities assumed	—	(1,182)

Aggregate purchase price	$2,500	$8,317

        The goodwill acquired in relation to the above transactions is expected to be deductible for tax purposes. All of the acquisitions made during the years ended December 31, 2005 and 2004 were consummated in order to expand market share. The weighted average amortization period for acquired intangibles subject to amortization was 39 months and 35 months for acquisitions made during the years ended December 31, 2005 and 2004, respectively. During the years ended December 31, 2005 and 2004, the Company recorded additional goodwill of $14 and $453, respectively, for costs incurred in association with prior year acquisitions.

        The Company made one acquisition in 2005 and that transaction took place on January 3, 2005, the first business day of the year, therefore, no pro forma information is presented. The unaudited pro forma results of operations, for the year ended December 31, 2004, reflect operations as if MQA and the entities described above had been combined as of January 1, 2004. The unaudited pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results which would have occurred if the business combinations had been in effect on the dates indicated, or may result in the future.

	Unaudited pro forma Year ended December 31,
	2004	2003
Net revenues from services	$278	$242
Net income (loss)	$(17)	$(1)

4.    Patient Receivables

        Patient receivables consist of the following:

	As of December 31,
	2005	2004
Patient receivables	$67,032	$85,634
Less: Allowances for contractual adjustments and doubtful accounts	(39,248)	(49,611)

Patient receivables, net	$27,784	$36,023

5.    Property and equipment

        Property and equipment, including assets under capital lease obligations, consists of the following:

	As of December 31,
	2005	2004
Technical equipment	$155,869	$152,454
Leasehold improvements	41,806	39,641
Land and buildings	754	754
Office equipment and other	4,136	3,960
Computer equipment	14,258	13,238
Furniture and fixtures	5,502	5,267
Construction in process	13,427	9,093

	235,752	224,407
Less accumulated depreciation	(149,601)	(118,214)

	$86,151	$106,193

        Construction in process consists primarily of technical equipment that has not been placed in service and leasehold improvements at centers that had not opened at the balance sheet date.

        Depreciation expense amounted to $35,609, $31,223 and $27,063 for the years ended December 31, 2005, 2004 and 2003, respectively.

Leases

        The Company leases certain land, buildings, and equipment under non-cancelable operating leases expiring at various dates through 2018, and certain equipment under capital leases expiring at various dates through 2008. Operating leases generally have 5 to 10 year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Various facility leases include provisions for rent escalation or require the Company to pay certain maintenance and utility costs. Contingent rents are included in rent expense in the year incurred. Some facilities are subleased to other parties, and those amounts are not material. Certain leases contain annual escalation clauses based on changes in the Consumer Price Index ("CPI") while others have fixed escalation terms. The excess of expense over current payments is recognized as straight-line rental accrual payments and is included in other long-term liabilities in the accompanying consolidated financial statements, as follows:

	As of December 31,
	2005	2004
Straight-line rental accrual	$2,084	$1,685

        Future minimum lease payments at December 31, 2005, for equipment under capital lease obligations having an initial or remaining non-cancelable lease term in excess of one year are as follows:

Year
2006	$1,322
2007	1,014
2008	517
2009	—

Total minimum lease payments	2,853
Less interest portion	(207)

Present value of minimum lease payments, including current portion of $1,157	$2,646

        Property and equipment under capital leases was $2,479 and $3,424, net of accumulated depreciation of $3,511 and $2,566 at December 31, 2005 and 2004, respectively. Capital lease obligations were initially recorded using discount rates ranging from 5% to 6.6% as of December 31, 2005.

Collateralized Assets

        Pursuant to the Senior Credit Facility and the indenture for the 11 7/88% Notes (as defined below) described in Note 8, the Company's obligations under those agreements are collateralized by substantially all of the assets of the Company and the common stock of all subsidiaries. Refer to Note 8, Long-Term Debt, for additional information regarding the agreements.

Asset Disposals

        The Company conducted a physical inventory of technical equipment in June 2005. As a result, the Company took a charge of approximately $259 and $110 in the years ended December 31, 2004 and 2003, respectively, which is included in loss on disposal of assets in the accompanying consolidated statements of operations.

6.    Goodwill and Other Intangible Assets

        Goodwill and other intangible assets consist of the following:

        Goodwill represents the excess of purchase price over the fair value of the net assets of acquired companies. The following details the changes in the carrying value:

	Year ended December 31,
	2005	2004
Beginning balance, net	$35,264	$33,855
Acquired	57	956
Adjustments	14	453

Ending balance, net	$35,335	$35,264

        Other intangible assets not subject to amortization, gross carrying amount:

	As of December 31,
	2005	2004
Certificates of need	$15,917	$13,599

        Other intangible assets subject to amortization:

	As of December 31,
	2005	2004
Non-compete agreements, gross	$2,587	$2,387
Accumulated amortization	(2,122)	(1,919)

	$465	$468

        Amortization expense amounted to $246, $317 and $457 for the years ended December 31, 2005, 2004 and 2003, respectively.

        Total estimated amortization expense related to the other intangible assets, subject to amortization, for the next five years is as follows:

Years ending December 31,	Estimated amortization expense
2006	$164
2007	130
2008	91
2009	64
2010	16

7.    Other Accrued Expenses

        Other accrued expenses consist of the following:

	As of December 31,
	2005	2004
Accrued operating costs	$3,414	$2,231
Accrued professional fees	893	1,280
Accrued rent and related expenses	2,423	1,869
Other	1,392	909

	$8,122	$6,289

        See Note 13 for information regarding related party transactions.

8.    Long-Term Debt

        Long-term debt consists of the following:

	As of December 31,
	2005	2004
Revolving credit facility, due August 2007	$—	$22,500
Tranche B term facility, due through September 2009	58,500	59,100
11 7/8% senior subordinated notes, net of discount of $3,013 and $3,292, due August 2012	176,987	176,708
12 1/4% senior discount notes, including accretion of $14,794 and $3,630, due August 2012	99,572	88,408

	335,059	346,716
Fair value adjustment to 11 7/8% senior subordinated notes	—	1,504
Less current portion of long-term debt	(9,754)	(600)

	$325,305	$347,620

Senior credit facility

        The Company's Senior Credit Facility (as defined below) provides for a revolving credit facility, not to exceed $80,000, and a Tranche B term facility of $60,000. The Senior Credit Facility is guaranteed by MQA and each of MedQuest's existing and future domestic subsidiaries. MedQuest's obligations under the Senior Credit Facility and the guarantors' obligations under the guarantees are collateralized by substantially all of the assets of MedQuest and the guarantors.

        In September 2003, the Company amended the Senior Credit Facility to allow for borrowings under a Tranche B term facility not to exceed $60,000. Concurrent with the amendment of the Senior Credit Facility, the Company borrowed $60,000 under the Tranche B term facility and applied the net proceeds against the outstanding borrowings under the revolving credit facility of the Senior Credit Facility.

        In August 2004, the Company amended the Senior Credit Facility to permit, among other things, MQA to issue the $136,000 aggregate principal amount at maturity 12 1/4% senior discount notes due 2012 and to use the net cash proceeds to pay a dividend to holders of MQA's common stock and to make distributions to certain key employees and certain employees who held options for MQA's common stock. The amendment permits the Company to make distributions to MQA under certain specified exceptions and also permits MQA to issue additional indebtedness or preferred stock under certain terms, and, subject to MedQuest meeting a pro forma consolidated leverage ratio test and certain other conditions, to use the proceeds thereof to make distributions on, or repurchase or redeem shares of MQA capital stock.

        The Senior Credit Facility has certain financial covenants related to the maintenance of minimum/maximum levels of consolidated leverage, senior leverage and fixed charge coverage ratios. The Company received a waiver of certain reporting covenants under the Senior Credit Facility at December 31, 2004. This and other waivers and amendments to the Senior Credit Facility are discussed below.

Waivers and Amendments to the Senior Credit Facility

        On February 14, 2005, the Company obtained a limited waiver from the lenders under its Senior Credit Facility dated as of September 3, 2003, as amended, by and among MQA, MedQuest, as Borrower, the several lenders from time to time parties thereto (the "Lenders"), Wachovia Bank, National Association, as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A., as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the "Senior Credit Facility"). The limited waiver provided a temporary waiver of any defaults and/or events of default under the Senior Credit Facility that may have occurred and may have been continuing with respect to non-compliance with the financial covenant tests in the Senior Credit Facility for the period ended December 31, 2004 and/or prior periods due to certain write downs of accounts receivable that may have resulted in charges against income for fiscal year 2004 and prior periods. The limited waiver also provided a temporary waiver of any defaults and/or events of default that may have occurred and may have been continuing with respect to representations and warranties made or deemed made by the Company under the Senior Credit Facility concerning financial statements and other information previously provided by the Company to the Administrative Agent and Lenders relating to such periods. The limited waiver permanently waived the default that had occurred under the Senior Credit Facility due to the Company's failure to deliver 2005 fiscal year projections to the Lenders by February 14, 2005, and extended the time by which the Company was required to deliver such projections. The limited waiver was effective until March 31, 2005. As a condition to the continuing effectiveness of the limited waiver, the Company agreed that the aggregate amount of all new borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, under the Senior Credit Facility during the term of the limited waiver would not exceed $5,000.

        On March 30, 2005, the Company obtained a second limited waiver and amendment from the Lenders under the Senior Credit Facility. This limited waiver provided for an extension of the original limited waiver and was effective until May 15, 2005. The second limited waiver provided a temporary waiver of any defaults and/or events of default under the Senior Credit Facility that may have occurred and may have been continuing with respect to non-compliance with the financial covenant tests in the Senior Credit Facility for the period ended March 31, 2005, in addition to the period ended December 31, 2004 and prior periods. The second limited waiver further provided for a temporary waiver of any defaults and/or events of default that may have occurred with respect to the covenant in the Senior Credit Facility that requires the Company to deliver to the Lenders and the Administrative Agent a copy of its audited consolidated financial statements for, and as of the end of, the fiscal year ended December 31, 2004 by March 31, 2005 and extended the time by which the Company was required to deliver 2005 fiscal year projections until May 15, 2005. As a condition to the continuing effectiveness of the second limited waiver, the Company agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the Senior Credit Facility during the term of the second limited waiver would not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was $28,800) plus $5,000. The effect that certain write-downs of accounts receivable had on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility was disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above. The second limited waiver also provided that if, at the close of any business day during the waiver period the aggregate cash on hand of the Company exceeded $8,500, the Company was required to promptly repay revolving loans with an amount equal to such excess. In the event that the Company made such repayments, or any repayment of the revolving loans, swingline loans or letters of credit, it had the ability to re-borrow such repaid amount in addition to the unused portion of the $5,000 of availability described above. In addition, the second limited waiver limited the ability of the Company to take certain actions that would otherwise have been permitted under the Senior Credit Facility.

        On May 13, 2005, the Company obtained a third limited waiver and amendment to the Senior Credit Facility. The third limited waiver provided for an extension of the second limited waiver and provided for a temporary waiver of any defaults and/or events of default that may have occurred with respect to the covenant in the Senior Credit Facility that requires the Company to deliver to the Lenders and the Administrative Agent by May 15, 2005 a copy of its unaudited consolidated financial statements for, and as of the end of, the fiscal quarter ended March 31, 2005. The third limited waiver was effective until June 30, 2005.

        Effective on June 30, 2005, the Company obtained an amendment to the third limited waiver that provided for an extension of the third limited waiver until August 1, 2005. The amendment to the third limited waiver also provided for a temporary waiver of any defaults and/or events of default that may have occurred with respect to the covenant in the Senior Credit Facility that requires the Company to deliver to the Lenders and the Administrative Agent a copy of its unaudited consolidated financial statements for, and as of the end of, the fiscal quarter and the six months ended June 30, 2005, within 45 days after the end of such fiscal quarter and non-compliance with the financial covenant tests in the Senior Credit Facility for the periods ended June 30, 2005, March 31, 2005, December 31, 2004, and prior periods.

        On July 29, 2005, the Company entered into a restated amendment to the third limited waiver to the Senior Credit Facility. The restated amendment provided for an extension of the third limited waiver, as previously amended, until August 13, 2005. Effective on August 13, 2005, the Company entered into a letter agreement amending the restated third limited waiver and amendment to provide for a further extension of the waiver until August 31, 2005. Effective August 31, 2005, the Company entered into a letter agreement providing for a further extension of the waiver until September 7, 2005.

        Effective on September 7, 2005, the Company entered into a fourth waiver and third amendment (the "Third Amendment") to the Senior Credit Facility. The Third Amendment waived all existing defaults and events of default under the Senior Credit Facility. That waiver would have terminated, however, if, among other things, the Company had not delivered to the Administrative Agent and the Lenders by December 31, 2005, its 2004 audited financial statements and its unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2005, or if the December 31, 2004 financial statements or the related reports filed with the Securities and Exchange Commission (the "SEC") contained information that varied by certain specified amounts with respect to Consolidated EBITDA (as defined in the Senior Credit Facility) or the aggregate amount of restated accounts receivable from the draft audited financial statements provided to the Administrative Agent and the Lenders prior to the effectiveness of the Third Amendment.

        The Third Amendment also imposed upon the Company certain increased pricing and additional information requirements until the financial statements were delivered and the SEC reports had been filed. In addition, the Third Amendment effected certain other changes to the Senior Credit Facility, including modifying the levels of the financial covenants in the Senior Credit Facility, and certain of the definitions used in calculating those covenants, as well as adding a requirement that the Company's total leverage ratio and senior leverage ratio be below certain levels for the Company to be permitted to incur incremental term loan borrowings or to apply certain prepayments, including asset sale proceeds and excess cash flow amounts, to revolving loans rather than term loans, under the Senior Credit Facility, and imposing additional information covenants.

Consent Solicitations

        On July 29, 2005, the Company commenced consent solicitations to seek certain amendments and waivers with respect to (i) the outstanding 12 1/4% Notes (as defined below) and the related indenture dated as of August 24, 2004, and (ii) the outstanding 11 7/8% Notes (as defined below) and the related indenture dated as of August 15, 2002. The Company sought consents to the amendments and waivers from the holders of at least a majority in principal amount at maturity of the 12 1/4% Notes and at least a majority in principal amount of the 11 7/8% Notes (the "Requisite Consents"). The Company also sought certain releases from holders of the 12 1/4% Notes and/or 11 7/8% Notes.

        On August 15, 2005, after having received the Requisite Consents, MQA and Wachovia Bank, National Association ("Wachovia"), as trustee, executed and delivered the First Supplemental Indenture to the indenture governing the 12 1/4% Notes and MedQuest, MQA, the subsidiary guarantors named therein and Wachovia, as trustee, executed and delivered the Seventh Supplemental Indenture to the indenture governing the 11 7/8% Notes. The supplemental indentures became effective on September 7, 2005, when the Company accepted for payment the consents pursuant to the terms and conditions of the consent solicitations.

        The supplemental indentures (i) suspended until December 31, 2005 the Company's obligation to comply with the covenant in each of the indentures requiring timely filing of periodic reports with the SEC, (ii) waived all defaults in connection with the Company's failure to comply with the financial reporting and related delivery covenants, (iii) provided that the Company filed with the SEC a Current Report on Form 8-K on a monthly basis containing selected financial and operational information until the earlier of (a) the date that the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2004 and all other past due periodic reports required to be filed and (b) December 31, 2005, and (iv) amended the restricted payment covenant to provide that, at any time after June 30, 2006, the Company may pay a cash dividend or distribution to, or purchase, acquire or redeem capital stock in an amount up to $10,000 if it meets a specified leverage ratio set forth in the supplemental indentures.

        Pursuant to the consummated consent solicitations, the holders of 12 1/4% Notes and/or 11 7/8% Notes waived all defaults in connection with the Company's failure to comply with the financial reporting and related delivery covenants in the indentures governing those notes. In addition, each consenting note holder also released the Company and certain other enumerated persons from any and all claims and matters referring to, relating to, or arising from the Company's restatement of its previously filed financial statements, including any governmental investigations.

        In connection with the consent solicitation, the Company paid an aggregate consent fee of approximately $238 to holders of the 12 1/4% Notes and approximately $448 to holders of the 11 7/8% Notes. The Company also made additional interest payments of approximately $1.0 million to note holders of record of the 12 1/4% Notes and 11 7/8% Notes as of the close of business on each of October 1, 2005 and January 1, 2006. This additional interest was based on 1.00% per annum on the accreted value of the 12 1/4% Notes and 1.00% per annum on the principal amount of the 11 7/8% Notes accruing from July 1, 2005 to November 14, 2005 when the Company filed its 2004 Annual Report and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005.

        As a condition to the consummation of the consent solicitation, MQA also entered into the equity transaction discussed below.

Equity transaction

        On September 7, 2005, in connection with the consummation of the consent solicitations discussed above, MQA entered into a Securities Purchase Agreement (the "SPA") with MQ Investment Holdings II, LLC, pursuant to which MQA issued and sold to MQ Investment Holdings II, LLC (i) 20,000,000 shares of Series A Redeemable Preferred Stock (with the same rights and preferences as the outstanding shares of Series A Redeemable Preferred Stock) and (ii) warrants to purchase 3,000,000 shares of MQA's Common Stock at an exercise price of $0.01 per share, in exchange for $20,000.

        According to the terms of the SPA, the Company has the right, from and after June 1, 2006, to cause MQ Investment Holdings II, LLC to sell to the Company any or all of the Series A Redeemable Preferred Stock or warrants then held by it. In the event of such a repurchase, the purchase price per share with respect to Series A Redeemable Preferred Stock shall be $1.00 plus a premium of 8% per annum and the purchase price per warrant, or share of Common Stock issuable upon the exercise thereof, shall be the fair market value of such warrant or share of Common Stock.

Revolving credit facility

        Borrowings under the revolving credit facility accrue interest at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 1.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 2.75% per annum. There were no borrowings under the revolving credit facility at December 31, 2005. Borrowings at December 31, 2004 were based upon the Eurodollar rate (2.78% at December 31, 2004) and amounted to $22.5 million. The revolving credit facility also provides for a commitment fee equal to 1/2 of 1% per annum. The margins related to the prime rate and Eurodollar rate borrowings and commitment fee are subject to adjustment based upon the Company's consolidated leverage ratio, as defined. The unused balance available under the revolving credit facility, net of $633 in letters of credit, amount to $79,367 at December 31, 2005.

Tranche B term facility

        Borrowings under the Tranche B term facility accrue interest at the option of MedQuest, at either: (a) the greater of the prime rate or the Federal funds effective rate (subject to certain adjustments) plus an applicable margin of 2.75% per annum, or (b) the Eurodollar rate, plus an applicable margin of 3.75% per annum. Borrowings are based upon the Eurodollar rate (4.69% at December 31, 2005) and amounted to $58,500 at December 31, 2005.

        Commencing with the fiscal year ended December 31, 2004, and annually thereafter, a specified percentage (currently 75%, subject to downward adjustment based on our consolidated leverage ratio) of excess cash flow, as defined in the Senior Credit Facility, must be applied against certain outstanding borrowings under the Senior Credit Facility. For the years ended December 31, 2004 and 2005, the Company generated excess cash flows, as defined in the Senior Credit Facility, of $0 and $12.3 million, respectively.

11 7/8% Senior subordinated notes

        In August 2002, MedQuest issued $180,000 aggregate principal amount of 11 7/88% senior subordinated notes due August 2012 ("11 7/8% Notes"), net of a discount of $3,832, which is being amortized as interest expense over the life of the 11 7/8% Notes. The 11 7/8% Notes provide for an optional early redemption by MedQuest upon a change in control, as defined, prior to August 15, 2007 at 100% of the principal amount, or on or after August 15, 2007 at the redemption prices expressed as a percentage of the principal amount, plus accrued and unpaid interest as follows:

Twelve months beginning August 15,	Optional redemption price
2007	105.938%
2008	103.958%
2009	101.979%
2010 and thereafter	100.000%

        The 11 7/8% Notes are fully and unconditionally, jointly and severally, guaranteed by MQA and each of its existing and future domestic subsidiaries. The 11 7/8% Notes contain certain covenants, including covenants limiting the Company's ability to incur additional indebtedness and make restricted payments. Due to the restatement, the Company did not timely file its annual report on Form 10-K for the year ended December 31, 2004 or its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 resulting in a default under the indenture related to the 11 7/8% Notes. As discussed above, the Company has received a waiver for those defaults from the requisite holders of the 11 7/8% Notes.

        The 11 7/8% Notes were issued with registration rights that provide for additional interest in the event that a registered exchange offer for the 11 7/8% Notes was not completed or a shelf registration statement was not declared effective by the SEC within 225 days of the issuance date. The Company's registration statement relating to the exchange offer of a series of 11 7/8% Notes registered under the Securities Act for the unregistered 11 7/8% Notes was declared effective by the SEC on February 14, 2002.

12 1/4% Senior discount notes

        In August 2004, MQA issued $136,000 aggregate principal amount at maturity 12 1/4% senior discount notes ("12 1/4% Notes") due in August 2012 and MQA received gross proceeds of $84,778, which represented a discount to the aggregate principal amount at maturity. The 12 1/4% Notes are uncollateralized obligations of MQA. Interest accrues on the 12 1/4% Notes in the form of an increase in accreted value through August 15, 2008. Cash interest accrues from August 15, 2008, and is payable semi-annually in arrears commencing on February 15, 2009. MQA is required to pay generally all accrued but unpaid interest on the 12 1/4% Notes in cash on February 15, 2010, or at MQA's option on August 15, 2008.

        The 12 1/4% Notes were issued with registration rights that provide for additional interest in the event that a registered exchange offer for the 12 1/4% Notes was not completed or a shelf registration statement was not declared effective by the SEC within 225 days of the issuance date. MQA's registration statement relating to the exchange offer of a series of 12 1/4 senior discount notes registered under the Securities Act for the unregistered 12 1/4% Notes was declared effective by the SEC on October 14, 2004.

        The 12 1/4% Notes also provide for an optional early redemption by MQA, in their entirety, upon a change in control, as defined, on or after August 15, 2005 and prior to August 15, 2008 at the redemption prices expressed as a percentage of accreted value as follows:

Twelve months beginning August 15,	Optional redemption price
2005	118.000%
2006	115.000%
2007	112.000%

        Prior to August 15, 2007, MQA may also redeem up to 35% of the 12 1/4% Notes with the net cash proceeds of one or more equity offerings at a redemption price of 112.250% of the accreted value, plus accrued and unpaid interest, provided that at least 65% of the original principal amount at maturity of the 12 1/4% Notes remains outstanding after such redemptions and the redemptions occur within 120 days of the closing of the equity offerings.

        On or after August 15, 2008, MQA may redeem all or a part of 12 1/4% Notes at the redemption prices expressed as a percentage of accreted value, plus accrued and unpaid cash interest as follows:

Twelve months beginning August 15,	Optional redemption price
2008	109.000%
2009	106.000%
2010	103.000%
2011 and thereafter	100.000%

        The 12 1/4% Notes contain certain covenants, including covenants limiting the Company's ability to incur additional indebtedness and make restricted payments. Due to the restatement, the Company did not timely file its annual report on Form 10-K for the year ended December 31, 2004 or its quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 resulting in a default under the indenture related to the 12 1/4% Notes. As discussed above, the Company has received a waiver for those defaults from the requisite holders of the 12 1/4% Notes.

        Debt issuance costs amounting to $18,857, with respect to the Senior Credit Facility, the 11 7/8% Notes and 12 1/4% Notes were capitalized and are being amortized into interest expense over the lives of the related debt instruments.

        Future maturities of long-term debt, including the effects of the discount, are as follows:

Years ending December 31,	Amount
2006	$9,754
2007	505
2008	24,247
2009	23,994
2010	—
Thereafter	276,559

$335,059

9.    Redeemable Preferred Stock

Series A and Series B convertible and redeemable preferred stock

        The Series A Preferred Stock is convertible, at the option of the holder, (i) immediately prior to a liquidation or sale of MQA, into a total of 55,000,000 shares of Class A Common Stock or (ii) immediately prior to the consummation of a qualified underwritten public offering ("QPO"), into the number of shares resulting from dividing $55,000 by the QPO price per share. In the event of a liquidation or sale of MQA, the Series A Preferred Stock is entitled to an amount equal to the greater of $1.00 per share or the amount to be paid, per share, as if the Series A Preferred Stock had been converted into Class A Common Stock immediately prior to the liquidation.

        The Series B Preferred Stock is convertible, at the option of the holder, immediately prior to a liquidation or sale of MQA, into 17,295,000 shares of Common Stock and immediately prior to the consummation of a QPO, will be deemed automatically converted into the number of shares resulting from dividing $15,000 by the QPO price per share, plus 2,295,000 shares of Common Stock. In the event of a liquidation or sale of MQA, the Series B Preferred Stock is entitled to an amount equal to the greater of $1.00 per share or the amount to be paid, per share, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the liquidation.

        The Series A Preferred Stock and Series B Preferred Stock may be redeemed at the option of the holder upon the consummation of a QPO at a redemption price of $55,000 for all of the Series A Preferred Stock and $15,000 for all of the Series B Preferred Stock. Additionally, in the case of such redemption, the holders of Series B Preferred Stock will receive 2,295,000 shares of Common Stock. In the event that (i) MQA and its underwriters determine that the redemption of the Series B Preferred Stock would adversely affect the planned QPO or (ii) the holders of shares of Series B Preferred Stock elect not to redeem shares of Series B Preferred Stock, MQA may convert all shares of Series B Preferred Stock into 17,295,000 shares of Common Stock. The Company has not accreted to the fair value of the additional shares of Common Stock to be issued upon redemption of the Series B Preferred Stock because the Company does not believe that the redemption trigger is probable as of December 31, 2005.

        The conversion provisions related to the Series A Preferred Stock and Series B Preferred Stock are subject to adjustments for certain events. Upon the consummation of any liquidation or sale of MQA, after payment of the preference to the holders of Series A Preferred Stock, the holders of Class A Common Stock will be entitled to receive out of the proceeds of such liquidation or sale, before any payment will be made to the holders of any capital stock ranking junior to the Class A Common Stock, an amount per share of Class A Common Stock equal to the original cost of such share. After payment has been made to the holders of Class A Common Stock of the full amount set forth in the preceding sentence, the holders of Common Stock will be entitled to receive out of the proceeds of such liquidation or sale an amount per share of Common Stock equal to the original cost of each such share of Common Stock pari passu with the payment of the preference to the holders of Series B Preferred Stock. After payment of the amounts set forth above, the holders of Common Stock and the holders of Class A Common Stock will share ratably in the remaining proceeds, if any, of such liquidation or sale.

10.    Capital Structure

        MQA's articles of incorporation authorize 385,000,000 shares of capital stock consisting of (i) 195,000,000 shares of Common Stock, par value $.001, (ii) 115,000,000 shares of Class A common stock, $.001 par value, and (iii) 75,000,000 shares of Preferred Stock, par value $.001, of which (a) 55,000,000 shares are designated as Series A Convertible Redeemable Preferred Stock, (b) 15,000,000 shares are designated as Series B Convertible Redeemable Preferred Stock, and (c) 5,000,000 shares are not designated at December 31, 2005.

        The Class A common stock is convertible, on a one-for-one basis, into Common Stock at the option of the holder or upon the occurrence of an underwritten public offering, as defined. The Class A common stock and Common Stock have identical rights, except that the Class A common stock ranks senior to the Common Stock in the event of a liquidation or sale of MQA.

11.    Derivative Financial Instrument

        In August 2002, the Company entered into an interest rate swap agreement related to the fixed interest obligations on the 11 7/8% Notes. The agreement required the Company to pay interest at a variable rate based on six-month LIBOR plus 6.525% on a notional amount of $47,500 for a term of ten years. This derivative instrument was accounted for as a fair value hedge of the fair market value of the 11 7/8% Notes and was 100% effective for the year ended December 31, 2004. As a result, the change in fair market value related to this derivative instrument was entirely offset by the change in fair market value of the 11 7/8% Notes. The fair market value of this derivative instrument, in the amount of $1,504 has been presented as a component of Other Assets in the consolidated balance sheets at December 31, 2004.

        On February 9, 2005, the Company terminated the interest rate swap and the associated rights and obligations under that derivative. The derivative was designated as a hedge of the fixed rate interest due under the 11 7/8% Notes. As a result of the termination of the derivative, the Company is required to estimate the fair value of the 11 7/8% Notes. On the termination date, the fair value of the 11 7/8% Notes was $14,082 above the carrying value compared to $9,853 for the unhedged portion at December 31, 2004. The Company received $1,635 from the swap counterparty as a termination fee on February 11, 2005.

12.    Commitments and Contingencies

        From time to time, the Company, due to the nature of its business, is subject to litigation and/or regulatory actions, the resolution of which could result in a materially adverse impact upon the Company's financial position and operating results. At December 31, 2005, the Company was not aware of any such proceedings, other than those disclosed below, that could result in a materially adverse financial impact.

SEC Inquiry and U.S. Attorney's Office Investigation

        The staff of the SEC has commenced a formal inquiry concerning, among other things, our previous announcement that we expected to restate our financial statements for prior periods and our inability to timely file our 2004 Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2005. The U.S. Attorney's Office in Atlanta, Georgia has opened an investigation relating to the resignation of our former executive officers and our announcements that we expected to restate certain of our financial statements for prior periods.

        While we are continuing to cooperate with, and to provide requested information and documents to the SEC and the U.S. Attorney's Office, we cannot predict the outcome of the inquiry or investigation. Such inquiry and/or investigation could have a material adverse effect on our business, financial condition and results of operations.

Landlord Claim

        In July 2005, Image Properties L.L.C. ("Image Properties"), an entity owned by the Company's former Chief Executive Officer and former President, made a claim against the Company related to the reconciliation of certain expenses that Image Properties claims it paid on the Company's behalf with respect to the facilities the Company leases from Image Properties (See Note 13). The Company is currently unable to determine the likelihood that it will be required to remit any monies to Image Properties as a result of this asserted claim, and the Company's estimate of the liability pursuant to the asserted claim ranges from $0 to $3,300.

Future Commitments

        The Company's future commitments at December 31, 2005 were as follows:

        (a)   The Company leases office space and radiology equipment under non-cancelable operating lease agreements and has certain other maintenance agreements for its various locations. The leases and maintenance agreements expire at various dates through 2018 with options to renew for varying terms. Certain of the leases for office space are with related parties (see Note 13).

        The future minimum payments under lease and other agreements are as follows:

Year	Related Party	Non-Related Party	Total
2006	3,028	21,267	$24,295
2007	1,667	20,397	22,064
2008	850	10,054	10,904
2009	482	7,960	8,442
2010	234	5,145	5,379
Thereafter	81	32,367	32,448

	$6,342	$97,190	$103,532

        Terms of certain leases include escalation clauses and require payment of costs such as property taxes, utilities, insurance and maintenance. Rent expense for leases with escalation clauses or other lease concessions is accounted for on a straight-line basis beginning with the earlier of the lease commencement date or the date the Company takes possession. Portions of certain properties are subleased to others for periods generally ranging from 1 to 21 months. Rent expense for non-related party leases, which includes equipment rentals, was $12,079, $9,776 and $7,246 for the years ended December 31, 2005, 2004 and 2003, respectively.

        Rent expense (under operating leases) consists of:

	Years ended December 31,
	2005	2004	2003
Minimum rentals	$15,330	$13,659	$11,078
Deferred rent expense	464	467	447
Sublease income	(83)	(53)	(1)

	$15,711	$14,073	$11,524

        The Company's maintenance expense related to the non-cancelable maintenance agreements was $10,564, $8,709 and $8,481 for the years ended December 31, 2005, 2004 and 2003, respectively. Rent expense for related party leases was $3,632, $3,883 and $3,832 for the years ended December 31, 2005, 2004 and 2003, respectively.

        (b)   The Company has employment agreements with certain of its executive officers that provide for the payment of a base salary plus a bonus, and include non-compete provisions for up to two years following the executive officer's termination of employment. The employment agreements have terms that expire on various dates through October 2010 and provide that if the executive officer is terminated without cause, such executive officer is entitled to receive payments equal to their base salary amount and, in some cases, a portion of their annual bonus, for a specified period of time which could extend up to 24 months, depending upon the executive officer. The base salaries provided for during the entire term of the employment agreements range from $225 to $500 per year.

Former Contingency

        In February 2003, the Company received a request for documents from the Department on Justice ("DOJ") regarding its billing practices. The request arose from a lawsuit filed under seal according to the qui tam provision of the Federal False Claims Act. The DOJ thoroughly reviewed the claims made in the qui tam lawsuit and concluded that no government intervention was required in the matter. On September 9, 2005, the Company reached a settlement with the DOJ to resolve the matter as an alleged Medicare overpayment, pursuant to which the Company admitted no liability or wrongdoing. The Company also entered into a separate settlement agreement with the private parties in the qui tam lawsuit. The aggregate settlement payments pursuant to these settlement agreements did not have a material adverse effect on the Company's financial condition or results of operations.

13.    Related Party Transactions

        The Company leases space for 15 of its imaging centers through lease agreements between certain of its subsidiaries and Image Properties. The Company guarantees all real estate leases between its subsidiaries and Image Properties. The leases provide for monthly rent in amounts ranging from $6 to $24. The leases commenced from 1994 to 2001 and are typically for an initial ten-year term with five-year renewal options. The leases expire at various dates through 2011. The Company also leases its corporate headquarters from Image Properties for monthly rent of approximately $73. The corporate headquarters lease expires in October 2006 and the Company has an option to renew the lease for a period of five years. The Company made total lease payments under these agreements of $3,654, $3,732, and $3,676 in the years ended December 31, 2005, 2004 and 2003, respectively. The Company also paid management fees of $120, $249 and $249 to Image Properties for the years ended December 31, 2005, 2004 and 2003.

        Historically, the Company made advances to Image Properties for building and leasehold improvements made on behalf of the Company. The Company had receivables of $162 and $1,454 at December 31, 2005, and 2004, for costs incurred on behalf of Image Properties. The Company earns interest income on the balance at a rate of approximately 6% per annum of the outstanding receivable balance. In July 2005, Image Properties made a claim against the Company that is discussed in more detail in Note 12, Commitments and Contingencies.

        Pursuant to an agreement with Image Aviation, LLC, a company also owned by the Company's former Chief Executive Officer and former President, the Company paid expenses of $128 and $683 for the years ended December 31, 2005 and 2004 for certain aviation services. In March 2005, the Company terminated its agreement with Image Aviation.

        The Company paid, from the net proceeds received in connection with the issuance of the 12 1/4% Notes in August 2004, a dividend to its stockholders in the amount of $80,200.

        During the year ended December 31, 2005, pursuant to a consulting agreement with Argus Management Corporation, a company owned by John Haggerty, our interim Chief Financial Officer, and two other principals, we received certain interim management, financial and consulting services related to our restatement and other general corporate matters. Excluding amounts paid to Argus for Mr. Haggerty's services as interim Chief Financial Officer, we made aggregate payments in the amount of $826 to Argus in 2005.

14.    Income Taxes

        The provision for federal and state income taxes is as follows:

	Year ended December 31,
	2005	2004	2003
Current tax expense/(benefit)
Federal	$—	$—	$—
State	1,749	944	570

	1,749	944	570

Deferred tax expense/(benefit)
Federal	1,117	1,031	(492)
State	160	146	1,132

	1,277	1,177	640

	$3,026	$2,121	$1,210

        The tax effects of temporary differences that give rise to deferred tax assets and liabilities are:

	As of December 31,
	2005	2004
Deferred tax assets
Loss carryforwards	$31,537	$24,872
Accounts receivable	100	—
Other prepaid assets	463	463
Accrued payroll	409	734
Other accrued expenses	1,041	1,030
Other long-term liabilities	833	688

Total deferred tax assets	34,383	27,787
Deferred tax liabilities
Property and equipment	(9,322)	(16,095)
Intangible assets	(4,219)	(2,978)
Other assets	(117)	(165)

Total deferred tax liabilities	(13,658)	(19,238)

Valuation allowance	(25,340)	(11,887)

Net deferred tax liability	$(4,615)	$(3,338)

        SFAS No. 109 requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, management considers all available positive and negative evidence affecting specific deferred tax assets, including the Company's past and anticipated future performance, the reversal of deferred tax liabilities, the length of carryback and carryforward periods and the implementation of tax planning strategies.

        Objective positive evidence is necessary to support a conclusion that a valuation allowance is not needed for all or a portion of deferred tax assets when significant negative evidence exists. Cumulative losses in recent years are the most compelling form of negative evidence considered by management in this determination. For the year ended December 31, 2005, management has determined that based on all available evidence, a valuation allowance of $25,340 is appropriate. Approximately $1,300 of this valuation allowance, if reversed, would result in an increase in additional paid-in capital rather than benefit.

        As of December 31, 2005, the Company had approximately $72,098 of federal and $123,787 of state loss carryforwards available to reduce taxable income. The loss carryforwards expire through 2025.

        The tax provision/(benefits) differs from the amount that would be calculated by applying the federal statutory rate of 35% to income before income taxes as follows:

	Year ended December 31,
	2005	2004	2003
Federal statutory rate	$(9,167)	$(5,101)	$(546)
State income taxes	(1,392)	(902)	94
Valuation allowance	13,453	8,128	2,357
Other	132	(4)	(695)

Provision for income taxes	$3,026	$2,121	$1,210

15.    Retirement Plan

        In April 2005, the Company changed service providers for its defined contribution plan (the "Plan") maintained for all eligible employees. There were no substantive changes to the Plan as a result of the change in service providers, other than a reduction in the service requirement from nine months to one month. Under the Plan, employees who have completed the minimum period of service and have met certain other eligibility requirements may make voluntary contributions to the retirement program in the form of salary reductions. The Company, at the discretion of the Board of Directors, may make contributions to the Plan equal to a percentage of each employee's wages. Employer contributions for the years ended December 31, 2005, 2004 and 2003 amounted to $264, $208 and $182, respectively.

16.    Stock Option Plan

        In April 2003, the Company adopted an employee stock option plan ("2003 Stock Option Plan") that provides for the issuance of incentive stock options and non-qualified stock options for the purchase of 16,999,999 shares of the Company's common stock. The 2003 Stock Option Plan was adopted with an effective date of January 1, 2003 and terminates ten years from the effective date, unless terminated sooner. Options vest ratably over either four or five year periods on successive grant date anniversaries and may be issued at a grant price of no less than fair market value on the date of grant.

        In 2003, the Company issued 3,016,000 stock options under the 2003 Stock Option Plan. These options were issued as non-qualified stock options with an exercise price of $1.00 and a five year vesting period.

        In 2004, the Company issued 5,686,384 stock options under the 2003 Stock Option Plan. Of these issuances, 4,863,884 stock options, in the aggregate, were issued to certain executive officers of the Company. These options were issued as incentive stock options with exercise prices ranging from $1.50 to $3.00 and a three year vesting period. Approximately 3,147,220 of the 4,863,884 stock options issued to the executive officers expired in April 2005 in connection with separation agreements with certain executive officers. The remaining 822,500 stock options were issued as non-qualified stock options with exercise prices ranging from $0.65 to $1.05 and a five year vesting period.

        In 2005, the Company issued, or was contractually obligated to issue, 6,630,000 stock options under the 2003 Stock Option Plan. These include 6,500,000 options that the Company is obligated to issue to an executive officer pursuant to an employment agreement. These options have not yet been issued, but when they are, they will be issued effective October 24, 2005 and will be incentive stock options with an exercise price of $0.65 and a three year vesting period. The remaining 130,000 stock options were issued as qualified stock options with an exercise price of $0.65 and a five year vesting period.

        The weighted average fair value of options at grant date amounted to $0.00 and $0.02 for the years ended December 31, 2005 and 2004.

        The following table summarizes information about stock options issued during the years ended December 31, 2003, 2004 and 2005:

	Options		Exercise Price	Weighted Average Exercise Price
Outstanding January 1, 2003	—		N/A	N/A
Granted	3,016,000		$1.00	$1.00
Forfeited	55,000		1.00	1.00
Cancelled	—		—	—

Outstanding, January 1, 2004	2,961,000		1.00	1.00
Granted	5,686,384		0.65–3.00	1.94
Forfeited	432,500		1.00–1.05	1.01
Cancelled	—		—	—

Outstanding, January 1, 2005	8,214,884		0.65–3.00	1.65
Granted(1)	6,630,000		0.65	0.65
Forfeited	3,809,720		0.65–3.00	1.92
Cancelled	—		—	—

Outstanding, December 31, 2005	11,035,164		$0.65–3.00	$0.95
Exercisable, December 31, 2005	1,803,732		$0.65–3.00	$1.52
Shares available for future grants	5,964,835	(2)

(1)
The Company's Chief Executive Officer is entitled, pursuant to his employment contract, to receive a grant of stock options to purchase 6,500,000 shares of MQA's common stock. Although the definitive documentation with respect to this grant has not yet been executed, when executed, the grant will be effective as of October 24, 2005. The figures in the table above give effect to this anticipated grant.

(2)
The number of securities remaining available for future issuance under the 2003 Stock Option Plan includes 5,555,555 options that are only authorized to be granted as "Top-Off Options." Top-Off Options are only available for grant to then-existing option holders so that they are not diluted in the event that any of our preferred stock is converted into common stock. We currently have 409,280 non-Top-Off Options available for future grants under the 2003 Stock Option Plan.

        The following table sets forth information related to options outstanding and exercisable as of December 31, 2005:

	Options Exercisable			Options Outstanding
Exercise Price	Number of Options		Weighted Average Remaining Contractual Life	Number of Options
$0.65	7,045,000	(1)	9.74	83,000
1.00	2,066,000		7.01	818,400
1.05	207,500		8.01	44,000
1.50	858,332		8.01	429,166
2.50	429,166		8.01	214,583
3.00	429,166		8.01	214,583

	11,035,164		8.93	1,803,732

(1)
The Company's Chief Executive Officer is entitled, pursuant to his employment contract, to receive a grant of stock options to purchase 6,500,000 shares of MQA's common stock. Although the definitive documentation with respect to this grant has not yet been executed, when executed, the grant will be effective as of October 24, 2005. The figures in the table above give effect to this anticipated grant.

        The Company uses the intrinsic-value method of accounting for stock-based awards granted to employees and, accordingly, does not currently recognize compensation expense for its stock-based awards to employees.

17.    Management and Services Scheduling Agreement

        On October 20, 2004, the Company and One Call Medical, Inc. ("One Call"), a non-affiliated third party, entered into a Management and Services Scheduling Agreement (the "Agreement") with respect to the operations of Occupational Solutions, Inc., a wholly owned subsidiary of the Company ("Occ Sol"). Under the Agreement, the Company licensed certain of Occ Sol's intellectual property, including the Occupational Solutions name, leased office space and equipment to One Call and assigned all of its service contracts in exchange for which One Call agreed to pay the Company $2,100 in quarterly service fees over the term of the Agreement. According to GAAP, the transaction was deemed to constitute a sale of assets with a net book value of $0. This transaction gave rise to a receivable with a present value of approximately $1,500. The balance of this receivable at December 31, 2005 was approximately $1,197.

        Results of operations for Occupational Solutions, Inc. were as follows:

	Year ended December 31,
	2004	2003
Net revenues from services	$352	$1,037
Costs and expenses:
Operating expenses	92	886
Marketing, general and administrative expenses	1,903	1,949
Depreciation and amortization	30	22

Results from operations	(1,673)	(1,820)
Interest income	38	—

Net loss	$(1,635)	$(1,820)

18.    Results of Quarterly Operations (unaudited)

        Presented below are the unaudited quarterly consolidated statements of operations data for each of the eight quarters beginning January 1, 2004 and ending December 31, 2005. Such information, in the opinion of management, includes all adjustments necessary for a fair presentation of that information. The results of operations for any one quarter are not necessarily indicative of the results to be expected for any future quarter.

	Quarter ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	Total
2005
Net revenues from services	$73,935	$74,520	$74,289	$70,229	$292,973
Operating expenses	34,316	34,640	33,551	33,562	136,069
Marketing, general and administrative expenses	26,557	26,539	27,386	24,409	104,891
Loss on disposal of assets	1,145	98	—	403	1,646
Depreciation and amortization	9,091	9,049	8,803	8,913	35,856

Income from operations	2,826	4,194	4,549	2,942	14,511
Interest expense, net	8,872	10,247	10,909	10,950	40,978
Equity in earnings of unconsolidated joint ventures	(66)	(58)	(58)	(93)	(275)

(Loss) before income taxes	(5,980)	(5,995)	(6,302)	(7,915)	(26,192)
Provision for income taxes	773	775	815	663	3,026

Net (loss)	$(6,753)	$(6,770)	$(7,117)	$(8,578)	$(29,218)

	Quarter ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	Total
2004
Net revenues from services	$63,608	$67,661	$72,151	$71,150	$274,570
Operating expenses	28,333	30,522	32,379	33,296	124,530
Marketing, general and administrative expenses	22,562	26,736	25,285	26,914	101,497
(Gain) loss on disposal of assets	2,507	88	239	(1,284)	1,550
Depreciation and amortization	7,369	7,566	8,119	8,486	31,540

Income from operations	2,837	2,749	6,129	3,738	15,453
Interest expense, net	6,459	6,443	7,940	9,460	30,302
Equity in earnings of unconsolidated joint ventures	(52)	(35)	(96)	(90)	(273)

(Loss) before income taxes	(3,570)	(3,659)	(1,715)	(5,632)	(14,576)
Provision for income taxes	680	680	680	81	2,121

Net (loss)	$(4,250)	$(4,339)	$(2,395)	$(5,713)	$(16,697)

19.    Consolidating Financial Statements

        The following tables present consolidating financial information as required for the years ended December 31, 2005, 2004 and 2003 for: 1) MQA (parent); 2) MedQuest (issuer); 3) the guarantors (on a combined basis) of the 11 7/8% Notes (which represent all MedQuest subsidiaries) and 4) all eliminating adjustments. The consolidating financial statements presented reflect the legal entity compositions at the respective dates. Separate financial statements of MedQuest, as issuer of the 11 7/8% Notes, and the subsidiary guarantors are not presented because each subsidiary guarantor is 100% owned by MQA, all guarantees are full and unconditional, and all guarantees are joint and several.

        The Senior Credit Facility and the indenture governing the 11 7/8% Notes impose certain restrictions on the Company, including restrictions on the Company's ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. In addition, the Senior Credit Facility requires the Company to maintain certain financial ratios. The Company's indebtedness under the Senior Credit Facility is collateralized by substantially all of the Company's assets, including inventory, accounts receivable, real and personal property, intellectual property and other intangibles, and is guaranteed by MQA and all of MedQuest's subsidiaries.

Consolidating Balance Sheets December 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$2,204	$—	$9,400	$—	$11,604
Patient receivables, net of allowances			27,784		27,784
Related party receivables			162		162
Other receivables			1,726		1,726
Prepaid expenses and other			2,363		2,363
Deferred income taxes			2,012		2,012

Total current assets	2,204	—	43,447	—	45,651
Property and equipment, net			86,151		86,151
Goodwill			35,335		35,335
Certificates of need			15,917		15,917
Other intangible assets, net			465		465
Investment in subsidiaries	(31,876)	(83,964)		115,840	—
Debt issuance costs, net	2,705	9,417			12,122
Other		—	2,805		2,805

Total assets	$(26,967)	$(74,547)	$184,120	$115,840	$198,446

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$—	$—	$11,456	$—	$11,456
Accrued payroll and related taxes			6,257		6,257
Accrued interest	119	8,259			8,378
Accrued radiologist fees			3,845		3,845
Other liabilities			2,063		2,063
Other accrued expenses			8,122		8,122
Income taxes payable			212		212
Current portion of long-term debt		9,754			9,754
Current portion of obligations under capital leases			1,157		1,157

Total current liabilities	119	18,013	33,112	—	51,244
Intercompany payable	61,644	(286,416)	224,772		—
Long-term debt	99,573	225,732			325,305
Obligations under capital leases			1,489		1,489
Deferred income taxes			6,627		6,627
Other long-term liabilities			2,084		2,084

Total liabilities	161,336	(42,671)	268,084	—	386,749
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 55,000,000 shares authorized, issued and outstanding	55,000				55,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000				15,000

	70,000	—	—	—	70,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72				72
Common stock, $.001 par value; voting;195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29				29
Additional paid-in capital	—	—	—	—	—
Accumulated deficit	(258,404)	(31,876)	(83,964)	115,840	(258,404)

Total stockholders' deficit	(258,303)	(31,876)	(83,964)	115,840	(258,303)

Total liabilities and stockholders' deficit	$(26,967)	$(74,547)	$184,120	$115,840	$198,446

Consolidating Balance Sheets December 31, 2004

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$559	$—	$438	$—	$997
Patient receivables, net of allowances			36,023		36,023
Related party receivables			1,476		1,476
Other receivables			2,294		2,294
Prepaid expenses and other			2,000		2,000
Deferred income taxes			2,227		2,227

Total current assets	559	—	44,458	—	45,017
Property and equipment, net			106,193		106,193
Goodwill			35,264		35,264
Certificates of need			13,599		13,599
Other intangible assets, net			468		468
Investment in subsidiaries	(14,578)	(83,321)		97,899	—
Debt issuance costs, net	3,108	11,355			14,463
Other		1,504	3,978		5,482

Total assets	$(10,911)	$(70,462)	$203,960	$97,899	$220,486

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$—	$—	$14,933	$—	$14,933
Accrued payroll and related taxes			4,940		4,940
Accrued interest		7,768	129		7,897
Accrued radiologist fees			3,767		3,767
Other liabilities			750		750
Other accrued expenses			6,289		6,289
Income taxes payable			927		927
Current portion of long-term debt		600			600
Current portion of obligations under capital leases			1,161		1,161

Total current liabilities	—	8,368	32,896	—	41,264
Intercompany payable	79,766	(323,464)	243,698		—
Long-term debt	88,408	259,212			347,620
Obligations under capital leases			2,649		2,649
Deferred income taxes			5,565		5,565
Other long-term liabilities			2,473		2,473

Total liabilities	168,174	(55,884)	287,281	—	399,571
Commitments and contingencies
Redeemable preferred stock
Series A Convertible, $.001 par value; nonvoting; 35,000,000 shares authorized, issued and outstanding	35,000				35,000
Series B Convertible, $.001 par value; nonvoting; 15,000,000 shares authorized, issued and outstanding	15,000				15,000

	50,000	—	—	—	50,000
Stockholders' deficit
Class A Convertible common stock, $.001 par value; voting; 115,000,000 shares authorized; 72,100,000 issued and outstanding	72				72
Common stock, $.001 par value; voting; 195,000,000 shares authorized; 28,605,000 shares issued and outstanding	29				29
Additional paid-in capital					—
Accumulated deficit	(229,186)	(14,578)	(83,321)	97,899	(229,186)

Total stockholders' deficit	(229,085)	(14,578)	(83,321)	97,899	(229,085)

Total liabilities and stockholders' deficit	$(10,911)	$(70,462)	$203,960	$97,899	$220,486

Consolidating Statements of Operations
Year Ended December 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues from services	$—	$—	$292,973	$—	$292,973
Costs and expenses:
Operating expenses, excluding depreciation			136,069		136,069
Marketing, general and administrative expenses			104,891		104,891
Loss on disposal of assets			1,646		1,646
Depreciation and amortization			35,856		35,856

Income from operations	—	—	14,511	—	14,511
Interest expense	11,935	16,655	12,610		41,200
Interest income	(15)		(207)		(222)
Equity earnings of unconsolidated joint ventures			(275)	—	(275)
Income (loss) before provisions for income taxes and equity in earnings of consolidated subsidiary	(11,920)	(16,655)	2,383	—	(26,192)
Provision for income taxes			3,026		3,026

Income (loss) before equity in earnings of consoldiated subsidiary	(11,920)	(16,655)	(643)	—	(29,218)
Equity in earnings of consolidated subsidiary	(17,298)	(643)		17,941	—

Net income (loss)	$(29,218)	$(17,298)	$(643)	$17,941	$(29,218)

Consolidated Statements of Operations
Year Ended December 31, 2004

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues from services	$—	$—	$274,570	$—	$274,570
Costs and expenses:
Operating expenses, excluding depreciation			124,530		124,530
Marketing, general and administrative expenses			101,497		101,497
Loss on disposal of assets			1,550		1,550
Depreciation and amortization			31,540		31,540

Income from operations	—	—	15,453	—	15,453
Interest expense	3,797	26,313	376		30,486
Interest income			(184)		(184)
Equity earnings of unconsolidated joint ventures			(273)	—	(273)

Income (loss) before provisions for income taxes and equity in earnings of consolidated subsidiary	(3,797)	(26,313)	15,534	—	(14,576)
Provision for income taxes			2,121		2,121

Income (loss) before equity in earnings of consoldiated subsidiary	(3,797)	(26,313)	13,413	—	(16,697)
Equity in earnings of consolidated subsidiary	(12,900)	13,413		(513)	—

Net income (loss)	$(16,697)	$(12,900)	$13,413	$(513)	$(16,697)

Consolidating Statements of Operations
Year Ended December 31, 2003

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues from services	$—	$—	$238,602	$—	$238,602
Costs and expenses:
Operating expenses, excluding depreciation			106,714		106,714
Marketing, general and administrative expenses			81,486		81,486
Loss on disposal of assets			211		211
Depreciation and amortization			27,520		27,520

Income from operations	—	—	22,671	—	22,671
Interest expense	2,998	21,129	143		24,270
Interest income			(18)		(18)
Equity earnings of unconsolidated joint ventures			(22)		(22)

Income (loss) before provisions for income taxes and equity in earnings of consolidated subsidiary	(2,998)	(21,129)	22,568	—	(1,559)
Provision (benefit) for income taxes			1,210		1,210

Income (loss) before equity in earnings of consolidated subsidiary	(2,998)	(21,129)	21,358	—	(2,769)
Equity in earnings of consolidated subsidiary	229	21,358		(21,587)	—

Net income (loss)	$(2,769)	$229	$21,358	$(21,587)	$(2,769)

Consolidating Statements of Operations
Year Ended December 31, 2005

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(29,218)	$(17,298)	$(643)	$17,941	$(29,218)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization			35,856		35,856
Amortization of bond discount		279			279
Amortization of debt issuance costs	410	1,931			2,341
Bad debt expense			15,397		15,397
Deferred income taxes			1,277		1,277
Equity in earnings of unconsolidated joint ventures			(275)		(275)
Loss on disposal of assets			1,646		1,646
Accreted bond interest	11,164				11,164
Equity in earnings of unconsolidated joint ventures	17,298	643		(17,941)	—
Changes in operating assets and liabilities:
Patient receivables			(7,157)		(7,157)
Intercompany payable	234	13,947	(14,181)		—
Related party and other receivables			1,314		1,314
Income tax receivable/payable			(715)		(715)
Prepaid expenses and other current assets			206		206
Other assets	(7)	7	935		935
Accounts payable			(3,478)		(3,478)
Accrued payroll and related taxes			1,317		1,317
Other liabilities			1,313		1,313
Other accrued expenses	119	491	1,174		1,784

Net cash and cash equivalents provided by operating activities	$—	$—	$33,986	$—	$33,986
Cash flows used in investing activities
Purchase of property and equipment	$—	$—	$(17,125)	$—	$(17,125)
Acquisition of business			(2,500)		(2,500)
Non-acquisition intangibles			(98)		(98)
Proceeds from unconsolidated joint ventures			515		515
Proceeds from the sale of property and equipment			94		94

Net cash and cash equivalents used in investing	$—	$—	$(19,114)	$—	$(19,114)

Consolidating Statements of Cash Flows
Year Ended December 31, 2005 (Continued)

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided (used) by financing activities
Payments on capital leases	$—	$—	$(1,165)	$—	$(1,165)
Sale of preferred stock	20,000				20,000
Intercompany payable	(18,355)	23,100	(4,745)		—
Intercompany receivable					—
Proceeds from senior credit facility		29,613			29,613
Payment of Tranche B Term Loan
Payments on senior credit facility		(52,113)			(52,113)
Proceeds from long-term debt		(600)			(600)

Net cash and cash equivalents provided (used) by financing activities	$1,645	$—	$(5,910)	$—	$(4,265)

Net increase in cash and cash equivalents	1,645	—	8,962	—	10,607
Cash and cash equivalents, beginning of year	559		438		997

Cash and cash equivalents, end of year	$2,204	$—	$9,400	$—	$11,604

Supplemental disclosure of cash flow information
Cash paid for interest			$26,807		$26,807
Cash paid for taxes			$2,464		$2,464
Supplemental schedule of noncash investing and financing activities
Acquisition of businesses
Fair value of assets acquired			$2,500		$2,500
Less liabilities assumed					—

	$—	$—	$2,500	$—	$2,500

Consolidating Statements of Cash Flows Year Ended December 31, 2004

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(16,697)	$(12,900)	$13,413	$(513)	$(16,697)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization			31,540		31,540
Amortization of bond discount			246		246
Amortization of debt issuance costs	167	1,939			2,106
Bad debt expense			17,140		17,140
Deferred income taxes			1,177		1,177
Equity in earnings of unconsolidated joint ventures			(273)		(273)
Loss on disposal of assets			1,550		1,550
Accreted bond interest	3,630				3,630
Equity in earnings of consolidated subsidiary	12,900	(13,413)		513	—
Changes in operating assets and liabilities:
Patient receivables			(13,540)		(13,540)
Intercompany payable		26,480	2,842	(29,322)	—
Intercompany receivable		(2,842)	(26,480)	29,322	—
Related party and other receivables			(412)		(412)
Income tax receivable/payable			158		158
Prepaid expenses and other current assets			639		639
Other assets			(662)		(662)
Accounts payable			4,353		4,353
Accrued payroll and related taxes			(1,422)		(1,422)
Other liabilities			500		500
Other accrued expenses		490	2,448		2,938

Net cash and cash equivalents provided by operating activities	$—	$—	$32,971	$—	$32,971
Cash flows used in investing activities
Purchase of property and equipment	$—	$—	$(44,805)	$—	$(44,805)
Acquisitions of businesses			(8,317)		(8,317)
Proceeds from unconsolidated joint ventures			299		299
Investment in unconsolidated joint ventures			(149)		(149)

Net cash and cash equivalents used in investing activities	$—	$—	$(52,972)	$—	$(52,972)

Consolidating Statements of Cash Flows
Year Ended December 31, 2004—(Continued)

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by financing activities
Payments on capital leases	$—	$—	$(1,026)	$—	$(1,026)
Intercompany payable		39,003	53,737	(92,740)	—
Intercompany receivable	(737)	(53,000)	(39,003)	92,740	—
Payment of debt issuance costs	(3,282)	97			(3,185)
Proceeds from senior credit facility		53,000			53,000
Payment of Tranche B Term Loan		(600)			(600)
Payments on senior credit facility		(38,500)			(38,500)
Proceeds from long-term debt	84,778				84,778
Dividends	(80,200)				(80,200)

Net cash and cash equivalents provided by financing activities	$559	$—	$13,708	$—	$14,267

Net increase (decrease) in cash and cash equivalents	559	—	(6,293)	—	(5,734)
Cash and cash equivalents, beginning of year			6,731		6,731

Cash and cash equivalents, end of year	$559	$—	$438	$—	$997

Supplemental disclosure of cash flow information
Cash paid for interest			$23,829		$23,829
Cash paid for taxes			$912		$912
Supplemental schedule of noncash investing and financing activities
Acquisition of businesses
Fair value of assets acquired			$9,499		$9,499
Less liabilities assumed			(1,182)		(1,182)

	$—	$—	$8,317	$—	$8,317

Equipment acquired through capital lease	$—	$—	$1,235	$—	$1,235

Consolidating Statements of Cash Flows
Year Ended December 31, 2003

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(2,769)	$229	$21,358	$(21,587)	$(2,769)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided (used) by operating activities:
Depreciation and amortization			27,520		27,520
Amortization of bond discount		148			148
Amortization of debt issuance costs		1,713			1,713
Bad debt expense			11,529		11,529
Deferred income taxes			640		640
Equity in earnings of unconsolidated joint ventures			(22)		(22)
Loss on disposal of assets			211		211
Equity in earnings of consolidated subsidiary	(229)	(21,358)		21,587	—
Changes in operating assets and liabilities:
Patient receivables			(18,558)		(18,558)
Intercompany payable	2,998	21,129	2,301	(26,428)	—
Intercompany receivable		(2,301)	(24,127)	26,428	—
Related party and other receivables			(982)		(982)
Income tax receivable			3,665		3,665
Prepaid expenses and other current assets			234		234
Other assets			(489)		(489)
Accounts payable			4,034		4,034
Accrued payroll and related taxes			2,575		2,575
Other liabilities			250		250
Other accrued expenses		(354)	2,027		1,673

Net cash and cash equivalents provided (used) by operating activities	$—	$(794)	$32,166	$—	$31,372
Cash flows used in investing activities
Purchase of property and equipment			(28,516)		(28,516)
Acquisitions of businesses			(7,039)		(7,039)
Proceeds from sale of real estate			136		136
Investment in unconsolidated joint ventures			(810)		(810)

Net cash and cash equivalents used in investing activities	$—	$—	$(36,229)	$—	$(36,229)

Consolidating Statements of Cash Flows
Year Ended December 31, 2003—(Continued)

	MQ Associates, Inc.	MedQuest, Inc.	Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by financing activities
Payments on capital leases	$—	$—	$(427)	$—	$(427)
Intercompany payable		88,403	98,464	(186,867)	—
Intercompany receivable		(97,188)	(89,679)	186,867	—
Payment of debt issuance costs		(2,915)			(2,915)
Proceeds from senior credit facility		37,188			37,188
Proceeds from Tranche B Term Loan		60,000			60,000
Payment of Tranche B Term Loan		(300)			(300)
Payments on senior credit facility		(85,188)			(85,188)

Net cash and cash equivalents provided by financing activities	$—	$—	$8,358	$—	$8,358

Net increase (decrease) in cash and cash equivalents	—	(794)	4,295	—	3,501
Cash and cash equivalents, beginning of year		794	2,436	—	3,230

Cash and cash equivalents, end of year	$—	$—	$6,731	$—	$6,731

Supplemental disclosure of cash flow information
Cash paid for interest			$22,856		$22,856
Cash paid for taxes			$(2,992)		$(2,992)
Supplemental schedule of noncash investing and financing activities
Acquisition of businesses
Fair value of assets acquired			$7,039		$7,039
Less liabilities assumed					—

	$—	$—	$7,039	$—	$7,039

Equipment acquired through capital lease	$—	$—	$3,041	$—	$3,041

Exhibits and Financial Statement Schedules

  (a)
  Exhibits:

EXHIBIT NUMBER	EXHIBITS
2.1(1)
Recapitalization Agreement by and among MQ Investment Holdings, LLC, MQ Associates, the Stockholders of MQ Associates and David Lang and Gene Venesky, as Stockholders' Representatives dated as of July 16, 2002.
2.2(1)
Amendment No. 1, dated as of August 8, 2002, to Recapitalization Agreement by and among MQ Investment Holdings, LLC, MQ Associates, the Stockholders of MQ Associates and David Lang and Gene Venesky, as Stockholders' Representatives dated as of July 16, 2002.
3.1(1)	Certificate of Incorporation of MedQuest, Inc.
3.2(1)	By-laws of MedQuest, Inc.
3.3(1)	Fourth Amended and Restated Certificate of Incorporation of MQ Associates.
3.4(1)	Second Amended and Restated By-laws of MQ Associates.
3.5(18)	Certificate of Increase of MQ Associates, Inc.
4.1(1)	Indenture by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors parties thereto, and Wachovia Bank, National Association, as Trustee dated as of August 15, 2002.
4.2(1)	Form of Senior Subordinated Note, Series B, due 2012(included as exhibit B to the Indenture filed as Exhibit 4.1).
4.3(1)	Registration Rights Agreement by and among MedQuest, Inc., the guarantors listed therein, J.P. Morgan Securities Inc., UBS Warburg LLC and Wachovia Securities, Inc. dated as of August 15, 2002.
4.4(1)
First Supplemental Indenture, dated as of November 13, 2002, by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors party to the Indenture, Town & Country Open MRI, LLC, Clayton Open MRI, LLC, Wisconsin Diagnostic Imaging, Inc., Vienna Diagnostic Imaging, Inc., and Wachovia Bank, National Association, as Trustee.
4.5(2)
Second Supplemental Indenture, dated as of December 20, 2002, by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors party to the Indenture, as supplemented, Brunswick Diagnostic Imaging, LLC, and Wachovia Bank, National Association, as Trustee.
4.6(3)
Third Supplemental Indenture, dated as of June 19, 2003, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Illinois Diagnostic Imaging, Inc. and Wachovia Bank, National Association, as Trustee
4.7(5)
Fourth Supplemental Indenture, dated as of December 17, 2003, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Medical Scheduling of Missouri, LLC and Wachovia Bank, National Association, as Trustee.
4.8(5)
Fifth Supplemental Indenture, dated as of January 14, 2004, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, William S. Witt, Inc. and Wachovia Bank, National Association, as Trustee.

4.9(6)
Sixth Supplemental Indenture, dated as of May 10, 2004, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Cape Fear Mobile Imaging, LLC and Wachovia Bank, National Association, as Trustee.
4.10(15)	Seventh Supplemental Indenture dated as of August 15, 2005 among MedQuest, Inc., MQ Associates, Inc., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.
4.11(8)	Indenture by and among MQ Associates, Inc., and Wachovia Bank, National Association, as Trustee dated as of August 24, 2004
4.12(8)	Form of Senior Discount Note, Series B, due 2012(included as exhibit B to the Indenture filed as Exhibit 4.11).
4.13(8)	Registration Rights Agreement by and among MQ Associates, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, dated as of August 24, 2004.
4.14(14)	First Supplemental Indenture dated as of August 15, 2005 between MQ Associates, Inc. and Wachovia Bank, National Association, as trustee.
4.15(19)	Stock Subscription Warrant of MQ Associates, Inc.
5.1	Opinion of O'Melveny & Myers LLP
10.1(7)
Amended and Restated Credit Agreement among MQ Associates, MedQuest, Inc., as Borrower, the Several Lenders from time to time parties hereto, JPMorgan Chase Bank, N.A., as Syndication Agent and Wachovia Bank, National Association, as Documentation Agent and Administrative Agent dated as of September 3, 2003.
10.2(8)
First Amendment to Amended and Restated Credit Agreement by and among MQ Associates, Inc., Medquest, Inc. as Borrower, the Several Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent, dated as of August 16, 2004.
10.3(9)
Limited Waiver and Agreement, dated as of February 14, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.4(10)
Second Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.5(11)
Third Limited Waiver to Amended and Restated Credit Agreement, dated as of May 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.6(12)
Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, dated as of June 30, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.7(13)
Restated Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, effective as of July 29, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

10.8(16)
Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.9(17)
Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 31, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.10(20)
Fourth Waiver and Third Amendment to the Amended and Restated Credit Agreement, effective as of September 7, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.11(1)
Credit Agreement by and among MQ Associates, MedQuest, Inc., as Borrower, the Several Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent dated as of August 15, 2002.
10.12(1)
Guarantee and Collateral Agreement by and among MQ Investment Holdings, LLC, MedQuest, Inc., as Borrower and certain of its subsidiaries in favor of Wachovia Bank, National Association, as Administrative Agent dated as of August 15, 2002.
10.13(1)	Registration Rights Agreement by and among MQ Associates and each of its stockholders dated August 15, 2002.
10.14(1)*	Amended and Restated Employment Agreement by and between J. Kenneth Luke and MedQuest, Inc. dated as of August 15, 2002.
10.15(1)*	Amended and Restated Employment Agreement by and between Gene Venesky and MedQuest, Inc. dated as of August 15, 2002.
10.16(1)*	Amended and Restated Employment Agreement by and between Thomas C. Gentry and MedQuest, Inc. dated as of August 15, 2002.
10.17(1)*	Amended and Restated Employment Agreement by and between Michael Villa and MedQuest, Inc. dated as of August 15, 2002.
10.18(1)*	Amended and Restated Employment Agreement by and between Daniel J. Schaefer and MedQuest, Inc. dated as of August 15, 2002.
10.19(1)*	Employment Agreement by and between Bruce W. Elder and MedQuest, Inc. dated as of August 15, 2002.
10.20(1)	Stockholders' Agreement by and among MQ Associates and each of the stockholders named on Schedule I thereto dated August 15, 2002.
10.21(1)
Land and Building Lease by and between Image Properties, LLC and Palmetto Imaging, Inc. dated as of February 17, 1995 including Schedule I, which identifies substantially similar documents omitted and material differences in omitted documents from the agreement filed as Exhibit 10.11.
10.22(1)
Personal Guaranty by and between Image Properties, LLC and Palmetto Imaging, Inc. dated as of February 17, 1995 including Schedule I, which identifies substantially similar documents omitted and material differences in omitted documents form the agreement filed as Exhibit 10.12.

10.23(2)
Multi-Vendor Program Agreement by and between MedQuest Associates, Inc. and Philips Medical Systems North America, dated as of January 24, 2003. (A request for confidential treatment of certain omitted provisions of this exhibit has been submitted pursuant to Rule 406 of the Securities Act of 1933. The entire agreement has been filed separately with the Securities and Exchange Commission.)
10.24(2)	Service Maintenance Agreement by and between MQ Associates and Hitachi Medical Systems America, Inc., dated as of January 1, 2001.
10.25(4)*	2003 Stock Option Plan.
10.26(5)	Corporate Compliance Plan.
10.27(22)*	Consulting Agreement by and between MQ Associates, Inc. and Donald C. Tomasso, dated as of March 14, 2005.
10.28(22)*	Consulting Agreement by and among MQ Associates, Inc., Argus Management Corp. and John G. Haggerty, dated as of March 14, 2005.
10.29(22)*	Separation Agreement by and among Gene Venesky, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.30(22)*	Separation Agreement by and among Kenneth Luke, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.31(22)*	Separation Agreement by and among Thomas Gentry, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.32(22)	Amendment No.1 to Stockholders' Agreement by and among MQ Associates and each of the stockholders named on Schedule I thereto, dated April 28, 2005.
10.33(22)*	First Amendment to MQ Associates, Inc. 2003 Stock Option Plan.
10.34(22)*	Form of Stock Option Agreement pursuant to MQ Associates, Inc. 2003 Stock Option Plan.
10.35(21)	Securities Purchase Agreement dated as of September 7, 2005 between MQ Associates, Inc. and MQ Investments II, LLC.
10.36(23)*	Employment Agreement by and among C. Christian Winkle, MQ Associates, Inc. and MedQuest, Inc., dated as of October 24, 2005.
10.37(23)	Amendment No. 2 to Stockholders' Agreement, by and among MQ Associates, Inc. and each of the stockholders named on Schedule I thereto, dated October 24, 2005.
10.38(23)*	Amended and restated Employment Agreement by and among Todd W. Latz, MQ Associates, Inc. and MedQuest, Inc., dated as of January 1, 2006.
10.39(24)*	Employment Agreement by and among Todd E. Andrews, MQ Associates, Inc. and MedQuest, Inc. dated as of April 7, 2006.
10.40(25)	Amendment No. 3 to Stockholders' Agreement, by and among MQ Associates, Inc. and each of the stockholders named on Schedule I thereto, dated May 12, 2006.
12.1**	Statement re: computation of ratios of earning to fixed charges.
21.1	List of subsidiaries of MQ Associates, Inc.
23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of O'Melveny & Myers LLP (included in exhibit 5.1).

(1)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Form S-4 as filed with the Commission on November 22, 2002 (Commission file number 333-101399)

(2)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Amendment No. 1 to Form S-4 as filed with the Commission on December 31, 2002 (Commission file number 333-101399)

(3)
Incorporated by reference to Exhibit 4.1 as filed as an exhibit to Form 10-Q for the quarter ended June 30, 2003.

(4)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to Form 10-Q for the quarter ended June 30, 2003.

(5)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K for the year ended December 31, 2003.

(6)
Incorporated by reference to Exhibit 4.9 as filed as an exhibit to MedQuest, Inc., Amendment No. 1 to Form S-1 as filed with the Commission on May 13, 2004 (Commission file number 333-114962).

(7)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 10-Q for the quarter ended September 30, 2003.

(8)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Form S-4 as filed with the Commission on September 15, 2004 (Commission file number 333-118999).

(9)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed February 15, 2005.

(10)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed March 30, 2005.

(11)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed May 16, 2005.

(12)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed June 30, 2005.

(13)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed July 29, 2005.

(14)
Incorporated by reference to Exhibit 4.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(15)
Incorporated by reference to Exhibit 4.2 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(16)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(16)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(18)
Incorporated by reference to Exhibit 3.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(19)
Incorporated by reference to Exhibit 4.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(20)
Incorporated by reference to Exhibit 10.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(21)
Incorporated by reference to Exhibit 10.2 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(22)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K for the year ended December 31, 2004.

(23)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K filed March 31, 2006.

(24)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-Q filed May 12, 2006.

(25)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed May 12, 2006.

*
Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 15(b) of Form 10-K.

**
Included in form of prospectus.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 17th day of July, 2006.

MQ ASSOCIATES, INC. MEDQUEST, INC.
By:	/s/ C. CHRISTIAN WINKLE C. Christian Winkle Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ C. CHRISTIAN WINKLE C. Christian Winkle	Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2006
/s/ TODD E. ANDREWS Todd E. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2006
/s/ DONALD C. TOMASSO Donald C. Tomasso	Director	July 17, 2006
/s/ STEPHEN P. MURRAY Stephen P. Murray	Director	July 17, 2006
/s/ NANCY-ANN DEPARLE Nancy-Ann DeParle	Director	July 17, 2006
/s/ BENJAMIN B. EDMANDS Benjamin B. Edmands	Director	July 17, 2006
/s/ ANTHONY R. MASSO Anthony R. Masso	Director	July 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 17th day of July, 2006.

ANDERSON DIAGNOSTIC IMAGING, INC.
ASHEVILLE OPEN MRI, INC.
CABARRUS DIAGNOSTIC IMAGING, INC.
CAPE FEAR DIAGNOSTIC IMAGING, INC.
CAROLINA IMAGING, INC. OF FAYETTEVILLE
CHAPEL HILL DIAGNOSTIC IMAGING, INC.
FLORIDA DIAGNOSTIC IMAGING CENTER, INC.
GROVE DIAGNOSTIC IMAGING CENTER, INC.
CAROLINA MEDICAL IMAGING, LLC
OPEN MRI OF SIMPSONVILLE, LLC
SIMPSONVILLE OPEN MRI, LLC
EAST COOPER DIAGNOSTIC IMAGING, LLC
FARMFIELD DIAGNOSTIC IMAGING, LLC
FORT MILL DIAGNOSTIC IMAGING, LLC
TRICOM DIAGNOSTIC IMAGING, LLC
WEST ASHLEY DIAGNOSTIC IMAGING, LLC
COASTAL IMAGING, LLC
DURHAM DIAGNOSTIC IMAGING, LLC
JACKSONVILLE DIAGNOSTIC IMAGING, LLC
CAPE FEAR MOBILE IMAGING, LLC
LEXINGTON OPEN MRI, INC.
MECKLENBURG DIAGNOSTIC IMAGING, INC.
PHOENIX DIAGNOSTIC IMAGING, INC.
PIEDMONT IMAGING, INC. (FORSYTH)
PIEDMONT IMAGING, INC. (SPARTANBURG)
SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
TRIAD IMAGING, INC.
NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.
CAROLINAS DIAGNOSTIC IMAGING, INC.
PALMETTO IMAGING, INC., on behalf of itself and as sole member of
OPEN MRI & IMAGING OF FLORENCE, LLC and
OPEN MRI OF MYRTLE BEACH, LLC
By:	/s/ MICHAEL A. VILLA Michael A. Villa President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL A. VILLA Michael A. Villa	President and Director	July 17, 2006
/s/ TODD E. ANDREWS Todd E. Andrews	Treasurer and Director	July 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 17th day of July, 2006.

IMAGING SERVICES OF ALABAMA, INC.
BIOIMAGING AT CHARLOTTE, INC.
BIOIMAGING AT HARDING, INC.
BIOIMAGING OF COOL SPRINGS, INC.
CHATTANOOGA DIAGNOSTIC IMAGING, INC.
DOTHAN DIAGNOSTIC IMAGING, INC.
MRI & IMAGING OF WISCONSIN, INC.
OPEN MRI OF GEORGIA, INC.
OPEN MRI & IMAGING OF GEORGIA, INC.
ILLINOIS DIAGNSOTIC IMAGING, INC.
VIENNA DIAGNOSTIC IMAGING, INC.
WILLIAM S. WITT, INC.
WISCONSIN DIAGNOSTIC IMAGING, INC.
MONTGOMERY OPEN MRI, LLC
CAPE IMAGING, L.L.C.
BRIDGETON MRI AND IMAGING CENTER, LLC
KIRKWOOD MRI AND IMAGING CENTER, LLC
ST. PETERS MRI & IMAGING CENTER, LLC
OPEN MRI & IMAGING OF RICHMOND, LLC
RICHMOND WEST END DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF ALBANY, LLC
OPEN MRI & IMAGING OF ATHENS, LLC
ATHENS MRI, LLC
OPEN MRI OF ATLANTA, LLC
BUCKHEAD DIAGNOSTIC IMAGING, LLC
OPEN MRI OF CENTRAL GEORGIA, LLC
IMAGING CENTER OF CENTRAL GEORGIA, LLC
OPEN MRI & IMAGING OF CONYERS, LLC
CUMMING DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF DEKALB, LLC
CLAYTON OPEN MRI, LLC
TOWN & COUNTRY OPEN MRI, LLC
BRUNSWICK DIAGNOSTIC IMAGING, LLC
By:	/s/ DANIEL J. SCHAEFER Daniel J. Schaefer President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANIEL J. SCHAEFER Daniel J. Schaefer	President and Director	July 17, 2006
/s/ TODD E. ANDREWS Todd E. Andrews	Treasurer and Director	July 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 17th day of July, 2006.

BIRMINGHAM DIAGNOSTIC IMAGING, LLC
DULUTH DIAGNOSTIC IMAGING, LLC
DULUTH CT CENTER, LLC
DIAGNOSTIC IMAGING OF ATLANTA, LLC
OPEN MRI & IMAGING OF NORTH FULTON, LLC
OPEN MRI & IMAGING OF N.E. GEORGIA, LLC
OPEN MRI AND IMAGING OF SNELLVILLE, LLC
WEST PACES DIAGNOSTIC IMAGING, LLC
WOODSTOCK DIAGNOSTIC IMAGING, LLC
DIAGNOSTIC IMAGING OF HIRAM, LLC
DIAGNOSTIC IMAGING OF MARIETTA, LLC
DIAGNOSTIC IMAGING OF GEORGIA, LLC
OPEN MRI & IMAGING OF DOUGLASVILLE, LLC
HAPEVILLE DIAGNOSTIC IMAGING, LLC
OPEN MRI & IMAGING OF MACON, LLC
MIDTOWN DIAGNOSTIC IMAGING, LLC
MEDICAL SCHEDULING OF MISSOURI, LLC
KANSAS DIAGNOSTIC IMAGING, INC.
MISSOURI IMAGING, INC.
MOBILE OPEN MRI, INC.
OCCUPATIONAL SOLUTIONS, INC.
OPEN MRI & IMAGING OF RICHMOND, INC.
SUN VIEW HOLDINGS, INC.
TEXAS IMAGING SERVICES OF EL PASO, INC.
TYSON'S CORNER DIAGNOSTIC IMAGING, INC.
VIRGINIA DIAGNOSTIC IMAGING, INC.
By:	/s/ DANIEL J. SCHAFFER Daniel J. Schaffer President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DANIEL J. SCHAEFER Daniel J. Schaefer	President and Director	July 17, 2006
/s/ TODD E. ANDREWS Todd E. Andrews	Treasurer and Director	July 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 17th day of July, 2006.

MEDQUEST ASSOCIATES, INC.
By:	/s/ C. CHRISTIAN WINKLE C. Christian Winkle President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ C. CHRISTIAN WINKLE C. Christian Winkle	President and Director	July 17, 2006
/s/ TODD E. ANDREWS Todd E. Andrews	Treasurer and Director	July 17, 2006

EXHIBIT NUMBER	EXHIBITS
2.1(1)
Recapitalization Agreement by and among MQ Investment Holdings, LLC, MQ Associates, the Stockholders of MQ Associates and David Lang and Gene Venesky, as Stockholders' Representatives dated as of July 16, 2002.
2.2(1)
Amendment No. 1, dated as of August 8, 2002, to Recapitalization Agreement by and among MQ Investment Holdings, LLC, MQ Associates, the Stockholders of MQ Associates and David Lang and Gene Venesky, as Stockholders' Representatives dated as of July 16, 2002.
3.1(1)	Certificate of Incorporation of MedQuest, Inc.
3.2(1)	By-laws of MedQuest, Inc.
3.3(1)	Fourth Amended and Restated Certificate of Incorporation of MQ Associates.
3.4(1)	Second Amended and Restated By-laws of MQ Associates.
3.5(18)	Certificate of Increase of MQ Associates, Inc.
4.1(1)	Indenture by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors parties thereto, and Wachovia Bank, National Association, as Trustee dated as of August 15, 2002.
4.2(1)	Form of Senior Subordinated Note, Series B, due 2012(included as exhibit B to the Indenture filed as Exhibit 4.1).
4.3(1)	Registration Rights Agreement by and among MedQuest, Inc., the guarantors listed therein, J.P. Morgan Securities Inc., UBS Warburg LLC and Wachovia Securities, Inc. dated as of August 15, 2002.
4.4(1)
First Supplemental Indenture, dated as of November 13, 2002, by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors party to the Indenture, Town & Country Open MRI, LLC, Clayton Open MRI, LLC, Wisconsin Diagnostic Imaging, Inc., Vienna Diagnostic Imaging, Inc., and Wachovia Bank, National Association, as Trustee.
4.5(2)
Second Supplemental Indenture, dated as of December 20, 2002, by and among MedQuest, Inc., MQ Associates, as guarantor, the subsidiary guarantors party to the Indenture, as supplemented, Brunswick Diagnostic Imaging, LLC, and Wachovia Bank, National Association, as Trustee.
4.6(3)
Third Supplemental Indenture, dated as of June 19, 2003, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Illinois Diagnostic Imaging, Inc. and Wachovia Bank, National Association, as Trustee
4.7(5)
Fourth Supplemental Indenture, dated as of December 17, 2003, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Medical Scheduling of Missouri, LLC and Wachovia Bank, National Association, as Trustee.
4.8(5)
Fifth Supplemental Indenture, dated as of January 14, 2004, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, William S. Witt, Inc. and Wachovia Bank, National Association, as Trustee.
4.9(6)
Sixth Supplemental Indenture, dated as of May 10, 2004, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, Cape Fear Mobile Imaging, LLC and Wachovia Bank, National Association, as Trustee.

4.10(15)	Seventh Supplemental Indenture dated as of August 15, 2005 among MedQuest, Inc., MQ Associates, Inc., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.
4.11(8)	Indenture by and among MQ Associates, Inc., and Wachovia Bank, National Association, as Trustee dated as of August 24, 2004
4.12(8)	Form of Senior Discount Note, Series B, due 2012(included as exhibit B to the Indenture filed as Exhibit 4.11).
4.13(8)	Registration Rights Agreement by and among MQ Associates, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, dated as of August 24, 2004.
4.14(14)	First Supplemental Indenture dated as of August 15, 2005 between MQ Associates, Inc. and Wachovia Bank, National Association, as trustee.
4.15(19)	Stock Subscription Warrant of MQ Associates, Inc.
5.1	Opinion of O'Melveny & Myers LLP
10.1(7)
Amended and Restated Credit Agreement among MQ Associates, MedQuest, Inc., as Borrower, the Several Lenders from time to time parties hereto, JPMorgan Chase Bank, N.A., as Syndication Agent and Wachovia Bank, National Association, as Documentation Agent and Administrative Agent dated as of September 3, 2003.
10.2(8)
First Amendment to Amended and Restated Credit Agreement by and among MQ Associates, Inc., Medquest, Inc. as Borrower, the Several Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent, dated as of August 16, 2004.
10.3(9)
Limited Waiver and Agreement, dated as of February 14, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.4(10)
Second Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.5(11)
Third Limited Waiver to Amended and Restated Credit Agreement, dated as of May 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.6(12)
Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, dated as of June 30, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.7(13)
Restated Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, effective as of July 29, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.8(16)
Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

10.9(17)
Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 31, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.10(20)
Fourth Waiver and Third Amendment to the Amended and Restated Credit Agreement, effective as of September 7, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.
10.11(1)
Credit Agreement by and among MQ Associates, MedQuest, Inc., as Borrower, the Several Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent dated as of August 15, 2002.
10.12(1)
Guarantee and Collateral Agreement by and among MQ Investment Holdings, LLC, MedQuest, Inc., as Borrower and certain of its subsidiaries in favor of Wachovia Bank, National Association, as Administrative Agent dated as of August 15, 2002.
10.13(1)	Registration Rights Agreement by and among MQ Associates and each of its stockholders dated August 15, 2002.
10.14(1)*	Amended and Restated Employment Agreement by and between J. Kenneth Luke and MedQuest, Inc. dated as of August 15, 2002.
10.15(1)*	Amended and Restated Employment Agreement by and between Gene Venesky and MedQuest, Inc. dated as of August 15, 2002.
10.16(1)*	Amended and Restated Employment Agreement by and between Thomas C. Gentry and MedQuest, Inc. dated as of August 15, 2002.
10.17(1)*	Amended and Restated Employment Agreement by and between Michael Villa and MedQuest, Inc. dated as of August 15, 2002.
10.18(1)*	Amended and Restated Employment Agreement by and between Daniel J. Schaefer and MedQuest, Inc. dated as of August 15, 2002.
10.19(1)*	Employment Agreement by and between Bruce W. Elder and MedQuest, Inc. dated as of August 15, 2002.
10.20(1)	Stockholders' Agreement by and among MQ Associates and each of the stockholders named on Schedule I thereto dated August 15, 2002.
10.21(1)
Land and Building Lease by and between Image Properties, LLC and Palmetto Imaging, Inc. dated as of February 17, 1995 including Schedule I, which identifies substantially similar documents omitted and material differences in omitted documents from the agreement filed as Exhibit 10.11.
10.22(1)
Personal Guaranty by and between Image Properties, LLC and Palmetto Imaging, Inc. dated as of February 17, 1995 including Schedule I, which identifies substantially similar documents omitted and material differences in omitted documents form the agreement filed as Exhibit 10.12.
10.23(2)
Multi-Vendor Program Agreement by and between MedQuest Associates, Inc. and Philips Medical Systems North America, dated as of January 24, 2003. (A request for confidential treatment of certain omitted provisions of this exhibit has been submitted pursuant to Rule 406 of the Securities Act of 1933. The entire agreement has been filed separately with the Securities and Exchange Commission.)
10.24(2)	Service Maintenance Agreement by and between MQ Associates and Hitachi Medical Systems America, Inc., dated as of January 1, 2001.

10.25(4)*	2003 Stock Option Plan.
10.26(5)	Corporate Compliance Plan.
10.27(22)*	Consulting Agreement by and between MQ Associates, Inc. and Donald C. Tomasso, dated as of March 14, 2005.
10.28(22)*	Consulting Agreement by and among MQ Associates, Inc., Argus Management Corp. and John G. Haggerty, dated as of March 14, 2005.
10.29(22)*	Separation Agreement by and among Gene Venesky, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.30(22)*	Separation Agreement by and among Kenneth Luke, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.31(22)*	Separation Agreement by and among Thomas Gentry, MQ Associates, Inc. and MedQuest, Inc., dated April 28, 2005.
10.32(22)	Amendment No.1 to Stockholders' Agreement by and among MQ Associates and each of the stockholders named on Schedule I thereto, dated April 28, 2005.
10.33(22)*	First Amendment to MQ Associates, Inc. 2003 Stock Option Plan.
10.34(22)*	Form of Stock Option Agreement pursuant to MQ Associates, Inc. 2003 Stock Option Plan.
10.35(21)	Securities Purchase Agreement dated as of September 7, 2005 between MQ Associates, Inc. and MQ Investments II, LLC.
10.36(23)*	Employment Agreement by and among C. Christian Winkle, MQ Associates, Inc. and MedQuest, Inc., dated as of October 24, 2005.
10.37(23)	Amendment No. 2 to Stockholders' Agreement, by and among MQ Associates, Inc. and each of the stockholders named on Schedule I thereto, dated October 24, 2005.
10.38(23)*	Amended and restated Employment Agreement by and among Todd W. Latz, MQ Associates, Inc. and MedQuest, Inc., dated as of January 1, 2006.
10.39(24)*	Employment Agreement by and among Todd E. Andrews, MQ Associates, Inc. and MedQuest, Inc. dated as of April 7, 2006.
10.40(25)	Amendment No. 3 to Stockholders' Agreement, by and among MQ Associates, Inc. and each of the stockholders named on Schedule I thereto, dated May 12, 2006.
12.1**	Statement re: computation of ratios of earning to fixed charges.
21.1	List of subsidiaries of MQ Associates, Inc.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of O'Melveny & Myers LLP (included in exhibit 5.1)

(1)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Form S-4 as filed with the Commission on November 22, 2002 (Commission file number 333-101399)

(2)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Amendment No. 1 to Form S-4 as filed with the Commission on December 31, 2002 (Commission file number 333-101399)

(3)
Incorporated by reference to Exhibit 4.1 as filed as an exhibit to Form 10-Q for the quarter ended June 30, 2003.

(4)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to Form 10-Q for the quarter ended June 30, 2003.

(5)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K for the year ended December 31, 2003.

(6)
Incorporated by reference to Exhibit 4.9 as filed as an exhibit to MedQuest, Inc., Amendment No. 1 to Form S-1 as filed with the Commission on May 13, 2004 (Commission file number 333-114962).

(7)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 10-Q for the quarter ended September 30, 2003.

(8)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to Form S-4 as filed with the Commission on September 15, 2004 (Commission file number 333-118999).

(9)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed February 15, 2005.

(10)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed March 30, 2005.

(11)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed May 16, 2005.

(12)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed June 30, 2005.

(13)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed July 29, 2005.

(14)
Incorporated by reference to Exhibit 4.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(15)
Incorporated by reference to Exhibit 4.2 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(16)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(16)
Incorporated by reference to Exhibit 10.1 as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed August 15, 2005.

(18)
Incorporated by reference to Exhibit 3.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(19)
Incorporated by reference to Exhibit 4.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(20)
Incorporated by reference to Exhibit 10.1 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(21)
Incorporated by reference to Exhibit 10.2 as filed as an Exhibit to MQ Associates, Inc.'s Form 8-K filed September 8, 2005.

(22)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K for the year ended December 31, 2004.

(23)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-K filed March 31, 2006.

(24)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 10-Q filed May 12, 2006.

(25)
Incorporated by reference to the exhibit of the same exhibit number as filed as an exhibit to MQ Associates, Inc.'s Form 8-K filed May 12, 2006.

*
Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 15(b) of Form 10-K.

**
Included in form of prospectus.

QuickLinks

TABLE OF ADDITIONAL REGISTRANTS
Table of contents
Description of the 11 7/8% notes
Risk factors
Summary consolidated financial information
Disclosure regarding forward-looking statements
Risk factors
Ratio of earnings to fixed charges
Use of proceeds
Capitalization
Selected historical financial data
Management's discussion and analysis of financial condition and results of operations
Industry
Business
Management
Security ownership of certain beneficial owners and management
Certain relationships and related transactions
Description of senior credit facility
Description of the 12 1/4% notes
Description of the 11 7/8% notes
Description of capital stock of MQ Associates, Inc.
Book-entry settlement and clearance
Material United States federal tax consequences
Plan of distribution
Legal matters
Experts
Where you can find more information
Index to consolidated financial statements
MQ Associates, Inc. & Subsidiaries Consolidated Balance Sheets (in thousands)
MQ Associates, Inc. & Subsidiaries Consolidated Statements of Operations (unaudited) (in thousands)
MQ Associates, Inc. & Subsidiaries Consolidated Statements of Cash Flows (unaudited) (in thousands)
MQ Associates, Inc. & Subsidiaries Notes to Consolidated Financial Statements (unaudited) (in thousands, except sharedata)
Consolidating Balance Sheets March 31, 2006
Consolidating Balance Sheets December 31, 2005
Consolidating Statements of Operations Three Months Ended March 31, 2006
Consolidating Statements of Operations Three Months Ended March 31, 2005
Consolidating Statements of Cash Flows Three Months Ended March 31, 2006
Consolidating Statements of Cash Flows Three Months Ended March 31, 2005
Report of Independent Registered Public Accounting Firm
MQ ASSOCIATES, INC. & SUBSIDIARIES Consolidated Balance Sheets December 31, 2005 and 2004 (in thousands, except share data)
MQ ASSOCIATES, INC. & SUBSIDIARIES Consolidated Statements of Operations Years Ended December 31, 2005, 2004 and 2003 (in thousands, except share data)
MQ ASSOCIATES, INC. & SUBSIDIARIES Consolidated Statements of Stockholders' Deficit Years Ended December 31, 2005, 2004 and 2003 (in thousands, except share data)
MQ ASSOCIATES, INC. & SUBSIDIARIES Consolidated Statements of Cash Flows Years Ended December 31, 2005, 2004 and 2003 (in thousands, except share data)
Consolidating Balance Sheets December 31, 2005
Consolidating Balance Sheets December 31, 2004
Consolidating Statements of Operations Year Ended December 31, 2005
Consolidated Statements of Operations Year Ended December 31, 2004
Consolidating Statements of Operations Year Ended December 31, 2003
Consolidating Statements of Operations Year Ended December 31, 2005
Consolidating Statements of Cash Flows Year Ended December 31, 2005 (Continued)
Consolidating Statements of Cash Flows Year Ended December 31, 2004
Consolidating Statements of Cash Flows Year Ended December 31, 2004—(Continued)
Consolidating Statements of Cash Flows Year Ended December 31, 2003
Consolidating Statements of Cash Flows Year Ended December 31, 2003—(Continued)
Exhibits and Financial Statement Schedules
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES